Exhibit 99.2

Jonathan S. Henes, P.C.
Emily E. Geier (admitted pro hac vice)
KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS INTERNATIONAL LLP
601 Lexington Avenue
New York, New York 10022
Telephone:	(212) 446-4800
Facsimile:	(212) 446-4900

Proposed Counsel to the Debtors and Debtors in Possession

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

)
In re:	)	Chapter 11
)
JASON INDUSTRIES, INC. et al.,[1]	)	Case No. 20- 22766 (RDD)
)
Debtors.	)	(Jointly Administered)
)

DISCLOSURE STATEMENT FOR THE JOINT PREPACKAGED
PLAN OF REORGANIZATION OF JASON INDUSTRIES, INC. AND ITS
DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

[1]
The last four digits of the Debtors’ tax identification numbers, if any, are:  Jason Industries, Inc. (8322); Jason Partners Holdings, Inc. (1977); Jason Holdings, Inc. I (9929); Jason Incorporated (6840); Milsco, LLC (7243); Osborn, LLC (5279); Schaffner Manufacturing Co., Inc. (0894); and Jason International Holdings, Inc. (7730).  The location of the Debtors’ service address for purposes of these chapter 11 cases is:  777 Westchester Avenue, Suite 101, White Plains, NY 10604.

THIS IS A SOLICITATION OF VOTES TO ACCEPT OR REJECT THE PLAN IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND WITHIN THE MEANING OF SECTIONS 1125 AND 1126 OF THE BANKRUPTCY CODE.  THE BANKRUPTCY COURT HAS NOT APPROVED THIS DISCLOSURE STATEMENT.  THE DEBTORS INTEND TO SUBMIT THIS DISCLOSURE STATEMENT TO THE BANKRUPTCY COURT FOR APPROVAL FOLLOWING SOLICITATION AND THE DEBTORS’ FILING FOR RELIEF UNDER CHAPTER 11 OF THE BANKRUPTCY CODE.  THE INFORMATION IN THIS DISCLOSURE STATEMENT IS SUBJECT TO CHANGE, TO THE RESTRUCTURING SUPPORT AGREEMENT, AND THE RELATED TERM SHEETS.  THIS DISCLOSURE STATEMENT IS NOT AN OFFER TO SELL ANY SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY ANY SECURITIES.

IMPORTANT INFORMATION REGARDING THIS DISCLOSURE STATEMENT FOR SOLICITATION OF VOTES ON THE JOINT CHAPTER 11 PLAN OF REORGANIZATION OF JASON INDUSTRIES, INC. AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE FROM THE HOLDERS OF OUTSTANDING:

VOTING CLASS	NAME OF CLASS UNDER THE PLAN
CLASS 3	FIRST LIEN SECURED CREDIT AGREEMENT CLAIMS
CLASS 4	FIRST LIEN CREDIT AGREEMENT DEFICIENCY CLAIMS
CLASS 5	SECOND LIEN CREDIT AGREEMENT CLAIMS

IF YOU ARE IN CLASS 3, CLASS 4, OR CLASS 5 YOU ARE RECEIVING THIS DOCUMENT AND THE ACCOMPANYING MATERIALS BECAUSE YOU ARE ENTITLED TO VOTE ON THE PLAN

DELIVERY OF BALLOTS

BALLOTS MUST BE ACTUALLY RECEIVED BY THE SOLICITATION AGENT BY THE VOTING DEADLINE, WHICH IS 5:00 P.M., PREVAILING EASTERN TIME, ON JULY 8, 2020 AT THE FOLLOWING ADDRESS:

VIA FIRST-CLASS MAIL, OVERNIGHT COURIER, OR PERSONAL DELIVERY TO:

Jason Industries, Inc. Ballot Processing
c/o Epiq Corporate Restructuring LLC
10300 SW Allen Boulevard
Beaverton, OR 97005

OR

VIA THE E-BALLOT PORTAL USING THE E-BALLOT ID ON YOUR BALLOT AND BY FOLLOWING THE DIRECTIONS ON YOUR BALLOT FOR ELECTRONIC SUBMISSION:

OR

BY SCANNING A SIGNED COPY OF YOUR BALLOT AND EMAILING YOUR SCANNED BALLOT TO THE FOLLOWING EMAIL ADDRESS WITH A REFERENCE TO “JASON” IN THE SUBJECT LINE:

TABULATION@EPIQGLOBAL.COM

PLEASE CHOOSE ONLY ONE METHOD TO RETURN YOUR BALLOT

BALLOTS RECEIVED VIA ELECTRONIC MEANS
(OTHER THAN VIA THE E-BALLOT PORTAL OR EMAIL) WILL NOT BE COUNTED

IF YOU HAVE ANY QUESTIONS ON THE PROCEDURES FOR VOTING ON THE
PLAN, PLEASE CONTACT EPIQ (THE DEBTORS’ SOLICITATION AGENT) AT:

Phone: +1 (866) 897-6433 (Toll-Free) or
+1 (646) 282-2500 (International)
(please ask for the Solicitation Group)

OR VIA EMAIL AT:

tabulation@epiqglobal.com (with reference to “Jason” in the subject line)

This disclosure statement (as may be amended, supplemented, or otherwise modified from time to time, this “Disclosure Statement”) provides information regarding the Joint Prepackaged Plan of Reorganization of Jason Industries, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code (as may be amended, supplemented, or otherwise modified from time to time, the “Plan”),2 which the Debtors are seeking to have confirmed by the Bankruptcy Court.  A copy of the Plan is attached hereto as Exhibit A.  The Debtors are providing the information in this Disclosure Statement to certain Holders of Claims for purposes of soliciting votes to accept or reject the Plan.

Pursuant to the Restructuring Support Agreement, the Plan is currently supported by the Debtors and Holders of approximately 87% in amount of First Lien Secured Credit Agreement Claims and First Lien Credit Agreement Deficiency Claims.

The consummation and effectiveness of the Plan are subject to certain material conditions precedent set forth in Article IX of the Plan.  There is no assurance that the Bankruptcy Court will confirm the Plan or that, if the Bankruptcy Court does confirm the Plan, the conditions necessary for the Plan to become effective will be satisfied or, in the alternative, waived.

You are encouraged to read this Disclosure Statement (including “Certain Factors to Be Considered” described in Article VI hereof) and the Plan in their entirety before submitting the ballot related to your Claim (your “Ballot”) to vote on the Plan.

The Debtors urge each Holder of a Claim or Interest to consult with its own advisors with respect to any legal, financial, securities, tax, or business advice in reviewing this Disclosure Statement, the Plan, and each transaction contemplated by the Plan.

The Debtors strongly encourage Holders of First Lien Secured Credit Agreement Claims, First Lien Credit Agreement Deficiency Claims, and Second Lien Credit Agreement Claims to read this Disclosure Statement and the Plan in their entirety before voting to accept or reject the Plan.  Assuming the requisite acceptances to the Plan are obtained, the Debtors will seek the Bankruptcy Court’s approval of the Plan at the hearing to confirm the Plan (the “Confirmation Hearing”).

2	Capitalized terms used but not defined herein have the meanings given to such terms in the Plan.

RECOMMENDATION BY THE DEBTORS

EACH DEBTOR’S BOARD OF DIRECTORS, GENERAL PARTNER, MEMBER, OR MANAGER, AS APPLICABLE, HAS APPROVED THE TRANSACTIONS CONTEMPLATED BY THE PLAN AND DESCRIBED IN THIS DISCLOSURE STATEMENT, AND EACH DEBTOR BELIEVES THAT THE PLAN IS FAIR AND EQUITABLE, MAXIMIZES THE VALUE OF EACH OF THE DEBTOR’S ESTATES, AND PROVIDES THE BEST RECOVERY TO CLAIM HOLDERS.  AT THIS TIME, EACH DEBTOR BELIEVES THAT THE PLAN AND RELATED TRANSACTIONS REPRESENT THE BEST ALTERNATIVE FOR ACCOMPLISHING THE DEBTORS’ OVERALL RESTRUCTURING OBJECTIVES.  EACH OF THE DEBTORS, THEREFORE, STRONGLY RECOMMENDS THAT ALL HOLDERS OF CLAIMS WHOSE VOTES ARE BEING SOLICITED SUBMIT BALLOTS TO ACCEPT THE PLAN BY RETURNING THEIR BALLOTS SO AS TO BE ACTUALLY RECEIVED BY THE SOLICITATION AGENT NO LATER THAN JULY 8, 2020 AT 5:00 P.M., PREVAILING EASTERN TIME, PURSUANT TO THE INSTRUCTIONS SET FORTH HEREIN AND IN THE BALLOTS.

SPECIAL NOTICE REGARDING FEDERAL AND STATE SECURITIES LAWS

THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND BANKRUPTCY RULE 3016(B) AND IS NOT NECESSARILY PREPARED IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER SIMILAR LAWS.  THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY SIMILAR FEDERAL, STATE, LOCAL, OR FOREIGN REGULATORY AGENCY, NOR HAS THE SEC OR ANY OTHER AGENCY PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

UPON CONSUMMATION OF THE PLAN, CERTAIN OF THE SECURITIES DESCRIBED IN THIS DISCLOSURE STATEMENT WILL BE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, 15 U.S.C. §§ 77A–77AA, TOGETHER WITH THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE “SECURITIES ACT”), OR SIMILAR FEDERAL, STATE, LOCAL, OR FOREIGN LAWS, IN RELIANCE ON THE EXEMPTION SET FORTH IN SECTION 1145 OF THE BANKRUPTCY CODE TO THE MAXIMUM EXTENT PERMITTED AND APPLICABLE.  TO THE EXTENT THAT SECTION 1145 IS EITHER NOT PERMITTED OR NOT APPLICABLE, SECURITIES MAY BE ISSUED PURSUANT TO OTHER APPLICABLE EXEMPTIONS UNDER THE FEDERAL SECURITIES LAWS.  IN ACCORDANCE WITH SECTION 1125(E) OF THE BANKRUPTCY CODE, THE DEBTORS, THE REORGANIZED DEBTORS, JASON NEWCO AND ANY OF THEIR RESPECTIVE AFFILIATES, AGENTS, REPRESENTATIVES, MEMBERS, SHAREHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES, PRINCIPALS, ADVISORS AND ATTORNEYS SHALL BE DEEMED TO HAVE PARTICIPATED IN GOOD FAITH AND IN COMPLIANCE WITH THE APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE, IN THE OFFER, ISSUANCE, SALE, OR PURCHASE OF A SECURITY, OFFERED OR SOLD UNDER THE PLAN, OF THE DEBTORS, OF AN AFFILIATE PARTICIPATING IN THE PLAN WITH THE DEBTORS, OR OF A NEWLY ORGANIZED SUCCESSOR TO THE DEBTORS UNDER THE PLAN, AND THEREFORE SUCH PARTIES WILL NOT BE LIABLE, ON ACCOUNT OF SUCH PARTICIPATION, FOR VIOLATION OF ANY APPLICABLE LAW, RULE, OR REGULATION GOVERNING THE OFFER, ISSUANCE, SALE OR PURCHASE OF SECURITIES.

DISCLAIMER

This Disclosure Statement contains summaries of certain provisions of the Plan and certain other documents and financial information.  The information included in this Disclosure Statement is provided solely for the purpose of soliciting acceptances of the Plan and should not be relied upon for any purpose other than to determine whether and how to vote on the Plan.  All Holders of Claims entitled to vote are advised and encouraged to read this Disclosure Statement and the Plan in their entirety before voting.  The Debtors believe that these summaries are fair and accurate.  The summaries of the financial information and the documents that are attached to, or incorporated by reference in, this Disclosure Statement are qualified in their entirety by reference to such information and documents.  In the event of any inconsistency or discrepancy between a description in this Disclosure Statement, on the one hand, and the terms and provisions of the Plan or the financial information and documents incorporated in this Disclosure Statement by reference, on the other hand, the Plan or the financial information and documents, as applicable, shall govern for all purposes.

Except as otherwise provided in the Plan or in accordance with applicable law, the Debtors are under no duty to update or supplement this Disclosure Statement.  The Bankruptcy Court’s approval of this Disclosure Statement does not constitute a guarantee of the accuracy or completeness of the information contained herein or the Bankruptcy Court’s endorsement of the merits of the Plan.  The statements and financial information contained in this Disclosure Statement have been made as of the date hereof unless otherwise specified.  Holders of Claims reviewing the Disclosure Statement should not assume at the time of such review that there have been no changes in the facts set forth in this Disclosure Statement since the date of this Disclosure Statement.  No Holder of a Claim or Interest should rely on any information, representations, or inducements that are not contained in or are inconsistent with the information contained in this Disclosure Statement, the documents attached to this Disclosure Statement, and the Plan.  This Disclosure Statement does not constitute legal, business, financial, or tax advice.  Any Person or Entity desiring any such advice should consult with their own advisors.  Additionally, this Disclosure Statement has not been approved or disapproved by the Bankruptcy Court, the SEC, or any securities regulatory authority of any state under any state securities law (“Blue Sky Laws”).  The Debtors are soliciting acceptances to the Plan prior to commencing any cases under chapter 11 of the Bankruptcy Code.

The financial information contained in or incorporated by reference into this Disclosure Statement has not been audited, except as specifically indicated otherwise.  The Debtors’ management, in consultation with their advisors, has prepared the financial projections attached hereto as Exhibit E and described in this Disclosure Statement.  The financial projections, while presented with numerical specificity, necessarily were based on a variety of estimates and assumptions that are inherently uncertain and may be beyond the control of the Debtors’ management.  Important factors that may affect actual results and cause the management forecasts not to be achieved include, but are not limited to, risks and uncertainties relating to the Debtors’ businesses (including their ability to achieve strategic goals, objectives, and targets over applicable periods), industry performance, the regulatory environment, general business and economic conditions, and other factors.  The Debtors caution that no representations can be made as to the accuracy of these projections or to their ultimate performance compared to the information contained in the forecasts or that the forecasted results will be achieved.  Therefore, the financial projections may not be relied upon as a guarantee or other assurance that the actual results will occur.

Regarding contested matters, adversary proceedings, and other pending, threatened, or potential litigation or other actions, this Disclosure Statement does not constitute, and may not be construed as, an admission of fact, liability, stipulation, or waiver by the Debtors or any other party, but rather as a statement made in the context of settlement negotiations in accordance with Rule 408 of the Federal Rules of Evidence and any analogous state or foreign laws or rules.  As such, this Disclosure Statement shall not be admissible in any non‑bankruptcy proceeding involving the Debtors or any other party in interest, nor shall it be construed to be conclusive advice on the tax, securities, financial or other effects of the Plan to Holders of Claims against or Interests in, the Debtors or any other party in interest.  Please refer to Article VI of this Disclosure Statement, entitled “Certain Factors to Be Considered” for a discussion of certain risk factors that Holders of Claims voting on the Plan should consider.

Except as otherwise expressly set forth herein, all information, representations, or statements contained herein have been provided by the Debtors.  No person is authorized by the Debtors in connection with this Disclosure Statement, the Plan, or the solicitation of votes to accept or reject the Plan (the “Solicitation”) to give any information or to make any representation or statement regarding this Disclosure Statement, the Plan, or the Solicitation, in each case, other than as contained in this Disclosure Statement and the exhibits attached hereto or as otherwise incorporated herein by reference or referred to herein.  If any such information, representation, or statement is given or made, it may not be relied upon as having been authorized by the Debtors.

v

This Disclosure Statement contains certain forward-looking statements, all of which are based on various estimates and assumptions.  Such forward-looking statements are subject to inherent uncertainties and to a wide variety of significant business, economic, and competitive risks, including, but not limited to, those summarized herein.  When used in this Disclosure Statement, the words “anticipate,” “believe,” “estimate,” “will,” “may,” “intend,” and “expect” and similar expressions generally identify forward-looking statements.  Although the Debtors believe that their plans, intentions, and expectations reflected in the forward-looking statements are reasonable, they cannot be sure that they will be achieved.  These statements are only predictions and are not guarantees of future performance or results.  Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by a forward-looking statement.  All forward-looking statements attributable to the Debtors or Persons or Entities acting on their behalf are expressly qualified in their entirety by the cautionary statements set forth in this Disclosure Statement.  Forward-looking statements speak only as of the date on which they are made.  Except as required by law, the Debtors expressly disclaim any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

[Remainder of page intentionally left blank]

TABLE OF CONTENTS

EXECUTIVE SUMMARY		1

INTRODUCTION		3

ARTICLE I THE PLAN		4
1.1	Treatment of Claims and Interests.	4
1.2	New Capital Structure.	5
1.3	Unclassified Claims.	6
1.4	Liquidation Analysis.	12
1.5	Valuation Analysis.	13
1.6	Financial Information and Projections.	13

ARTICLE II VOTING PROCEDURES AND REQUIREMENTS		14
2.1	Classes Entitled to Vote on the Plan.	14
2.2	Votes Required for Acceptance by a Class.	14
2.3	Certain Factors to be Considered Prior to Voting.	14
2.4	Classes Not Entitled To Vote on the Plan.	15
2.5	Solicitation Procedures.	15
2.6	Voting Procedures.	16

ARTICLE III BUSINESS DESCRIPTIONS		17
3.1	Corporate History.	17
3.2	Business Operations.	18
3.3	Strategic Initiatives.	20
3.4	Prepetition Corporate and Capital Structure.	22
3.5	The Debtors’ Executives.	24

ARTICLE IV EVENTS LEADING TO THE CHAPTER 11 CASES		24
4.1	Capital and Liquidity Constraints.	24
4.2	Prepetition Sale and Marketing Efforts.	25
4.3	Prepetition Restructuring Efforts and Stakeholder Engagement.	25
4.4	Forbearance Agreements.	25
4.5	The Restructuring Support Agreement.	26

ARTICLE V OTHER KEY ASPECTS OF THE PLAN		27
5.1	Procedures for Resolving Disputed Claims and Interests.	27
5.2	Restructuring Transactions.	29
5.3	New Jason Equity.	29
5.4	The New Credit Facilities.	30
5.5	New Revolving Exit Facility.	30
5.6	Vesting of Assets in the Reorganized Debtors.	31
5.7	Exemption from Registration Requirements.	31
5.8	Cancellation of Instruments, Certificates, and Other Documents.	32
5.9	Sources for Plan Distributions and Transfers of Funds Among Debtors.	32
5.10	Corporate Action.	33
5.11	Corporate Existence.	33
5.12	New Organizational Documents.	33
5.13	Indemnification Provisions in Organizational Documents.	34
5.14	Effectuating Documents; Further Transactions.	34
5.15	Section 1146(a) Exemption.	34
5.16	Directors and Officers of the Reorganized Debtors.	35
5.17	Employment Obligations.	35
5.18	Executive Employment Agreements.	35
5.19	Management Incentive Plan.	36
5.20	Preservation of Causes of Action.	36
5.21	Release of Avoidance Actions.	36
5.22	Treatment of Executory Contracts and Unexpired Leases.	36
5.23	Release, Injunction, and Related Provisions	39

ARTICLE VI CERTAIN FACTORS TO BE CONSIDERED		43
6.1	General.	43
6.2	Risks Relating to the Plan and Other Bankruptcy Law Considerations.	43
6.3	Risks Relating to the Restructuring Transactions.	49
6.4	Risks Relating to the New Jason Equity.	51
6.5	Risks Relating to the Debtors’ Business.	52
6.6	Liquidity Risks.	59
6.7	Disclosure Statement Disclaimer.	60

ARTICLE VII CONFIRMATION PROCEDURES		63
7.1	The Confirmation Hearing.	63
7.2	Confirmation Standards.	64
7.3	Best Interests Test / Liquidation Analysis.	65
7.4	Feasibility.	65
7.5	Confirmation Without Acceptance by All Impaired Classes.	65
7.6	Alternatives to Confirmation and Consummation of the Plan.	66

ARTICLE VIII IMPORTANT SECURITIES LAW DISCLOSURE		66
8.1	Section 1145 Exemption.	66
8.2	New Jason Equity and Management Incentive Plan.	68

ARTICLE IX CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN		68
9.1	Introduction.	68
9.2	Certain U.S. Federal Income Tax Consequences to the Debtors and the Reorganized Debtors.	69
9.3	Certain U.S. Federal Income Tax Consequences to the U.S. Holders of Claims Entitled to Vote.	72
9.4	Certain U.S. Federal Income Tax Consequences to Non-U.S. Holders of Certain Claims Entitled to Vote.	78
9.5	Information Reporting and Backup Withholding.	81

ARTICLE X CONCLUSION AND RECOMMENDATION		82

EXHIBITS

Exhibit A	Plan

Exhibit B	Restructuring Support Agreement (and exhibits thereto)

Exhibit C	Liquidation Analysis

Exhibit D	Valuation Analysis

Exhibit E	Financial Projections

Exhibit F	Corporate Organizational Chart

EXECUTIVE SUMMARY

The Plan implements a pre-packaged restructuring agreed to by and among the Debtors and the Debtors’ major stakeholders, including Holders of approximately 87% in amount of First Lien Secured Credit Agreement Claims and First Lien Credit Agreement Deficiency Claims, which will result in a significant deleveraging of the Debtors’ capital structure, as reflected in the chart below:

Capital Structure as of the Petition Date		Post-Emergence Capital Structure
	Principal Outstanding		Total Commitments
Revolving Credit Facility	$0	New First Lien Term Loan Facility	$75 million
First Lien Term Loan	$278.6 million	New Junior Lien Convertible Term Loan Facility	$50 million
Second Lien Term Loan	$89.9 million	New Revolving Exit Facility	$30 million
Total	$368.5 million	Total	$155 million

The anticipated benefits of the Plan include, without limitation, the following:

(a)
a comprehensive restructuring of the Debtors’ capital structure through a sale under the Plan of 100% of the assets of Jason Industries, Inc. (including the equity interests of Debtors held by Jason Industries, Inc. and their subsidiaries) to one of the newly formed holding companies designated by the First Lien Ad Hoc Group (each such newly formed holding company, including any subsidiaries or parent entities formed for the purpose of consummating the Sale Transaction, pursuant to the Restructuring Steps Memorandum, as applicable, “Jason NewCo”).  The transfer under the Plan shall be structured as a merger and shall likely be treated as a taxable sale of 100% of the assets of the Debtors for U.S. federal income tax purposes, with the purchase funded by a credit bid by Holders of First Lien Secured Credit Agreement Claims;

(b)
conversion of approximately $281.0 million of First Lien Credit Agreement Claims, plus accrued and unpaid interest as of the Petition Date, to a combination of (i) a new senior secured term loan facility in an aggregate principal amount of $75 million (the “New First Lien Term Loan Facility”), (ii) a takeback junior convertible secured term loan facility in an aggregate principal amount of $50 million (the “New Junior Lien Convertible Term Loan Facility”), 100% of the New Jason Equity, subject to dilution by the Management Incentive Plan, and the New Junior Convertible Term Loans, minus the Unencumbered Plan Recovery; and (iv) if applicable, the First Lien Put Option.  In addition, each Holder of an Allowed First Lien Credit Agreement Deficiency Claim shall receive its Pro Rata share of and interest in the Unencumbered Plan Recovery;

(c)	conversion of approximately $94.6 million of Second Lien Credit Agreement Claims into, a Pro Rata share of and interest in the Unencumbered Plan Recovery;

(d)	Reinstatement, payment in full in Cash, or such other treatment rendering each Allowed General Unsecured Claim Unimpaired;

(e)	prompt emergence from chapter 11;

(f)
a new, third-party, asset-based exit financing facility (the “New Revolving Exit Facility”) that (i) provides availability as of the Effective Date of at least $20 million for revolving borrowings after permitting for any amounts on account of outstanding letters of credit; and (ii) has aggregate total commitments in an amount not less than $30 million to be agreed on terms acceptable to the Consenting First Lien Credit Agreement Lenders.

(g)	maintenance of critical business relationships with employees, customers, and vendors; and

(h)
consensual use of the Consenting First Lien Credit Agreement Lenders’ cash collateral to fund these Chapter 11 Cases, subject to the terms and conditions of the Restructuring Support Agreement and the Cash Collateral Orders.

The Plan provides for a comprehensive restructuring of the Debtors’ prepetition obligations, preserves the going-concern value of the Debtors’ businesses, maximizes creditor recoveries, and preserves the jobs of the Debtors’ approximately 700 employees.  To evidence their support of the Debtors’ restructuring, the Debtors and their key stakeholders executed the Restructuring Support Agreement, a copy of which is attached hereto as Exhibit B.  As described in further detail below, under the terms of the Plan, among other things:

(a)
each Holder of a First Lien Secured Credit Agreement Claim shall receive its its Pro Rata share of and interest in:  (i) the New First Lien Term Loan Facility; (ii) New Junior Lien Convertible Term Loan Facility; (iii) 100% of the New Jason Equity, subject to dilution by the Management Incentive Plan, and the New Junior Convertible Term Loans, minus the Unencumbered Plan Recovery; and (iv) if applicable, the First Lien Put Option;

(b)	each Holder of a First Lien Credit Agreement Deficiency Claim shall receive its Pro Rata share of and interest in the Unencumbered Plan Recovery.

(c)
each Holder of a First Lien Credit Agreement Claim shall have the option to offer the entirety of its Pro Rata distribution of both the (i) New Jason Equity and (ii) New Junior Lien Convertible Term Loan Facility to one or more of the members of the First Lien Ad Hoc Group that has committed to accept such distribution (a “First Lien Put Backstop Party”) in exchange for an amount of Cash equal to 101% of an exercising Holder’s Pro Rata distribution of the New Junior Lien Convertible Term Loan Facility (the “First Lien Put Price”), subject to the First Lien Put Backstop Commitment (the “First Lien Put Option”);[3]

(d)
each Holder of an Allowed Second Lien Credit Agreement Claim shall receive its Pro Rata share of and interest in New Jason Equity equal to any Unencumbered Asset Value minus (i) Other Secured Claims secured by the Unencumbered Property, minus (ii) Administrative Claims (other than on account of Diminution in Value) against the applicable Debtor, minus (iii) Other Priority Claims against the applicable Debtor, and minus (iv) Diminution in Value, each as applicable; and

(e)
each Holder of an Allowed General Unsecured Claim shall receive, as a carve-out from the collateral securing the First Lien Secured Credit Agreement Claims and at the election of the Debtors or the Reorganized Debtors, as applicable, either:  (a) Reinstatement of such Allowed General Unsecured Claim pursuant to section 1124 of the Bankruptcy Code; (b) payment in full in Cash on the later of (i) the Effective Date or as soon as reasonably practicable thereafter, or (ii) the date such payment is due in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to such Allowed General Unsecured Claim; or (c) such other treatment rendering such Allowed General Unsecured Claim Unimpaired.

The purpose of this Disclosure Statement is to provide Holders of Claims entitled to vote to accept or reject the Plan with adequate information about (a) the Debtors’ businesses and certain historical events, (b) the Chapter 11 Cases, (c) the rights of Holders of Claims and Interests under the Plan, and (d) other information necessary to enable each Holder of a Claim to make an informed judgment as to whether to vote to accept or reject the Plan.

[3]
If the First Lien Put Backstop Commitment is insufficient to satisfy all exercised First Lien Put Options, then all exercised First Lien Put Options shall receive their Pro Rata share of the First Lien Put Backstop Commitment in exchange for the equivalent amount of their Pro Rata distribution of New Jason Equity and New Junior Lien Convertible Credit Facility.

INTRODUCTION

Jason Industries, Inc. (“Jason”), together with its above-captioned debtor affiliates (collectively, the “Debtors”), and together with its non-Debtor affiliates (the “Company”), is a global industrial manufacturing company that provides critical components and manufacturing solutions to customers across a wide range of end markets, industries, and geographies through its global network of manufacturing facilities and warehouses.  Jason enjoys significant market share positions in each of its two primary business segments—industrial and engineered components.  The industrial segment focuses on the production of industrial brushes, polishing buffs and compounds, abrasives, and roller technology products that are used in a broad range of industrial and infrastructure applications.  The engineered components segment designs, engineers, and manufactures seating products used in heavy industry (construction, agriculture, and material handling), turf care, and power sports applications.  Headquartered in Milwaukee, Wisconsin, the Company employs more than 1,900 people across the globe and distributes its products worldwide.  In 2019, Jason’s global businesses generated approximately $338 million of net sales.

As described more fully herein, the Debtors’ capital structure consists of approximately $370 million of funded debt in the form of a first lien term loan, a second lien term loan, and a revolving credit facility, each guaranteed by substantially all of the assets of certain of the above‑captioned Debtors, as follows:

(a)
approximately $280 million of outstanding borrowings under the First Lien Term Loan (as defined herein) issued under and on the terms set forth in the First Lien Credit Agreement, maturing on June 30, 2021;

(b)	approximately $90 million of outstanding borrowings under the Second Lien Credit Agreement, maturing on June 30, 2022; and

(c)	$0 of outstanding borrowings under the revolver loans issued under and on the terms set forth in the First Lien Credit Agreement.

Certain non-Debtor subsidiaries are obligors with respect to approximately $16 million of funded foreign debt as of March 27, 2020, which obligations are unimpaired by these Chapter 11 Cases.

The Company’s capital structure was designed around its historical operating model and performance and, following divestitures of certain business segments, became overly burdensome and unsustainable.  As business conditions evolved and the Company’s revenue declined, the Company became unable to generate sufficient cash flow to service its debt while simultaneously investing in new products and services necessary to effectively and competitively run and grow its businesses.

Despite strategic portfolio management, facility consolidations, and other cost-cutting initiatives in recent years resulting in a more streamlined, efficient, and resilient operating model, the Company’s diminished cash flow has remained constrained by substantial fixed debt service payments.  As a result, since the middle of 2019, the Debtors have explored strategic alternatives to resolve their ongoing balance sheet and liquidity issues, including, among others, a potential sale of the Company (or individual business segments), strategic merger, consolidation or business combination, acquisition, recapitalization, new debt or equity financing, or a restructuring of the Company’s funded debt.  The Debtors’ operational and cash flow problems were exacerbated by the disruption to the Debtors’ supply chain and operations due to the global COVID-19 pandemic.  Following an evaluation of the Company’s recent performance, capital structure, and high operating leverage, it became clear that, under current conditions, the Debtors would be unable to satisfy their current debt obligations.

Following a marketing process for the Debtors’ assets that began during the first quarter of 2020 and faced with more than $12.9 million in interest payments falling due under the First Lien Credit Agreement and the Second Lien Credit Agreement in the first half of 2020, the Company and its advisors engaged in discussions with key stakeholders to develop a comprehensive, consensual restructuring transaction.  Specifically, the Company and its advisors engaged with (a) an ad hoc group of Holders of First Lien Credit Agreement Claims (the “First Lien Ad Hoc Group”) and (b) an ad hoc group of Holders of Second Lien Credit Agreement Claims (the “Second Lien Ad Hoc Group” and together with the First Lien Ad Hoc Group, the “Creditor Groups”).

After several months of intensive and good faith negotiations, the Company was able to reach agreement with Holders representing over two-thirds of the principal amount of First Lien Secured Credit Agreement Claims and First Lien Deficiency Claims (the “Consenting First Lien Credit Agreement Lenders”) on the terms of a consensual restructuring, which are memorialized in the Restructuring Support Agreement, dated as of June 5, 2020, and attached hereto as Exhibit B.  The Restructuring Support Agreement is presently supported by the Consenting First Lien Credit Agreement Lenders holding approximately 87% in amount of First Lien Credit Agreement Claims.  The transactions contemplated by the Restructuring Support Agreement will be implemented through the Plan.  The Plan implements an expeditious balance sheet restructuring that will eliminate approximately $215 million of the Company’s funded debt obligations and minimize the time and expense associated with these Chapter 11 Cases and will preserve the jobs of over 1,900 employees across the globe.

Given the overwhelming support for the Debtors’ restructuring by their major stakeholders, the Debtors elected to pursue a prepackaged restructuring in the weeks leading up to the solicitation period in order to maximize value for their stakeholders by minimizing both the costs of restructuring and the impact on the Debtors’ businesses.  Among other things, the Debtors intend to file motions to avoid the need for schedules of assets and liabilities and statements of financial affairs, which will provide them with significant cost savings.  In addition, implementing the restructuring contemplated by the Plan in a “prepackaged” manner will obviate the need for an unsecured creditors’ committee and the expenses associated therewith that would otherwise be borne by the Debtors’ estates.  The Debtors believe that the Plan represents the most efficient route to consummate their restructuring and best positions the Debtors, their trade partners, and other stakeholders going forward.

If confirmed and consummated, the Plan will:  (a) significantly deleverage the Debtors’ balance sheet; (b) provide the Debtors with working capital to fund ongoing operations during these Chapter 11 Cases and post‑emergence; (c) allow Holders of Allowed General Unsecured Claims to remain Unimpaired; and (d) maintain critical business relationships with employees, customers, and vendors.

The formulation of the Restructuring Support Agreement and Plan contemplated thereunder is a significant achievement for the Debtors and the Consenting First Lien Credit Agreement Lenders in the face of the Debtors’ liquidity issues, market conditions, and operating environment.  Each of the Debtors strongly believes that the Plan is in the best interests of each of their estates and represents the best available alternative for all stakeholders.  Given the Debtors’ core strengths, including their experienced management team and strategic business plan going-forward, the Debtors are confident that they can implement the Plan’s balance sheet restructuring to ensure the Debtors’ long-term viability.  To effectuate the Plan, the Debtors intend to emerge from chapter 11 pursuant to the Plan on an expedited timeline and on a schedule to be established by the Bankruptcy Court.

ARTICLE I

THE PLAN

1.1         Treatment of Claims and Interests.

The Plan provides for the treatment of Claims against and Interests in the Debtors through, among other things:  (a) the issuance of the New Jason Equity; (b) the issuance of the New First Lien Term Loan Facility; (c) the issuance of the New Junior Lien Convertible Term Loan Facility; (d) if applicable, the issuance of the First Lien Put Option, and (f) Reinstatement or payment in full in Cash.  As more fully described herein and in the Plan:

•
Holders of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Other Secured Claims, Allowed Other Priority Claims, and Allowed Professional Fee Claims will (i) be paid in full in Cash in the ordinary course of business, (ii) have such Claims Reinstated, (iii) receive the collateral securing the Claim, or (iv) be otherwise rendered Unimpaired, each as applicable.

•
Each Holder of an Allowed First Lien Secured Credit Agreement Claim shall receive its Pro Rata share of and interest in: (i) the New First Lien Term Loan Facility; (ii) the New Junior Lien Convertible Term Loan Facility; (iii) 100% of the New Jason Equity, subject to dilution by the Management Incentive Plan, and the New Junior Convertible Term Loans, minus the Unencumbered Plan Recovery; and (iv) if applicable, the First Lien Put Option.

•	Each Holder of an Allowed First Lien Credit Agreement Deficiency Claim shall receive its Pro Rata share of and interest in the Unencumbered Plan Recovery.

•
Each Holder of an Allowed Second Lien Credit Agreement Claim shall receive its Pro Rata share of and interest in New Jason Equity equal to any Unencumbered Asset Value minus (i) Other Secured Claims secured by the Unencumbered Property, minus (ii) Administrative Claims (other than on account of Diminution in Value) against the applicable Debtor, minus (iii) Other Priority Claims against the applicable Debtor, and minus (iv) Diminution in Value, each as applicable.

•
Each Holder of an Allowed General Unsecured Claim shall receive, as a carve-out from the collateral securing the First Lien Secured Credit Agreement Claims and at the election of the Debtors or Reorganized Debtors, as applicable, either:  (a) Reinstatement of such Allowed General Unsecured Claim pursuant to section 1124 of the Bankruptcy Code; (b) payment in full in Cash on the later of (i) the Effective Date or as soon as reasonably practicable thereafter, or (ii) the date such payment is due in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to such Allowed General Unsecured Claim; or (c) such other treatment rendering such Allowed General Unsecured Claim Unimpaired.

•	Each Intercompany Claim and Intercompany Interest shall be, at the option of the Debtors or the Reorganized Debtors, as applicable, either Reinstated or canceled and released without any distribution.

•	Jason Common Interests and Jason Preferred Interests shall be cancelled, released, and extinguished, and will be of no further force or effect.

As described below, you are receiving this Disclosure Statement because you are a Holder of a Claim entitled to vote to accept or reject the Plan.  Prior to voting on the Plan, you are encouraged to read this Disclosure Statement and all documents attached to this Disclosure Statement in their entirety.  As reflected in this Disclosure Statement, there are risks, uncertainties, and other important factors that could cause the Debtors’ actual performance or achievements to be materially different from those they may project, and the Debtors undertake no obligation to update any such statement.  Certain of these risks, uncertainties, and factors are described in Article VI of this Disclosure Statement, entitled “Certain Factors to be Considered.”

1.2         New Capital Structure.

On the Effective Date, the Debtors or the Reorganized Debtors, as applicable, will effectuate the Restructuring Transactions by, among other things: (a) terminating the First Lien Credit Agreement and the Second Lien Credit Agreement; (b) incurring the New Revolving Exit Facility in accordance with the New Revolving Exit Facility Credit Agreement Documents; (c) incurring the New First Lien Term Loan Facility in accordance with the terms of the New First Lien Credit Agreement Documents; (d) incurring the New Junior Lien Convertible Term Loan Facility in accordance with the terms of the New Junior Lien Convertible Credit Agreement Documents; and (e) cancelling the Interests in Jason and issuing the New Jason Equity to Holders of Allowed First Lien Secured Credit Agreement Claims and Holders of Allowed Second Lien Credit Agreement Claims as set forth in the Plan.  All above‑listed documents shall become effective in accordance with their terms and the Plan.

1.3         Unclassified Claims.

(a)         Unclassified Claims Summary.

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Professional Fee Claims, and Priority Tax Claims have not been classified and thus are excluded from the Classes of Claims and Interests set forth in Article III of the Plan.  The recoveries for such unclassified Claims are set forth below:

Claim	Plan Treatment	Projected Plan Recovery
Administrative Claims	Paid in Full in Cash	100%
Priority Tax Claims	Paid in Full in Cash	100%
Restructuring Expenses	Paid in Full in Cash	100%

(b)         Unclassified Claims.

(1)	Administrative Claims.

Unless otherwise agreed to by the Holders of an Allowed Administrative Claim and the Debtors or the Reorganized Debtors, as applicable, each Holder of an Allowed Administrative Claim (other than Holders of Professional Fee Claims and Claims for fees and expenses pursuant to section 1930 of chapter 123 of title 28 of the United States Code) will receive in full and final satisfaction of its Administrative Claim an amount of Cash equal to the amount of such Allowed Administrative Claim in accordance with the following:  (1) if an Administrative Claim is Allowed as of the Effective Date, on the Effective Date (or, if not then due, when such Allowed Administrative Claim is due or as soon as reasonably practicable thereafter); (2) if such Administrative Claim is not Allowed as of the Effective Date, no later than sixty days after the date on which an order Allowing such Administrative Claim becomes a Final Order, or as soon as reasonably practicable thereafter; (3) if such Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date in accordance with the terms and conditions of the particular transaction giving rise to such Allowed Administrative Claim without any further action by the Holders of such Allowed Administrative Claim; or (4) at such time and upon such terms as set forth in a Final Order of the Bankruptcy Court.

(2)	Professional Fee Claims.

A.	Final Fee Applications.

All final requests for Professional Fee Claims shall be filed no later than 30 days after the Effective Date.  After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior Bankruptcy Court orders, the Allowed amounts of such Professional Fee Claims shall be determined by the Bankruptcy Court.

B.	Professional Fee Escrow Account.

On the Effective Date, the Reorganized Debtors shall establish and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Reserve Amount, which shall be funded by the Reorganized Debtors.  The Professional Fee Escrow Account shall be maintained in trust solely for the Retained Professionals.  Such funds shall not be considered property of the Estates of the Debtors or the Reorganized Debtors.  The amount of Professional Fee Claims owing to the Retained Professionals shall be paid in Cash to such Retained Professionals by the Reorganized Debtors from the Professional Fee Escrow Account as soon as reasonably practicable after such Professional Fee Claims are Allowed by a Final Order.  When all such Allowed amounts owing to Retained Professionals have been paid in full, any remaining amount in the Professional Fee Escrow Account shall promptly be paid to the Reorganized Debtors without any further action or order of the Bankruptcy Court.  To the extent that funds held in the Professional Fee Escrow Account are unable to satisfy the amount of Professional Fee Claims owed to the Retained Professionals, such Retained Professionals shall have an Allowed Administrative Claim for any such deficiency, which shall be satisfied in accordance with Section 2.1 of the Plan.

C.	Professional Fee Reserve Amount.

To receive payment for unbilled fees and expenses incurred through the Confirmation Date, the Retained Professionals shall estimate their Accrued Professional Compensation prior to and as of the Confirmation Date and shall deliver such estimate to the Debtors.  If a Retained Professional does not provide such estimate, the Reorganized Debtors may estimate the unbilled fees and expenses of such Retained Professional; provided that such estimate shall not be considered an admission or limitation with respect to the fees and expenses of such Retained Professional.  The total amount so estimated as of the Confirmation Date shall comprise the Professional Fee Reserve Amount.

Upon the Confirmation Date, any requirement that Retained Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and each Debtor or the Reorganized Debtors (as applicable) may employ and pay any Retained Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

D.	Substantial Contribution Compensation and Expenses.

Any Entity that requests compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to sections 503(b)(3), (4), and (5) of the Bankruptcy Code must file an application and serve such application on counsel for the Debtors or the Reorganized Debtors, as applicable, the Consenting Creditors, and as otherwise required by the Bankruptcy Court, the Bankruptcy Code, and the Bankruptcy Rules.

(3)	Priority Tax Claims.

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code.

(4)	Statutory Fees.

All fees due and payable pursuant to section 1930 of title 28 of the U.S. Code prior to the Effective Date shall be paid by the Debtors plus any interest due and payable under 31 U.S.C. § 3717 on all disbursements, including Plan payments and disbursements in and outside the ordinary course of the Debtors’ or the Reorganized Debtors’ business (or such amount agreed to with the United States Trustee), for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed, or closed, whichever occurs first.  On and after the Effective Date, the Reorganized Debtors shall pay any and all such fees when due and payable, and shall File with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the U.S. Trustee.

(c)          Classified Claims and Interests Summary.

The Plan establishes a comprehensive classification of Claims and Interests.  The table below summarizes each Claim’s and Interest’s classification, treatment, and voting rights under the Plan.

(d)         Classified Claims and Interests Treatment.4

Except to the extent that the Debtors and a Holder of an Allowed Claim agrees to less favorable treatment, such Holder shall receive under the Plan the treatment described below in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such Holder’s Allowed Claim.  Unless otherwise indicated, the Holder of an Allowed Claim or Allowed Interest, as applicable, shall receive such treatment on the Effective Date or as soon as reasonably practicable thereafter.

[4]	Allowed Claim amounts referenced in this section are subject to adjustment to reflect any changes to the outstanding principal amounts prior to the Effective Date.

Class	Claim or Interest	Voting Rights	Treatment	Projected Plan Recovery	Liquidation Recovery
1	Other Secured Claims	Presumed to Accept
Except to the extent that a Holder of an Allowed Other Secured Claim agrees to less favorable treatment, on the Effective Date, or as soon as reasonably practicable thereafter, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for such Allowed Other Secured Claim, each Holder thereof shall receive, at the election of the Debtors, or the Reorganized Debtors, as applicable:  (a) payment in full in Cash; (b) the collateral securing its Allowed Other Secured Claim; (c) Reinstatement of its Allowed Other Secured Claim; or (d) such other treatment rendering its Allowed Other Secured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.
				100%	0% – 100%
2	Other Priority Claims	Presumed to Accept	Except to the extent that a Holder of an Allowed Other Priority Claim agrees to less favorable treatment, on the Effective Date, or as soon as reasonably practicable thereafter, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for such Allowed Other Priority Claim, each Holder thereof shall receive payment in full in Cash or such other treatment rendering its Allowed Other Priority Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.	100%	0% – 100%

Class	Claim or Interest	Voting Rights	Treatment	Projected Plan Recovery	Liquidation Recovery
3	First Lien Secured Credit Agreement Claims	Entitled to Vote
Except to the extent that a Holder of a First Lien Secured Credit Agreement Claim agrees to less favorable treatment, on the Effective Date, in full and final satisfaction, settlement, release, and discharge of and in exchange for each First Lien Secured Credit Agreement Claim, each Holder thereof shall receive its Pro Rata share of and interest in: (i) the New First Lien Term Loan Facility; (ii) New Junior Lien Convertible Term Loan Facility; (iii) 100% of the New Jason Equity, subject to dilution by the Management Incentive Plan, and the New Junior Convertible Term Loans, minus the Unencumbered Plan Recovery; and (iv) if applicable, the First Lien Put Option.
				89%[5]	15.6% – 22.2%
4	First Lien Credit Agreement Deficiency Claims	Entitled to Vote	Except to the extent that a Holder of a First Lien Credit Agreement Deficiency Claim agrees to less favorable treatment, on the Effective Date, on full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Allowed Class 4 Claim, each Holder thereof shall receive its Pro Rata share of and interest in the Unencumbered Plan Recovery.	0% – 6.7%	0%

[5]	Recovery percentage calculated based on midpoint total enterprise value of $200 million. Assumes Class 5 votes in favor of the Plan.

Class	Claim or Interest	Voting Rights	Treatment	Projected Plan Recovery	Liquidation Recovery
5	Second Lien Credit Agreement Claims	Entitled to Vote	Except to the extent that a Holder of a Second Lien Credit Agreement Claim agrees to less favorable treatment, on the Effective Date, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Allowed Class 5 Claim, each Holder thereof shall receive its Pro Rata share of and interest in the Unencumbered Plan Recovery.	0% / 6.7%[6]	0%
6	General Unsecured Claims	Presumed to Accept
Except to the extent that a Holder of an Allowed General Unsecured Claim agrees to less favorable treatment, on the Effective Date, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Allowed General Unsecured Claim, each Holder thereof shall receive, as a carve-out from the collateral securing the First Lien Secured Credit Agreement Claims and at the election of the Debtors or Reorganized Debtors, as applicable, either:  (a) Reinstatement of such Allowed General Unsecured Claim pursuant to section 1124 of the Bankruptcy Code; (b) payment in full in Cash on the later of (i) the Effective Date or as soon as reasonably practicable thereafter, or (ii) the date such payment is due in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to such Allowed General Unsecured Claim; or (c) such other treatment rendering such Allowed General Unsecured Claim Unimpaired.
				100%	0%

[6]
The high end of this range reflects the recovery to Class 4 and Class 5 Claims for a midpoint of $11.7 million of Unencumbered Asset Value, without reduction on account of (i) Other Secured Claims secured by the Unencumbered Property, (ii) Administrative Claims (other than on account of Diminution in Value) against the applicable Debtor, (iii) Other Priority Claims against the applicable Debtor, and (iv) Diminution in Value, each as applicable.  Diminution in Value is highly dependent on the Debtors’ professional fees during the Chapter 11 Cases, which are currently approximately $2.35 million as of the date hereof, but will continue to increase as the Debtors proceed toward a contested confirmation hearing.  Consistent with the Scheduling Order [Docket No. 122] entered on July 24, 2020, the Debtors will submit a fact witness declaration of Rebecca Roof, AlixPartners, LLP, on August 10, 2020, containing relevant information that the Debtors will intend to present at the Confirmation Hearing.

Class	Claim or Interest	Voting Rights	Treatment	Projected Plan Recovery	Liquidation Recovery
7	Intercompany Claims	Presumed to Accept / Deemed to Reject	On the Effective Date, each Intercompany Claim shall be, at the election of the Debtors or Reorganized Debtors, as applicable, either Reinstated or canceled and released without any distribution.	0% / 100%	0%
8	Intercompany Interests	Presumed to Accept / Deemed to Reject	Subject to the Restructuring Transactions, on the Effective Date, Intercompany Interests shall be, at the election of the Debtors or the Reorganized Debtors, as applicable, either Reinstated or cancelled and released without any distribution.	0% / 100%	0%
9	Jason Common Interests	Deemed to Reject	On the Effective Date, all Jason Common Interests will be cancelled, released, and extinguished, and will be of no further force or effect.	0%	0%
10	Jason Preferred Interests	Deemed to Reject	On the Effective Date, all Jason Preferred Interests will be cancelled, released, and extinguished, and will be of no further force or effect.	0%	0%

(e)          Special Provision Governing Unimpaired Claims.

Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors’ or the Reorganized Debtors’ rights regarding any Unimpaired Claim, including all rights regarding legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claim.  Unless otherwise Allowed, Claims that are Unimpaired shall remain Disputed Claims under the Plan.

(f)          Controversy Concerning Impairment.

If a controversy arises as to whether any Claims or Interests, or any Class thereof, is Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

(g)          Elimination of Vacant Classes.

Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest, or a Claim or Interest temporarily Allowed by the Bankruptcy Court in an amount greater than zero as of the date of the Confirmation Hearing, shall be considered vacant and deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

(h)         Voting Classes; Presumed Acceptance by Non-Voting Classes.

If a Class contains Claims or Interests eligible to vote and no Holder of Claims or Interests eligible to vote in such Class votes to accept or reject the Plan, the Plan shall be presumed accepted by the Holders of such Claims or Interests in such Class.

(i)          Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code.

The Debtors shall seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests.  The Debtors reserve the right to modify the Plan in accordance with Article X of the Plan (subject to the terms of the Restructuring Support Agreement) to the extent that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including by (a) modifying the treatment applicable to a Class of Claims or Interests to render such Class of Claims or Interests Unimpaired to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules and (b) withdrawing the Plan as to an individual Debtor at any time before the Confirmation Date.  For the avoidance of doubt, notwithstanding any of the foregoing, the Plan shall enforce all rights and subordination arising under any intercreditor agreements in accordance with section 510(a) of the Bankruptcy Code.

(j)          Intercompany Interests.

To the extent Reinstated under the Plan, the Intercompany Interests shall be Reinstated for the ultimate benefit of the holders of the New Jason Equity and in exchange for the Debtors’ and the Reorganized Debtors’ agreement under the Plan to make certain distributions to the Holders of Allowed Claims.  Distributions on account of the Intercompany Interests are not being received by Holders of such Intercompany Interests on account of their Intercompany Interests but for the purposes of administrative convenience and due to the importance of maintaining the corporate structure given the various foreign Affiliates and subsidiaries of the Debtors.  For the avoidance of doubt, to the extent Reinstated pursuant to the Plan, on and after the Effective Date, all Intercompany Interests shall be owned by the same Reorganized Debtor that corresponds with the Debtor that owned such Intercompany Interests prior to the Effective Date.

(k)         Subordinated Claims.

The allowance, classification, and treatment of all Allowed Claims and Allowed Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise.  Pursuant to section 510 of the Bankruptcy Code, the Debtors reserve the right to, with the written consent of the First Lien Ad Hoc Group, re-classify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

1.4         Liquidation Analysis.

The Debtors believe that the Plan provides Holders of Allowed Claims and Interests the same or greater recovery as would be achieved if the Debtors were to liquidate under chapter 7 of the Bankruptcy Code.  This belief is based on a number of considerations, including:  (a) that the Debtors’ primary assets likely would have to be sold on a piecemeal basis in a chapter 7 liquidation; (b) the additional Administrative Claims that would be incurred if the cases were converted to a chapter 7 along with the other costs associated therewith; and (c) that there would not be a robust market to liquidate the Debtors’ assets and services.

The Debtors, with the assistance of their restructuring advisor, AlixPartners, LLP, have prepared an unaudited liquidation analysis, which is attached hereto as Exhibit C (the “Liquidation Analysis”), to assist Holders of Claims and Interests in evaluating the Plan.  The Liquidation Analysis compares the projected recoveries that would result from the liquidation of the Debtors in a hypothetical case under chapter 7 of the Bankruptcy Code with the estimated distributions to Holders of Allowed Claims and Interests under the Plan.  The Liquidation Analysis is based on the value of the Debtors’ assets and liabilities as of a certain date and incorporates various estimates and assumptions, including a hypothetical conversion to a chapter 7 liquidation as of a certain date.  Further, the Liquidation Analysis is subject to potentially material changes, including with respect to economic and business conditions as well as legal rulings.  Therefore, the actual liquidation value of the Debtors could vary materially from the estimate provided in the Liquidation Analysis.

1.5         Valuation Analysis.

The Plan provides for the distribution of the New Jason Equity to Holders of Allowed First Lien Secured Credit Agreement Claims on the Plan Effective Date as well as to Holders of Allowed Second Lien Credit Agreement Claims under certain circumstances.  Additionally, the Management Incentive Plan will provide that up to 10% of New Jason Equity may be issued to participants in accordance with the terms thereof.  Accordingly, Moelis & Company (“Moelis”), at the request of the Debtors, performed an analysis of the estimated implied value of the Reorganized Debtors on a going‑concern basis as of June 8, 2020 (the “Valuation Analysis”).  Based on the Valuation Analysis, which is attached hereto as Exhibit D, the Reorganized Debtors will have an implied enterprise value at emergence of approximately $200 million at the midpoint.

Included in the Valuation Analysis is a calculation of the value of the Debtors’ unencumbered assets.  Based on the Valuation Analysis, unencumbered assets would be in a range between $7.0 million and $16.4 million, with a midpoint of $11.7 million.  As of the Petition Date, the Debtors estimate that to the extent not previously paid, approximately $26.7 million in Administrative Claims, not including any claims arising on account of Diminution in Value (as defined in the Cash Collateral Orders), and approximately $1.1 million in Other Priority Claims and Priority Tax Claims will be due and owing as of the Effective Date.

The Valuation Analysis, including the procedures followed, assumptions made, qualifications, and limitations on review undertaken, should be read in conjunction with Article VI of this Disclosure Statement entitled “Certain Factors to be Considered.”  The Valuation Analysis is based on data and information available to Moelis as of June 8, 2020.  Moelis makes no representations as to changes to such data and information that may have occurred since the date of the Valuation Analysis.

THE VALUATION ANALYSIS REPRESENTS A HYPOTHETICAL VALUATION OF THE REORGANIZED DEBTORS AND THEIR ASSETS AND BUSINESSES, WHICH ASSUMES THAT THE REORGANIZED DEBTORS CONTINUE AS AN OPERATING BUSINESS IN SUBSTANTIALLY THE SAME CORPORATE STRUCTURE.  THE ESTIMATED VALUE SET FORTH IN THE VALUATION ANALYSIS DOES NOT PURPORT TO CONSTITUTE AN APPRAISAL OR NECESSARILY REFLECT THE ACTUAL MARKET VALUE THAT MIGHT BE REALIZED THROUGH A SALE OR LIQUIDATION OF THE REORGANIZED DEBTORS, THEIR SECURITIES OR THEIR ASSETS, WHICH MAY BE MATERIALLY DIFFERENT THAN THE ESTIMATES SET FORTH IN THE VALUATION ANALYSIS.  ACCORDINGLY, SUCH ESTIMATED VALUE IS NOT NECESSARILY INDICATIVE OF THE PRICES AT WHICH ANY SECURITIES OF THE REORGANIZED DEBTORS MAY TRADE AFTER GIVING EFFECT TO THE RESTRUCTURING TRANSACTIONS SET FORTH IN THE PLAN.  ANY SUCH PRICES MAY BE MATERIALLY DIFFERENT THAN INDICATED BY THE VALUATION ANALYSIS.

1.6         Financial Information and Projections.

In connection with planning and developing the Plan, the Debtors, with the assistance of their advisors, prepared projections for fiscal years 2020 through 2024, which are attached hereto as Exhibit E (the “Financial Projections”), including management’s assumptions related thereto.  For purposes of the Financial Projections, the Debtors have assumed an illustrative emergence date of June 30, 2020.  The Financial Projections assume that the Plan will be implemented in accordance with its stated terms.  The Debtors are unaware of any circumstances as of the date of this Disclosure Statement that would require the re-forecasting of the Financial Projections due to a material change in the Debtors’ prospects.

The Financial Projections are based on forecasts of key economic variables and may be significantly impacted by, among other factors, changes in the competitive environment, regulatory changes, and/or a variety of other factors, including the factors listed in this Disclosure Statement.  Accordingly, the estimates and assumptions underlying the Financial Projections are inherently uncertain and are subject to significant business, economic, and competitive uncertainties.  Therefore, such projections, estimates, and assumptions are not necessarily indicative of current values or future performance, which may be significantly less or more favorable than set forth herein.  The Financial Projections should be read in conjunction with the assumptions, qualifications, and explanations set forth in this Disclosure Statement.

ARTICLE II

VOTING PROCEDURES AND REQUIREMENTS

2.1         Classes Entitled to Vote on the Plan.

The following Classes are entitled to vote to accept or reject the Plan (collectively, the “Voting Classes”):

Class	Claim or Interest	Status
3	First Lien Secured Credit Agreement Claims	Impaired
4	First Lien Credit Agreement Deficiency Claims	Impaired
5	Second Lien Credit Agreement Claims	Impaired

If your Claim or Interest is not included in the Voting Classes, you are not entitled to vote and you will not receive a Solicitation Package (as defined below), including a Ballot setting forth detailed voting instructions.  If you are a Holder of a Claim in one or more of the Voting Classes, you should read your Ballot(s) and carefully follow the instructions included in the Ballot(s).  Please use only the Ballot(s) that accompany the applicable Solicitation Package, if any, or the Ballot(s) that the Debtors, or Epiq Corporate Restructuring LLC (the “Solicitation Agent”) on behalf of the Debtors, otherwise provided to you.  If you are a Holder of a Claim in more than one of the Voting Classes, you will receive a Ballot for each such Claim.

2.2         Votes Required for Acceptance by a Class.

Under the Bankruptcy Code, whether a plan of reorganization has been accepted requires the amount and number of claims that voted to accept the plan to be calculated.  A class is determined to have accepted a plan if creditors holding at least two-thirds in amount and a majority in number of the allowed claims in the class vote in favor of the plan.

2.3         Certain Factors to be Considered Prior to Voting.

There are a variety of factors that all Holders of Claims entitled to vote on the Plan should consider prior to voting to accept or reject the Plan.  These factors may impact recoveries under the Plan and include, among other things:

•
unless otherwise specifically indicated, the financial information contained in the Disclosure Statement has not been audited and is based on an analysis of data available at the time of the preparation of the Plan and the Disclosure Statement;

•
although the Debtors believe that the Plan complies with all applicable provisions of the Bankruptcy Code, the Debtors can neither assure such compliance nor that the Bankruptcy Court will confirm the Plan;

•	the Debtors may request Confirmation without the acceptance of the Plan by all Impaired Classes in accordance with section 1129(b) of the Bankruptcy Code; and

•	any delays of either Confirmation or Consummation could result in, among other things, increased Administrative Claims and Professional Fee Claims.

While these factors could affect distributions available to Holders of Allowed Claims and Interests under the Plan, the occurrence or impact of such factors may not necessarily affect the validity of the vote of the Voting Classes or necessarily require a re-solicitation of the votes of Holders of Claims in the Voting Classes pursuant to section 1127 of the Bankruptcy Code.

For a further discussion of risk factors, please refer to “Certain Factors to Be Considered” in Article VI of this Disclosure Statement.

2.4         Classes Not Entitled To Vote on the Plan.

Under the Bankruptcy Code, holders of claims and interests are not entitled to vote if their contractual rights are unimpaired by the proposed plan or if they will receive no property under the plan.  Accordingly, the following Classes of Claims against and Interests in the Debtors are not entitled to vote to accept or reject the Plan:

Class	Claim or Interest	Status	Voting Rights
1	Other Secured Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
2	Other Priority Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
6	General Unsecured Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)
7	Intercompany Claims	Unimpaired / Impaired	Not Entitled to Vote (Presumed to Accept / Deemed to Reject)
8	Intercompany Interests	Unimpaired / Impaired	Not Entitled to Vote (Presumed to Accept / Deemed to Reject)
9	Jason Common Interests	Impaired	Not Entitled to Vote (Deemed to Reject)
10	Jason Preferred Interests	Impaired	Not Entitled to Vote (Deemed to Reject)

2.5         Solicitation Procedures.

(a)          Solicitation Agent.

The Debtors have retained Epiq Corporate Restructuring LLC to act as, among other things, the Solicitation Agent in connection with the solicitation of votes to accept or reject the Plan.

(b)          Solicitation Package.

The following materials constitute the solicitation package (collectively, the “Solicitation Package”) distributed to Holders of Claims in the Voting Classes:

•	the Debtors’ cover letter in support of the Plan;

•	this Disclosure Statement and all exhibits hereto, including the Plan and all exhibits thereto; provided that the Plan Supplement documents shall not be part of the Solicitation Package; and

•	a Ballot and applicable voting instructions.

(c)          Distribution of the Solicitation Package and Plan Supplement.

The Debtors caused the Solicitation Agent to distribute the Solicitation Package to Holders of Claims in the Voting Classes on June 24, 2020 (or as soon as reasonably practicable thereafter), which is 14 days before the Voting Deadline (i.e., 5:00 p.m., prevailing Eastern Time, on July 8, 2020).

The Solicitation Package (except the Ballots) may also be obtained from the Solicitation Agent by:  (i) calling (855) 917-3541 (Toll-Free) or (503) 597-7669, or (ii) emailing JasonInfo@epiqglobal.com.  After the Debtors file the Chapter 11 Cases, you may also obtain copies of any pleadings filed with the Bankruptcy Court for free by visiting the Debtors’ restructuring website, https://dm.epiq11.com/jason, or for a fee via PACER at https://www.pacer.gov/.

The Debtors shall file the Plan Supplement with the Bankruptcy Court no later than seven days before the deadline to object to the Plan.  If the Plan Supplement is updated or otherwise modified, such modified or updated documents will be made available on the Debtors’ restructuring website.  The Debtors will not serve copies of the Plan Supplement; however, parties may obtain a copy of the Plan Supplement from the Solicitation Agent by:  (i) calling the Solicitation Agent at the telephone numbers set forth above; (ii) visiting the Debtors’ restructuring website, https://dm.epiq11.com/jason; or (iii) writing to the Solicitation Agent.

2.6         Voting Procedures.

June 22, 2020 (the “Voting Record Date”) is the date that was used for determining which Holders of Claims are entitled to vote to accept or reject the Plan and receive the Solicitation Package in accordance with the solicitation procedures.  Except as otherwise set forth herein, the Voting Record Date and all of the Debtors’ solicitation and voting procedures shall apply to all of the Debtors’ creditors and other parties in interest.

In order for the Holder of a Claim in a Voting Class to have its Ballot counted as a vote to accept or reject the Plan, such Holder’s Ballot must be properly completed, executed, and delivered either (a) by first class mail, overnight courier, or personal delivery to Jason Industries, Inc. Ballot Processing, c/o Epiq Corporate Restructuring LLC, 10300 SW Allen Boulevard, Beaverton, OR 97005, (b) by electronic submission, through the dedicated, online electronic balloting portal maintained by the Solicitation Agent, or (c) by email, by scanning a signed copy of your Ballot and e‑mailing your scanned ballot to tabulation@epiqglobal.com with a reference to “Jason” in the subject line, in each case so that such Holder’s Ballot is actually received by the Solicitation Agent on or before the Voting Deadline, which is July 8, 2020, prevailing Eastern Time.

If you hold Claims in more than one Voting Class under the Plan, you should receive a separate Ballot for each Class of Claims, coded by Class number, and a set of Solicitation Materials; provided that Holders of First Lien Credit Agreements Claims shall receive one Ballot for both Class 3 First Lien Secured Credit Agreement Claims and Class 4 First Lien Credit Agreement Deficiency Claims.  You may also receive more than one Ballot if you hold Claims through one or more affiliated funds, in which case the vote cast by each such affiliated fund will be counted separately.  Separate Claims held by affiliated funds in a particular Class shall not be aggregated, and the vote of each such affiliated fund related to its Claims shall be treated as a separate vote to accept or reject the Plan, as applicable.  If you hold any portion of a single Claim, you and all other Holders of any portion of such Claim will be (a) treated as a single creditor for voting purposes and (b) required to vote every portion of such Claim collectively to either accept or reject the Plan.

IF A BALLOT IS RECEIVED AFTER THE VOTING DEADLINE, IT WILL NOT BE COUNTED UNLESS THE DEBTORS DETERMINE OTHERWISE OR AS ORDERED BY THE BANKRUPTCY COURT.

ANY BALLOT THAT IS PROPERLY EXECUTED BY THE HOLDER OF A CLAIM BUT THAT DOES NOT CLEARLY INDICATE AN ACCEPTANCE OR REJECTION OF THE PLAN OR ANY BALLOT THAT INDICATES BOTH AN ACCEPTANCE AND A REJECTION OF THE PLAN WILL NOT BE COUNTED FOR PURPOSES OF ACCEPTING OR REJECTING THE PLAN.

EACH HOLDER OF A CLAIM MUST VOTE ALL OF ITS CLAIMS WITHIN A PARTICULAR CLASS EITHER TO ACCEPT OR REJECT THE PLAN AND MAY NOT SPLIT SUCH VOTES.  BY SIGNING AND RETURNING A BALLOT, EACH HOLDER OF A CLAIM WILL CERTIFY TO THE BANKRUPTCY COURT AND THE DEBTORS THAT NO OTHER BALLOTS WITH RESPECT TO SUCH CLAIM HAVE BEEN CAST OR, IF ANY OTHER BALLOTS HAVE BEEN CAST WITH RESPECT TO SUCH CLASS OF CLAIMS, SUCH OTHER BALLOTS INDICATED THE SAME VOTE TO ACCEPT OR REJECT THE PLAN.  IF A HOLDER CASTS MULTIPLE BALLOTS WITH RESPECT TO THE SAME CLAIM, ONLY THE LAST PROPERLY EXECUTED BALLOT TIMELY RECEIVED WILL BE COUNTED FOR PURPOSES OF ACCEPTING OR REJECTING THE PLAN AND ALL PRIOR BALLOT(S) WILL BE SUPERSEDED AND REVOKED.

IT IS IMPORTANT THAT THE HOLDER OF A CLAIM IN THE VOTING CLASSES FOLLOW THE SPECIFIC INSTRUCTIONS PROVIDED ON SUCH HOLDER’S BALLOT AND THE ACCOMPANYING INSTRUCTIONS.  SUBJECT TO THE TERMS OF THE RESTRUCTURING SUPPORT AGREEMENT, NO BALLOT MAY BE WITHDRAWN OR MODIFIED AFTER THE VOTING DEADLINE WITHOUT THE DEBTORS’ PRIOR CONSENT OR PERMISSION OF THE BANKRUPTCY COURT.

ARTICLE III

BUSINESS DESCRIPTIONS

3.1         Corporate History.

The Company’s roots trace back to the industrial revolution era, with predecessors supplying key products and components to industries all over the world.  The modern segment of the Company’s history began in 1985 when two enterprising executives, Vince Martin and Mark Train, purchased three companies from their employer, Canadian manufacturing conglomerate AMCA International:  (a) Osborn Manufacturing, the largest manufacturer of industrial brushes in the United States, (b) Janesville Products, the largest manufacturer of automotive acoustical fiber insulation in the United States, and (c) Jackson Buff, the largest manufacturer of industrial buffs in the United States.  In 1987, Jason Industries completed an initial public offering and listed its common equity on The Nasdaq Capital Market (“Nasdaq”).

The Company expanded during the remainder of the twentieth century through a series of strategic and selective mergers and acquisitions, including the launch of the components business in 1993 with the acquisition of the Koller Group and the launch of the seating business in 1995 with the acquisition of Milsco Manufacturing.  Through such acquisitions and organic growth initiatives, by the turn of the century the Company had transformed into a global industrial manufacturing company that offered a wide range of products for a diverse group of industries.  In August 2000, the Company completed a going private transaction that included more than forty key members of the management team and Saw Mill Capital LLC.  Thereafter, the Company continued to grow its operating portfolio, acquiring thirteen businesses between 2000 and 2010.

In the wake of the global recession in 2008 and 2009, and in line with most other global manufacturing competitors, the Company experienced a significant decline in revenue and profitability.  As a result, the Company was re‑capitalized in 2010 when affiliates of Falcon Investment Advisors, LLC and Hamilton Lane Advisors supplied additional capital to fund, among other things, further growth and acquisitions.  The Company was acquired for approximately $538.6 million on March 16, 2014 by Quinpairo Acquisition Corp. (“QPAC”), a special purpose acquisition company that raised approximately $172.5 million in a 2013 IPO to partially fund the purchase.  The remainder of the purchase was funded through rollover equity invested by the prior owners and management of the Company and the incurrence of approximately $420 million of secured debt under the First Lien Credit Agreement and the Second Lien Credit Agreement.  At the time of QPAC’s purchase, the Company had returned to its former status as a thriving, diversified global manufacturing company, focusing on four primary segments:  finishing, seating, components, and fiber solutions (previously referred to as acoustics).

The Company recently made strategic changes to adapt to market conditions and reassessed various business lines.  In the past three years, the Company sold its fiber solutions businesses, which operated under the Janesville brand, streamlining product focus and reducing exposure to automotive end-market cyclicality.  Following such divestitures, the Company determined that the fiber solutions segment met the criteria to be classified as discontinued operations, reducing the number of active operating segments from four to three.  In 2019, the Company rebranded the finishing segment as the industrial segment and consolidated the seating and components segments into a newly formed engineered components segment.  Soon thereafter, the Company also significantly reduced its offerings within the engineered components segment through the sale of Metalex, LLC (“Metalex”), which manufactures metal components for use in a broad array of products, including railcars, air and liquid filtration, hardware, off-road equipment, and security fencing.  Today, the industrial segment and the engineered components segment serve as the core of the Company’s business operations.

3.2         Business Operations.

The industrial segment, operating under the Osborn brand, focuses on the production of industrial brushes, polishing buffs and compounds, abrasives, and roller technology products that are used in a broad range of industrial and infrastructure applications.  The engineered components segment, operating under the Milsco brand, designs, engineers, and manufactures seating products used in heavy industry (construction, agriculture, and material handling), turf care, and power sports applications.

The Company focuses on markets with long-term sustainable growth characteristics and where it is, or has the opportunity to become, the industry leader.  The highly fragmented nature of the Company’s end markets, combined with its established global footprint and leading share positions across the portfolio, provides significant opportunities for future growth and a quick return to profitability.  For example, the Debtors are consolidating certain of their facilities to operate more efficiently, with such realignment program projected to reduce operating costs.  Additionally, the Debtors expect that their end markets, specifically automotive, heavy truck, steel production, and construction, will recover in 2021 from the severely depressed levels present in the current business environment.  As such, the Company anticipates that it will experience EBITDA and margin expansion of approximately $40 million and over 10 percentage points, respectively, over the next 3 years as a result of increased volumes following the COVID‑19 pandemic and from the Matchless acquisition, synergies from the Schaffner acquisition (described below), and reduced capital expenditures as a result of facility consolidation and improved automation.

Consolidated net sales for the Company’s global continuing operations were $337.9 million in 2019, a decrease of $30.1 million or 8.2% compared with $368.0 million in 2018.  On a segmented basis, the Company experienced decreased net sales in 2019 of $23.9 million in the engineered components segment and $6.1 million in the industrial segment.7  Adjusted EBITDA for the Company in 2019 was $24.8 million, or 7.3% of net sales, a decrease of $11.8 million from $36.7 million in 2018, or 10.0% of net sales.  The decrease reflects lower Adjusted EBITDA in the industrial segment by $8.0 million and in the engineered components segment by $4.6 million, partially offset by lower corporate expenses of $0.8 million.  The Company’s corporate adjusted EBITDA for April and May of 2020 was negative $1.0 million and negative $0.8 million, respectively.  The Company had capital expenditures of $1.2 million and $0.8 million in April and May of 2020, respectively.  At the end of May 2020, the Company had $51.6 million of cash.

(a)          The Industrial Segment — the Osborn Brand.

The industrial segment, which operates under the Osborn name, is a one‑stop provider of standard and customized brush, polishing, and abrasives products used across multiple industries, including aerospace, automotive, construction, engineering, plastic, steel, hardware, welding, and shipbuilding, among others.  Approximately 41% of Osborn’s 2019 revenue derived from the sale of industrial brushes, 24% from polishing solutions, 25% from abrasives, and 10% from complementary products such as heavy-duty idler rollers for high‑capacity precision load handling.  In order to mitigate the risk of operational disruptions, Osborn’s key raw materials are sourced from a variety of vendors globally, with its top ten suppliers accounting for only 15% of total raw material expenses.  Osborn’s industry leading design and testing capabilities, broad product suite, and over 130 years in surface treating solutions enable it to provide unmatched customization and options to its broad customer base—encompassing over 2,000 active customers across nearly every industry.

Osborn’s performance is generally tied to global industrial production, and its revenue streams span a wide variety of end markets.  Prior to the COVID-19 pandemic’s impact on Osborn’s end markets, the abrasives market was projected to reach approximately $52 billion by 2022, growing at a projected 5.5% compound annual growth rate.  The market is also highly fragmented, with no single company holding more than a five percent market share.  The Debtors believe these factors may provide various opportunities for Osborn to increase sales volumes and capture a larger segment of the market in the future.

[7]	The decrease of $6.1 million includes $14.4 million of incremental net sales as a result of the April 1, 2019 Schaffner acquisition.

In 2019, the industrial segment generated approximately $20.9 million in adjusted EBITDA on $201.5 million of net sales, accounting for 59.6% of the Company’s yearly global revenue.  Net sales decreased by $6.1 million, or 2.9%, as compared to 2018.  Osborn derived 43% of its 2019 revenue from sales within North America, with the majority of remaining revenue coming from Europe.  Osborn generated $12.4 million and $10.3 million of total revenue in April and May 2020, respectively.  Osborn’s adjusted EBITDA for April and May 2020 was negative $0.1 million and negative $0.3 million, respectively.

(b)         The Engineered Components Segment — the Milsco Brand.

The engineered components segment, operating under the Milsco brand, features a product line that includes motorcycle seats, operator seats for construction, agriculture, lawn and turf care, and other industrial equipment markets, and seating for the power sports market.  The Milsco brand, originally established by the Milwaukee Saddle Company in 1924 as a harness maker, accounted for 40.4% of the Company’s yearly revenue in 2019.  Today, Milsco’s designers and engineers combine creativity with science, working together to create customer-specific solutions that incorporate individualized styling, high-performance materials, ergonomics, and suspension systems.  Milsco prides itself on its ability to work collaboratively with customers across various industries to develop innovative, customized seating solutions, and deliver such products on an expedited timeline.  As such, Milsco is a leader in the design and manufacture of highly engineered upholstered and foam-in‑place static and suspension seating solutions for a variety of applications, producing more than three million seats annually in over 200 unique variations.  Through its broad manufacturing capabilities and high‑quality products, Milsco has established longstanding relationships with top customers, including blue chip companies such as John Deere, Toyota, MTD Products, CNH Industrial, and Harley‑Davidson, among others.

Milsco’s customer base is primarily comprised of large domestic and international original equipment manufacturers (“OEMs”), who often award contracts to a single entity to serve as the sole supplier for a particular motorcycle, riding lawn mower, or other construction, agriculture, or material handling platform.  In recent years, Milsco has faced challenging external operating environments in its key end markets, including motorcycles, residential turf care, and heavy industrial equipment.  Milsco has largely sought to mitigate the impact of resulting declines in OEM sales by increasing its exposure to growing market segments such as commercial turf care and residential zero turn radius vehicles.  The segment also increasingly manufactures products for innovative technology companies and recently secured a contract to produce the seating for a Silicon Valley‑based manufacturer of autonomous vehicles.  Milsco may seek further opportunities with respect to autonomous vehicle and ride sharing markets in the future.  The segment’s key raw materials primarily include metal components, plastics, chemicals, vinyl, and leather.  Such raw materials are sourced from a variety of vendors globally, with multiple suppliers for each necessary material and minimal supplier concentration.

In 2019, the engineered components segment generated approximately $15.1 million in adjusted EBITDA on $136.4 million of net sales, accounting for 40.4% of the Company’s yearly revenue.  Net sales decreased by $23.9 million, or 14.9%, as compared to 2018. The decrease in net sales was primarily caused by lower sales volume due to end market declines in the construction, agriculture, power sports, and turf care markets.  The decrease in volume was, however, partially offset by increased pricing on core product lines.  Milsco generated $5.5 million and $6.7 million of total revenue in April and May of 2020, respectively.  Milsco’s adjusted EBITDA for April and May of 2020 was negative $1.2 million and negative $0.2 million, respectively.

(c)          The Company’s Employees.

As of the Petition Date, the Debtors employ approximately 700 employees (collectively, the “Employees”),  including approximately 695 full-time Employees8 and approximately five part-time or temporary Employees, all of whom are currently working in the United States and paid by the Debtors.  Approximately 500 Employees are paid on an hourly basis, and approximately 200 Employees earn a salary.  Included in the Employee headcount are approximately 270 Employees who are covered by collective bargaining agreements between the Debtors and United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union (the USW) and International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (the UAW).  The remainder of the Debtors’ Employees are not covered by the collective bargaining agreements.  The Employees perform a wide variety of functions that are critical to the administration of these Chapter 11 Cases as well as the Debtors’ go-forward business operations.  In many instances, the Employees include highly trained personnel who cannot be easily replaced.  The Company also offers their Employees the ability to participate in a number of insurance and benefits programs that are standard and competitive in the industry.

[8]	Full-time Employees generally are scheduled to work 40 hours per week.

In addition to the Employees, the Debtors also utilize the services of certain staffing agencies in connection with engaging independent contractors to perform a variety of tasks for the Debtors.  In the ordinary course of business, the staffing agencies provide varying numbers of independent contractors at a time based on the Debtors’ operational needs.  As of the Petition Date, the Debtors’ employ approximately 155 Independent Contractors to supplement the efforts of the Employees.

3.3         Strategic Initiatives.

The Company operates in a complex and rapidly shifting market.  Despite the market-leading position of its legacy products, the industries the Company serves are highly competitive, and various market-forces have strained the Company’s cash flow in recent years.  Demand for the Company’s products declined in 2019, with lower sales in both the industrial and engineered components segments.  This reduction was largely caused by reduced end market demand in key industries across the portfolio, specifically, weak economic conditions in Europe and Asia, lower industrial production in North America, and softening end market demand from OEM customers.  For example, since as early as the first quarter of 2019, the Company has experienced reduced OEM build and channel inventory destocking.  These problems were exacerbated by the operational disruption and demand reduction caused by the COVID-19 pandemic.  The Company has sought to respond to the pandemic’s impact on their businesses.  For example, due to a significant reduction in customer orders, many of the Company’s employees are remotely working or have been furloughed, and the Company’s facilities have been operating at varying levels of normalized production capacity.  However, the pandemic’s impact on orders and revenues, combined with preexisting fixed costs and debt service requirements, have constrained available working capital, reduced profitability and cash flow, and significantly impaired the Company’s ability to adequately finance operations.

As financial performance declined, the Company implemented a number of initiatives to increase focus on growing market segments, reduce the need for future capital investment in non-core business segments, and improve overall operations.  As early as March 2016, as part of a strategic review of the Company’s organizational structure and operations, the Company announced a global cost reduction and restructuring effort, which included labor cost reduction initiatives, footprint rationalization activities such as plant and manufacturing facility closures, margin expansion efforts, and the sale of non‑core assets and business units.  The Company’s management team intends to continue to implement and improve upon these efforts during the course of these Chapter 11 Cases and thereafter.

(a)          Continued Footprint Rationalization.

The Company serves its customers through a global network of manufacturing facilities, sales offices, warehouses, and joint venture facilities.  Geographic proximity to existing and potential customers provides logistical efficiencies, as well as important strategic and cost advantages, resulting in an evolving geographic footprint.  The Company continuously evaluates its manufacturing footprint and utilization of manufacturing capacity, and has recently undertaken efforts to optimize its global footprint.

In the past three years, the Company has completed or announced the consolidation of several manufacturing facilities across its businesses, with additional closures scheduled for the near-term.  Such closures have primarily occurred in higher cost, mature markets, enabling the Company to consolidate and/or shift production, fill capacity, and increase utilization in existing facilities, and, in some cases, shift production to lower cost regions such as Mexico, India, and Eastern Europe.  The Company has also accelerated the consolidation of the remaining plants that were acquired as part of the 2019 acquisition of Schaffner Manufacturing Company, Inc. (“Schaffner”).  Through supply chain, facility, labor, and fixed overhead reductions, the integration of Schaffner has resulted in approximately $2.5 million of annual cost synergies for the Debtors’ businesses.

(b)         Margin Expansion.

The Company has focused on creating operational effectiveness at each of its business segments through deployment of lean manufacturing principles and implementation of continuous operational improvement initiatives.  For example, the Company has invested in improved automation at its manufacturing facilities, reducing future operating cost projections.  While many of these initiatives have focused on implementing shop floor improvements, the Company has also targeted its selling and administrative functions in order to reduce the cost of serving the needs of customers.  The Company has specifically focused on improving profitability through an active evaluation of customer pricing and margins and a reduction in the number of parts and product variations that are produced, which have increased enterprise value by reducing inventory levels and working capital requirements across the portfolio, and the Company believes this trend will continue into the future.

(c)          Product Innovation.

During the past several years, the Company’s research and development activities have focused on developing new products that are of higher value to customers, with a particular emphasis on products with superior performance over alternative and competitive products.  Continual development of new and innovative products enables the Company to deepen value‑added relationships with customers, open new opportunities for revenue generation, gain market share, enhance pricing power, and improve margins.  The Company also continuously evaluates existing products, regularly retiring product lines that are no longer profitable or have become obsolete.

The Company’s focus on product innovation has been particularly effective in the engineered components segment, where new cut and sew products were recently developed to capitalize on industry trends.  Approximately 20% of the Company’s global revenue is generated from seating solutions introduced in the last two years, and the Company expects this figure to increase to 30% or more in the near-term.  Milsco has also expanded its aftermarket offerings across end markets, primarily in turf care and heavy industries.  This effort has resulted in diversification away from OEM channels, enabling Milsco to capture share on vehicle platforms where other seating manufacturers provide OEM seating.  Aftermarket sales now account for nearly four percent of the Company’s global revenues, up from less than one percent in 2017.

In the industrial segment, the Company has used application driven solutions to develop products that offer greater efficiency, speed, and shelf life for customers.  For example, the Company has created innovative tool interfaces and provided technical vertical market solutions through novel products featuring TuffBrush, X‑Lock, and improved roller technology.  The industrial segment has also revamped its core product line, resulting in improved product versions with twice as long operational lifetimes and up to 60% more material removal than prior iterations.

(d)         Acquisitions.

The Company has used acquisitions to increase revenues from existing customers and to reach new markets and consumers.  The Company has specifically focused on acquisitions that increase EBITDA margins post-synergies by pursuing enterprises with strategic focuses that align with the Company’s core business strategy.  In 2019, the Company acquired Schaffner, which manufactures high‑quality polishing and finishing products that complement the industrial segment’s product offerings.  The industrial segment’s net sales had a 6.9% positive impact from the Schaffner acquisition in 2019.  More recently, on February 27, 2020, the Company announced the acquisition of Matchless Metal Polishing (“Matchless”).  Matchless is a manufacturer of high-quality polishing buffs, compounds, and chemicals, with prior year annual sales of approximately $8 million.  The Schaffner and Matchless acquisitions extend the industrial segment’s surface solutions capabilities, thereby increasing Osborn’s lead in the industrial polishing and finishing space.

(e)          Sale of Non-Core Assets.

As part of an ongoing portfolio management and strategic alternatives review process, the Company reviewed its operations for businesses that were no longer aligned with the Company’s long-term objectives and operational needs.  The resulting divestitures simplified the Company’s portfolio to its two core business segments and reduced the cyclicality of the business, while simultaneously retaining diverse sources of revenue and scalability.

For example, on August 30, 2017, the Company completed the divestiture of the European operations within the fiber solutions segment, which operated as Janesville Acoustics Europe GmbH, for a gross sales price of approximately $10 million.  Additionally, on August 30, 2019, the Company sold the North American fiber solutions business, which operated as Janesville Acoustics, for approximately $85 million.9  This portfolio transformation reduced the Company’s exposure to the cyclical automotive market from approximately 35% of global revenues to less than 10%.  On December 13, 2019, the Company completed the divestiture of the Metalex business within the engineered components segment for a net purchase price of $5.9 million, significantly reducing the Company’s exposure to the highly cyclical rail market.

3.4         Prepetition Corporate and Capital Structure.

(a)         Corporate Structure.

Jason is publicly held, and had 29,250,911 shares of common stock issued and outstanding as of June 5, 2020.  Jason’s common stock is currently traded on the OTCQX Best Market.10  A corporate organizational chart depicting the ownership of the Debtors and their non-Debtor affiliates is attached hereto as Exhibit F.  Jason is the ultimate parent company of all of the Debtors and their non-Debtor affiliates.  Jason Incorporated, an indirect wholly‑owned subsidiary of Jason, is the direct parent company of the Debtors’ primary operating entities—Milsco, LLC and Osborn, LLC.

(b)         Capital Structure.

As of the Petition Date, certain of the Debtors are obligors (either as borrower or guarantor) on a principal amount of prepetition funded indebtedness totaling approximately $368.5 million, as summarized below:

Debt Instrument	Facility Size	Maturity Date	Outstanding Principal Amount
Revolving Credit Facility	$25.5 million	December 31, 2020	$0
First Lien Term Loan	N/A	June 30, 2021	$278.6 million
Second Lien Term Loan	N/A	June 30, 2022	$89.9 million
Total			$368.5 million

(1)	Secured Debt.

A.	The First Lien Credit Agreement.

Certain of the Debtors incurred secured debt pursuant to that certain Credit Agreement, dated as of June 30, 2014 (as amended, restated, modified, and supplemented from time to time, the “First Lien Credit Agreement”), by and between Jason Incorporated as borrower, certain of the other Debtors, as guarantors (the “First Lien Debtor Guarantors”), and The Bank of New York Mellon (as successor in interest to Deutsche Bank AG New York Branch), as administrative agent.  The secured debt obligations issued under the First Lien Credit Agreement consist of: (i) term loans in an aggregate principal amount of $310.0 million that mature on June 30, 2021 (the “First Lien Term Loan”) and (ii) a revolving loan of up to $25.5 million that matures on December 31, 2020 (the “Revolving Credit Facility”).  The obligations under the First Lien Credit Agreement are secured by a first priority lien on substantially all of the assets and property (subject to exclusion of certain assets) of Jason Incorporated and the First Lien Debtor Guarantors.

[9]
The sale of the North American fiber solutions businesses on August 30, 2019 included the sale of Jason Ohio, LLC, an Ohio limited liability company, Janesville, LLC, a Delaware limited liability company, Janesville de Mexico, S.A. de C.V., a Mexico variable capital corporation, and Servicios Administrativos JDM, S. de R.L do C.V., a Mexico limited liability company with variable capital.

[10]
Jason’s common equity was formerly listed on Nasdaq under the ticker “JASN.”  As a result of non‑compliance with certain of Nasdaq’s listing rules relating to Jason’s market capitalization and stock price, trading of Jason’s common equity on Nasdaq was suspended as of January 14, 2020.  On January 14, 2020, Jason announced that its shares had been qualified to begin trading on the OTCQX Best Market.

Interest on the First Lien Term Loan accrues at either (i) LIBOR plus 4.5% or (ii) base rate plus 3.50%, and, in each case, is paid on the applicable interest payment date.  The First Lien Term Loan amortizes at 0.25% per quarter, payable on the last business day of each fiscal quarter, resulting in a quarterly payment of approximately $0.8 million.  Interest under the Revolving Credit Facility accrues at either (i) LIBOR plus 3.25% or (ii) base rate plus 2.25%, and, in each case, is paid on the applicable interest payment date.  As of the Petition Date, approximately $278.6 million and $0 in borrowings remained outstanding under the First Lien Term Loan and the Revolving Credit Facility, respectively.

B.	The Second Lien Credit Agreement.

Certain of the Debtors also incurred secured debt pursuant to that certain Credit Agreement, dated as of June 30, 2014 (as amended, restated, modified, and supplemented from time to time, the “Second Lien Credit Agreement”), by and between Jason Incorporated as borrower, certain of the other Debtors, as guarantors (the “Second Lien Debtor Guarantors”), and Wilmington Savings Fund Society, FSB (as successor in interest to The Bank of New York Mellon and Deutsche Bank AG New York Branch), as administrative agent.  The secured debt obligations issued under the Second Lien Credit Agreement consist of term loans in an aggregate principal amount of $110.0 million that mature on June 30, 2022 (the “Second Lien Term Loan”).

The Second Lien Term Loan is secured by a second priority lien on substantially all of the assets and property (subject to exclusion of certain assets) of Jason Incorporated and the Second Lien Debtor Guarantors.  Interest on the Second Lien Term Loan accrues at either (i) LIBOR plus 8.0% or (ii) base rate plus 7.0%, and, in each case, is paid on the applicable interest payment date.  As of the Petition Date, approximately $89.9 million remained outstanding under the Second Lien Term Loan.

(2)	Intercreditor Agreement.

Certain of the Debtors are also party to that certain Closing Date Intercreditor Agreement, dated as of June 30, 2014 (as amended, restated, modified, and supplemented from time to time, the “Intercreditor Agreement”), by and between the First Lien Administrative Agent (as a successor to Deutsche Bank AG New York Branch in such capacity) and the Second Lien Administrative Agent (as a successor to Deutsche Bank AG New York Branch in such capacity) and acknowledged by Jason Incorporated, as borrower and the guarantors party thereto, as may be amended, modified, or supplemented from time to time.

Pursuant to the Intercreditor Agreement, each Holder of a Second Lien Credit Agreement Claims has, among other things, (i) waived any claim or argument it may have with respect to Holders of First Lien Secured Credit Agreement Secured Claims and First Lien Credit Agreement Deficiency Claims on account of “the valuation, use, protection or release of any collateral,” (Intercreditor Agreement § 2.04(a)), (ii) agreed that it will not “interfere with, hinder, or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the collateral, or any other exercise of remedies against any Collateral or any forbearance thereof, in each case by any First Lien Secured Parties (in each case, as defined in the Intercreditor Agreement),” (Intercreditor Agreement § 2.05(c)), (iii) agreed that it will not “oppose or object to the determination of the extent of any Liens held by any of the First Lien Secured Parties or the value of any claims of First Lien Secured Parties under Section 506(a) of the Bankruptcy Code or under any other applicable law or otherwise,” (Intercreditor Agreement § 2.07(v)), (iv) agreed that it will not “oppose or object (and instead shall be deemed to have consented) to any disposition of any Collateral, (Intercreditor Agreement § 2.07(viii)), and (v) agreed that the Intercreditor Agreement “constitutes a ‘subordination agreement’ under Section 510 of the Bankruptcy Code as well as all other applicable laws,” (Intercreditor Agreement § 2.07).

(3)	Series A Preferred Stock.

On June 30, 2014, Jason issued 45,000 shares of Series A Preferred Stock with offering proceeds of $45.0 million.  Holders of the Series A Preferred Stock (the “Preferred Stockholders”) are entitled to cumulative dividends at an 8.0% dividend rate per annum when payable quarterly in arrears on January 1, April 1, July 1, and October 1 of each year in cash or by payment in kind of such Series A Preferred Stock shares, at the Company’s option.  The Company has paid the dividend in kind since the first quarter of 2017.  Additionally, Preferred Stockholders have the option to convert each share into approximately 81.18 shares of common stock of Jason, subject to certain adjustments in the conversion rate and the limitations set forth in the certificate of designation of preferred stock.

(4)	Intercompany Relationships.

As is customary for an organization of the Debtors’ size and scope, the Debtors have historically, in the ordinary course of business, engaged in routine business relationships with each other and certain of their non-Debtor affiliates (collectively, the “Intercompany Transactions”), resulting from intercompany sales of products, intercompany purchases of products, shared services operations, and intercompany loans.  The Debtors closely track all fund transfers in their respective accounting systems and, therefore, can ascertain, trace, and account for all Intercompany Transactions.

3.5         The Debtors’ Executives.

As of the date hereof, set forth below are the names, positions, and biographical information of the Debtors’ Executives.  These individuals oversee the businesses and affairs of the Debtors.

Brian K. Kobylinski has served as President and Chief Executive Officer since December 2016, and also as Chairman of the Board of Directors since June 2018.  Prior to being named Chief Executive Officer, Mr. Kobylinski served as President & Chief Operating Officer since April 8, 2016.

Chad M. Paris has served as Senior Vice President and Chief Financial Officer since February 2018 and August 2017, respectively.

Timm Fields has served as Senior Vice President and General Manager – Engineered Components since February 2019.  Mr. Fields previously served as the Vice President and General Manager – Seating, joining the Company in November 2017.

Keith A. Walz has served as Senior Vice President and General Manager – Industrial since February 2018.  Mr. Walz joined the Company in March 2015 and previously served as Vice President and General Manager – Finishing and Vice President of Corporate Development and Strategy.

Kevin Kuznicki has served as Senior Vice President, General Counsel and Secretary since April 2018.

John J. Hengel has served as Vice President – Finance, Treasurer and Assistant Secretary since June 2014 and previously served as Vice President of Finance since 1999.

ARTICLE IV

EVENTS LEADING TO THE CHAPTER 11 CASES

4.1         Capital and Liquidity Constraints.

Despite efforts to right-size the Company’s cost structure, operations continue to be plagued by high operating leverage and a sizable amount of fixed costs, including interest payments under the Company’s funded debt facilities.  Specifically, lower demand from OEM customers for products produced by the engineered components segment impacted cash flow in recent years.  The Company also faced weakness in the welding, metal fabrication, and automotive end markets in 2019, resulting in distributors and end users slowing order rates in response to lower consumption levels.  Weakness in global industrial markets and the Company’s core verticals have also strained cash flow.

These problems were exacerbated by reduced demand as a result of the global impact of the COVID-19 pandemic.  In response, the Company has taken several steps to preserve liquidity.  First, the Company paused all hiring, cut spending, reduced purchasing receipts, and extended payment terms with suppliers.  Second, the Company implemented furlough programs that impacted nearly all of the Company’s U.S. employees.  Third, the Company eliminated the 401(k) match program.  Fourth, beginning April 1, 2020, the Company implemented a three-month pay reduction, with 25 percent reductions for Executives and 10 percent reductions for all other salaried employees.  Fifth, the Company deferred rent payments or negotiated reduced rent agreements at the majority of its leased properties.  Despite these cost‑reduction initiatives, cash flow forecasts present no reasonable path to repay or refinance existing funded debt obligations and other fixed costs while sufficiently funding operations.  As a result, a comprehensive restructuring of the Company’s balance sheet is necessary to ensure its future success.

4.2         Prepetition Sale and Marketing Efforts.

Since the middle of 2019, the Debtors have been exploring strategic alternatives to resolve their ongoing balance sheet and liquidity issues, including a potential sale, strategic merger, consolidation or business combination, acquisition, recapitalization, new debt or equity financing, or a restructuring of the Company’s funded debt.  Beginning in February 2020, the Debtors’ advisors reached out to potential partners to gauge their interest in various forms of value maximizing transactions, proceeding in two parallel paths: (a) a capital transaction process lead by the Debtors’ investment banker, Moelis; and (b) a sale process for some or all of the Debtors’ assets lead by BMO Capital Markets Corp. (“BMO”).

In connection with the capital transaction process, Moelis contacted 15 parties, eight of which executed nondisclosure agreements and were provided a confidential information presentation.  The Debtors and Moelis set a March 18, 2020 deadline for indications of interest.  At the deadline, the Debtors received one written indication of interest.  At the same time, BMO began marketing the Debtors’ assets, reaching out to 32 potential purchasers, 19 of which executed nondisclosure agreements and were provided a confidential information presentation.  The Debtors received one written indicative proposal.  Ultimately, there were no potential transactions that were actionable or offered sufficient consideration to provide greater value to the Company’s stakeholders than the transactions contemplated by the Restructuring Support Agreement and the Plan.

4.3         Prepetition Restructuring Efforts and Stakeholder Engagement.

On the heels of the Company’s marketing process, the Company, with the assistance of its advisors, explored whether it was practicable to effectuate an out-of-court restructuring, refinancing, or other similar transaction that would reduce operating leverage and provide the Company with sufficient additional liquidity, or whether an in‑court restructuring was necessary.  Throughout this process, the Company and its advisors engaged with various creditor groups in an effort to develop a long-term solution to properly capitalize the Company and enable it to focus on implementing its go-forward business plan initiatives.

4.4         Forbearance Agreements.

As a result of liquidity constraints, the Company elected to defer an approximately $2.3 million interest payment due under the Second Lien Credit Agreement on March 31, 2020, resulting in an event of default under the Second Lien Credit Agreement upon the expiration of the applicable grace period.

On March 31, 2020, the Company entered into a forbearance agreement (as amended, restated, modified, and supplemented from time to time, the “Forbearance Agreement”) with certain of the First Lien Credit Agreement Lenders (the “Forbearing Lenders”), who agreed to forbear from exercising their rights and remedies under the First Lien Credit Agreement until April 30, 2020 (the “Forbearance Termination Date”) or earlier upon written notice of certain termination events set forth in the Forbearance Agreement.

Following the execution of the Forbearance Agreement, the Company and its advisors continued to engage in constructive discussions with the First Lien Ad Hoc Group Representatives regarding the terms of a long-term solution to right-size the Company’s capital structure.  To ensure adequate time to negotiate such a solution, on April 30, May 14, May 31, and June 3, 2020, the Company entered into subsequent amendments to the Forbearance Agreement, which, among other things, further extended the Forbearance Termination Date to May 14, May 31, June 3, and June 5, 2020, respectively.  The runway afforded by the Forbearance Agreement enabled the Company to negotiate the terms of a consensual restructuring transaction, as memorialized in the Restructuring Support Agreement.

4.5         The Restructuring Support Agreement.

After considering various alternatives, in an effort to address its funded debt and manage its liquidity, the Company began negotiations regarding potential restructuring transactions with the Creditor Groups, which resulted in the Company entering into the Restructuring Support Agreement, attached hereto as Exhibit B, with the Consenting First Lien Credit Agreement Lenders, which provides for a comprehensive restructuring of the Company’s capital structure.

Under the Restructuring Support Agreement, Consenting First Lien Credit Agreement Lenders have agreed to, among other things, forbear from exercising remedies on account of Collateral (as defined in the Intercreditor Agreement) other than as contemplated by the Plan, which provides for a disposition of Collateral as contemplated by the Intercreditor Agreement in accordance with the transactions contemplated by the Plan.11  Under the Plan, Holders of First Lien Secured Credit Agreement Claims will receive their Pro Rata share of and interest (i) the New First Lien Term Loan Facility; (ii) New Junior Lien Convertible Term Loan Facility; (iii) 100% of the New Jason Equity, subject to dilution by the Management Incentive Plan, and the New Junior Convertible Term Loans, minus the Unencumbered Plan Recovery; and (iv) if applicable, the First Lien Put Option.  The First Lien Put Option, if applicable, provides the option for each Holder of a First Lien Credit Agreement Claim to offer the entirety of such Holder’s Pro Rata distribution of both the New Jason Equity and the New Junior Lien Convertible Term Loan Facility to a First Lien Put Backstop Party (i.e. one of the members of the First Lien Ad Hoc Group that has committed to accept such distribution) at the First Lien Put Price, subject to the First Lien Put Backstop Commitment.12  Each Holder of a First Lien Credit Agreement Deficiency Claim shall receive its Pro Rata share of and interest in the Unencumbered Plan Recovery.

In consideration of the forbearances provided under the Restructuring Support Agreement, under the Restructuring Support Agreement, Consenting First Lien Credit Agreement Lenders will receive a Pro Rata share of and interest in (i) the Debtors’ purchase of $10 million worth of First Lien Credit Agreement Claims held by Consenting First Lien Credit Agreement Lenders (the “Open Market Purchases”) and (ii) a forbearance fee equal to 4.00% of the principal amount of the First Lien Credit Agreement Loans of the Consenting First Lien Credit Agreement Lenders as of the Open Market Buy-Back Date (as defined below) (the “Forbearance Fee”).  On June 23, 2020 (the “Open Market Buy-Back Date”), the Debtors will consummate the Open Market Purchases and pay the first two percent of the Forbearance Fee in cash, reduced by the amount of any forbearance fee previously paid to a Consenting Creditor as part of the Forbearance Agreement.  The remaining two percent of the Forbearance Fee will be paid-in-kind on the earlier of the termination date of the Restructuring Support Agreement or the Effective Date.

Under the Plan, each Holder of an Allowed Second Lien Credit Agreement Claim shall receive its Pro Rata share of and interest in New Jason Equity equal to any Unencumbered Asset Value minus (i) Other Secured Claims secured by the Unencumbered Property, minus (ii) Administrative Claims (other than on account of Diminution in Value) against the applicable Debtor, minus (iii) Other Priority Claims against the applicable Debtor, and minus (iv) Diminution in Value, each as applicable.

Importantly, under the Plan, General Unsecured Claims are Unimpaired and ride through the Chapter 11 Cases unaffected.  Many of the Holders of General Unsecured Claims are trade creditors that will have an ongoing relationship with the Reorganized Debtors.  By leaving General Unsecured Claims Unimpaired, the Debtors are able to ensure payment for creditors that are essential to the Reorganized Debtors’ long‑term success.

In connection with the execution of the Restructuring Support Agreement, the Debtors have also secured the consent of the First Lien Ad Hoc Group to the Debtors’ use of cash collateral.  In addition to funding day‑to‑day operations, access to cash collateral will provide the liquidity necessary to implement the Company’s business plan, including funding working capital, operational initiatives, and capital expenditures.  With access to cash collateral, the Debtors will commence these Chapter 11 Cases with a strong message to the market that the Company is both well‑capitalized and has the liquidity necessary to maintain its operations.

[11]	The transaction steps are detailed more fully in the Restructuring Steps Memorandum.

[12]
If the First Lien Put Backstop Commitment is insufficient to satisfy all exercised First Lien Put Options, then all exercised First Lien Put Options shall receive their Pro Rata share of the First Lien Put Backstop Commitment in exchange for the equivalent amount of their Pro Rata distribution of New Jason Equity and New Junior Lien Convertible Credit Facility.

Additionally, under the Restructuring Support Agreement and Plan, on the Effective Date, the Reorganized Debtors will enter into the New Revolving Exit Facility, a new, third-party, asset-based exit financing facility that (a) provides availability as of the Effective Date of at least $20 million for revolving borrowings after permitting for any amounts on account of outstanding letters of credit; and (b) has aggregate total commitments in an amount not less than $30 million to be agreed on terms acceptable to the Consenting First Lien Credit Agreement Lenders.  In order to ensure the Company has sufficient liquidity to operate following the Debtors’ emergence from chapter 11, the Plan requires that, as of the Effective Date, the sum of (i) all cash and cash equivalents on hand for the Debtors and (ii) undrawn availability under the New Revolving Exit Facility to be at least $25 million.

After emergence, the Reorganized Debtors’ right-sized capital structure will consist of (a) the New First Lien Term Loan Facility in the principal amount of $75 million, (b) the New Junior Lien Convertible Term Loan Facility in the aggregate principal amount of $50 million, and (c) the New Revolving Exit Facility, with aggregate total commitments in an amount not less than $30 million.  The New First Lien Term Loan Facility, the New Junior Lien Convertible Term Loan Facility, and the New Revolving Exit Facility will each be secured by liens of priority consistent with the terms of the Restructuring Support Agreement.

The Restructuring Support Agreement and Plan and the transactions contemplated thereunder present the best available path forward for the Company.  Preserving value for the benefit of the Company’s stakeholders depends, in large part, on the Company swiftly proceeding to confirmation of the Plan and minimizing the effects of the Debtors’ Chapter 11 Cases on the value of the Company’s brand—a critical component of the value of the Company’s business—and the Company’s ongoing liquidity position.  Time is of the essence—customer sentiment in the Company’s industry shifts rapidly and stakeholders need the products provided by the Debtors on an ongoing basis.  The Company intends to proceed with a fair and efficient process to preserve and maximize value for all stakeholders, which ultimately will inure to the substantial benefit of all parties in interest.

ARTICLE V

OTHER KEY ASPECTS OF THE PLAN

5.1         Procedures for Resolving Disputed Claims and Interests.

(a)         Proofs of Claim / Disputed Claims Process.

Notwithstanding section 502(a) of the Bankruptcy Code, and in light of the Unimpaired status of all General Unsecured Claims under the Plan, except as required by Section 2.1, Section 5.2, and any other Sections of the Plan that require filing Proofs of Claims, Holders of Claims need not file Proofs of Claim, and the Reorganized Debtors and the Holders of Claims shall determine, adjudicate, and resolve any disputes over the validity and amounts of such Claims in the ordinary course of business as if the Chapter 11 Cases had not been commenced except that (unless expressly waived pursuant to the Plan) the Allowed amount of such Claims shall be subject to the limitations or maximum amounts permitted by the Bankruptcy Code, including sections 502 and 503 of the Bankruptcy Code, to the extent applicable.  All Proofs of Claim filed in these Chapter 11 Cases, except those permitted by Section 2.1, shall be considered objected to and Disputed without further action by the Debtors.

Upon the Effective Date, all Proofs of Claim filed against the Debtors, regardless of the time of filing, and including Claims filed after the Effective Date, shall be deemed withdrawn, other than as provided below, and such creditor that Files a Proof of Claim with the Bankruptcy Court retains any right it may have to pursue remedies in a forum other than the Bankruptcy Court in accordance with applicable.  Notwithstanding anything in Section 7.1 of the Plan, (a) all Claims against the Debtors that result from the Debtors’ rejection of an executory contract or unexpired lease, (b) disputes regarding the amount of any Cure pursuant to section 365 of the Bankruptcy Code, and (c) Claims that the Debtors seek to have determined by the Bankruptcy Court, shall in all cases be determined by the Bankruptcy Court.  From and after the Effective Date, the Reorganized Debtors may satisfy, dispute, settle, or otherwise compromise any Claim without approval of the Bankruptcy Court.

(b)         Objections to Claims.

Except insofar as a Claim is Allowed under the Plan, the Debtors, the Reorganized Debtors, or any other party in interest shall be entitled to object to Claims.  Any objections to Claims, other than Administrative Claims, shall be served and filed (a) on or before the 90th day following the later of (i) the Effective Date and (ii) the date that a Proof of Claim is filed or amended or a Claim is otherwise asserted or amended in writing by or on behalf of a Holder of such Claim, or (b) such later date as ordered by the Bankruptcy Court upon motion filed by the Debtors or Reorganized Debtors.  For the avoidance of doubt, except as otherwise provided for in the Plan, from and after the Effective Date, each Reorganized Debtor shall have and retain any and all rights and defenses such Debtor had immediately prior to the Effective Date with respect to any Disputed Claim or Interest, including the Causes of Action retained pursuant to Section 4.20 of the Plan.

(c)         Estimation of Claims.

Before or after the Effective Date, the Debtors or Reorganized Debtors, as applicable, may (but are not required to) at any time request that the Bankruptcy Court estimate any Disputed Claim that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim, including during the litigation of any objection to any Claim or during the appeal relating to such objection; provided that if the Bankruptcy Court resolves the Allowed amount of a Claim, the Debtors and Reorganized Debtors, as applicable, shall not be permitted to seek an estimation of such Claim.  Notwithstanding any provision otherwise in the Plan, a Claim that has been expunged from the Claims register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court.  In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute a maximum limitation on such Claim for all purposes under the Plan (including for purposes of distributions), and the relevant Reorganized Debtor may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim.

(d)         No Distribution Pending Allowance.

If an objection to a Claim is deemed, as set forth in Section 7.1 of the Plan, or Filed, as set forth in Section 7.2 of the Plan, no payment or distribution provided under the Plan shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim.

(e)         Distribution After Allowance.

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions (if any) shall be made to the Holder of such Allowed Claim in accordance with the provisions of the Plan.  As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a Final Order, the Distribution Agent shall provide to the Holder of such Claim the distribution (if any) to which such Holder is entitled under the Plan as of the Effective Date, without any interest to be paid on account of the such Claim unless required under applicable bankruptcy law.

(f)          No Interest.

Unless otherwise specifically provided for in the Plan or by order of the Bankruptcy Court, postpetition interest shall not accrue or be paid on Claims, and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim or right.  Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Disputed Claim, if and when such Disputed Claim becomes an Allowed Claim.

(g)          Adjustment to Claims Without Objection.

Any Claim that has been paid or satisfied, or any Claim that has been amended or superseded, may be adjusted on the Claims register by the Reorganized Debtors without a claims objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

(h)         Disallowance of Claims.

All Claims of any Entity from which property is sought by the Debtors under sections 542, 543, 550, or 553 of the Bankruptcy Code or that the Debtors or the Reorganized Debtors allege is a transferee of a transfer that is avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code shall be disallowed if:  (a) the Entity, on the one hand, and the Debtors or the Reorganized Debtors, as applicable, on the other hand, agree or the Bankruptcy Court has determined by Final Order that such Entity or transferee is liable to turn over any property or monies under any of the aforementioned sections of the Bankruptcy Code; and (b) such Entity or transferee has failed to turn over such property by the date set forth in such agreement or Final Order.  All Claims filed on account of an indemnification obligation to a director, officer, or employee shall be deemed satisfied and expunged from the Claims register as of the Effective Date to the extent such indemnification obligation is assumed (or honored or reaffirmed, as the case may be) pursuant to the Plan, without any further notice to or action, order or approval of the Bankruptcy Court.  All Claims filed on account of an employee benefit shall be deemed satisfied and expunged from the Claims register as of the Effective Date to the extent the Reorganized Debtors elect to honor such employee benefit, without any further notice to or action, order or approval of the Bankruptcy Court.

Except as provided for in the Plan or otherwise agreed, any and all Proofs of Claim filed after the Claims Bar Date shall be deemed disallowed and expunged as of the Effective Date without any further notice to or action, order, or approval of the Bankruptcy Court, and Holders of such Claims shall not receive any distributions on account of such Claims, unless on or before the Confirmation Hearing such late Claim has been deemed timely filed by a Final Order.

5.2         Restructuring Transactions.

On or about the Effective Date, the Debtors or the Reorganized Debtors, as applicable, shall take all actions set forth in the Restructuring Steps Memorandum and Restructuring Support Agreement, and enter into any transaction and may take all actions as may be necessary or appropriate to effectuate the transactions described in, approved by, contemplated by, or necessary to effectuate the Restructuring Support Agreement and the Plan,  including:  (a) the execution and delivery of any appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, formation, organization, dissolution, or liquidation containing terms that are consistent with the terms of the Plan, and that satisfy the requirements of applicable law and any other terms to which the applicable Entities may agree, including the documents comprising the Plan Supplement; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable Entities agree; (c) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, amalgamation, consolidation, conversion, or dissolution pursuant to applicable state law; (d)  such other transactions that are required to effectuate the Restructuring Transactions in the most tax efficient manner for the Debtors, including any mergers, consolidations, restructurings, conversions, dispositions, transfers, formations, organizations, dissolutions, or liquidations; (e) the execution, delivery, and filing, if applicable, of the New Credit Agreement Documents and the New Revolving Exit Facility Credit Agreement Documents; (f) the execution and delivery of the Definitive Documents; (g) the issuance of securities, all of which shall be authorized and approved in all respects, in each case, without further action being required under applicable law, regulation, order or rule; and (h) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law.

The Confirmation Order shall and shall be deemed to, pursuant to both section 1123 and section 363 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan.

5.3         New Jason Equity.

All Jason Common Interests and Jason Preferred Interests shall be cancelled as of the Effective Date.  In connection with the Restructuring Transactions, Jason NewCo shall issue and distribute, or otherwise transfer, the New Jason Equity pursuant to, and in the manner set forth in, the Plan and other Definitive Documents.

On the Effective Date, Jason NewCo is authorized to issue or cause to be issued and shall, as provided for in the Restructuring Steps Memorandum, issue the New Jason Equity in accordance with the terms of the Plan, the Stockholders’ Agreement, and other applicable Definitive Documents without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule, or the vote, consent, authorization, or approval of any Person.  The New Jason Equity shall be issued and distributed free and clear of all Liens, Claims, and other Interests.  All of the New Jason Equity issued pursuant to the Plan, as contemplated by the Sale Transaction, shall be duly authorized and validly issued.

On the Effective Date, Jason NewCo and all holders of the New Jason Equity then outstanding shall be deemed to be parties to the New Organizational Documents, substantially in the form, and substance consistent with the term sheets, contained in the Restructuring Support Agreement, without the need for execution by any such holder.  The New Organizational Documents shall be binding on Jason NewCo and its subsidiaries and all parties receiving pursuant to the Plan, and all holders of, New Jason Equity.

5.4         The New Credit Facilities.

On the Effective Date, the Reorganized Debtors shall enter into the New Credit Agreements and shall execute and deliver the New Credit Agreement Documents, and such documents shall become effective in accordance with their terms, all in accordance with the Restructuring Steps Memorandum.  On and after the Effective Date, the New Credit Agreement Documents, shall constitute legal, valid, and binding obligations of the Reorganized Debtors and be enforceable in accordance with their respective terms.  The terms and conditions of the New Credit Agreement Documents, if any, shall bind the Reorganized Debtors and each other Entity that enters into such New Credit Agreement Documents as a guarantor.  Any Entity’s entry into the New Credit Agreements, if any, shall be deemed as its agreement to the terms of such New Credit Agreement Documents, as amended or modified from time to time following the Effective Date in accordance with its terms.

Confirmation shall be deemed approval of the New Credit Agreement Documents (including the transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations and guarantees to be incurred and fees and expenses paid in connection therewith), if any, and, to the extent not approved by the Bankruptcy Court previously, the Reorganized Debtors will be authorized to execute and deliver those documents necessary or appropriate to obtain the New Credit Facilities, including the New Credit Agreement Documents, without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order or rule or vote, consent, authorization, or approval of any Person, subject to such modifications as the Reorganized Debtors may deem to be necessary to enter into the New Credit Agreement Documents, if any.

5.5         New Revolving Exit Facility.

On the Effective Date, the Reorganized Debtors shall enter into the New Revolving Exit Facility Credit Agreement and shall execute and deliver the New Revolving Exit Facility Credit Agreement Documents, and such documents shall become effective in accordance with their terms, all in accordance with the Restructuring Steps Memorandum.  On and after the Effective Date, the New Revolving Exit Facility Credit Agreement Documents, shall constitute legal, valid, and binding obligations of the Reorganized Debtors and be enforceable in accordance with their respective terms.  The terms and conditions of the New Revolving Exit Facility Credit Agreement Documents, if any, shall bind the Reorganized Debtors and each other Entity that enters into such New Revolving Exit Facility Credit Agreement Documents as a guarantor.  Any Entity’s entry into the New Revolving Exit Facility Credit Agreement, if any, shall be deemed as its agreement to the terms of such New Revolving Exit Facility Credit Agreement Documents, as amended or modified from time to time following the Effective Date in accordance with its terms.

Confirmation shall be deemed approval of the New Revolving Exit Facility Credit Agreement Documents (including the transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations and guarantees to be incurred and fees and expenses paid in connection therewith), if any, and, to the extent not approved by the Bankruptcy Court previously, the Reorganized Debtors will be authorized to execute and deliver those documents necessary or appropriate to obtain the New Revolving Exit Facility Credit Agreement, including the New Revolving Exit Facility Credit Agreement Documents, without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order or rule or vote, consent, authorization, or approval of any Person, subject to such modifications as the Reorganized Debtors may deem to be necessary to enter into the New Revolving Exit Facility Credit Agreement Documents, if any.

5.6         Vesting of Assets in the Reorganized Debtors.

Except as otherwise provided for in the Plan, or in any agreement, instrument, or other document incorporated in the Plan (including with respect to the Restructuring Transactions, the New Credit Agreement Documents, and the New Revolving Exit Facility Credit Agreement Documents), on the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all property in each Debtor’s Estate, all Causes of Action, and any property acquired by any of the Debtors under the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances.  On and after the Effective Date, except as otherwise provided for in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and pursue, compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

5.7         Exemption from Registration Requirements.

The New Jason Equity to be issued to Holders of Allowed First Lien Secured Credit Agreement Claims pursuant to Article III of the Plan, the New Junior Convertible Term Loans and the New Jason Equity that may be issued on account of the New Junior Convertible Term Loans (collectively, the “Plan Securities”) will be issued without registration under the Securities Act or any similar federal, state, or local law in reliance upon (i) section 1145 of the Bankruptcy Code (except with respect to an entity that is an “underwriter” as defined in subsection (b) of section 1145 of the Bankruptcy Code) or (ii) only to the extent that such exemption under section 1145 of the Bankruptcy Code is not available (including with respect to an entity that is an “underwriter”) pursuant to section 4(a)(2) under the Securities Act and/or Regulation D thereunder.

Securities issued in reliance upon section 1145 of the Bankruptcy Code are exempt from, among other things, the registration requirements of section 5 of the Securities Act and any other applicable U.S. state or local law requiring registration prior to the offering, issuance, distribution or sale of securities and (a) are not “restricted securities” as defined in Rule 144(a)(3) under the Securities Act and (b) are freely tradable and transferable by any holder thereof that, at the time of transfer, (1) is not an “affiliate” of Jason NewCo as defined in Rule 144(a)(1) under the Securities Act, (2) has not been such an “affiliate” within ninety (90) days of such transfer, (3) has not acquired such securities from an “affiliate” within one year of such transfer and (4) is not an entity that is an “underwriter.”

Section 1145(b)(1) of the Bankruptcy Code defines an “underwriter” as one who, except with respect to “ordinary trading transactions” of an entity that is not an “issuer”: (a) purchases a claim against, interest in, or claim for an administrative expense in the case concerning, the debtor, if such purchase is with a view to distribution of any security received or to be received in exchange for such claim or interest; (b) offers to sell securities offered or sold under a plan for the holders of such securities; (c) offers to buy securities offered or sold under a plan from the holders of such securities, if such offer to buy is (i) with a view to distribution of such securities and (ii) under an agreement made in connection with the plan, with the consummation of the plan, or with the offer or sale of securities under the plan; or (d) is an issuer of the securities within the meaning of section 2(a)(11) of the Securities Act. In addition, a person who receives a fee in exchange for purchasing an issuer’s securities could also be considered an underwriter within the meaning of section 2(a)(11) of the Securities Act.

The definition of an “issuer” for purposes of whether a person is an underwriter under section 1145(b)(1)(D) of the Bankruptcy Code, by reference to section 2(a)(11) of the Securities Act, includes as “statutory underwriters” all “affiliates,” which are all persons who, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with, an issuer of securities. The reference to “issuer,” as used in the definition of “underwriter” contained in section 2(a)(11) of the Securities Act, is intended to cover “Controlling Persons” of the issuer of the securities. “Control,” as defined in Rule 405 of the Securities Act, means to possess, directly or indirectly, the power to direct or cause to direct management and policies of a person, whether through owning voting securities, contract, or otherwise. Accordingly, an officer, director or significant stockholder of a reorganized debtor or its successor may be deemed to be a “controlling person” of the debtor or successor under a plan of reorganization.

Solely to the extent issuance under Section 1145(a) of the Bankruptcy Code is unavailable and Plan Securities must instead be issued in reliance on section 4(a)(2) of the Securities Act or Regulation D thereunder, such securities will be “restricted securities” subject to resale restrictions and may be resold, exchanged, assigned, or otherwise transferred only pursuant to registration, or an applicable exemption from registration under the Securities Act and applicable state and local securities law.

New Jason Equity issued pursuant to the Management Incentive Plan will be issued pursuant to a registration statement or an exemption from registration under the Securities Act and applicable state and local securities laws.

The Debtors recommend that potential recipients of Plan Securities or Securities issued under the Management Incentive Plan consult their own counsel concerning their ability to freely trade such Securities in compliance with the federal securities laws and any applicable Blue Sky Laws. The Debtors make no representation concerning the ability of a person to dispose of such Securities.

Should Jason Newco elect, on or after the Effective Date, to reflect any ownership of the New Jason Equity through the facilities of DTC, Jason Newco need not provide to DTC any further evidence other than the Plan or the Confirmation Order with respect to the treatment of such securities under applicable securities laws.  Notwithstanding anything to the contrary in the Plan, no Entity, including, for the avoidance of doubt, DTC shall be entitled to require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the initial sale and delivery by the issuer to the holders of New Jason Equity is exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.  The Confirmation Order shall provide that DTC shall be required to accept and conclusively rely upon the Plan or Confirmation Order in lieu of a legal opinion regarding whether the New Jason Equity is exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

5.8         Cancellation of Instruments, Certificates, and Other Documents.

On the Effective Date, except with respect to the New Credit Facilities, the New Revolving Exit Facility, the Registration Rights Agreement, and the New Jason Equity or as otherwise provided in the Plan:  (a) the obligations of the Debtors under the First Lien Credit Agreement, the Second Lien Credit Agreement, and any Interest in Jason, certificate, share, note, bond, indenture, purchase right, option, warrant, or other instrument or document, directly or indirectly, evidencing or creating any indebtedness or obligation of, or ownership interest in, the Debtors giving rise to any Claim or Interest, including, for the avoidance of doubt, any and all shareholder or similar agreements related to Interests in Jason, shall be cancelled and the Debtors and the Reorganized Debtors shall not have any continuing obligations thereunder; and (b) the obligations of the Debtors pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation, or similar documents governing the shares, certificates, notes, bonds, purchase rights, options, warrants, or other instruments or documents evidencing or creating any indebtedness or obligation of the Debtors shall be released and discharged.

Notwithstanding Confirmation, the occurrence of the Effective Date or anything to the contrary in the Plan, only such matters that, by their express terms, survive the termination of the First Lien Credit Agreement, the Second Lien Credit Agreement shall survive the occurrence of the Effective Date, including the rights of the Agent and the Trustee to expense reimbursement, indemnification, and similar amounts.

5.9         Sources for Plan Distributions and Transfers of Funds Among Debtors.

The Debtors shall fund distributions under the Plan with Cash on hand and the proceeds of the New Credit Facilities, New Revolving Exit Facility, and the New Jason Equity.  Cash payments to be made pursuant to the Plan will be made by the Reorganized Debtors.  The Reorganized Debtors will be entitled to transfer funds between and among themselves as they determine to be necessary or appropriate to enable the Reorganized Debtors to make the payments and distributions required by the Plan.  Except as set forth in the Plan, and to the extent consistent with any applicable limitations set forth in any applicable post-Effective Date agreement (including the New Credit Agreement Documents, New Revolving Exit Facility Credit Agreement Documents, and New Organizational Documents), any changes in intercompany account balances resulting from such transfers will be accounted for and settled in accordance with the Debtors’ historical intercompany account settlement practices and will not violate the terms of the Plan.

From and after the Effective Date, the Reorganized Debtors, subject to any applicable limitations set forth in any post‑Effective Date agreement (including the New Credit Agreement Documents, New Revolving Exit Facility Credit Agreement Documents, and New Organizational Documents), shall have the right and authority, without further order of the Bankruptcy Court, to raise additional capital and obtain additional financing as the boards of directors of the applicable Reorganized Debtors deem appropriate.

5.10       Corporate Action.

Upon the Effective Date, all actions contemplated by the Plan shall be deemed authorized, approved, and, to the extent taken prior to the Effective Date, ratified without any requirement for further action by Holders of Claims or Interests, directors, managers, or officers of the Debtors, the Reorganized Debtors , or any other Entity, including:  (a) rejection or assumption, as applicable, of Executory Contracts and Unexpired Leases; (b) selection of the directors, managers, and officers for the Reorganize Debtors, including the appointment of the New Board; (c) the entry into the New Credit Facilities and the execution, entry into, delivery and filing of the New Credit Agreement Documents, as applicable; (d) the adoption and/or filing of or entry into the New Organizational Documents; (e) the issuance and distribution, or other transfer, of the New Jason Equity as provided in the Plan; (f) implementation of the Restructuring Transactions, including any Sale Transaction; (g) New Revolving Exit Facility Credit Agreement Documents; and (h) all other acts or actions contemplated, or reasonably necessary or appropriate to promptly consummate the transactions contemplated by the Plan, including those contemplated under the Restructuring Steps Memorandum (whether to occur before, on, or after the Effective Date).  All matters provided for in the Plan involving the corporate structure of the Debtors, and any corporate action required by Jason NewCo and/or the Debtors in connection therewith, shall be deemed to have occurred on, and shall be in effect as of, the Effective Date, without any requirement of further action by Holders of Claims, the security holders, directors, managers, authorized persons, or officers of Jason NewCo and/or the Debtors.  On or (as applicable) before the Effective Date, the appropriate officers of the Debtors, Jason NewCo, or the other Reorganized Debtors,  as applicable, shall be authorized and (as applicable) directed to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated by the Plan (or necessary or desirable to effectuate the Restructuring Transactions) in the name of and on behalf of Jason NewCo and the other Reorganized Debtors, as applicable, including the New Credit Agreement Documents, the New Revolving Exit Facility Credit Agreement Documents, the Registration Rights Agreement, and any and all other agreements, documents, Securities, and instruments relating to the foregoing, to the extent not previously authorized by the Bankruptcy Court.  The authorizations and approvals contemplated by Section 4.11 of the Plan shall be effective notwithstanding any requirements under non‑bankruptcy law.

5.11       Corporate Existence.

Except as otherwise provided in the Plan, the Restructuring Steps Memorandum, or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement (including the Restructuring Transactions, the New Organizational Documents, and the New Credit Agreement Documents, the New Revolving Exit Facility Credit Agreement Documents, and the Registration Rights Agreement), on the Effective Date, each Debtor shall continue to exist after the Effective Date as a separate corporation, limited liability company, partnership, or other form of entity, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form of entity, as the case may be, pursuant to the applicable law in the jurisdiction in which Jason NewCo and each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and by-laws (or other analogous formation documents) in effect before the Effective Date, except to the extent such certificate of incorporation or bylaws (or other analogous formation documents) is amended by the Plan or otherwise, and to the extent any such document is amended, such document is deemed to be amended pursuant to the Plan and requires no further action or approval (other than any requisite filings required under applicable state or federal law).

5.12       New Organizational Documents.

On the Effective Date, or as soon thereafter as is reasonably practicable, Jason NewCo’s and the other Reorganized Debtors’ certificates of incorporation and bylaws (and other formation and constituent documents relating to limited liability companies) shall be amended as may be required to be consistent with the provisions of the Plan, the New Credit Agreement Documents, the New Revolving Exit Facility Credit Agreement Documents, the Stockholders’ Agreement, and the Registration Rights Agreement, as applicable, and the Bankruptcy Code.  The New Organizational Documents shall, among other things:  (a) authorize the issuance of the New Jason Equity; (b) authorize the entry into the Stockholders’ Agreement and the Registration Rights Agreement; and (c) pursuant to and only to the extent required by section 1123(a)(6) of the Bankruptcy Code, include a provision prohibiting the issuance of non-voting equity Securities.  Subject to Section 4.14, Jason NewCo and each other Reorganized Debtor may amend and restate its certificate of incorporation and other formation and constituent documents as permitted by the laws of its respective jurisdiction of formation and the terms of the New Organizational Documents, and the Plan.

5.13       Indemnification Provisions in Organizational Documents.

As of the Effective Date, each Reorganized Debtor’s certificate of incorporation, bylaws, or similar organizational documents shall, to the fullest extent permitted by applicable law, provide for the indemnification, defense, reimbursement, exculpation, and/or limitation of liability of, and advancement of fees and expenses to, current and former directors, officers, equity holders, managers, members, employees, accountants, investment bankers, attorneys, other professionals, agents of Jason NewCo and the Debtors, and such current and former directors’, officers’, and managers’ respective Affiliates (each of the foregoing solely in their capacity as such) but solely to the extent as set forth in the Indemnification Provisions, against any claims or causes of action whether direct or derivative, liquidated or unliquidated, fixed or contingent, disputed or undisputed, matured or unmatured, known or unknown, foreseen or unforeseen, or asserted or unasserted.  For the avoidance of doubt, as of the Effective Date, Jason NewCo’s organizational documents shall be deemed to provide for the indemnification, defense, reimbursement, exculpation, and/or limitation of liability of, and advancement of fees and expenses to, current and former directors, officers, equity holders, managers, members, employees, accountants, investment bankers, attorneys, other professionals, agents of Jason NewCo and the Debtors, and such current and former directors’, officers’, and managers’ respective Affiliates (each of the foregoing solely in their capacity as such) to the fullest extent permitted by applicable law but solely to the extent as set forth in Jason’s Indemnification Provisions, against any claims or causes of action whether direct or derivative, liquidated or unliquidated, fixed or contingent, disputed or undisputed, matured or unmatured, known or unknown, foreseen or unforeseen, or asserted or unasserted.  None of the Reorganized Debtors shall amend and/or restate its certificate of incorporation, bylaws, or similar organizational document after the Effective Date to terminate or materially adversely affect (a) any Indemnification Provision or (b) the rights of such directors, officers, equity holders, managers, members, employees, accountants, investment bankers, attorneys, other professionals, agents of the Debtors, and such current and former directors’, officers’, and managers’ respective Affiliates (each of the foregoing solely in their capacity as such) referred to in the first sentence of Section 4.14 of the Plan.

5.14       Effectuating Documents; Further Transactions.

On and after the Effective Date, the Reorganized Debtors, and the officers and members of the boards of directors and managers thereof, shall be authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan and the New Credit Agreement Documents, New Revolving Exit Facility Credit Agreement Documents, the Stockholders’ Agreement, and the Registration Rights Agreement, as applicable, and the Securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorizations, or consents except for those expressly required under the Plan.

5.15       Section 1146(a) Exemption.

To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to Jason NewCo or to any other Person) of property under the Plan (including the Restructuring Transactions) or pursuant to:  (a) the issuance, distribution, transfer, or exchange of any debt, equity security, or other interest in the Debtors or Jason NewCo; (b) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (c) the making, assignment, or recording of any lease or sublease; (d) the grant of collateral as security for any or all of the New Credit Facilities or the New Revolving Exit Facility, as applicable; or (e) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan (including the Restructuring Transactions), shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, sales or use tax, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment.  All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(c) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

5.16       Directors and Officers of the Reorganized Debtors.

(a)	The New Board

As of the Effective Date the terms of the current members of the board of directors of Jason shall expire.  The New Board will initially be comprised of the Chief Executive Officer of Jason NewCo and such other members to be selected by the First Lien Ad Hoc Group.  To the extent known, the identities of the members of the New Board will be disclosed in the Plan Supplement or prior to the Confirmation Hearing consistent with section 1129(a)(5) of the Bankruptcy Code.  The directors of each of the subsidiary Debtors shall consist of either existing directors of such Debtor or such other persons as disclosed in the Plan Supplement or prior to the Confirmation Hearing.

From and after the Effective Date, each director (or director equivalent) of the Reorganized Debtors shall serve pursuant to the terms of the respective Reorganized Debtor’s charter and bylaws or other formation and constituent documents, and applicable laws of the respective Reorganized Debtor’s jurisdiction of formation.

(b)	Senior Management

Except as otherwise provided in the Plan, the officers of the Debtors as of the Petition Date shall remain in their current capacities as officers of the Reorganized Debtors unless, to the extent known, otherwise disclosed in the Plan Supplement or prior to the Confirmation Hearing, in each case subject to the ordinary rights and powers of the New Board to remove or replace them in accordance with the Reorganized Debtors’ organizational documents and any applicable employment agreements that are assumed pursuant to the Plan.

From and after the Effective Date, each officer or manager of the Reorganized Debtors shall serve pursuant to the terms of the respective Reorganized Debtor’s charters and bylaws or other formation and constituent documents, and applicable laws of the respective Reorganized Debtor’s jurisdiction of formation.

5.17       Employment Obligations.

Except as otherwise provided in the Plan, on and after the Effective Date all employee wages, compensation, benefit, and incentive programs and collective bargaining agreements in place as of the Effective Date with the Debtors shall be assumed, or assumed and amended on terms no less favorable than the terms that were in place on the Effective Date, by the Reorganized Debtors and shall remain in place as of the Effective Date, and the Reorganized Debtors will continue to honor such agreements, arrangements, programs, and plans in each case other than with respect to any programs with respect to Interests (such as stock, options, warrants, or restricted stock units, each of which shall be deemed to be no longer valid, binding, or effective with respect to the Reorganized Debtors).

Notwithstanding the foregoing, pursuant to section 1129(a)(13) of the Bankruptcy Code, from and after the Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law.

5.18       Executive Employment Agreements.

The Executives and the First Lien Ad Hoc Group shall in good faith negotiate new or amended employment agreements, the terms and conditions of which shall be reasonably acceptable to the Company and acceptable to each Executive and the First Lien Ad Hoc Group; provided that in conjunction with any agreement executed on the Effective Date, such Executive shall waive any change of control bonuses to which they would be entitled under their existing employment agreements; provided, further that if an agreement is not reached, the relevant Executive shall be entitled to the severance payments set forth in his current Employment Agreement.

5.19       Management Incentive Plan.

Following the Effective Date, Jason NewCo shall adopt and implement the Management Incentive Plan.  Awards under the Management Incentive Plan shall be granted by the compensation committee of the New Board.

5.20       Preservation of Causes of Action.

Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan, including pursuant to Article VIII of the Plan or a Final Order, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue any and all Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement, the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date.  No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against them as any indication that the Debtors or the Reorganized Debtors will not pursue any and all available Causes of Action against them.  The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan.  Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan, including pursuant to Article VIII of the Plan or a Bankruptcy Court order, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation.  For the avoidance of doubt, in no instance will any Cause of Action preserved pursuant to Section 4.21 of the Plan include any claim or Cause of Action with respect to, or against, a Released Party.

In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action preserved pursuant to the first paragraph of Section 4.21 of the Plan that a Debtor may hold against any Entity shall vest in the Reorganized Debtors.  The Reorganized Debtors, through their authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action.  The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action, or to decline to do any of the foregoing, without the consent or approval of any third party or any further notice to or action, order, or approval of the Bankruptcy Court.

5.21       Release of Avoidance Actions.

On the Effective Date, the Debtors, on behalf of themselves and their estates, shall release any and all Avoidance Actions and Jason NewCo, the Debtors and any of their successors or assigns, and any Entity acting on behalf of Jason NewCo or the Debtors, shall be deemed to have waived the right to pursue any and all Avoidance Actions, except for Avoidance Actions brought as counterclaims or defenses to claims asserted against the Debtors.

5.22       Treatment of Executory Contracts and Unexpired Leases.

(a)          Assumption and Rejection of Executory Contracts and Unexpired Leases.

Except as otherwise provided in the Plan, each Executory Contract and Unexpired Lease shall be deemed assumed, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, as of the Effective Date, pursuant to section 365 of the Bankruptcy Code, unless such Executory Contract or Unexpired Lease (a) was previously assumed or rejected; (b) was previously expired or terminated pursuant to its own terms; (c) is the subject of a motion to assume or assume and assign Filed on or before the Confirmation Date; or (d) is designated specifically, or by category, as an Executory Contract or Unexpired Lease on the Schedule of Rejected Executory Contracts and Unexpired Leases.  The assumption of Executory Contracts and Unexpired Leases hereunder may include the assignment of certain of such contracts to Affiliates.  The Confirmation Order will constitute an order of the Bankruptcy Court approving the above-described assumptions and assignments, all pursuant to sections 365(a) and 1123 of the Bankruptcy Code and effective on the occurrence of the Effective Date.

Except as otherwise provided for in the Plan or agreed to by the Debtors and the applicable counterparty, each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements related thereto, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests.  To the maximum extent permitted by law, to the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto.  Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease or the validity, priority, or amount of any Claims that may arise in connection therewith.

(b)         Cure of Defaults for Assumed Executory Contracts and Unexpired Leases.

The Debtors or the Reorganized Debtors, as applicable, shall pay Cures, if any, on the Effective Date or as soon as reasonably practicable thereafter, with the amount and timing of payment of any such Cure dictated by the Debtors’ ordinary course of business.  Unless otherwise agreed upon in writing by the parties to the applicable Executory Contract or Unexpired Lease, all requests for payment of Cure that differ from the ordinary course amounts paid or proposed to be paid by the Debtors or the Reorganized Debtors to a counterparty must be Filed with the Solicitation Agent on or before 30 days after the Effective Date.  Any such request that is not timely Filed shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against the Reorganized Debtors, without the need for any objection by the Reorganized Debtors or any other party in interest or any further notice to or action, order, or approval of the Bankruptcy Court.  Any Cure shall be deemed fully satisfied, released, and discharged upon payment by the Debtors or the Reorganized Debtors of the Cure in the Debtors ordinary course of business; provided, however, that nothing in the Plan shall prevent the Reorganized Debtors from paying any Cure Claim despite the failure of the relevant counterparty to File such request for payment of such Cure.  The Reorganized Debtors also may settle any Cure Claim without any further notice to or action, order, or approval of the Bankruptcy Court.  In addition, any objection to the assumption of an Executory Contract or Unexpired Lease under the Plan must be Filed with the Bankruptcy Court on or before 30 days after the Effective Date.  Any such objection will be scheduled to be heard by the Bankruptcy Court at the Debtors’ or the Reorganized Debtors’, as applicable, first scheduled omnibus hearing for which such objection is timely Filed.  Any counterparty to an Executory Contract or Unexpired Lease that fails to timely object to the proposed assumption of any Executory Contract or Unexpired Lease will be deemed to have consented to such assumption.

If there is any dispute regarding any Cure, the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” within the meaning of section 365 of the Bankruptcy Code, or any other matter pertaining to assumption, then payment of Cure shall occur as soon as reasonably practicable after entry of a Final Order resolving such dispute, approving such assumption (and, if applicable, assignment), or as may be agreed upon by the Debtors or the Reorganized Debtors, as applicable, and the counterparty to the Executory Contract or Unexpired Lease.

Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise and full payment of any applicable Cure pursuant to Section 5.2 of the Plan, in the amount and at the time dictated by the Debtors ordinary course of business, shall result in the full release and satisfaction of any Cures, Claims, or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption.  Any and all Proofs of Claim based upon Executory Contracts or Unexpired Leases that have been assumed in the Chapter 11 Cases, including pursuant to the Confirmation Order, and for which any Cure has been fully paid pursuant to Section 5.2 of the Plan, in the amount and at the time dictated by the Debtors ordinary course of business, shall be deemed disallowed and expunged as of the Effective Date without the need for any objection thereto or any further notice to or action, order, or approval of the Bankruptcy Court.

(c)          Rejection Damages Claims.

In the event that the rejection of an Executory Contract or Unexpired Lease by any of the Debtors results in damages to the other party or parties to such contract or lease, a Claim for such damages shall be forever barred and shall not be enforceable against the Debtors or the Reorganized Debtors or their respective properties or interests in property as agents, successors, or assigns, unless a Proof of Claim is Filed with the Solicitation Agent and served upon counsel for the Debtors or the Reorganized Debtors no later than 30 days after the later of (a) the Effective Date or (b) the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection of such executory contract or unexpired lease.  Any such Claims, to the extent Allowed, shall be classified as General Unsecured Claims and shall be treated in accordance with Article III of the Plan.

(d)         Indemnification.

On and as of the Effective Date, the Indemnification Provisions will be assumed by the Debtors or the Reorganized Debtors (as applicable) and will be irrevocable and will survive the effectiveness of the Plan, and the New Organizational Documents will provide to the fullest extent provided by the law for the indemnification, defense, reimbursement, exculpation, and/or limitation of liability of, and advancement of fees and expenses to the Debtors’ and the Reorganized Debtors’ current and former directors, officers, equity holders, managers, members, employees, accountants, investment bankers, attorneys, other professionals, agents of the Debtors, and such current and former directors’, officers’, and managers’ respective Affiliates (each of the foregoing solely in their capacity as such) at least to the same extent as the Indemnification Provisions, against any Claims or Causes of Action whether direct or derivative, liquidated or unliquidated, fixed or contingent, disputed or undisputed, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted, and, notwithstanding anything in the Plan to the contrary, none of the Reorganized Debtors will amend and/or restate the New Organizational Documents before or after the Effective Date to terminate or adversely affect any of the Indemnification Provisions.  On and as of the Effective Date, Jason NewCo shall assume the Indemnification Provisions of Jason and such assumption shall be irrevocable.

(e)          Insurance Policies and Surety Bonds.

Each D&O Liability Insurance Policy (including, without limitation, any “tail policy” and all agreements, documents, or instruments related thereto) shall be deemed assumed, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, as of the Effective Date, pursuant to section 365 of the Bankruptcy Code.  For the avoidance of doubt, any D&O Liability Insurance Policy associated with Jason shall be assumed by Jason NewCo as of the Effective Date.

The Debtors or the Reorganized Debtors, as applicable, shall not terminate or otherwise reduce the coverage under any D&O Liability Insurance Policy (including, without limitation, any “tail policy” and all agreements, documents, or instruments related thereto) in effect prior to the Effective Date, and any current and former directors, officers, managers, and employees of the Debtors who served in such capacity at any time before or after the Effective Date shall be entitled to the full benefits of any such policy for the full term of such policy regardless of whether such directors, officers, managers, and employees remain in such positions after the Effective Date.  Notwithstanding anything to the contrary in the Plan, the Debtors or the Reorganized Debtors shall retain the ability to supplement such D&O Liability Insurance Policy as the Debtors or the Reorganized Debtors may deem necessary.

The Debtors shall continue to satisfy their surety bonds and insurance policies in full and continue such programs in the ordinary course of business.  Each of the Debtors’ surety bonds and insurance policies, and any agreements, documents, or instruments relating thereto, shall be treated as Executory Contracts under the Plan.  Unless otherwise provided in the Plan, on the Effective Date:  (a) the Debtors shall be deemed to have assumed all such surety bonds and insurance policies and any agreements, documents, and instruments relating to coverage of all insured Claims; and (b) such surety bonds and insurance policies and any agreements, documents, or instruments relating thereto shall revest in the applicable Reorganized Debtor(s).

Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Reorganized Debtors’ assumption of all such insurance policies.  Notwithstanding anything to the contrary contained in the Plan, Confirmation of the Plan shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of insurance policies and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed by the Reorganized Debtors under the Plan as to which no Proof of Claim need be filed, and shall survive the Effective Date.

(f)          Contracts and Leases After the Petition Date.

Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed under section 365 of the Bankruptcy Code, will be performed by the applicable Debtor or Reorganized Debtor liable thereunder in the ordinary course of its business.  Such contracts and leases that are not rejected under the Plan shall survive and remain unaffected by entry of the Confirmation Order.

(g)         Reservation of Rights.

Nothing contained in the Plan or the Plan Supplement shall constitute an admission by the Debtors or any other party that any contract or lease is in fact an Executory Contract or Unexpired Lease or that the Reorganized Debtors have any liability thereunder.  If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption, the Debtors or the Reorganized Debtors, as applicable, shall have 45 days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.

(h)         Nonoccurrence of Effective Date.

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code, unless such deadline(s) have expired.

5.23       Release, Injunction, and Related Provisions.

(a)         Discharge of Claims and Termination of Interests.

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or in any contract, instrument, or other agreement or document created pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the Debtors before the Effective Date and that arise from a termination of employment, any contingent or noncontingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (a) a Proof of Claim based upon such debt or right is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (b) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (c) the Holder of such a Claim or Interest has accepted the Plan. Any default or “event of default” by the Debtors or Affiliates with respect to any Claim or Interest that existed immediately before or on account of the Filing of the Chapter 11 Cases shall be deemed cured (and no longer continuing) as of the Effective Date.  The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date occurring.

(b)         Releases by the Debtors.

Notwithstanding anything contained in the Plan to the contrary, pursuant to Section 1123(b) of the Bankruptcy Code, for good and valuable consideration, on and after the Effective Date, each Released Party is deemed released and discharged by the Debtors, the Reorganized Debtors, and their Estates from any and all Claims and Causes of Action, whether known or unknown, including any derivative Claims asserted or assertable on behalf of the Debtors or their Estates, that the Debtors, the Reorganized Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any claim against, or interest in, a Debtor or other entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership, or operation thereof), any Securities issued by the Debtors and the ownership thereof, the Debtors’ in- or out-of-court restructuring efforts, the First Lien Credit Agreement, the Second Lien Credit Agreement, any Avoidance Actions (but excluding avoidance actions brought as counterclaims or defenses to claims asserted against the debtors), any intercompany transaction, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the Restructuring Support Agreement, the Disclosure Statement, the Plan, the Plan Supplement, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, the Plan, the Plan Supplement, the Chapter 11 Cases, the filing of the chapter 11 cases, the New First Lien Credit Agreement, the New First Lien Credit Agreement Documents, the New Junior Lien Credit Agreement, the New Junior Lien Credit Agreement Documents, the New Revolving Exit Facility, solicitation of votes on the Plan, the prepetition negotiation and settlement of Claims, the pursuit of Confirmation, the pursuit of consummation, the administration and implementation of the Plan, including the issuance or distribution of debt and/or preferred equity (including the New First Lien Term Loan, New Junior Convertible Term Loans, and the New Revolving Exit Facility) and/or Securities (including the New Jason Equity) pursuant to the Plan, or the distribution of property under the plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date.  Notwithstanding anything to the contrary in the foregoing, the Releases set forth above do not release any post‑Effective Date obligations of any Party or Entity under the Plan, any Restructuring Transaction, or any document, instrument, or agreement (including the New First Lien Credit Agreement Documents, New Junior Lien Credit Agreement Documents, and other documents, instruments and agreements set forth in the Plan Supplement) executed to implement the plan and shall not result in a release, waiver, or discharge of any of the Debtors’ or the Reorganized Debtors’ assumed indemnification provisions as set forth in the Plan.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor Release, which includes by reference each of the related provisions and definitions contained in the Plan, and further, shall constitute the Bankruptcy Court’s finding that the Debtor Release is:  (a) in exchange for the good and valuable consideration provided by the released parties, including, without limitation, the released parties’ contributions to facilitating the restructuring and implementing the Plan; (b) a good faith settlement and compromise of the Claims released by the Debtor Release; (c) in the best interests of the Debtors and all Holders of Claims and Interests; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; and (f) a bar to any of the Debtors, the Reorganized Debtors, or the Debtors’ Estates asserting any Claim or Cause of Action released pursuant to the Debtor Release.

(c)          Releases by Holders of Claims and Interests.

Notwithstanding anything contained in the Plan to the contrary, as of the Effective Date, and to the fullest extent allowed by applicable law, each Releasing Party is deemed to have released and discharged each Debtor, Reorganized Debtor, and Released Party from any and all Claims and Causes of Action, whether known or unknown, including any derivative claims asserted or assertable on behalf of the Debtors, or their Estates, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership or operation thereof), any Securities issued by the Debtors and the ownership thereof, the Debtors’ in-or-out-of-court restructuring efforts, the First Lien Credit Agreement, the Second Lien Credit Agreement, any Avoidance Actions (but excluding Avoidance Actions brought as counterclaims or defenses to asserted against the Debtors), any Intercompany Transaction, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the Restructuring Support Agreement, the Disclosure Statement, the Plan, the Plan Supplement, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, the Plan, the Plan Supplement, the New First Lien Credit Agreement, the New First Lien Credit Agreement Documents, the New Junior Lien Credit Agreement, the New Junior Lien Credit Agreement Documents, solicitation of votes on the Plan, the prepetition negotiation and settlement of Claims, the pursuit of Confirmation, the pursuit of consummation, the administration and implementation of the Plan, including the issuance or distribution of debt and/or preferred equity (including the New First Lien Term Loans, New Junior Convertible Term Loans, and the New Revolving Exit Facility), and/or Securities (including the New Jason Equity) pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date.

Notwithstanding anything to the contrary in the foregoing, the Releases set forth above do not release any post-Effective Date obligations of any Party or entity under the Plan, any Restructuring Transaction, or any document, instrument, or agreement (including the New First Lien Credit Agreement Documents, the New Junior Lien Credit Agreement Documents, and other documents, instruments, and agreements set forth in the Plan Supplement) executed to implement the Plan and shall not result in a release, waiver, or discharge of any of the Debtors’ or the Reorganized Debtors’ assumed indemnification provisions as set forth in the Plan.
Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Third-Party Release, which includes by reference each of the related provisions and definition contained in the Plan, and, further, shall constitute the Bankruptcy Court’s finding that the Third-Party Release is:  (a) consensual; (b) essential to the Confirmation of the Plan; (c) given in exchange for the good and valuable consideration provided by the Released Parties, including, without limitation, the Released Parties’ contributions to facilitating the Restructuring and implementing the Plan; (d) a good faith settlement and compromise of the Claims released by the Third-Party Release; (e) in the best interests of the Debtors and their Estates; (f) fair, equitable, and reasonable; (g) given and made after due notice and opportunity for hearing; and (h) a bar to any of the Releasing Parties asserting any Claim or Cause of action released pursuant to the Third-Party Release.

(d)         Exculpation.

Notwithstanding anything contained in the Plan to the contrary, no Exculpated Party shall have or incur liability for, and each Exculpated Party is released and exculpated from, any Cause of Action for any Claim related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the Restructuring Support Agreement and related prepetition transactions, the Disclosure Statement, the Plan, the Plan Supplement, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, the Plan, the Plan Supplement, the Chapter 11 Cases, the filing of the Chapter 11 Cases, the New First Lien Credit Agreement, the New First Lien Credit Agreement Documents, the New Junior Lien Credit Agreement, the New Junior Lien Credit Agreement Documents, and solicitation of votes on the Plan, the prepetition negotiation and settlement of Claims, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of debt and/or preferred equity (including the New First Lien Term Loans, New Junior Convertible Term Loans, and the New Revolving Exit Facility) and/or Securities (including the New Jason Equity) pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, except for Claims related to any act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan.

The Exculpated Parties have, and upon Confirmation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes on, and distribution of consideration pursuant to, the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.  Notwithstanding anything to the contrary in the foregoing, the exculpation set forth above does not release or exculpate any Claim relating to any post-Effective Date obligations of any Party or Entity under the Plan, any Restructuring Transaction, or any document, instrument, or agreement (including the New First Lien Credit Agreement Documents, the New Junior Lien Credit Agreement Documents, and other documents, instruments and agreements set forth in the Plan Supplement) executed to implement the Plan.

(e)          Injunction.

Except as otherwise provided in the Plan or the Confirmation Order, all Entities who have held, hold, or may hold Claims, Interests, Causes of Action, or liabilities that:  (i) are subject to compromise and settlement pursuant to the terms of the Plan; (ii) have been released pursuant to section 8.2 of the Plan; (iii) have been released pursuant to section 8.3 of the Plan; (iv) are subject to exculpation pursuant to section 8.4 of the Plan; or (v) are otherwise discharged, satisfied, stayed, or terminated pursuant to the terms of the Plan, are permanently enjoined and precluded, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Released Parties, or the Exculpated Parties:  (1) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such entities on account of or in connection with or with respect to any such Claims or Interests; (3) creating, perfecting, or enforcing any encumbrance of any kind against such Entities or the property or Estates of such Entities on account of or in connection with or with respect to any such Claims or Interests; (4) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such claims or interests unless such entity has timely asserted such setoff right in a document filed with the Bankruptcy Court explicitly preserving such setoff, and notwithstanding an indication of a Claim or Interest or otherwise that such Entity asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (vi) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests discharged, released, exculpated, or settled pursuant to the Plan.

(f)          Protection Against Discriminatory Treatment.

In accordance with section 525 of the Bankruptcy Code, and consistent with paragraph 2 of Article VI of the United States Constitution, no Governmental Unit shall discriminate against any Reorganized Debtor, or any Entity with which a Reorganized Debtor has been or is associated, solely because such Reorganized Debtor was a debtor under chapter 11, may have been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before such Debtor was granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases.

(g)         Release of Liens.

Except as otherwise specifically provided in the Plan, the New Credit Agreement Documents (including in connection with any express written amendment of any mortgage, deed of trust, Lien, pledge, or other security interest under the New Credit Agreement Documents), New Revolving Exit Facility Credit Agreement Documents, the Registration Rights Agreement, or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns, in each case, without any further approval or order of the Bankruptcy Court and without any action or Filing being required to be made by the Debtors, the Agents or any other Holder of a Secured Claim.  In addition, at the sole expense of the Debtors or the Reorganized Debtors, the Agents shall execute and deliver all documents reasonably requested by the Debtors, the Reorganized Debtors, or administrative agent(s) for the New Credit Facilities or the New Revolving Exit Facility to evidence the release of such mortgages, deeds of trust, Liens, pledges, and other security interests and shall authorize the Reorganized Debtors and their designees to file UCC-3 termination statements and other release documentation (to the extent applicable) with respect thereto.

(h)         Reimbursement or Contribution.

If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the Effective Date, such Claim shall be forever Disallowed notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Effective Date (a) such Claim has been adjudicated as noncontingent, or (b) the relevant Holder of a Claim has filed a noncontingent Proof of Claim on account of such Claim and a Final Order has been entered determining such Claim as no longer contingent.

(i)          Recoupment.

In no event shall any Holder of a Claim be entitled to recoup such Claim against any Claim, right, or Cause of Action of the Debtors or the Reorganized Debtors, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing to the Debtors on or before the Confirmation Date, notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.

ARTICLE VI

CERTAIN FACTORS TO BE CONSIDERED

PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN, ALL HOLDERS OF CLAIMS THAT ARE ENTITLED TO VOTE ON THE PLAN SHOULD READ AND CAREFULLY CONSIDER THE FACTORS SET FORTH HEREIN, AS WELL AS ALL OTHER INFORMATION SET FORTH OR OTHERWISE REFERENCED IN THIS DISCLOSURE STATEMENT.

ALTHOUGH THESE RISK FACTORS ARE MANY, THESE FACTORS SHOULD NOT BE REGARDED AS CONSTITUTING THE ONLY RISKS PRESENT IN CONNECTION WITH THE DEBTORS’ BUSINESSES OR THE PLAN AND ITS IMPLEMENTATION.

6.1         General.

The following provides a summary of various important considerations and risk factors associated with the Plan; however, it is not exhaustive.  In considering whether to vote to accept or reject the Plan, Holders of Claims should read and carefully consider the factors set forth below, as well as all other information set forth or otherwise incorporated by reference in this Disclosure Statement.

6.2         Risks Relating to the Plan and Other Bankruptcy Law Considerations.

(a)	A Holder of a Claim or Interest May Object to, and the Bankruptcy Court May Disagree with, the Debtors’ Classification of Claims and Interests.

Section 1122 of the Bankruptcy Code provides that a plan may place a claim or an equity interest in a particular class only if such claim or equity interest is substantially similar to the other claims or equity interests in such class.  The Debtors believe that the classification of Claims and Interests under the Plan complies with the requirements set forth in the Bankruptcy Code because the Debtors created ten (10) Classes of Claims and Interests, each encompassing Claims or Interests, as applicable, that are substantially similar to the other Claims and Interests in each such Class.  However, a Holder of a Claim or Interest could challenge the Debtors’ classification.  In such an event, the cost of the Chapter 11 Cases and the time needed to confirm the Plan may increase, and there can be no assurance that the Bankruptcy Court will agree with the Debtors’ classification.  If the Bankruptcy Court concludes that the classifications of Claims and Interests under the Plan do not comply with the requirements of the Bankruptcy Code, the Debtors may need to modify the Plan (subject to the terms of the Restructuring Support Agreement).  Such modification could require re-solicitation of votes on the Plan.  The Plan may not be confirmed if the Bankruptcy Court determines that the Debtors’ classification of Claims and Interests is not appropriate.

(b)	The Debtors May Not Be Able to Satisfy the Voting Requirements for Confirmation of the Plan.

If votes are received in number and amount sufficient to enable the Bankruptcy Court to confirm the Plan, the Debtors may seek, as promptly as practicable thereafter, Confirmation.  If the Plan does not receive the required support from Class 3, Class 4, and Class 5 the Debtors may elect to amend the Plan, seek to sell their assets pursuant to section 363 of the Bankruptcy Code, or proceed with liquidation.  There can be no assurance that the terms of any such alternative chapter 11 plan or sale pursuant to section 363 of the Bankruptcy Code would be similar or as favorable to the Holders of Allowed Claims as the Restructuring Transactions contemplated by the Plan.

(c)	The Bankruptcy Court May Not Confirm the Plan or May Require the Debtors to Re-Solicit Votes with Respect to the Plan.

Although the Debtors believe that the Plan will satisfy all requirements necessary for Confirmation by the Bankruptcy Court, the Debtors cannot assure you that the Plan will be confirmed by the Bankruptcy Court.  Section 1129 of the Bankruptcy Code, which sets forth the requirements for confirmation of a plan of reorganization, requires, among other things, a finding by the Bankruptcy Court that the plan of reorganization is “feasible,” that all claims and interests have been classified in compliance with the provisions of section 1122 of the Bankruptcy Code, and that, under the plan of reorganization, each holder of a claim or interest within each impaired class either accepts the plan of reorganization or receives or retains cash or property of a value, as of the date the plan of reorganization becomes effective, that is not less than the value such Holder would receive or retain if the debtor were liquidated under chapter 7 of the Bankruptcy Code.  With respect to impaired classes of claims or interests that do not accept the plan, section 1129(b) requires that the plan be fair and equitable (including, without limitation the “absolute priority rule”) and not discriminate unfairly with respect to such classes.  There can be no assurance that the Bankruptcy Court will conclude that the feasibility test and other requirements of section 1129 of the Bankruptcy Code (including, without limitation, finding that the Plan satisfies the “new value” exception to the absolute priority rule, if applicable) have been met with respect to the Plan.  If and when the Plan is filed, there can be no assurance that modifications to the Plan would not be required for Confirmation, or that such modifications would not require a re-solicitation of votes on the Plan.

The Bankruptcy Court could fail to approve this Disclosure Statement and determine that the votes in favor of the Plan could be disregarded.  The Debtors would then be required to recommence the solicitation process, which could include re‑filing a plan of reorganization and disclosure statement.

If the Plan is not confirmed, the Chapter 11 Cases may be converted into cases under chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be appointed or elected to liquidate the Debtors’ assets for distribution in accordance with the priorities established by the Bankruptcy Code.  A discussion of the effects that a chapter 7 liquidation would have on the recoveries of Holders of Claims and Interests and the Debtors’ analysis thereof are set forth in the unaudited Liquidation Analysis, attached hereto as Exhibit C.  The Debtors believe that liquidation under chapter 7 of the Bankruptcy Code would result in, among other things, smaller distributions being made to creditors and interest Holders than those provided for in the Plan because of:

•	the potential absence of a market for the Debtors’ assets on a going concern basis;

•	additional administrative expenses involved in the appointment of a chapter 7 trustee; and

•
additional expenses and Claims, some of which would be entitled to priority, that would be generated during the liquidation and from the rejection of Unexpired Leases and other Executory Contracts in connection with a cessation of the Debtors’ operations.

(d)	Parties in Interest May Object to the Plan’s Amount or Classification of Claims and Interests.

Except as otherwise provided in the Plan, the Debtors and other parties in interest reserve the right to object to the amount or classification of any Claim under the Plan.  The estimates set forth in this Disclosure Statement cannot be relied on by any Holder of a Claim where such Claim is subject to an objection.  Any Holder of a Claim that is subject to an objection thus may not receive its expected share of the estimated distributions described in this Disclosure Statement.

(e)	Even if the Debtors Receive All Necessary Acceptances for the Plan to Become Effective, the Debtors May Fail to Meet All Conditions Precedent to Effectiveness of the Plan.

Although the Debtors believe that the Effective Date would occur very shortly after the Confirmation Date, there can be no assurance as to the timing of such Effective Date.

As more fully set forth in Article IX of the Plan, the Effective Date is subject to a number of conditions precedent.  If such conditions precedent are not met or waived, the Effective Date will not take place.  The Debtors cannot assure you that all requirements for Confirmation and effectiveness required under the Plan will be satisfied.  If each condition precedent to Confirmation is not met or waived, the Plan will not be confirmed, and if each condition precedent to consummation is not met or waived, the Effective Date will not occur.  In the event that the Plan is not confirmed or is not consummated, the Debtors may seek Confirmation of an alternative plan of reorganization.

(f)	Contingencies May Affect Distributions to Holders of Allowed Claims and Interests.

The distributions available to Holders of Allowed Claims under the Plan can be affected by a variety of contingencies, including, without limitation, whether the Bankruptcy Court orders certain Allowed Claims to be subordinated to other Allowed Claims.  The occurrence of any and all such contingencies, which could affect distributions available to Holders of Allowed Claims under the Plan, will not affect the validity of the vote taken by the Voting Classes to accept or reject the Plan or require any sort of revote by the Voting Classes.

The estimated Claims and creditor recoveries set forth herein and in the Plan are based on various assumptions, and the actual Allowed amounts of Claims may significantly differ from the estimates.  Should one or more of the underlying assumptions ultimately prove to be incorrect, the actual Allowed amounts of Claims may vary from the estimated Claims contained in this Disclosure Statement.  Moreover, the Debtors cannot determine with any certainty at this time the number or amount of Claims that will ultimately be Allowed.  Such differences may materially and adversely affect, among other things, the percentage recoveries to Holders of Allowed Claims under the Plan.

(g)	The Bankruptcy Court May Find the Solicitation of Acceptances Inadequate.

Usually, votes to accept or reject a plan of reorganization are solicited after the filing of a petition commencing a chapter 11 case.  Nevertheless, a debtor may solicit votes prior to the commencement of a chapter 11 case in accordance with sections 1125(g) and 1126(b) of the Bankruptcy Code and Bankruptcy Rule 3018(b).  Sections 1125(g) and 1126(b) of the Bankruptcy Code and Bankruptcy Rule 3018(b) require that:

•	solicitation comply with applicable nonbankruptcy law;

•	the plan of reorganization be transmitted to substantially all creditors and other interest holders entitled to vote; and

•	the time prescribed for voting is not unreasonably short.

In addition, Bankruptcy Rule 3018(b) provides that a Holder of a Claim or Interest who has accepted or rejected a plan before the commencement of the case under the Bankruptcy Code will not be deemed to have accepted or rejected the plan if the court finds after notice and a hearing that the plan was not transmitted in accordance with reasonable solicitation procedures.  Section 1126(b) of the Bankruptcy Code provides that a Holder of a Claim or Interest that has accepted or rejected a plan before the commencement of a case under the Bankruptcy Code is deemed to have accepted or rejected the plan if (i) the solicitation of such acceptance or rejection was in compliance with applicable nonbankruptcy law, rule or regulation governing the adequacy of disclosure in connection with such solicitation or (ii) there is no such law, rule, or regulation, and such acceptance or rejection was solicited after disclosure to such Holder of adequate information (as defined by section 1125(a) of the Bankruptcy Code).  While the Debtors believe that the requirements of sections 1125(g) and 1126(b) of the Bankruptcy Code and Bankruptcy Rule 3018(b) will be met, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

(h)	There is a Risk of Termination of the Restructuring Support Agreement.

To the extent that events giving rise to termination of the Restructuring Support Agreement occur, the Restructuring Support Agreement may terminate prior to the Confirmation or Consummation of the Plan, which could result in the loss of support for the Plan by important creditor constituencies, which could adversely affect the Debtors’ ability to confirm and consummate the Plan.  If the Plan is not consummated, there can be no assurance that the Chapter 11 Cases would not be converted to chapter 7 liquidation cases or that any new chapter 11 plan would be as favorable to Holders of Claims as the current Plan.

(i)	The Bankruptcy Court May Dismiss Some or All of the Chapter 11 Cases.

Certain parties in interest may contest the Debtors’ authority to commence and/or prosecute the Chapter 11 Cases.  If, pursuant to any such proceeding, the Bankruptcy Court finds that some or all of the Debtors could not commence the Chapter 11 Cases for any reason, the Debtors may be unable to consummate the transactions contemplated by the Restructuring Support Agreement and the Plan.  If some or all of the Chapter 11 Cases are dismissed, the Debtors may be forced to cease operations due to insufficient funding and/or liquidate their businesses in another forum to the detriment of all parties in interest.

(j)	The United States Trustee or Other Parties May Object to the Plan on Account of the Debtor Releases, Third-Party Releases, Exculpations, or Injunction Provisions.

Any party in interest, including the U.S. Trustee, could object to the Plan on the grounds that the (i) debtor release contained in Section 8.2 of the Plan is to be given without adequate consideration, (ii) third-party release contained in Section 8.3 of the Plan is not given consensually or in a permissible non-consensual manner, (iii) exculpation contained in Section 8.4 of the Plan cannot extend to non-estate fiduciaries, or (iv) the injunction contained in Section 8.5 of the Plan is overly broad.  In response to such an objection, the Bankruptcy Court could determine that any of these provisions are not valid under the Bankruptcy Code.  If the Bankruptcy Court makes such a determination, the Plan could not be confirmed without modifying the Plan to alter or remove the applicable provision.  This could result in substantial delay in Confirmation of the Plan, the Plan not being confirmed at all, or the loss of support for the Plan from the non-Debtor parties to the Restructuring Support Agreement.

(k)	The Debtors May Seek To Amend, Waive, Modify, or Withdraw the Plan at Any Time Prior to Confirmation.

The Debtors reserve the right, in accordance with the Bankruptcy Code, the Bankruptcy Rules, and the Restructuring Support Agreement, and consistent with the terms of the Plan, to amend the terms of the Plan or waive any conditions thereto if and to the extent such amendments or waivers are consistent with the terms of the Restructuring Support Agreement and necessary or desirable to consummate the Plan.  The potential impact of any such amendment or waiver on the Holders of Claims and Interests cannot presently be foreseen but may include a change in the economic impact of the Plan on some or all of the proposed Classes or a change in the relative rights of such Classes.  All Holders of Claims and Interests will receive notice of such amendments or waivers required by applicable law and the Bankruptcy Court.  If, after receiving sufficient acceptances, but prior to Confirmation of the Plan, the Debtors seek to modify the Plan, the previously solicited acceptances will be valid only if (1) all classes of adversely affected creditors and interest Holders accept the modification in writing, or (2) the Bankruptcy Court determines, after notice to designated parties, that such modification was de minimis or purely technical or otherwise did not adversely change the treatment of Holders of accepting Claims and Interests or is otherwise permitted by the Bankruptcy Code.

(l)
The Debtors Cannot Predict the Amount of Time Spent in Bankruptcy for the Purpose of Implementing the Plan, and a Lengthy Bankruptcy Proceeding Could Disrupt the Debtors’ Businesses, as Well as Impair the Prospect for Reorganization on the Terms Contained in the Plan.

Although the Plan is designed to minimize the length of the bankruptcy proceedings, it is impossible to predict with certainty the amount of time that the Debtors may spend in bankruptcy, and the Debtors cannot be certain that the Plan will be confirmed.  Even if confirmed on a timely basis, a bankruptcy proceeding to confirm the Plan could itself have an adverse effect on the Debtors’ businesses.  There is a risk, due to uncertainty about the Debtors’ futures that, among other things:

•	customers could move to the Debtors’ competitors;

•	employees could be distracted from performance of their duties or more easily attracted to other career opportunities; and

•
suppliers, vendors, or other business partners could terminate their relationships with the Debtors or demand financial assurances or enhanced performance, any of which could impair the Debtors’ future prospects.

A lengthy bankruptcy proceeding would also involve additional expenses and divert the attention of management from the operation of the Debtors’ businesses.

The disruption that the bankruptcy process would have on the Debtors’ businesses could increase with the length of time it takes to complete the Chapter 11 Cases.  If the Debtors are unable to obtain Confirmation of the Plan on a timely basis, because of a challenge to the Plan or otherwise, the Debtors may be forced to operate in bankruptcy for an extended period of time while the Debtors try to develop a different plan of reorganization that can be confirmed.  A protracted bankruptcy case could increase both the probability and the magnitude of the adverse effects described above.

(m)	Other Parties in Interest Might Be Permitted to Propose Alternative Plans of Reorganization That May Be Less Favorable to Certain of the Debtors’ Constituencies than the Plan.

Other parties in interest could seek authority from the Bankruptcy Court to propose an alternative plan of reorganization to the Plan.  Under the Bankruptcy Code, a debtor in possession initially has the exclusive right to propose and solicit acceptances of a plan of reorganization for a period of one hundred twenty (120) days from the Petition Date.  However, such exclusivity period can be reduced or terminated upon order of the Bankruptcy Court.  If such an order were to be entered, parties in interest other than the Debtors would then have the opportunity to propose alternative plans of reorganization.

If another party in interest were to propose an alternative plan of reorganization following expiration or termination of the Debtors’ exclusivity period, such a plan may be less favorable to existing Holders of Claims and Interests and may seek to exclude such Holders from retaining any equity under their proposed plan.

The Debtors consider maintaining relationships with their stakeholders, customers, and other partners as critical to maintaining the value of their enterprise following the Effective Date and have sought to treat those constituencies accordingly.  However, proponents of alternative plans of reorganization may not share the Debtors’ assessments and may seek to impair the Claims or Interests of such constituencies to a greater degree.  If there were competing plans of reorganization, the Chapter 11 Cases likely would become longer, more complicated, more litigious, and much more expensive.  If this were to occur, or if the Debtors’ stakeholders or other constituencies important to the Debtors’ business were to react adversely to an alternative plan of reorganization, the adverse consequences discussed in the foregoing sections also could occur.

(n)	The Debtors’ Business May Be Negatively Affected if the Debtors Are Unable to Assume Their Executory Contracts.

An executory contract is a contract on which performance remains due to some extent by both parties to the contract.  The Plan provides for the assumption of all Executory Contracts and Unexpired Leases as of the Effective Date, subject to certain exceptions as set forth in Section 5.1 of the Plan.  The Debtors intend to preserve as much of the benefit of their existing Executory Contracts and Unexpired Leases as possible.  However, with respect to some limited classes of Executory Contracts and Unexpired Leases, including licenses with respect to patents or trademarks, the Debtors may need to obtain the consent of the counterparty to maintain the benefit of the contract.  There is no guarantee that such consent either would be forthcoming or that conditions would not be attached to any such consent that makes assuming the contracts unattractive.  The Debtors then would be required to either forego the benefits offered by such contracts or to find alternative arrangements to replace them.

(o)	Material Transactions Could Be Set Aside as Fraudulent Conveyances or Preferential Transfers.

Certain payments received by stakeholders prior to the bankruptcy filing could be challenged under applicable debtor/creditor or bankruptcy laws as either a “fraudulent conveyance” or a “preferential transfer.”  A fraudulent conveyance occurs when a transfer of a debtor’s assets is made with the intent to defraud creditors or in exchange for consideration that does not represent reasonably equivalent value to the property transferred.  A preferential transfer occurs upon a transfer of property of the debtor while the debtor is insolvent for the benefit of a creditor on account of an antecedent debt owed by the debtor that was made on or within ninety (90) days before the petition date or one year before the petition date, if the creditor, at the time of such transfer, was an insider.  If any transfer were challenged in the Bankruptcy Court and found to have occurred with regard to any of the Debtors’ material transactions, the Bankruptcy Court could order the recovery of all amounts received by the recipient of the transfer.

(p)	The Debtors May Be Unsuccessful in Obtaining First Day Orders to Permit Them to Pay Their Vendors or Continue Operating Their Businesses in the Ordinary Course of Business.

The Debtors have attempted to address potential concerns of their customers, vendors, and other key parties in interest that might arise from the filing of the Plan through a variety of provisions incorporated into or contemplated by the Plan, including the Debtors’ intention to seek appropriate Bankruptcy Court orders to permit the Debtors to pay their prepetition and postpetition accounts payable to parties in interest in the ordinary course.  However, there can be no guarantee that the Debtors will be successful in obtaining the necessary approvals of the Bankruptcy Court for such arrangements or for every party in interest the Debtors may seek to treat in this manner, and, as a result, the Debtors’ businesses might suffer.

(q)	The Bankruptcy Court May Not Approve the Debtors’ Use of Cash Collateral.

Upon commencing the Chapter 11 Cases, the Debtors will ask the Bankruptcy Court to authorize the Debtors to use cash collateral securing the First Lien Secured Credit Agreement Claims to fund these Chapter 11 Cases and to provide customary adequate protection to the Holders of First Lien Secured Credit Agreement Claims under the applicable prepetition debt documents, which requests will be in accordance with the terms of the Restructuring Support Agreement.  Such access to cash collateral will provide liquidity during the pendency of these Chapter 11 Cases.  There can be no assurance that the Bankruptcy Court will approve the use of cash collateral on the terms requested.  Moreover, if the Chapter 11 Cases take longer than expected to conclude, the Debtors may exhaust their available cash collateral.  There is no assurance that the Debtors will be able to obtain an extension of the right to use cash collateral, in which case, the liquidity necessary for the orderly functioning of the Debtors’ businesses may be impaired materially.

(r)	Certain Claims May Not Be Discharged and Could Have a Material Adverse Effect on the Debtors’ Financial Condition and Results of Operations.

The Bankruptcy Code provides that the confirmation of a plan of reorganization discharges a debtor from substantially all debts arising prior to confirmation.  With few exceptions, all Claims that arise prior to the Debtors’ filing of their Petitions or before Confirmation of the Plan (i) would be subject to compromise and/or treatment under the Plan and/or (ii) would be discharged in accordance with the terms of the Plan.  Any Claims not ultimately discharged through the Plan could be asserted against the Reorganized Debtors and may have an adverse effect on the Reorganized Debtors’ financial condition and results of operations on a post‑reorganization basis.

6.3         Risks Relating to the Restructuring Transactions.

(a)	The Debtors Will Be Subject to Business Uncertainties and Contractual Restrictions Prior to the Effective Date.

Uncertainty about the effects of the Plan on employees may have an adverse effect on the Debtors.  These uncertainties may impair the Debtors’ ability to retain and motivate key personnel and could cause customers and others that deal with the Debtors to defer entering into contracts with the Debtors or making other decisions concerning the Debtors or seek to change existing business relationships with the Debtors.  In addition, the Debtors are highly dependent on the efforts and performance of their senior management team.  If key employees depart because of, uncertainty about their future roles and potential complexities of the Restructuring Transactions, the Debtors’ business, financial condition, liquidity, and results of operations could be adversely affected.

(b)	The Support of the Consenting First Lien Credit Agreement Lenders Is Subject to the Terms of the Restructuring Support Agreement Which Is Subject to Termination in Certain Circumstances.

Pursuant to the Restructuring Support Agreement, the Consenting First Lien Credit Agreement Lenders have agreed to support the Restructuring Transactions set forth in the Plan.  Nevertheless, the Restructuring Support Agreement is subject to termination upon the occurrence of certain termination events.  Accordingly, the Restructuring Support Agreement may be terminated after the date of this Disclosure Statement, and such a termination would present a material risk to Confirmation and/or Consummation of the Plan because the Plan may no longer have the support of the Consenting First Lien Credit Agreement Lenders.

(c)	There Is Inherent Uncertainty in the Debtors’ Financial Projections Such that the Reorganized Debtors May Not Be Able to Meet the Projections.

The Financial Projections attached hereto as Exhibit E include projections covering the Debtors’ operations for the fiscal years 2020 through 2024.  These projections are based on assumptions that are an integral part of the projections, including Confirmation and Consummation of the Plan in accordance with its terms, the anticipated future performance of the Debtors, industry performance, general business and economic conditions, and other matters, many of which are beyond the control of the Debtors and some or all of which may not materialize.

In addition, unanticipated events and circumstances occurring after the date hereof may affect the actual financial results of the Debtors’ operations.  These variations may be material and may adversely affect the value of the New Jason Equity and the ability of the Debtors to make payments with respect to their indebtedness.  Because the actual results achieved may vary from projected results, perhaps significantly, the Financial Projections should not be relied upon as a guarantee or other assurance of the actual results that will occur.

Further, the Debtors appreciate the risk that these Chapter 11 Cases could have on financial results, as restructuring activities and expenses can impact a debtor’s financial condition.  As a result, the Debtors’ historical financial performance likely will not be indicative of their financial performance after the Petition Date.  In addition, if the Debtors emerge from the Chapter 11 Cases, the amounts reported in subsequent consolidated financial statements may materially change relative to historical consolidated financial statements, including as a result of revisions to the Debtors’ operating plans pursuant to a plan of reorganization.  The Debtors also may be required to adopt fresh start accounting, in which case their assets and liabilities will be recorded at fair value as of the fresh start reporting date, which may differ materially from the recorded values of assets and liabilities on the Debtors’ consolidated balance sheets.  The Debtors’ financial results after the application of fresh start accounting also may be different from historical trends.

Lastly, the business plan was developed by the Debtors with the assistance of their advisors.  There can be no assurances that the Debtors’ business plan will not change, perhaps materially, as a result of decisions that the board of directors may make after reevaluating the strategic direction of the Debtors and their business plan.  Any deviations from the Debtors’ existing business plan would necessarily cause a deviation from the Financial Projections, and could result in materially different outcomes from those projected.

(d)
The Debtors Might Experience Difficulty in Continuing to Retain, Motivate, and Recruit Executives and Other Key Employees in Light of Uncertainty Regarding the Plan, and Failure to Do So Could Negatively Affect the Debtors’ Businesses.

The Debtors’ employees are key to a successful restructuring process, both before and after the Effective Date.  As such, the Debtors’ ability to successfully retain, motivate, and recruit employees is necessary to minimize any disruptions to the Debtors’ business operations that can result from the restructuring.  Specifically, employees might feel uncertainty about their future roles or incentives with the Company and both seek employment at a competitor company and lure other employees to follow suit.  Additionally, the potential distractions of the restructuring may adversely affect the ability of the Debtors to retain, motivate, and recruit executives and other key employees and keep them focused on applicable strategies and goals.  If any of this occurs, it will have a negative impact on the Debtors’ business operations.  Accordingly, the Debtors’ employee recruitment, retention, and motivation efforts are critical to the success of these Chapter 11 Cases and their ability to operate on a go-forward basis.

(e)	The Debtors Could be Subject to Tax Audits and Tax Disputes that Could Have an Adverse Effect on Their Results of Operations and Financial Condition.

As a multinational business, the Debtors and their subsidiaries are subject to income taxes in the United States and various foreign jurisdictions.  Significant judgment is required in determining the Debtors’ global provision for income taxes and other tax liabilities.  In the ordinary course of a global business, there are many intercompany transactions and calculations where the ultimate tax determination is uncertain.  The income tax returns of the Debtors and their subsidiaries are routinely subject to audits by tax authorities.  Although the Debtors regularly assess the likelihood of adverse outcomes resulting from these examinations to determine their tax estimates, a final determination of tax audits or tax disputes could have an adverse effect on their results of operations and financial condition.  The Debtors and their subsidiaries are also subject to non-income taxes, such as sales, use, franchise, property and goods and services taxes in the United States and various foreign jurisdictions.  They are regularly under audit by tax authorities with respect to these non-income taxes and may have exposure to additional non-income tax liabilities which could have an adverse effect on the Debtors’ results of operations and financial condition.

In addition, the future effective tax rates of the Debtors and their subsidiaries could be favorably or unfavorably affected by changes in tax rates, changes in the valuation of their deferred tax assets or liabilities, or changes in tax laws or their interpretation.  Such changes could have a material adverse impact on their financial results.

For a detailed description of the effect consummation of the Plan may have on the Debtors’ tax attributes, please refer to Article IX of this Disclosure Statement, entitled “Certain United States Federal Income Tax Consequences of the Plan.”

(f)	Failure to Implement the Restructuring Transactions and Confirm and Consummate the Plan Could Negatively Impact the Debtors.

If the Restructuring Transactions are not implemented, the Debtors may consider other restructuring alternatives available at that time, subject to the Restructuring Support Agreement, which may include the filing of an alternative chapter 11 plan, conversion to chapter 7, commencement of section 363 sales of the Debtors’ assets, or any other transaction that would maximize value of the Debtors’ estates.  Any alternative restructuring proposal may be on terms less favorable to Holders of Claims against the Debtors than the terms of the Plan as described herein.

Any material delay in Confirmation of the Plan, or the Chapter 11 Cases, or the threat of rejection of the Plan by the Bankruptcy Court, would add substantial expense and uncertainty to the process.

Additionally, the Debtors’ ongoing business may be adversely affected if the Plan is not confirmed and consummated, which can have the following consequences, among others:

•
operations might be impacted negatively from a failure to pursue other beneficial opportunities while the Debtors were focused on developing and implementing the Restructuring Transactions, in which the benefits thereof were not realized;

•	substantial costs might be incurred in connection with the restructuring, without realizing any of the anticipated benefits of the restructuring;

•	the Debtors may be unable to repay indebtedness when due and payable; and

•
the Debtors might pursue a traditional chapter 11 or chapter 7 proceedings, resulting in recoveries for Holders of Claims against the Debtors that are less than that contemplated under the Plan or no recovery for such Holders.

(g)	Even if the Restructuring Transactions are Successfully Consummated, the Debtors Will Continue to Face Risks.

The Restructuring Transactions are generally designed to reduce the amount of the Debtors’ cash interest expense and improve the Debtors’ liquidity and financial and operational flexibility to generate long-term growth.  Even if the Restructuring Transactions are implemented, the Debtors will continue to face a number of risks, including certain risks that are beyond the Debtors’ control, such as changes in economic conditions, changes in the Debtors’ industry, and changes in commodity prices.  As a result of these risks and others, there is no guarantee that the Restructuring Transactions will achieve the Debtors’ stated goals.

6.4         Risks Relating to the New Jason Equity.

(a)	The Debtors May Not Be Able to Achieve Their Projected Financial Results.

The Debtors may not be able to meet their projected financial results or achieve the revenue or cash flow that the Debtors have assumed in projecting their future business prospects.  If the Debtors do not achieve these projected revenue or cash flow levels, the Debtors may lack sufficient liquidity to continue operating as planned after emergence.  The financial projections represent management’s view based on currently known facts and hypothetical assumptions about their future operations.  However, they do not guarantee the Debtors’ future financial performance.

(b)	The Implied Valuation of the New Jason Equity is Not Intended to Represent the Trading Value of the New Jason Equity.

The Reorganized Debtors’ valuation is not intended to represent the trading value of the New Jason Equity in public or private markets and is subject to additional uncertainties and contingencies, all of which are difficult to predict.  If a market were to develop, actual market prices of such securities at issuance will depend on the following considerations, among other things:  (a) prevailing interest rates; (b) conditions in the financial markets; (c) the anticipated initial securities holdings of prepetition creditors, some of whom may prefer to liquidate their investment rather than hold it on a long-term basis; and (d) other factors that generally influence the prices of securities.  The actual market price of the New Jason Equity may be volatile.  Many factors, including factors unrelated to the Reorganized Debtors’ actual operating performance and other factors not possible to predict, could cause the market price of the New Jason Equity to rise and fall.  Accordingly, the implied value, stated herein and in the Plan, of the securities to be issued under the Plan does not necessarily reflect, and should not be construed as reflecting, values that will be attained for the New Jason Equity in the public or private markets.

(c)	The Plan Exchanges Senior Indebtedness for Junior Securities.

If the Plan is confirmed and consummated, Holders of Allowed First Lien Secured Credit Agreement Claims will receive New Jason Equity.  Additionally, under certain circumstances, Holders of Allowed Second Lien Credit Agreement Claims will receive New Jason Equity.  Thus, in agreeing to the Plan, certain of such Holders will be consenting to the exchange of their interests in senior debt, which has, among other things, a stated interest rate, a maturity date, and a liquidation preference over equity securities, for the New Jason Equity, which will be subordinate to all future creditor claims.

(d)	A Liquid Trading Market for the New Jason Equity May Not Develop.

The Debtors make no assurance that liquid trading markets for the New Jason Equity will develop.  The liquidity of any market for the New Jason Equity will depend, among other things, upon the number of Holders of New Jason Equity, the Reorganized Debtors’ financial performance, and the market for similar Securities, none of which can be determined or predicted.  Therefore, the Debtors cannot assure that an active trading market will develop or, if a market develops, what the liquidity or pricing characteristics of that market will be.

(e)	The Debtors May Be Controlled by Significant Holders.

If the Plan is confirmed and consummated, Holders of Allowed First Lien Secured Credit Agreement Claims will receive 100% of the New Jason Equity, subject to dilution by the Management Incentive Plan, and the New Junior Convertible Term Loans, minus the Unencumbered Plan Recovery; and (iv) if applicable, the First Lien Put Option.

(f)	The New Jason Equity is Subject to Dilution.

The ownership percentage represented by the New Jason Equity distributed on the Effective Date under the Plan will be subject to dilution from the New Jason Equity reserved for distribution under the Management Incentive Plan, the conversion of the New Junior Convertible Term Loans, and the conversion of any other options, warrants, convertible securities, exercisable securities, or other securities that may be issued post-emergence.

(g)	The Debtors’ Financial Projections are Subject to Inherent Uncertainty Due to the Numerous Assumptions Upon Which They Are Based.

The Debtors’ Financial Projections are based on numerous assumptions including: timely Confirmation and Consummation pursuant to the terms of the Plan; the anticipated future performance of the Debtors; industry performance; general business and economic conditions; and other matters, many of which are beyond the control of the Debtors and some or all of which may not materialize.  In addition, unanticipated events and circumstances occurring subsequent to the date of this Disclosure Statement or subsequent to the date that the Disclosure Statement is approved by the Bankruptcy Court may affect the actual financial results of the Debtors’ operations.  These variations may be material and may adversely affect the ability of the Debtors to make payments with respect to indebtedness following consummation.  Because the actual results achieved throughout the periods covered by the projections may vary from the projected results, the projections should not be relied upon as an assurance of the actual results that will occur.  Except with respect to the projections and except as otherwise specifically and expressly stated, the Disclosure Statement does not reflect any events that may occur subsequent to the date of the Disclosure Statement.  Such events may have a material impact on the information contained in the Disclosure Statement.  The Debtors do not intend to update the projections and therefore the projections will not reflect the impact of any subsequent events not already accounted for in the assumptions underlying the projections.

6.5         Risks Relating to the Debtors’ Business.13

(a)	The Debtors Will Be Subject to the Risks and Uncertainties Associated with the Chapter 11 Cases.

For the duration of the Chapter 11 Cases, the Debtors’ ability to operate, develop, and execute a business plan, and continue as a going concern, will be subject to the risks and uncertainties associated with bankruptcy.  These risks include the following:  (i) the ability to develop, confirm, and consummate the Restructuring Transactions specified in the Plan or an alternative restructuring transaction; (ii) the ability to obtain Bankruptcy Court approval with respect to motions filed in the Chapter 11 Cases from time to time; (iii) the ability to maintain relationships with suppliers, service providers, customers, employees, and other third-parties; (iv) the ability to maintain contracts that are critical to the Debtors’ operations; (v) the ability of third-parties to seek and obtain Bankruptcy Court approval to terminate contracts and other agreements with the Debtors; (vi) the ability of third-parties to seek and obtain Bankruptcy Court approval to terminate or shorten the exclusivity period for the Debtors to propose and confirm a chapter 11 plan, to appoint a chapter 11 trustee, or to convert the Chapter 11 Cases to chapter 7 proceedings; and (vii) the actions and decisions of the Debtors’ creditors and other third-parties who have interests in the Chapter 11 Cases that may be inconsistent with the Debtors’ plans.

[13]
For additional risks related to the Debtors’ business and operations, please refer to the Company’s most recently filed Annual Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for the fiscal year ended December 31, 2019 as well as other disclosures made in the Company’s recent Current Reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

These risks and uncertainties could affect the Debtors’ businesses and operations in various ways.  For example, negative events associated with the Chapter 11 Cases could adversely affect the Debtors’ relationships with suppliers, service providers, customers, employees, and other third-parties, which in turn could adversely affect the Debtors’ operations and financial condition.  Also, the Debtors will need the prior approval of the Bankruptcy Court for transactions outside the ordinary course of business, which may limit the Debtors’ ability to respond timely to certain events or take advantage of certain opportunities.  Because of the risks and uncertainties associated with the Chapter 11 Cases, the Debtors cannot accurately predict or quantify the ultimate impact of events that occur during the Chapter 11 Cases that may be inconsistent with the Debtors’ plans.

(b)	The Debtors May Not Be Able to Implement the Business Plan.

The Debtors may not achieve their business plan and financial restructuring strategy.  In such event, the Debtors may be unable to restructure their funded debt or be forced to sell all or parts of their business, develop and implement further restructuring plans not contemplated in this Disclosure Statement, or become subject to further insolvency proceedings.

(c)	The Debtors May Not Be Able to Generate Sufficient Cash to Service All of Their Indebtedness.

The Debtors’ ability to make scheduled payments on, or refinance their debt obligations, depends on the Debtors’ financial condition and operating performance, which are subject to prevailing economic, industry, and competitive conditions and to certain financial, business, legislative, regulatory, and other factors beyond the Debtors’ control.  The Debtors may be unable to maintain a level of cash flow from operating activities sufficient to permit the Debtors to pay the principal, premium, if any, and interest on their indebtedness, including, without limitation, borrowings in connection with emergence.

(d)	The Debtors’ Liquidity Needs May Impact Revenue.

The Debtors’ principal sources of liquidity historically have been cash flow from operations, business divestitures, borrowings under the prepetition credit facilities, and issuance of equity securities.  If the Debtors’ cash flow from operations decreases, the Debtors’ ability to expend the capital necessary to invest in their businesses and remain competitive will be severely strained.

The Debtors face uncertainty regarding the adequacy of their liquidity and capital resources and have extremely limited, if any, access to additional financing.  In addition to the cash necessary to fund ongoing operations, the Debtors have incurred significant professional fees and other costs in connection with preparing for the Chapter 11 Cases and expect to continue to incur significant professional fees and costs throughout the Chapter 11 Cases.  The Debtors cannot guarantee that cash on hand and cash flow from operations will be sufficient to continue to fund their operations and allow the Debtors to satisfy obligations related to the Chapter 11 Cases until the Debtors are able to emerge from bankruptcy protection.

The Debtors’ liquidity, including the ability to meet ongoing operational obligations, will depend upon, among other things:  (i) their ability to maintain adequate cash on hand; (ii) their ability to generate cash flow from operations; (iii) their ability to develop, confirm, and consummate a chapter 11 plan or other alternative restructuring transaction; and (iv) the cost, duration, and outcome of these Chapter 11 Cases.  The Debtors’ ability to maintain adequate liquidity depends, in part, upon industry conditions and general economic, financial, competitive, regulatory, and other factors beyond the Debtors’ control.  In the event that cash on hand and cash flow from operations are not sufficient to meet the Debtors’ liquidity needs, the Debtors may be required to seek additional financing.  The Debtors can provide no assurance that additional financing would be available or, if available, offered to the Debtors on acceptable terms.  The Debtors’ access to additional financing is, and for the foreseeable future likely will continue to be, extremely limited if it is available at all.  In addition, the Debtors’ ability to consummate the Plan is dependent on their ability to satisfy the conditions precedent to the Effective Date.  The Debtors can provide no assurance that such conditions will be satisfied.  The Debtors’ long‑term liquidity requirements and the adequacy of their capital resources are difficult to predict at this time.

(e)	The Debtors May Be Impacted By Factors Affecting Their Customers’ Industries.

The Company derives its revenues largely from customers in the following industry sectors: construction, agricultural, material handling, turf care, power sports, transportation, general industrial, and infrastructure applications.  Factors affecting any of these industries in general, or any of the Company’s customers in particular, could adversely affect the Debtors, because revenue growth largely depends on the continued growth of customers’ businesses in their respective industries.

The Company expects that future sales will continue to depend on the success of its customers.  If economic conditions and demand for customers’ products deteriorates, the Debtors may experience a material adverse effect on their business, operating results, liquidity, and financial condition.

(f)	The Debtors May Be Impacted By A Downturn or Weakness in Economic Activity.

Historically, sales of the Company’s manufactured products have been subject to cyclical variations caused by changes in general economic conditions.  During recessionary periods, the Company has been adversely affected by reduced demand for its products.  In addition, the strength of the economy generally may affect the rates of expansion, consolidation, renovation, and equipment replacement in the industries it serves.  If economic conditions deteriorate, the Company may experience a material adverse effect on its business, operating results, liquidity, and financial condition.  Finally, failure of industries or markets to recover from the economic impact of the COVID-19 pandemic may affect long-term demand for the Company’s products.

(g)	Volatility in Raw Material Prices and Reduced Ability to Pass Price Increases to Customers May Impact the Debtors’ Business.

The prices of raw materials critical to the Company’s business and performance, such as steel, are based on global supply and demand conditions.  Certain raw materials used, including polyurethane foam, vinyl, plastics, steel, cloth, steel wire, and abrasive grains are only available from a limited number of suppliers, and it may be difficult to find alternative suppliers at the same or similar costs.  The Company’s material costs may also be adversely impacted by tariffs or other trade duties on imports.  Although the Company’s contracts and long term arrangements with customers generally do not expressly allow it to pass through increases in raw materials, energy costs, and other inputs to customers, the Company endeavors to discuss price adjustments with its customers on a case by case basis where it makes business sense.  While the Company strives to pass through increases in the price of raw materials to its customers (other than increases in order amounts which are subject to negotiation), the Company may not be able to do so in the future, and volatility in the prices of raw materials may affect customer demand for certain products.  In addition, the Company, along with its suppliers and customers, relies on various energy sources for a number of activities connected with the operation of its business, such as the transportation of raw materials and finished products.  Energy and utility prices, including electricity and water prices, and in particular prices for petroleum-based energy sources, are volatile.

Increased supplier and customer operating costs arising from volatility in the prices of energy sources, such as increased energy and utility costs and transportation costs, could be passed through to the Company, and the Company may not be able to increase its product prices sufficiently or at all to offset such increased costs.  The impact of any volatility in the prices of energy or the raw materials on which the Company relies, including the reduction in demand for certain products caused by such price volatility, could result in a loss of revenue and profitability and adversely affect the Company’s results of operations, liquidity, and financial condition.

(h)	Increased Competition May Impact the Profitability of the Debtors’ Business.

The industries the Company serves are highly competitive.  It competes with numerous companies that manufacture industrial and engineered components products.  Many of the Debtors’ competitors have international operations and significant financial resources, and some have substantially greater manufacturing, research, and design and marketing resources than the Company.

Competitors with lower cost structures may have a competitive advantage when bidding for business with the Company’s customers.  The Company also expects its competitors to continue to improve the performance of their current products or services, to reduce prices of their existing products or services, and to introduce new products or services that may offer greater performance and improved pricing.  Additionally, the Company may face competition from new entrants to the industries in which it operates.  Any of these developments could cause a decline in sales and average selling prices, loss of market share for the Debtors’ products, or profit margin compression.

In addition, the Company’s level of indebtedness, financial condition, and these Chapter 11 Cases may make it difficult for it to continue to negotiate acceptable payment terms with its vendors and customers or may result in one or more of the Company’s suppliers making demand for adequate assurance, including demand for payment in advance.  If the Company is unable to negotiate acceptable payment terms with its customers, or if material suppliers demand payment in advance, it could have a material adverse effect on the Company’s operating results, liquidity, financial condition, and competitive position, and it may also make it more difficult for the Company to obtain future financing.

(i)	Risks Related to Sales Through Distributors and Other Third-Parties May Impact Operations and Profitability.

The Debtors sell a portion of their products through third-parties such as distributors, agents, and channel partners (collectively, “Distributors”).  Using third-parties for distribution exposes the Company to many risks, including competitive pressure, concentration, credit risk, and compliance risks.  Distributors may sell products that compete with the Company’s products, and the Company may need to provide financial and other incentives to focus Distributors on the sale of products.  The Debtors may rely on one or more key Distributors for a product, and the loss of these Distributors could reduce revenue.  Distributors may face financial difficulties, including bankruptcy, which could harm the Debtors’ collection of accounts receivable and financial results.  Violations of the Foreign Corrupt Practices Act or similar laws by Distributors or other third‑party intermediaries could have a material impact on the business.  Failing to manage risks related to the use of distributors may reduce sales, increase expenses, and weaken the Debtors’ competitive position.

(j)	The Debtors May Not Be Able to Maintain their Engineering, Technological, and Manufacturing Expertise.

The markets for the Debtors’ products are characterized by changing technology and evolving process development.  The continued success of the Debtors’ business will depend upon its ability to:

•	hire, retain, and expand the pool of qualified engineering and technical personnel;
•	maintain technological leadership in the industry;
•	successfully anticipate or respond to changes in manufacturing processes in a cost‑effective and timely manner; and
•	successfully anticipate or respond to changes in cost to serve in a cost-effective and timely manner.

The Debtors cannot be certain that they will develop the capabilities required by customers in the future.  The emergence of new technologies, industry standards, or customer requirements may render the Debtors’ equipment, inventory, or processes obsolete or uncompetitive.  The Debtors also may need to acquire new technologies and equipment to remain competitive.  The acquisition and implementation of new technologies and equipment may require the Company to incur significant expense and capital investment, which could reduce margins and affect operating results.  When the Company establishes or acquires new facilities, it may not be able to maintain or develop engineering, technological, and manufacturing expertise due to a lack of trained personnel, effective training of new staff, or technical difficulties with machinery.  Failure to anticipate and adapt to customers’ changing technological needs and requirements or to hire and retain a sufficient number of engineers and maintain engineering, technological, and manufacturing expertise may have a material adverse effect on the Debtors’ business.

(k)	Failing to Deliver Products On Time May Increase the Cost of the Debtors’ Products.

In most instances, the Company guarantees that it will deliver a product by a scheduled date.  If the Company subsequently fails to deliver the product as scheduled, it may be held responsible for cost impacts and/or other damages resulting from any delay.  To the extent that these failures to deliver may occur, the total damages for which the Debtors could be liable could significantly increase the cost of the products provided.  As such, the Debtors could experience reduced profits or, in some cases, a loss for that contract.  Additionally, failure to deliver products on time could result in damage to customer relationships, the potential loss of customers, and reputational damage, which could impair the Debtors’ ability to attract new customers.

(l)	Currency Fluctuations, Hedging Operations, and Other Foreign Exchange Rate Risks May Affect the Debtors’ Profitability.

Approximately 34% of the Company’s global net sales in 2019 were in currencies other than the U.S. dollar.  Changes in exchange rates among other currencies, especially the Euro to the U.S. dollar, may negatively affect net sales, cost of sales, gross profit, and net income where expenses and revenues are denominated in different currencies.  The Company cannot predict the effect of future exchange rate fluctuations. The Company may from time to time use financial instruments, primarily short-term forward contracts, to hedge Euro and other currency commitments arising from foreign currency obligations.  If the Company’s hedging activities are not successful or if it changes or reduces these hedging activities in the future, it may experience significant unexpected expenses from fluctuations in exchange rates.

(m)	The Debtors May Have Difficulty Retaining and Recruiting Qualified Employees and Managers and May Have Difficulty Managing the Cost of Labor.

The Debtors’ success depends, to a large extent, upon the continued services of its Executives, senior management personnel, managers, and other skilled personnel and the ability to recruit and retain skilled personnel to maintain and expand the Debtors’ operations.  The Debtors could be affected by the loss of any of their Executives, who are responsible for formulating and implementing the business plan and strategy.  In addition, the Debtors need to recruit and retain additional management personnel and other skilled employees.  However, competition is high for skilled technical personnel among companies that rely on engineering and technology, and the loss of qualified employees or an inability to attract, retain, and motivate the additional skilled employees required for the operation and expansion of the Debtors’ business could hinder the Debtors’ ability to conduct design, engineering, and manufacturing activities successfully and ultimately develop marketable products.  The Debtors may not be able to attract the skilled personnel they require or retain those whom the Debtors have trained at their own cost.  If the Debtors were not able to do so, the Debtors’ business and ability to continue to grow could be negatively affected and the Debtors could face additional competition from those who leave and work for competitors.

The Debtors also continue to be dependent on production personnel to manufacture products in a cost‑effective and efficient manner.  The Debtors believe there is significant competition for production personnel with the skills and technical knowledge that they require.  The Debtors’ ability to continue efficient operations, reduce production costs, and consolidate operations will depend, in large part, on their success in recruiting, training, integrating, and retaining sufficient numbers of production personnel to support production, cost savings, and consolidation targets.  New hires require significant training and it may take significant time before they achieve full productivity.  As a result, the Debtors may incur significant costs to attract, train, and retain employees, including significant expenditures related to salaries and benefits.  If the Company is unable to hire and train sufficient numbers of effective production personnel, its business would be adversely affected.

(n)	The Absence of Long-Term Production Schedules with Customers May Make it Difficult for the Debtors to Optimize Manufacturing Capacity.

Generally, the Debtors’ customers do not commit to long-term contracts.  Many of the Debtors’ customers do not commit to firm production schedules and the Debtors continue to experience reduced lead‑times in customer orders.  Additionally, customers may change production quantities or delay production with little lead-time or advance notice.  Therefore, the Company relies on and plans its production and inventory levels based on customers’ advance orders, commitments or forecasts, and internal assessments and forecasts of customer demand.  The volume and timing of sales to customers may vary due to, among other factors: (i) variation in demand for or discontinuation of customers’ products; (ii) customers’ attempts to manage their inventory; (iii) design changes; (iv) changes in customers’ manufacturing strategies; and (v) acquisitions of or consolidation among customers.

The variations in volume and timing of sales make it difficult to schedule production and optimize manufacturing capacity.  This uncertainty may require the Debtors to increase staffing and incur other expenses in order to meet an unexpected increase in customer demand, potentially placing a significant burden on the Debtors’ resources.  Additionally, an inability to respond to such increases may cause customer dissatisfaction, which may negatively affect relationships with customers.

Further, in order to secure sufficient production scale, the Debtors may make capital investments in advance of anticipated customer demand.  Such investments may lead to low utilization levels if customer demand forecasts change and the Company is unable to utilize the additional capacity.  Because fixed costs make up a large proportion of the Debtors’ total production costs, a reduction in customer demand can have a significant adverse impact on gross profits and operating results.

Additionally, the Debtors order materials and components based on customer forecasts and orders and suppliers may require them to purchase materials and components in minimum quantities that exceed customer requirements, which may have an adverse impact on gross profits and operating results.  In the past, anticipated orders from some of the Debtors’ customers have failed to materialize and delivery schedules have been deferred as a result of changes in customers’ business needs.  The Debtors also have allowed long-term customers to delay orders to absorb excess inventory.  Such order fluctuations and deferrals may have an adverse effect on the Debtors’ business, operating results, and financial conditions.

(o)	The Debtors’ Manufacturing Facilities May Be Disrupted by Union Activities and Other Labor-Related Problems.

The Debtors have labor unions at certain of their facilities.  As of the Petition Date, the Debtors had approximately 270 unionized personnel in the United States.  For such employees, the Debtors have entered into collective bargaining agreements with the respective labor unions.  In the future, such agreements may limit the Debtors’ ability to contain increases in labor costs as the ability to control future labor costs depends partly on the outcome of wage negotiations with employees.  Any future collective bargaining agreements may lead to further increases in labor costs.  Although the Debtors’ employees in certain other facilities are currently not unionized, there can be no assurance that they will continue to remain as such.

Union activities and other labor-related problems not linked to union activities may disrupt business operations.  The Debtors cannot provide any assurance that they will not be affected by any such labor unrest, or increase in labor cost, or interruptions to the operations of existing manufacturing plants or new manufacturing plants that may be set up in the future.  Any disruptions to the Debtors’ manufacturing facilities as a result of labor-related disturbances could affect the Debtors’ ability to meet delivery and efficiency targets, resulting in an adverse effect on customer relationships and financial results.  Such disruptions may not be covered by the Debtors’ business interruption insurance.

(p)	Potential Disruptions in Information Systems Could Disrupt the Debtors’ Operations.

The Debtors depend on various information systems to support customers’ requirements and to successfully manage their business, including managing orders, supplies, accounting controls, and payroll.  Any inability to successfully manage the procurement, development, implementation, or execution of information or communication systems and back-up systems, including matters related to system security, reliability, performance, and access, as well as any inability of these systems to fulfill their intended purpose within the Debtors’ business, could have an adverse effect on the Debtors’ business and financial performance.  Such disruptions may not be covered by the Debtors’ business interruption insurance.

(q)	Natural Disasters, Epidemics and Other Events Outside the Debtors’ Control, and the Inability to Successfully Mitigate the Effects of Such Events, May Harm the Debtors’ Business.

Some of the Debtors’ facilities are located in areas that may be affected by natural disasters such as hurricanes, earthquakes, water shortages, tsunamis and floods.  All facilities are subject to other natural or man‑made disasters such as fires, acts of terrorism, failures of utilities, and epidemics or pandemics such as the COVID-19 pandemic.  If such an event were to occur, the Debtors’ business could be harmed due to the event or the Debtors’ inability to successfully mitigate the effects of the particular event.  Potential harms include the loss of business continuity, the loss of business data, and damage to infrastructure.

The Debtors’ production and supply chains could be severely affected if employees or the regions in which facilities or suppliers are located are affected by a significant outbreak of any disease, epidemic, or pandemic.  For example, a facility could be closed by government authorities for a sustained period of time, some or all of the workforce could be unavailable due to quarantine, fear of catching the disease, or other factors, and local, national, or international transportation or other infrastructure could be affected, leading to delays or loss of production.  In addition, suppliers and customers are subject to similar risks, which could lead to a shortage of components or a reduction in customers’ demand for the Debtors’ services.

Specifically, the Company, like many other companies, is facing disruptions from the COVID‑19 pandemic currently facing the United States and the rest of world.  The effects of the virus are far reaching, and the Debtors have faced disruptions in their supply-chain, workforce, and operations over the past several months.  In the United States and across the world, factories have closed or are operating below capacity, causing delays and disruptions in the Debtors’ supply-chain.  These delays have a direct impact on the Debtors’ operations.  Although the world has invested significant resources into containing the spread of the virus and mitigating the economic and societal impact of the pandemic, it will likely have some effect on inventory levels and operations for the foreseeable future.

The Debtors rely on a variety of common carriers to transport materials from suppliers, and to transport products to customers.  Problems suffered by any of these common carriers, whether due to a natural disaster, labor problem, act of terrorism, increased energy prices, epidemics or pandemics, or some other issue, could result in shipping delays, increased costs or some other supply chain disruption and could therefore have a material adverse effect on operations.

In addition, some of the Debtors’ facilities possess certifications, machinery, equipment, or tooling necessary to work on specialized products that other locations lack.  If work is disrupted at one of these facilities, it may not be practicable or feasible to transfer such specialized work to another facility without significant costs and delays.  Thus, any disruption in operations at a facility possessing specialized certifications, machinery, equipment, or tooling could adversely affect the Debtors’ ability to provide products to customers and thus negatively affect relationships and financial results.

(r)	Sales of the Debtors’ Products May Result in Exposure to Product Liability, Intellectual Property Infringement, and Other Claims.

The Debtors’ manufactured products can expose them to potential liabilities.  For instance, the Debtors’ manufacturing businesses expose the Company to potential product liability claims resulting from injuries caused by defects in products designed or manufactured by the Company, as well as potential claims that products the Debtors design or processes used infringe on third-party intellectual property rights.  Such claims could subject the Debtors to significant liability for damages, subject the infringing portion of the business to injunction and, regardless of their merits, could be time-consuming and expensive to resolve.  The Debtors may also have greater potential exposure from warranty claims and product recalls due to problems caused by product design.  Although the Debtors have product liability insurance coverage, it may not be sufficient to cover the full extent of potential product liability, if at all, and may also be subject to the satisfaction of a deductible.  A successful product liability claim in excess or outside of the Debtors’ insurance coverage or any material claim for which insurance coverage was denied or limited and for which indemnification was not available could have a material adverse effect on the Debtors’ business, results of operations, and financial condition.

(s)	Failures by Customers to Pay Amounts Owed in a Timely Manner May Adversely Affect the Debtors’ Financial Condition, Liquidity, and Operating Results.

The Debtors generally provide payment terms ranging from 30 to 60 days.  As a result, the Company generates significant accounts receivable from sales to customers, representing 18.9% and 18.5% of current assets as of December 31, 2019 and December 31, 2018, respectively.  If any of the Debtors’ significant customers have insufficient liquidity, the Debtors could encounter significant delays or defaults in payments owed by such customers, and the Debtors may need to extend payment terms or restructure the receivables owed, which could have a significant adverse effect on their financial condition and liquidity.  Any deterioration in the financial condition or liquidity of the Debtors’ customers will increase the risk of uncollectible receivables.  Global economic uncertainty could also affect customers’ ability to pay receivables in a timely manner, or at all, or result in customers going into bankruptcy or reorganization proceedings, which could also affect the Debtors’ ability to collect receivables.

(t)	Environmental Liabilities That May Arise in the Future Could Be Material to Us.

The Debtors’ operations, facilities, and properties are subject to extensive and evolving laws and regulations pertaining to air emissions, wastewater discharges, the handling and disposal of solid and hazardous materials and wastes, the remediation of contamination, and otherwise relating to health, safety, and the protection of the environment.  As a result, the Debtors are involved from time to time in administrative or legal proceedings relating to environmental and health and safety matters, and have in the past and will continue to incur capital costs and other expenditures relating to such matters.  The Debtors also cannot be certain that identification of presently unidentified environmental conditions, more vigorous enforcement by regulatory authorities or other unanticipated events will not arise in the future and give rise to additional environmental liabilities, compliance costs, and/or penalties that could be material.  Further, environmental laws and regulations are constantly evolving and it is impossible to predict accurately the effect they may have upon financial condition, results of operations, or cash flows.

(u)	The Debtors’ Operations or Ability to Emerge May be Impacted By the Continuing COVID‑19 Pandemic.

The COVID-19 pandemic has significantly impacted and may further impact the Company’s workforce, operations, and supply chain, as well as the operations of vendors, customers, distributors, and suppliers.  The pandemic has also weakened demand for the Company’s products, resulting in a decline in sales and customer orders, and caused disruptions in the Company’s manufacturing facilities and support operations.

The continued spread of the virus and the extended duration of the pandemic has had, and will continue to have, a negative impact on the Company’s business, financial condition, cash flows, and results of operations, although the full extent of the impact is still uncertain.  As the pandemic continues to rapidly evolve, the extent of the impact on the Company’s business, financial condition, cash flows and results of operations will depend on future developments, including, but not limited to, the duration and spread of the pandemic (including any relapses), its severity, the actions to contain the virus and/or treat its impact, related restrictions on travel, the duration, timing and severity of the impact on customer spending (including any recession resulting from the pandemic), and how quickly and to what extent normal economic and operating conditions can resume, all of which are highly uncertain and cannot be predicted.  As a result, there is the potential that the COVID-19 pandemic will cause a future material adverse effect on the Debtors’ business, results of operations, and financial condition.

6.6         Liquidity Risks.

The Reorganized Debtors’ ability to carry out capital spending that is important to their growth and productivity will depend on a number of factors, including future operating performance and ability to achieve the business plan.  These factors will be affected by general economic, financial, competitive, regulatory, business, and other factors that are beyond the Reorganized Debtors’ control.

6.7         Disclosure Statement Disclaimer.

(a)          Information Contained Herein Is Solely for Soliciting Votes.

The information contained in this Disclosure Statement is for the purpose of soliciting acceptances of the Plan and may not be relied upon for any other purpose.  Specifically, this Disclosure Statement is not legal advice to any Person or Entity.  The contents of this Disclosure Statement should not be construed as legal, business, or tax advice.  Each reader should consult its own legal counsel and accountant with regard to any legal, tax, and other matters concerning its Claim or Interest.  This Disclosure Statement may not be relied upon for any purpose other than to determine how to vote to accept or reject the Plan and whether to object to Confirmation.

(b)         Disclosure Statement May Contain Forward-Looking Statements.

This Disclosure Statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended.  Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as “may,” “expect,” “anticipate,” “estimate,” or “continue,” the negative thereof, or other variations thereon or comparable terminology.

The Debtors consider all statements regarding anticipated or future matters, including the following, to be forward‑looking statements:

• any future effects as a result of the filing or pendency of the Chapter 11 Cases;	• projected and estimated liability costs, including tort, and environmental costs and costs of environmental remediation;
• financing plans;	• growth opportunities for existing products and services;
• competitive position;	• results of litigation;
• business strategy;	• disruption of operations;
• budgets;	• contractual obligations;
• projected cost reductions;	• projected market conditions;
• projected dividends;	• plans and objectives of management for future operations;
• projected price increases;	• regulatory approvals necessary for the Debtors to emerge from these Chapter 11 Cases;
• effect of changes in accounting due to recently issued accounting standards;	• the Debtors’ expected future financial position, liquidity, results of operations, profitability, and cash flows; and
• growth opportunities for existing products and services.

Statements concerning these and other matters are not guarantees of the Debtors’ future performance.  The reader is cautioned that all forward-looking statements are necessarily speculative.  The Valuation Analysis, the Liquidation Analysis, the Financial Projections, and other information contained herein and attached hereto are estimates only, and the timing and amount of actual distributions to Holders of Allowed Claims and Interests may be affected by many factors that cannot be predicted, including each of the risk factors contained in Article VI of this Disclosure Statement as well as the following:

•	the Debtors’ ability to identify and complete strategic alternatives;

•	the Debtors’ ability to generate sufficient cash from operations to fund their current and future operations;

•	the level of demand for the Debtors’ products;

•	competition in the markets the Debtors are involved with;

•	volatility in the prices of raw materials and the Debtors’ ability to pass along increased costs;

•	the Debtors’ ability to grow and manage growth profitably;

•	the Debtors’ ability to access additional capital and/or the capital markets;

•	changes in applicable laws or regulations;

•	the Debtors’ ability to attract and retain qualified personnel;

•	the impact of proposed and potential regulations related to the U.S. Tax Cuts and Jobs Act;

•	the possibility that the Debtors may be adversely affected by other economic, business, trade, inflation and/or competitive factors;

•	other general economic and political conditions in the United States, including those resulting from recessions, political events and acts or threats of terrorism or military conflicts;

•	the impact of the COVID-19 pandemic on the Debtors’ operations;

•	the risks and uncertainties associated with these Chapter 11 Cases;

•	the Debtors’ ability to pursue their business strategies during these Chapter 11 Cases;

•	the regulatory approvals, if any, necessary for the Debtors to emerge from these Chapter 11 Cases;

•	the diversion of management’s attention as a result of these Chapter 11 Cases;

•	increased levels of employee attrition as a result of these Chapter 11 Cases;

•	customer responses to these Chapter 11 Cases;

•	the impact of a protracted restructuring on the Debtors’ business;

•	the Debtors’ ability to obtain confirmation or consummation of the Plan;

•	volatility of the Debtors’ financial results as a result of the Chapter 11 Cases;

•	the Debtors’ inability to predict their long-term liquidity requirements and the adequacy of their capital resources;

•	the availability of cash to maintain the Debtors’ operations and fund emergence costs;

•	the Debtors’ ability to continue as a going-concern;

•	risks associated with weak or uncertain global economic conditions and their impact on the Debtors’ products;

•	industry conditions, including competition and technological innovation;

•	changes in labor relations;

•	fluctuations in operating costs;

•	shifts in population and other demographics;

•	legislative or regulatory requirements; and

•	fluctuations in interest rates, exchange rates, and currency values.

An additional discussion of the risks as well as important factors that could cause results to differ from the forward-looking statements contained in this Disclosure Statement associated with the Debtors’ business operations is set forth in Jason Industries, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Securities and Exchange Commission on March 2, 2020, which can be located on the Debtors’ website at https://investors.jasoninc.com/sec-filings.  Specifically, these filings have further discussion of impact of the COVID‑19 pandemic on the Debtors’ businesses.

Forward-looking statements represent the Debtors’ estimates and assumptions only as of the date such statements were made.  The Debtors undertake no obligation to update any such statement.

(c)	This Disclosure Statement Has Not Been Approved by the United States Securities and Exchange Commission.

This Disclosure Statement has not and will not be filed with the SEC or any state regulatory authority.  Neither the SEC nor any state regulatory authority has approved or disapproved of the Securities described in this Disclosure Statement or has passed upon the accuracy or adequacy of this Disclosure Statement, or the exhibits or the statements contained in this Disclosure Statement.

(d)	No Legal, Business, or Tax Advice Is Provided to You by this Disclosure Statement.

THIS DISCLOSURE STATEMENT IS NOT LEGAL, BUSINESS, OR TAX ADVICE TO YOU.  The contents of this Disclosure Statement should not be construed as legal, business, or tax advice.  Each Holder of a Claim or Interest should consult his or her own legal counsel and accountant with regard to any legal, tax, and other matters concerning his or her Claim or Interest.  This Disclosure Statement may not be relied upon for any purpose other than to determine how to vote on the Plan or object to Confirmation.

(e)	No Admissions Made.

The information and statements contained in this Disclosure Statement will neither (i) constitute an admission of any fact or liability by any entity (including, without limitation, the Debtors) nor (ii) be deemed evidence of the tax or other legal effects of the Plan on the Debtors, Holders of Allowed Claims or Interests, or any other parties in interest.

(f)	Failure to Identify Litigation Claims or Projected Objections.

No reliance should be placed on the fact that a particular litigation Claim or projected objection to a particular Claim or Interest is, or is not, identified in this Disclosure Statement.  All Parties, including the Debtors, reserve the right to continue to investigate Claims and Interests and file and prosecute objections to Claims and Interests.

(g)	No Waiver of Right to Object or Right to Recover Transfers and Assets.

The vote by a Holder of an Allowed Claim for or against the Plan does not constitute a waiver or release of any Claims or rights of the Debtors to object to that Holder’s Allowed Claim, or to bring Causes of Action or recover any preferential, fraudulent, or other voidable transfer of assets, regardless of whether any Claims or Causes of Action of the Debtors or their respective Estates are specifically or generally identified herein.

(h)	Information Was Provided by the Debtors and Was Relied Upon by the Debtors’ Advisors.

Counsel to and other advisors retained by the Debtors have relied upon information provided by the Debtors in connection with the preparation of this Disclosure Statement.  Although counsel to and other advisors retained by the Debtors have performed certain limited due diligence in connection with the preparation of this Disclosure Statement, they have not independently verified the information contained herein.

(i)	The Potential Exists for Inaccuracies and the Debtors Have No Duty to Update.

The Debtors make the statements contained in this Disclosure Statement as of the date hereof, unless otherwise specified herein, and the delivery of this Disclosure Statement after that date does not imply that there has not been a change in the information set forth herein since such date.  Although the Debtors have used their reasonable business judgment to ensure the accuracy of all of the information provided in this Disclosure Statement and in the Plan, the Debtors nonetheless cannot, and do not, confirm the current accuracy of all statements appearing in this Disclosure Statement.  Further, although the Debtors may subsequently update the information in this Disclosure Statement, the Debtors have no affirmative duty to do so unless ordered by the Bankruptcy Court.

(j)	No Representations Outside of the Disclosure Statement Are Authorized.

No representations concerning or relating to the Debtors, the Chapter 11 Cases, or the Plan are authorized by the Bankruptcy Court or the Bankruptcy Code, other than as set forth in this Disclosure Statement.  In deciding whether to vote to accept or reject the Plan, you should not rely upon any representations or inducements made to secure your acceptance or rejection of the Plan that are other than as contained in, or included with, this Disclosure Statement, unless otherwise indicated herein.  You should promptly report unauthorized representations or inducements to the counsel to the Debtors and the U.S. Trustee.

ARTICLE VII

CONFIRMATION PROCEDURES

The following is a brief summary of the Confirmation process.  Holders of Claims and Interests are encouraged to review the relevant provisions of the Bankruptcy Code and to consult with their own advisors.

7.1         The Confirmation Hearing.

Under section 1128(a) of the Bankruptcy Code, the Bankruptcy Court, after notice, may hold a hearing to confirm a plan of reorganization.  The Debtors will request, on the Petition Date, that the Bankruptcy Court approve the Plan and Disclosure Statement.  The Confirmation Hearing may, however, be continued from time to time without further notice other than an adjournment announced in open court or a notice of adjournment filed with the Bankruptcy Court and served in accordance with the Bankruptcy Rules, without further notice to parties in interest.  The Bankruptcy Court, in its discretion and prior to the Confirmation Hearing, may put in place additional procedures governing the Confirmation Hearing.  Subject to section 1127 of the Bankruptcy Code and the Restructuring Support Agreement, the Plan may be modified, if necessary, prior to, during, or as a result of the Confirmation Hearing, without further notice to parties in interest.

Additionally, section 1128(b) of the Bankruptcy Code provides that a party in interest may object to Confirmation.  The Debtors, in the same motion requesting a date for the Confirmation Hearing, will request that the Bankruptcy Court set a date and time for parties in interest to file objections to Confirmation of the Plan.  An objection to Confirmation of the Plan must be filed with the Bankruptcy Court and served on the Debtors and certain other parties in interest in accordance with the applicable order of the Bankruptcy Court so that it is actually received on or before the deadline to file such objections as set forth therein.

7.2         Confirmation Standards.

Among the requirements for Confirmation are that the Plan (a) is accepted by all Impaired Classes of Claims and Interests or, if rejected by an Impaired Class, that the Plan “does not discriminate unfairly” and is “fair and equitable” as to such Class; (b) is feasible; and (c) is in the “best interests” of Holders of Claims and Interests that are Impaired under the Plan.

The following requirements must be satisfied pursuant to section 1129(a) of the Bankruptcy Code before a bankruptcy court may confirm a plan of reorganization.  The Debtors believe that the Plan fully complies with all the applicable requirements of section 1129 of the Bankruptcy Code set forth below, other than those pertaining to voting, which has not yet taken place.

•	The Plan complies with the applicable provisions of the Bankruptcy Code.

•	The Debtors (or any other proponent of the Plan) have complied with the applicable provisions of the Bankruptcy Code.

•	The Plan has been proposed in good faith and not by any means forbidden by law.

•
Any payment made or to be made by the Debtors (or any other proponent of the Plan) or by a Person issuing Securities or acquiring property under the Plan, for services or for costs and expenses in or in connection with the Chapter 11 Cases, in connection with the Plan and incident to the Chapter 11 Cases is subject to the approval of the Bankruptcy Court as reasonable.

•
The Debtors (or any other proponent of the Plan) have disclosed or will disclose the identity and affiliations of any individual proposed to serve, after Confirmation, as a director or officer, of Jason NewCo, any Affiliate of the Debtors reorganized under the Plan, or any successor to the Debtors under the Plan.  The appointment to, or continuance in, such office of such individual is consistent with the interests of creditors and equity security holders and with public policy.

•
The Debtors (or any other proponent of the Plan) have disclosed or will disclose the identity of any insider that will be employed or retained by Jason NewCo and the nature of any compensation for such Insider.

•
With respect to each Holder within an Impaired Class of Claims or Interests, as applicable, each such Holder (a) has accepted the Plan or (b) will receive or retain under the Plan on account of such Claim or Interest property of a value, as of the Effective Date, that is not less than the amount that such Holder would so receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date.

•
With respect to each Class of Claims or Interests, such Class (a) has accepted the Plan or (b) is Unimpaired under the Plan (subject to the “cram‑down” provisions discussed below); see Section 7.5 hereof (“Confirmation Without Acceptance by All Impaired Classes”).

•	The Plan provides for treatment of Claims, as applicable, in accordance with the provisions of section 507(a) of the Bankruptcy Code.

•
If a Class of Claims is Impaired under the Plan, at least one Class of Claims that is Impaired under the Plan has accepted the Plan, determined without including any acceptance of the Plan by any insider.

•
Confirmation is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Reorganized Debtors, or any successor to the Debtors under the Plan, unless such liquidation or reorganization is proposed in the Plan.

•	All fees payable under 28 U.S.C. § 1930 have been paid or the Plan provides for the payment of all such fees on the Effective Date.

•
The Plan provides for the continuation after its Effective Date of payment of all retiree benefits, as that term is defined in section 1114 of the Bankruptcy Code, at the level established pursuant to subsection (e)(1)(B) or (g) of section 1114 of the Bankruptcy Code, at any time prior to Confirmation, for the duration of the period the applicable Debtor has obligated itself to provide such benefits.

7.3         Best Interests Test / Liquidation Analysis.

As described above, section 1129(a)(7) of the Bankruptcy Code requires that each Holder of an Impaired Claim or Interest either (a) accept the Plan or (b) receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the value such Holder would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code.  Based on the unaudited Liquidation Analysis attached hereto as Exhibit C, the Debtors believe that the value of any distributions if the Chapter 11 Cases were converted to cases under chapter 7 of the Bankruptcy Code would be no greater than the value of distributions under the Plan.  As a result, the Debtors believe Holders of Claims and Interests in all Impaired Classes will recover at least as much as a result of Confirmation of the Plan as they would recover through a hypothetical chapter 7 liquidation.

THE LIQUIDATION ANALYSIS HAS BEEN PREPARED SOLELY FOR USE IN THIS DISCLOSURE STATEMENT AND DOES NOT REPRESENT VALUES THAT ARE APPROPRIATE FOR ANY OTHER PURPOSE.  NOTHING CONTAINED IN THE LIQUIDATION ANALYSIS IS INTENDED TO BE OR CONSTITUTES A CONCESSION BY OR ADMISSION OF ANY DEBTOR FOR ANY PURPOSE.

7.4         Feasibility.

Section 1129(a)(11) of the Bankruptcy Code requires that the Bankruptcy Court find that Confirmation is not likely to be followed by the liquidation, or the need for further financial reorganization, of the debtor or any successor of the debtor under the plan of reorganization unless the plan contemplates such liquidation or reorganization.  For purposes of determining whether the Plan meets this requirement, the Debtors have analyzed their ability to meet their obligations under the Plan.  As part of this analysis, the Debtors have prepared the Financial Projections, which, together with the assumptions on which they are based, are attached hereto as Exhibit E.  Based on these Financial Projections, the Debtors believe the deleveraging contemplated by the Plan meets the financial feasibility requirement.  Moreover, the Debtors believe that sufficient funds will exist to make all payments required by the Plan.  Accordingly, the Debtors believe that the Plan satisfies the feasibility requirement of section 1129(a)(11) of the Bankruptcy Code.

7.5          Confirmation Without Acceptance by All Impaired Classes.

The Bankruptcy Code permits confirmation of a plan even if it is not accepted by all impaired classes, as long as (i) the plan otherwise satisfies the requirements for confirmation, (ii) at least one impaired class of claims has accepted the plan without taking into consideration the votes of any insiders in such class and (iii) the plan is “fair and equitable” and does not “discriminate unfairly” as to any impaired class that has not accepted the plan.  These so‑called “cram down” provisions are set forth in section 1129(b) of the Bankruptcy Code.

(a)         No Unfair Discrimination.

The no “unfair discrimination” test applies to Classes of Claims or Interests that are of equal priority and are receiving different treatment under the Plan.  The test does not require that the treatment be the same or equivalent, but that such treatment be “fair.”  The Debtors do not believe the Plan discriminates unfairly against any Impaired Class of Claims or Interests.  The Debtors believe the Plan and the treatment of all Classes of Claims and Interests under the Plan satisfy the foregoing requirements for nonconsensual confirmation.

(b)         Fair and Equitable Test.

This test applies to classes of different priority and status (e.g., secured versus unsecured) and includes the general requirement that no class of claims or interests receive more than 100% of the amount of the allowed claims or interests in such class.  As to a dissenting class, the test sets different standards depending on the type of claims or interests in such class.  In order to demonstrate that a plan is fair and equitable with respect to a dissenting class, the plan proponent must demonstrate the following:

•
Secured Creditors:  Each holder of a secured claim (a) retains its liens on the property, to the extent of the allowed amount of its secured claim, and receives deferred cash payments having a value, as of the effective date of the chapter 11 plan, of at least the allowed amount of such claim, (b) has the right to credit bid the amount of its claim if its property is sold and retains its liens on the proceeds of the sale (or if sold, on the proceeds thereof), or (c) receives the “indubitable equivalent” of its allowed secured claim.

•
Unsecured Creditors:  Either (a) each holder of an impaired unsecured claim receives or retains under the chapter 11 plan property of a value equal to the amount of its allowed claim or (b) the holders of claims and interests that are junior to the claims of the non-accepting class will not receive any property under the chapter 11 plan.

•
Holders of Interests:  Either (a) each holder of an impaired interest will receive or retain under the chapter 11 plan property of a value equal to the greatest of the fixed liquidation preference to which such holder is entitled, the fixed redemption price to which such holder is entitled, or the value of the interest or (b) the holders of interests that are junior to the non-accepting class will not receive or retain any property under the chapter 11 plan.

The Debtors believe that the Plan and treatment of all Classes of Claims and Interests therein satisfies the “fair and equitable” requirement, notwithstanding the fact that certain Classes are deemed to reject the Plan.

7.6         Alternatives to Confirmation and Consummation of the Plan.

If the Plan cannot be confirmed, subject to the requirements of the Restructuring Support Agreement, the Debtors may seek to (a) prepare and present to the Bankruptcy Court an alternative chapter 11 plan for confirmation, (b) effect a merger or sale transaction, including, potentially, a sale of all or substantially all of the Debtors’ assets pursuant to section 363 of the Bankruptcy Code, or (c) liquidate their assets and businesses under chapter 7 of the Bankruptcy Code.  If the Debtors were to pursue a liquidation of their assets and businesses in chapter 7, the Debtors would convert the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, and a trustee would be appointed to liquidate the assets of the Debtors for distribution in accordance with the priorities established by the Bankruptcy Code.  A discussion of the effects that a chapter 7 liquidation would have on creditors’ recoveries and the Debtors is described in the unaudited Liquidation Analysis attached hereto as Exhibit C.

ARTICLE VIII

IMPORTANT SECURITIES LAW DISCLOSURE

8.1         Section 1145 Exemption.

The New Jason Equity to be issued to Holders of Allowed First Lien Secured Credit Agreement Claims pursuant to Article III of the Plan, the New Junior Convertible Term Loans and the New Jason Equity that may be issued on account of the New Junior Convertible Term Loans (collectively, the “Plan Securities”) will be issued without registration under the Securities Act or any similar federal, state, or local law in reliance upon (i) section 1145 of the Bankruptcy Code (except with respect to an entity that is an “underwriter” as defined in subsection (b) of section 1145 of the Bankruptcy Code) or (ii) only to the extent that such exemption under section 1145 of the Bankruptcy Code is not available (including with respect to an entity that is an “underwriter”) pursuant to section 4(a)(2) under the Securities Act and/or Regulation D thereunder.

Securities issued in reliance upon section 1145(a) of the Bankruptcy Code are exempt from, among other things, the registration requirements of section 5 of the Securities Act and any other applicable U.S. state or local law requiring registration prior to the offering, issuance, distribution or sale of securities and (a) are not “restricted securities” as defined in Rule 144(a)(3) under the Securities Act and (b) are freely tradable and transferable by any holder thereof that, at the time of transfer, (1) is not an “affiliate” of Jason NewCo as defined in Rule 144(a)(1) under the Securities Act, (2) has not been such an “affiliate” within ninety (90) days of such transfer, (3) has not acquired such securities from an “affiliate” within one year of such transfer and (4) is not an entity that is an “underwriter.”

Section 1145(b)(1) of the Bankruptcy Code defines an “underwriter” as one who, except with respect to “ordinary trading transactions” of an entity that is not an “issuer”: (a) purchases a claim against, interest in, or claim for an administrative expense in the case concerning, the debtor, if such purchase is with a view to distribution of any security received or to be received in exchange for such claim or interest; (b) offers to sell securities offered or sold under a plan for the holders of such securities; (c) offers to buy securities offered or sold under a plan from the holders of such securities, if such offer to buy is (i) with a view to distribution of such securities and (ii) under an agreement made in connection with the plan, with the consummation of the plan, or with the offer or sale of securities under the plan; or (d) is an issuer of the securities within the meaning of section 2(a)(11) of the Securities Act. In addition, a person who receives a fee in exchange for purchasing an issuer’s securities could also be considered an underwriter within the meaning of section 2(a)(11) of the Securities Act.

The definition of an “issuer” for purposes of whether a person is an underwriter under section 1145(b)(1)(D) of the Bankruptcy Code, by reference to section 2(a)(11) of the Securities Act, includes as “statutory underwriters” all “affiliates,” which are all persons who, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with, an issuer of securities.  The reference to “issuer,” as used in the definition of “underwriter” contained in section 2(a)(11) of the Securities Act, is intended to cover “Controlling Persons” of the issuer of the securities.  “Control,” as defined in Rule 405 of the Securities Act, means to possess, directly or indirectly, the power to direct or cause to direct management and policies of a person, whether through owning voting securities, contract, or otherwise.  Accordingly, an officer, director or significant stockholder of a reorganized debtor or its successor may be deemed to be a “controlling person” of the debtor or successor under a plan of reorganization.

Solely to the extent issuance under Section 1145(a) of the Bankruptcy Code is unavailable and Plan Securities must instead be issued in reliance on section 4(a)(2) of the Securities Act or Regulation D thereunder, such securities will be “restricted securities” subject to resale restrictions and may be resold, exchanged, assigned, or otherwise transferred only pursuant to registration, or an applicable exemption from registration under the Securities Act and applicable state and local securities law.

New Jason Equity issued pursuant to the Management Incentive Plan will be issued pursuant to a registration statement or an exemption from registration under the Securities Act and applicable state and local securities laws.

The Debtors recommend that potential recipients of Plan Securities or Securities issued under the Management Incentive Plan consult their own counsel concerning their ability to freely trade such Securities in compliance with the federal securities laws and any applicable Blue Sky Laws. The Debtors make no representation concerning the ability of a person to dispose of such Securities.

Should Jason Newco elect, on or after the Effective Date, to reflect any ownership of the New Jason Equity through the facilities of DTC, Jason Newco need not provide to DTC any further evidence other than the Plan or the Confirmation Order with respect to the treatment of such securities under applicable securities laws.  Notwithstanding anything to the contrary in the Plan, no Entity, including, for the avoidance of doubt, DTC shall be entitled to require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the initial sale and delivery by the issuer to the holders of New Jason Equity is exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.  The Confirmation Order shall provide that DTC shall be required to accept and conclusively rely upon the Plan or Confirmation Order in lieu of a legal opinion regarding whether the New Jason Equity is exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

8.2         New Jason Equity and Management Incentive Plan.

The Management Incentive Plan of Jason NewCo (including any and all awards to be granted thereunder) shall reserve up to 10.0% of New Jason Equity, on a fully diluted basis.  Following the Effective Date, Jason NewCo shall adopt and implement the Management Incentive Plan.  The Confirmation Order shall authorize Jason NewCo to adopt and enter into the Management Incentive Plan.  New Jason Equity distributed pursuant to the Management Incentive Plan will be issued pursuant to an exemption from registration under the Securities Act and other applicable law.

ARTICLE IX

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

9.1         Introduction.

The following discussion summarizes certain U.S. federal income tax consequences of the implementation of the Plan to the Debtors, the Reorganized Debtors, and certain Holders of Claims entitled to vote on the Plan, and it does not address the U.S. federal income tax consequences to Holders of Claims not entitled to vote on the Plan.  This summary is based on the Tax Code, the U.S. Treasury Regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions, revenue rulings and revenue procedures of the Internal Revenue Service (the “IRS”), and any other published administrative rules and pronouncements of the IRS, all as in effect on the date hereof (collectively, “Applicable Tax Law”).  Changes in the Applicable Tax Law or new interpretations of Applicable Tax Law may have retroactive effect and could significantly affect the U.S. federal income tax consequences described below.  The Debtors have not requested, and will not request, any ruling or determination from the IRS or any other taxing authority, and no legal opinion of counsel will be rendered, with respect to the tax consequences discussed herein.  The discussion below is not binding upon the IRS or the courts, and no assurance can be given that the IRS would not assert, or that a court would not sustain, a different position than any position discussed herein.

This summary does not address non-U.S., state, local, or non-income tax consequences of the Plan (including such consequences with respect to the Debtors or the Reorganized Debtors), nor does it purport to address all aspects of U.S. federal income taxation that may be relevant to a Holder in light of its individual circumstances or to a Holder that may be subject to special tax rules (such as persons who are related to the Debtors within the meaning of the Tax Code, persons liable for alternative minimum tax, U.S. Holders whose functional currency is not the U.S. dollar, U.S. expatriates, certain former citizens or long-term residents of the United States, broker-dealers, banks, mutual funds, insurance companies, financial institutions, retirement plans, small business investment companies, regulated investment companies, real estate investment trusts, tax-exempt organizations, controlled foreign corporations, passive foreign investment companies, partnerships (or other entities treated as partnerships or other pass-through entities), beneficial owners of partnerships (or other entities treated as partnerships or other pass‑through entities), subchapter S corporations, Holders of Claims or who will hold the New Jason Equity as part of a straddle, hedge, conversion transaction, or other integrated investment, persons using a mark-to-market method of accounting, and Holders of Claims who are themselves in bankruptcy).  Furthermore, this summary assumes that a Holder of a Claim holds only Claims in a single Class and holds such a Claim only as a “capital asset” (within the meaning of section 1221 of the Tax Code).  This summary also assumes that the Claims to which any of the Debtors are a party will be respected for U.S. federal income tax purposes in accordance with their form, and that the Claims constitute interests in the Debtors “solely as a creditor” for purposes of section 897 of the Tax Code.  The U.S. federal income tax consequences of the implementation of the Plan to the Debtors, the Reorganized Debtors, and Holders of Claims described below also may vary depending on the nature of any Restructuring Transactions that the Debtors or the Reorganized Debtors engage in, as applicable.  This discussion does not address the U.S. federal income tax consequences to Holders (a) whose Claims are Unimpaired or otherwise entitled to payment in full under the Plan, or (b) that are deemed to accept or deemed to reject the Plan.  Additionally, this discussion does not address any consideration being received other than in a person’s capacity as a Holder of a Claim.  For the avoidance of doubt, this summary does not discuss the treatment of the receipt of the New Jason Equity pursuant to the Management Incentive Plan.

For purposes of this discussion, a “U.S. Holder” is a Holder of a Claim (including a beneficial owner of Claims) that is:  (a) an individual citizen or resident of the United States for U.S. federal income tax purposes; (b) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia; (c) an estate the income of which is subject to U.S. federal income taxation regardless of the source of such income; or (d) a trust (i) if a court within the United States is able to exercise primary jurisdiction over the trust’s administration and one or more United States persons (within the meaning of section 7701(a)(30) of the Tax Code) have authority to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.  For purposes of this discussion, a “Non-U.S. Holder” is any Holder of a Claim that is neither a U.S. Holder nor a partnership (or other entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes).

If a partnership (or other entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes) is a Holder of a Claim, the tax treatment of a partner (or other beneficial owner) generally will depend upon the status of the partner (or other beneficial owner) and the activities of the entity.  Partners (or other beneficial owners) of partnerships (or other entities treated as partnerships or other pass-through entities) that are Holders of Claims should consult their respective tax advisors regarding the U.S. federal income tax consequences of the Plan.

THE FOLLOWING SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO A HOLDER OF A CLAIM.  ALL HOLDERS OF CLAIMS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, NON-U.S., NON-INCOME, AND OTHER TAX CONSEQUENCES OF THE PLAN.

9.2         Certain U.S. Federal Income Tax Consequences to the Debtors and the Reorganized Debtors.

(a)         Effects of Restructuring on the Debtors.

Pursuant to the Plan, the Debtors expect for the Restructuring Transactions to be structured as a taxable sale of the assets and/or stock of any Debtor or subsidiary thereof (a “Taxable Transaction”), although such a structure may be subject to change depending on, among other things, whether assets being sold (or deemed to be sold) pursuant to any Taxable Transaction have an aggregate fair market value in excess of their aggregate tax basis (i.e., a “built-in gain”) or an aggregate fair market value less than their aggregate tax basis (i.e., a “built-in loss”), the amount of the expected reduction in the aggregate tax basis of such assets by excluded cancellation of indebtedness income (“COD Income”), whether sufficient tax attributes are available to offset any such built-in gain, future tax benefits associated with a step-up (if any) in the tax basis of the assets sold pursuant to a Taxable Transaction, and the amount and character of any losses with respect to the stock of any applicable Debtor or subsidiary thereof, in each case for U.S. federal, state, and local income tax purposes.

As contemplated in the Plan, the Debtors expect for the Taxable Transaction to involve the transfer (or deemed transfer) of the Debtors’ assets, and as a result, it is expected that the Debtors generally will realize gain or loss in an amount equal to the difference between the value of the consideration received by the Debtors (which generally should equal the fair market value of the assets transferred (or deemed to be transferred) by the Debtors) and the Debtors’ tax basis in such assets.  Realized gains, if any, may be offset by current-year losses and deductions, which may include interest deductions that may be (or become) available under section 163(j) of the Tax Code, and net operating loss carryforwards (“NOLs”) from prior years; provided, that any such gain that is ordinary in nature may not be offset by capital losses.  Any taxable gain remaining after such offsets would result in a cash tax obligation.  It is expected that Jason NewCo will purchase (or will be deemed to purchase) assets or stock of the Debtors pursuant to a Taxable Transaction, and as a result, Jason NewCo will obtain a fair market value basis in the transferred assets or stock.  Further, because the Taxable Transaction involves a purchase of stock, the Debtor whose stock is transferred will retain its basis in its assets, unless the Debtors, the Reorganized Debtors, and/or Jason NewCo timely make certain elections provided for under the Tax Code to treat such stock purchase as the purchase of the Debtors’ assets.

As of the Debtors’ fiscal tax year ending December 31, 2019, the Debtors estimate that they have approximately $17.1 million of U.S. federal NOLs, $2.4 million of U.S. federal research and development credit carryforwards, $49.5 million of disallowed interest carryforwards that have been deferred under Section 163(j) of the Internal Revenue Code of 1986, as amended (the “163(j) Deductions”, and together with the NOLs, the “Tax Attributes”).  The Debtors may generate additional tax losses in the 2020 taxable year. These NOL amounts and other Tax Attributes take into account certain retroactive tax changes under the recently-enacted Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), which increases interest deductions claimed in 2019 (as a result, the Debtors’ NOLs are larger than what would have existed in 2019).  The Tax Attributes may be available to offset taxable gain in a Taxable Transaction.  Following a Taxable Transaction, the Reorganized Debtors will not be able to utilize any remaining Tax Attributes.

(b)         Cancellation of Indebtedness Income and Reduction of Tax Attributes.

In general, absent an exception, a borrower will realize and recognize COD Income upon satisfaction of its outstanding indebtedness for total consideration with a value less than the amount of such indebtedness.  The amount of COD Income, in general, is the excess of (i) the adjusted issue price of the indebtedness satisfied, over (ii) the amount of Cash and the fair market value (or adjusted issue price, in the case of debt instruments) of other consideration received in satisfaction of such indebtedness at the time of the exchange.

Under section 108 of the Tax Code, the Debtors will not be required to include any amount of COD Income in gross income if the Debtors are under the jurisdiction of a court in a case under chapter 11 of the Bankruptcy Code and the discharge of debt occurs pursuant to that proceeding, as would be the case if the Plan were approved.  Instead, as a consequence of such exclusion, and as described in greater detail below, any Debtor realizing COD Income must reduce certain of its tax attributes by the amount of COD Income excluded from gross income pursuant to section 108 of the Tax Code.  Such reduction in tax attributes occurs only after the tax for the year of the debt discharge has been determined.  In general, tax attributes will be reduced in the following order: (i) NOLs and NOL carryforwards, (ii) general business credit carryovers, (iii) capital loss carryovers, (iv) tax basis in assets (but not below the amount of liabilities to which Jason NewCo and/or the Reorganized Debtors will remain subject to immediately after the discharge) as further described in the following two paragraphs, (v) passive activity loss and credit carryovers, and (vi) foreign tax credit carryovers.  Alternatively, a Debtor realizing COD Income may elect first to reduce the basis of its depreciable assets pursuant to section 108(b)(5) of the Tax Code.  Although not free from doubt, in the absence of contrary guidance, it appears to be the case that the 163(j) Deductions are not subject to reduction under these rules.  Any excess COD Income over the amount of available tax attributes will generally not give rise to U.S. federal income tax and will generally have no other U.S. federal income tax impact.

Treasury Regulations applicable to an affiliated group of corporations, like the Debtors, provide that the tax attributes of each member that is excluding COD Income are first subject to reduction before reducing tax attributes of other members of such group.  To the extent the debtor member’s tax basis in stock of a lower-tier member of the affiliated group is reduced, a “look through rule” requires that a corresponding reduction be made to the tax attributes of the lower-tier member.  If a debtor member’s excluded COD Income exceeds its tax attributes, the excess COD Income is applied to reduce certain remaining consolidated tax attributes of the affiliated group.  Any excess COD Income over the amount of available tax attributes is not subject to U.S. federal income tax and generally has no other U.S. federal income tax impact.

The amount of COD Income, if any, and, accordingly, the amount of tax attributes required to be reduced, will depend on the fair market value (or, in the case of debt instruments, the adjusted issue price) of various forms of consideration to be received by Holders of Claims under the Plan.  These amounts cannot be known with certainty until after the Effective Date and, as a result, the total amount of attribute reduction as a result of the Plan cannot be determined until after the Effective Date.

The attribute reduction rules described above would not be expected to apply to the tax basis of the assets of Jason NewCo or the Reorganized Debtors if a Taxable Transaction is consummated.

(1)	Limitation on NOL Carryforwards 163(j) Deductions and Other Tax Attributes.

Section 382 is not expected to be relevant to the tax attributes of the Reorganized Debtors immediately after emergence in the event that, as expected, the Restructuring Transactions are structured as a Taxable Transaction.

In the event that an alternative structure is pursued, after giving effect to the reduction in tax attributes pursuant to excluded COD Income described above, the Reorganized Debtors’ ability to use any remaining tax attributes post‑emergence will be subject to certain limitations under sections 382 and 383 of the Tax Code.

Under sections 382 and 383 of the Tax Code, if the Debtors undergo an “ownership change,” the amount of any remaining NOL carryforwards, tax credit carryforwards, 163(j) Deductions, and possibly certain other attributes (potentially including losses and deductions that have accrued economically but are unrecognized as of the date of the ownership change) of the Debtors allocable to periods prior to the Effective Date (collectively, the “Pre-Change Losses”) that may be utilized to offset future taxable income generally will be subject to an annual limitation.  For this purpose, if a corporation (or consolidated group) has a net unrealized built-in loss at the time of an ownership change (taking into account most assets and items of “built-in” income and deductions), then generally built-in losses (including amortization or depreciation deductions attributable to such built-in losses) recognized during the following five years (up to the amount of the original net unrealized built-in loss) will be treated as Pre-Change Losses and similarly will be subject to the annual limitation.  In general, a corporation’s (or consolidated group’s) net unrealized built-in loss will be deemed to be zero unless it is greater than the lesser of (a) $10 million, or (b) 15% of the fair market value of its assets (with certain adjustments) before the ownership change.

The rules of sections 382 and 383 of the Tax Code are complicated, but as a general matter, the Debtors anticipate that, if the Debtors’ pursued an alternative transaction structure (e.g. a recapitalization) to the currently contemplated Taxable Transaction structure, the issuance of New Jason Equity pursuant to the Plan could result in an “ownership change” of the Debtors for these purposes, and that the Reorganized Debtors’ use of their Pre‑Change Losses would be subject to limitation unless an exception to the general rules of section 382 of the Tax Code applies.

(2)	General Section 382 Annual Limitation.

As noted previously, Section 382 is not expected to be relevant to the tax attributes of the Reorganized Debtors immediately after emergence in the event that, as expected, the Restructuring Transactions are structured as a Taxable Transaction.

In general, and subject to certain exceptions, the amount of the annual limitation to which a corporation that undergoes an “ownership change” would be subject is equal to the product of (a) the fair market value of the stock of the corporation immediately before the “ownership change” (with certain adjustments), and (b) the “long-term tax‑exempt rate” (which is the highest of the adjusted federal long-term rates in effect for any month in the 3‑calendar‑month period ending with the calendar month in which the ownership change occurs, currently 1.09% for June 2020).  The annual limitation may be increased to the extent that the Reorganized Debtors recognize certain built‑in gains in their assets during the five-year period following the ownership change, or are treated as recognizing built‑in gains pursuant to the safe harbors provided in IRS Notice 2003-65.  Section 383 of the Tax Code applies a similar limitation to capital loss carryforwards and tax credits.  Any unused limitation may be carried forward, thereby increasing the annual limitation in the subsequent taxable year.  As discussed below, however, special rules may apply in the case of a corporation that experiences an ownership change as the result of a bankruptcy proceeding.

(3)	Special Bankruptcy Exceptions.

Special rules may apply in the case of a corporation that experiences an “ownership change” as a result of a bankruptcy proceeding.  An exception to the foregoing annual limitation rules generally applies when shareholders and so-called “qualified creditors” of a debtor corporation in chapter 11 receive, in respect of their Claims, at least 50% of the vote and value of the stock of the debtor corporation (or a controlling corporation if also in chapter 11) as reorganized pursuant to a confirmed chapter 11 plan (the “382(l)(5) Exception”).  If the requirements of the 382(l)(5) Exception are satisfied, a debtor’s Pre-Change Losses would not be limited on an annual basis, but, instead, NOL carryforwards would be reduced by the amount of any interest deductions claimed by the debtor during the three taxable years preceding the effective date of the plan of reorganization, and during the part of the taxable year prior to and including the effective date of the plan of reorganization, in respect of all debt converted into stock pursuant to the reorganization.  If the 382(l)(5) Exception applies and the Reorganized Debtors undergo another “ownership change” within two years after the Effective Date, then the Reorganized Debtors’ Pre-Change Losses thereafter would be effectively eliminated in their entirety.

Where the 382(l)(5) Exception is not applicable to a corporation in bankruptcy (either because the debtor corporation does not qualify for it or the debtor corporation otherwise elects not to utilize the 382(l)(5) Exception), another exception will generally apply (the “382(l)(6) Exception”).  Under the 382(l)(6) Exception, the annual limitation will be calculated by reference to the lesser of (a) the value of the debtor corporation’s new stock (with certain adjustments) immediately after the ownership change or (b) the value of such debtor corporation’s assets (determined without regard to liabilities) immediately before the ownership change.  This calculation differs from the ordinary rule that requires the fair market value of a debtor corporation that undergoes an “ownership change” to be determined before the events giving rise to the change.  The 382(l)(6) Exception also differs from the 382(l)(5) Exception in that, under the 382(l)(6) Exception, a debtor corporation is not required to reduce its NOL carryforwards by the amount of certain interest deductions claimed within the prior three-year period, and a debtor corporation may undergo a change of ownership within two years without automatically triggering the effective elimination of its Pre‑Change Losses (rather, the resulting limitation would be determined under the regular rules for ownership changes).

The Debtors have not determined whether the 382(l)(5) Exception will be available or, if it is available, whether the Reorganized Debtors will elect out of its application.  As noted above, section 382 of the Tax Code is not expected to be relevant to the tax attributes of the Reorganized Debtors immediately after emergence in the event that the transactions undertaken pursuant to the Plan are structured as a Taxable Transaction, and the Plan is not premised upon the application of such exception.

(c)          Other Income and Uncertainty of Debtors’ Tax Treatment.

The Debtors may incur other income for U.S. federal income tax purposes in connection with the Plan (including if the Debtors consummate Restructuring Transactions that are different from the transactions that are currently contemplated and described herein) that, unlike COD Income, generally will not be excluded from the Debtors’ U.S. federal taxable income.  In addition, the U.S. federal income tax considerations relating to the Plan are complex and subject to uncertainties.  No assurance can be given that the IRS will agree with the Debtors’ interpretations of the tax rules applicable to, or tax positions taken with respect to, the transactions undertaken to effect the Plan.  If the IRS were to successfully challenge any such interpretation or position, the Debtors may recognize additional taxable income for U.S. federal income tax purposes, and the Debtors may not have sufficient deductions, losses or other attributes for U.S. federal income tax purposes to fully offset such income.

9.3         Certain U.S. Federal Income Tax Consequences to the U.S. Holders of Claims Entitled to Vote.

The following discussion assumes that the Debtors will undertake the Restructuring Transactions currently contemplated by the Plan in a Taxable Transaction.  U.S. Holders of Claims are urged to consult their tax advisors regarding the tax consequences of the Restructuring Transactions.

The character of any gain or loss recognized by a U.S. Holder as capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the Holder, the nature of the Claim in such Holder’s hands, whether the Claim constitutes a capital asset in the hands of the Holder, whether the Claim was purchased at a discount, and whether and to what extent the Holder has previously claimed a bad debt deduction with respect to its Claim.  If recognized gain is capital gain, it generally would be long term capital gain if the Holder held its Claim for more than one year at the time of the exchange. The deductibility of capital losses is subject to certain limitations as discussed below.

(a)	U.S. Federal Income Tax Consequences to the U.S. Holders of Class 3 First Lien Secured Credit Agreement Claims and Class 4 First Lien Deficiency Claims.

Pursuant to the Plan, in exchange for full and final satisfaction, compromise, settlement, release, and discharge of Allowed First Lien Secured Credit Agreement Claims, each U.S. Holder thereof will receive its Pro Rata share of and interest in: (i) the New First Lien Term Loan Facility; (ii) New Junior Lien Convertible Term Loan Facility; (iii) New Jason Equity, and (iv) if applicable, the First Lien Put Option, as provided for in the Plan.  Moreover, in exchange for full and final satisfaction, compromise, settlement, release, and discharge of each Allowed First Lien Credit Agreement Deficiency Claim, each Holder thereof shall receive its Pro Rata share of and interest in the Unencumbered Plan Recovery.

A U.S. Holder of a First Lien Secured Credit Agreement Claim and a U.S. Holder of a First Lien Deficiency Claim, as applicable, who is subject to this treatment should recognize gain or loss equal to (a) the sum of the fair market value of (A) the New Jason Equity Interests, (B) the First Lien Put Option received, and the issue price of (C) any New First Lien Term Loan Facility and (D) any New Junior Lien Convertible Term Loan Facility received, minus (b) the Holder’s adjusted tax basis in its First Lien Secured Credit Agreement Claim.

Such U.S. Holder should obtain a tax basis in the consideration received, other than with respect to any amounts received that are attributable to accrued but unpaid interest (or OID), and subject to the rules relating to market discount, equal to the consideration’s fair market value (or issue price, in the case of the New First Lien Term Loan Facility and New Junior Lien Convertible Term Loan Facility) as of the date such consideration is received by the U.S. Holder.  The holding period for any such property should begin on the day following the receipt of such consideration.

For the treatment of the exchange to the extent a portion of the consideration received is allocable to accrued but unpaid interest, OID or market discount, see the sections entitled “Accrued Interest (and OID)” and “Market Discount” below.

As discussed in greater detail in section 9.3(f) below, the determination of the “issue price” of the New First Lien Term Loan Facility and the New Junior Lien Convertible Term Loan Facility for purposes of this analysis will depend, in part on whether the New First Lien Term Loan Facility or the New Junior Lien Convertible Term Loan Facility is traded on an “established securities market” for U.S. federal income tax purposes.  The issue price of a debt instrument that is traded on an established market (or that is issued for stock or securities so traded) would be the fair market value of such debt instrument (or such stock or securities so traded) on the issue date as determined by such trading.  Subject to certain exceptions, the issue price of a debt instrument that is neither so traded nor issued for stock or securities so traded would be its stated principal amount (provided that the interest rate on the debt instrument exceeds the applicable federal rate published by the IRS).  Although not free from doubt, the Debtors expect that the New First Lien Term Loan Facility and the New Junior Lien Convertible Term Loan Facility will be treated as issued for stock or securities traded on an established securities market for U.S. federal income tax purposes, in which case the issue price of the New First Lien Term Loan Facility and the New Junior Lien Convertible Term Loan Facility would be equal to the fair market value of such property, but no assurances can be given in this regard.  The rules regarding the determination of issue price are complex and highly detailed and you should consult your tax advisor regarding the determination of the issue price of the New First Lien Term Loan Facility and the New Junior Lien Convertible Term Loan Facility.

(b)	U.S. Federal Income Tax Consequences to the U.S. Holders of Class 5 Second Lien Credit Agreement Claims.

Pursuant to the Plan, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Allowed Second Lien Credit Agreement Claim, each Holder thereof shall receive its Pro Rata share of and interest in New Jason Equity equal to any Unencumbered Asset Value minus (i) Other Secured Claims secured by the Unencumbered Property, minus (ii) Administrative Claims (other than on account of Diminution in Value) against the applicable Debtor, minus (iii) Other Priority Claims against the applicable Debtor, and minus (iv) Diminution in Value, each as applicable.

A U.S. Holder of the Second Lien Credit Agreement Claim will be treated as receiving its distribution (if any) under the Plan in a taxable exchange under section 1001 of the Tax Code.  Other than with respect to any amounts received that are attributable to accrued but untaxed interest, the U.S. Holder should recognize gain or loss in an amount equal to the difference, if any, between (a) the fair value of the New Jason Equity received and (b) the U.S. Holder’s adjusted tax basis in its Claim.  The character of such gain as capital gain or ordinary income will be determined by a number of factors including the tax status of the U.S. Holder, the rules regarding “market discount” (as discussed below) and accrued but untaxed interest, whether the Claim constitutes a capital asset in the hands of the U.S. Holder, and whether and to what extent the U.S. Holder had previously claimed a bad debt deduction with respect to its Claim.  If recognized gain or loss is capital in nature, it generally would be long-term capital gain if the U.S. Holder held its Claim for more than one year at the time of the exchange.  A Holder’s tax basis in any New Jason Equity received should equal the fair market value of such property as of the date such property is distributed to the Holder.  A Holder’s holding period for the property received should begin on the day following receipt thereof.

(c)	Accrued but Untaxed Interest (or OID).

A portion of the consideration received by a U.S. Holder of a Claim may be attributable to accrued but untaxed interest on such Claim.  Such amount should be taxable to that U.S. Holder as ordinary interest income if such accrued interest has not been previously included in the U.S. Holder’s gross income for U.S. federal income tax purposes.  Conversely, U.S. Holders of Claims may be able to recognize a deductible loss to the extent that any accrued interest on the Claims was previously included in the U.S. Holder’s gross income but was not paid in full by the Debtors.  Such loss may be ordinary, but the tax law is unclear on this point.

If the fair value of the consideration is not sufficient to fully satisfy all principal and interest on Allowed Claims, the extent to which such consideration will be attributable to accrued but untaxed interest is unclear.  Under the Plan, the aggregate consideration to be distributed to U.S. Holders of Allowed Claims in each Class will be allocated first to the principal amount of Allowed Claims, with any excess allocated to untaxed interest that accrued on such Claims, if any.  Certain legislative history indicates that an allocation of consideration as between principal and interest provided in a chapter 11 plan of reorganization is binding for U.S. federal income tax purposes, while certain Treasury Regulations treat payments as allocated first to any accrued but untaxed interest.  The IRS could take the position that the consideration received by the U.S. Holder should be allocated in some way other than as provided in the Plan.  U.S. Holders of Claims should consult their respective tax advisors regarding the proper allocation of the consideration received by them under the Plan between principal and accrued but untaxed interest in such event.

(d)	Market Discount.

Under the “market discount” provisions of the Tax Code, some or all of any gain realized by a U.S. Holder in the surrender of its Allowed Claim may be treated as ordinary income (instead of capital gain), to the extent of the amount of “market discount” on the debt instruments constituting the exchanged Claim.  In general, a debt instrument is considered to have been acquired with “market discount” if it is acquired other than on original issue and if the U.S. Holder’s initial tax basis in the debt instrument is less than (i) the sum of all remaining payments to be made on the debt instrument, excluding “qualified stated interest” or (ii) in the case of a debt instrument issued with original issue discount (“OID”), its adjusted issue price, in each case, by at least a de minimis amount (equal to 0.25% of the sum of all remaining payments to be made on the debt instrument, excluding qualified stated interest, multiplied by the number of remaining whole years to maturity).

Any gain recognized by a U.S. Holder on the taxable disposition of an Allowed Claim (as described below) that was acquired with market discount should be treated as ordinary income to the extent of the market discount that accrued thereon while such Claim was considered to be held by the U.S. Holder (unless the U.S. Holder elected to include market discount in income as it accrued).

(e)	Issue Price.

The determination of “issue price” of the New First Lien Term Loan Facility and the New Junior Lien Convertible Term Loan Facility for purposes of the analysis herein will depend, in part, on whether such debt instruments and other property issued to a U.S. Holder or the property surrendered under the Plan are treated as traded on an “established securities market.”  In general, a debt instrument will be treated as traded on an established market if, at any time during the 31-day period ending 15 days after the issue date, (a) a “sales price” for an executed purchase of the debt instrument appears on a medium that is made available to issuers of debt instruments, persons that regularly purchase or sell debt instruments, or persons that broker purchases or sales of debt instruments; (b) a “firm” price quote for the debt instrument is available from at least one broker, dealer or pricing service for property and the quoted price is substantially the same as the price for which the person receiving the quoted price could purchase or sell the property; or (c) there are one or more “indicative” quotes available from at least one broker, dealer or pricing service for property.  Pursuant to applicable Treasury Regulation, an “established market” need not be a formal market.  The issue price of a debt instrument that is traded on an established market (or that is issued for stock or securities so traded) would be the fair market value of such debt instrument (or such stock or securities so traded) on the issue date as determined by such trading; provided, that if both the property exchanged and the property received therefor are treated as traded, the trading price of the property so received controls.  Subject to certain exceptions, the issue price of a debt instrument that is neither so traded nor issued for stock or securities so traded would be its stated principal amount (provided, that the interest rate on the debt instrument exceeds the applicable federal rate published by the IRS).  The rules regarding the determination of issue price are complex and highly detailed and you should consult your tax advisor regarding the determination of the issue price of the loans under the New First Lien Term Loan Facility and the New Junior Lien Convertible Term Loan Facility.

Where, as here, creditors receiving debt instruments are also receiving other property in exchange for their Claims, the “investment unit” rules under Applicable Tax Law may also apply to the determination of the issue price for any debt instrument received in exchange for their Claims.  In general, if all of the components (other than cash) of the “investment unit” are publicly traded (as described above), then the issue price of the investment unit, as a whole, is determined as the aggregate of the market value of each of the components of the “investment unit” allocating the issue price of the investment unit to each of the investment unit’s components on the basis of each component’s fair market value.  In the event that some, but not all, of the property composing the “investment unit” is publicly traded, then the application of the investment unit rules is unclear.  If the Claims being exchanged for the investment unit are publicly traded prior to the exchange, the trading value of such Claims may set the issue price for the investment unit, with such issue price being allocated among the components of the investment unit in proportion to their fair market value.  Alternatively, if the new debt instrument is publicly traded, the trading price of the new debt instrument may control the issue price of the new debt instrument, without regard to the potential application of the investment unit rules.  The Debtors expect to take the position that if the New First Lien Term Loan Facility and New Junior Lien Convertible Term Loan Facility will be issued for stock or securities traded on an established securities market for U.S. federal income tax purposes, the issue price of both the New First Lien Term Loan Facility and New Junior Lien Convertible Term Loan Facility would be determined with reference to the fair market value of such property, but no assurance can be given that the IRS will agree with this view.

In general, a U.S. Holder of Claims must follow the Debtors’ determination of issue price with respect to each debt instrument issued under the Plan, unless such U.S. Holder specifically discloses its disagreement with such determination on the U.S. Holder’s own tax return.  The Debtors will publish their determination of the issue price in accordance with applicable Treasury Regulations.

(f)	Medicare Tax.

Certain U.S. Holders that are individuals, estates, or trusts are required to pay an additional 3.8% tax on, among other things, gains from the sale or other disposition of capital assets.  U.S. Holders that are individuals, estates, or trusts should consult their tax advisors regarding the effect, if any, of this tax provision on their ownership and disposition of any consideration to be received under the Plan.

(g)	Limitation on Use of Capital Losses.

A U.S. Holder of an Allowed Claim who recognizes capital losses as a result of the distributions under the Plan will be subject to limits on its use of capital losses.  For a non-corporate U.S. Holder, capital losses may be used to offset any capital gains (without regard to holding periods) plus ordinary income to the extent of the lesser of (i) $3,000 ($1,500 for married individuals filing separate returns) or (ii) the excess of the capital losses over the capital gains.  A non-corporate U.S. Holder may carry over unused capital losses and apply them to capital gains and a portion of their ordinary income for an unlimited number of years.  For corporate U.S. Holders, losses from the sale or exchange of capital assets may only be used to offset capital gains.  A corporate U.S. Holder that has more capital losses than can be used in a tax year may be allowed to carry over the excess capital losses for use in other tax years.  Corporate U.S. Holders may only carry over unused capital losses for the five years following the capital loss year, but are allowed to carry back unused capital losses to the three years preceding the capital loss year.

(h)	U.S. Federal Income Tax Consequences to U.S. Holders Regarding Owning and Disposing of Shares of New Jason Equity and the New Credit Facilities.

(1)	Ownership and Disposition of Shares of New Jason Equity.

A.	Dividends on New Jason Equity to U.S. Holders.

Any distributions made on account of the New Jason Equity will constitute dividends for U.S. federal income tax purposes to the extent of the current or accumulated earnings and profits of the entity issuing the New Jason Equity, as determined under U.S. federal income tax principles.  “Qualified dividend income” received by a non-corporate U.S. Holder is subject to preferential tax rates.  To the extent that a U.S. Holder receives distributions that would otherwise constitute dividends for U.S. federal income tax purposes but that exceed such current and accumulated earnings and profits, such distributions will be treated first as a non-taxable return of capital reducing the U.S. Holder’s basis in the New Jason Equity.  Any such distributions in excess of the U.S. Holder’s basis in its shares (determined on a share-by-share basis) generally will be treated as capital gain.

Subject to applicable limitations, distributions treated as dividends paid to U.S. Holders that are corporations generally will be eligible for the dividends-received deduction.  However, the dividends-received deduction is only available if certain holding period requirements are satisfied.  The length of time that a shareholder has held its stock is reduced for any period during which the shareholder’s risk of loss with respect to the stock is diminished by reason of the existence of certain options, contracts to sell, short sales, or similar transactions.  In addition, to the extent that a corporation incurs indebtedness that is directly attributable to an investment in the stock on which the dividend is paid, all or a portion of the dividends received deduction may be disallowed.

B.	Sale, Redemption, or Repurchase of New Jason Equity to U.S. Holders.

Unless a non-recognition provision applies, U.S. Holders generally will recognize capital gain or loss upon the sale, redemption, or other taxable disposition of the New Jason Equity (including pursuant to the First Lien Put Option).  Such capital gain will be long-term capital gain if at the time of the sale, redemption, or other taxable disposition (including pursuant to the First Lien Put Option), the U.S. Holder held the New Jason Equity for more than one year.  Long-term capital gains of an individual taxpayer generally are subject to preferential tax rates.  The deductibility of capital losses is subject to certain limitations as described above.

(2)	Ownership and Disposition of the New First Lien Term Loan Facility and the New Junior Lien Convertible Term Loan Facility, and Conversion of the New Junior Lien Convertible Term Loan Facility.

A.	Ownership, Interest and Original Issue Discount on the New First Lien Term Loan Facility and the New Junior Lien Convertible Term Loan Facility.

Stated interest paid to a U.S. Holder will be includible in the U.S. Holder’s gross income as ordinary interest income at the time interest is received or accrued in accordance with the U.S. Holder’s regular method of tax accounting for U.S. federal income tax purposes.

If the “stated redemption price at maturity” of the New First Lien Term Loan Facility or the New Junior Lien Convertible Term Loan Facility, as applicable, received by U.S. Holders exceeds the “issue price” of the New First Lien Term Loan Facility or the New Junior Lien Convertible Term Loan Facility (as determined pursuant to the above discussion) by an amount equal to or greater than a statutorily defined de minimis amount, the New First Lien Term Loan Facility and/or the New Junior Lien Convertible Term Loan Facility will be considered to be issued with OID for U.S. federal income tax purposes.  The stated redemption price at maturity of the New First Lien Term Loan Facility and the New Junior Lien Convertible Term Loan Facility is the total of all payments due on the New First Lien Term Loan Facility and the New Junior Lien Convertible Term Loan Facility, respectively, other than payments of “qualified stated interest.”  In general, qualified stated interest is stated interest that is payable unconditionally in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate (or at certain qualifying floating rates).

For purposes of determining whether there is OID, the de minimis amount is generally equal to ¼ of 1% of the principal amount of the New First Lien Term Loan Facility or the New Junior Lien Convertible Term Loan Facility, as applicable, multiplied by the number of complete years to maturity from their original issue date, or if the New First Lien Term Loan Facility or the New Junior Lien Convertible Term Loan Facility provides for payments other than payments of qualified stated interest before maturity, multiplied by the weighted average maturity (as determined under applicable Treasury Regulations).  If the New First Lien Term Loan Facility or the New Junior Lien Convertible Term Loan Facility, as applicable, is issued with OID, a U.S. Holder generally (a) will be required to include the OID in gross income as ordinary interest income as it accrues on a constant yield to maturity basis over the term of the New First Lien Term Loan Facility or the New Junior Lien Convertible Term Loan Facility, in advance of the receipt of the cash attributable to such OID and regardless of the U.S. Holder’s method of accounting for U.S. federal income tax purposes, but (b) will not be required to recognize additional income upon the receipt of any Cash payment on the New First Lien Term Loan Facility or the New Junior Lien Convertible Term Loan Facility that is attributable to previously accrued OID that has been included in its income.  If the amount of OID on the New First Lien Term Loan Facility or the New Junior Lien Convertible Term Loan Facility is de minimis, rather than being characterized as interest, any payment attributable to the de minimis OID generally will be treated as gain from the sale of the New First Lien Term Loan Facility or the New Junior Lien Convertible Term Loan Facility, and a Pro Rata amount of such de minimis OID must be included in income as principal payments are received on the New First Lien Term Loan Facility or the New Junior Lien Convertible Term Loan Facility.

Under section 451 of the Tax Code, accrual method U.S. Holders that prepare an “applicable financial statement” (as defined in section 451 of the Tax Code) generally would be required to include certain items of income such as OID (but not market discount, as described above) no later than the time such amounts are reflected on such a financial statement.  The application of this rule to income of a debt instrument with OID is effective for taxable years beginning after December 31, 2018. U.S. Holders are urged to consult their tax advisors with regard to interest, OID, market discount and premium matters concerning the Claims and any non-Cash consideration received therefor.

Deductions of stated interest and OID with respect to the New Junior Lien Convertible Term Loan Facility by the Reorganized Debtors may be subject to limitations under section 163(l) of the Tax Code. Section 163(l) of the Tax Code disallows a deduction for interest paid or accrued with respect to a “disqualified debt instrument.” A disqualified debt instrument includes any indebtedness of a corporation if (i) a substantial amount of the principal or interest is required to be paid or converted, or at the option of the issuer or a related party is payable in, or convertible into, equity of such corporation, a related person or equity held by such corporation or related person in any other person, (ii) a substantial amount of the principal or interest is required to be determined, or at the option of the issuer or a related party is determined, by reference to the value of such equity, or (iii) the indebtedness is part of an arrangement which is reasonably expected to result in a transaction described in clause (i) or (ii). For this purpose, principal or interest is treated as required to be so paid, converted or determined if it may be required at the option of the holder or a related party and there is a “substantial certainty” that the option will be exercised. The Reorganized Debtors have not made a determination at this time as to whether section 163(l) of the Tax Code should apply to the New Junior Lien Convertible Term Loan Facility.

B.	Sale, Redemption, or Repurchase of Interests in the New First Lien Term Loan Facility and/or the New Junior Lien Convertible Term Loan Facility.

Upon the sale, exchange or other taxable disposition of the New First Lien Term Loan Facility or the New Junior Lien Convertible Term Loan Facility (including pursuant to the First Lien Put Option), a U.S. Holder generally will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, exchange or other taxable disposition (other than accrued but untaxed interest, which will be taxable as interest) and the U.S. Holder’s adjusted tax basis in their interest in the New First Lien Term Loan Facility or the New Junior Lien Convertible Term Loan Facility.  A U.S. Holder’s initial tax basis in the New First Lien Term Loan Facility and the New Junior Lien Convertible Term Loan Facility will be increased by any previously accrued OID and decreased by any payments on the New First Lien Term Loan Facility and the New Junior Lien Convertible Term Loan Facility other than qualified stated interest.  Any such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the interest in the New First Lien Term Loan Facility or the New Junior Lien Convertible Term Loan Facility, as applicable, has been held for more than one year at the time of its sale, exchange or other taxable disposition.  Certain non-corporate U.S. Holders (including individuals) may be eligible for preferential rates of U.S. federal income tax in respect of long-term capital gains.  The deductibility of capital losses is subject to limitations as discussed above.

C.	Conversion of the New Junior Lien Convertible Term Loan Facility.

The tax treatment of any conversion of an interest in a New Junior Lien Convertible Term Loan Facility to an equivalent amount of New Jason Equity pursuant to the terms of the New Junior Lien Convertible Term Loan Credit Agreement Documents is unclear for U.S. federal income tax purposes. Although not free from doubt, such a conversion is expected to be treated as a tax-free recapitalization or exchange of the New Junior Lien Convertible Term Loan Facility for the New Jason Equity received therefor, except in respect of (i) any cash paid to such holder in lieu of fractional shares of New Jason Equity and (ii) any New Jason Equity received attributable to accrued, but unpaid interest not previously included in income. A Holder of the New Junior Lien Convertible Term Loan Facility would be expected to have a tax basis in the New Jason Equity received equal to the tax basis that the Holder had in the New Junior Lien Convertible Term Loan Facility that was exchanged.

9.4         Certain U.S. Federal Income Tax Consequences to Non-U.S. Holders of Certain Claims Entitled to Vote.

(a)         U.S. Federal Income Tax Consequences to Non-U.S. Holders of Allowed Claims.

The following discussion assumes that the Debtors or Reorganized Debtors, as applicable, will undertake the Restructuring Transactions currently contemplated by the Plan and includes only certain U.S. federal income tax consequences of the Plan to Non-U.S. Holders.  The discussion does not include any non-U.S. tax considerations.  The rules governing the U.S. federal income tax consequences to Non-U.S. Holders are complex.  Each Non-U.S. Holder is urged to consult its own tax advisor regarding the U.S. federal, state, and local and the non-U.S. tax consequences of the consummation of the Plan to such Non-U.S. Holder and the ownership and disposition of the New Jason Equity, the New First Lien Term Loan Facility, and the New Junior Lien Convertible Term Loan Facility, as applicable.

(1)	Gain Recognition.

Any gain realized by a Non-U.S. Holder on the exchange of its Claim generally will not be subject to U.S. federal income taxation unless (a) the Non-U.S. Holder is an individual who was present in the United States for one hundred and eighty-three (183) days or more during the taxable year in which the Restructuring Transactions occur and certain other conditions are met or (b) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States (and if an income tax treaty applies, such gain is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States).

If the first exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty) on the amount by which such Non-U.S. Holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of the exchange.  If the second exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax with respect to any gain in the same manner as a U.S. Holder (except that the Medicare tax would generally not apply).  In addition, if such a Non-U.S. Holder is a corporation, it may be subject to a branch profits tax equal to 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

(2)	Accrued but Untaxed Interest (or OID).

Payments made to a Non-U.S. Holder under the Plan that are attributable to accrued but untaxed interest (or OID) generally will not be subject to U.S. federal income or withholding tax; provided, that (a) such Non-U.S. Holder is not a bank, (b) such Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of the Debtor obligor on a Claim (in the case of consideration received in respect of accrued but unpaid interest) or the Reorganized Debtors’ obligor on the debt received under the Plan (in the case of interest payments with respect thereto), and (c) the withholding agent has received or receives, prior to payment, appropriate documentation (generally, IRS Form W-8BEN or W-8BEN-E, as applicable, or other applicable IRS Form W-8) establishing that the Non-U.S. Holder is not a U.S. person, unless such interest (or OID) is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (in which case, provided the Non-U.S. Holder provides a properly executed IRS Form W-8ECI (or successor form) to the withholding agent, the Non-U.S. Holder (i) generally will not be subject to withholding tax, but (ii) will be subject to U.S. federal income tax in the same manner as a U.S. Holder (unless an applicable income tax treaty provides otherwise), and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to such Non-U.S. Holder’s effectively connected earnings and profits that are attributable to the accrued but untaxed interest (or OID) at a rate of 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty)).

A Non-U.S. Holder that does not qualify for exemption from withholding tax with respect to accrued but untaxed interest (or OID) that is not effectively connected income generally will be subject to withholding of U.S. federal income tax at a 30% rate (or at a reduced rate or exemption from tax under an applicable income tax treaty, provided certification requirements as discussed below under “U.S. Federal Income Tax Consequences to Non-U.S. Holders of Owning and Disposing of New Jason Equity and the New Credit Facilities  — Dividends on New Jason Equity” are satisfied) on payments that are attributable to accrued but untaxed interest (or OID).  For purposes of providing a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable, or other applicable IRS Form W-8, special procedures are provided under applicable Treasury Regulations for payments through qualified foreign intermediaries or certain financial institutions that hold customers’ securities in the ordinary course of their trade or business.

(b)	U.S. Federal Income Tax Consequences to Non-U.S. Holders of Owning and Disposing of New Jason Equity and the New Credit Facilities.

(1)	Dividends on New Jason Equity.

Any distributions made with respect to New Jason Equity will constitute dividends for U.S. federal income tax purposes to the extent of the current or accumulated earnings and profits of the entity issuing the New Jason Equity as determined under U.S. federal income tax principles.  Except as described below, dividends paid with respect to New Jason Equity  that is held by a Non-U.S. Holder that are not effectively connected with such Non-U.S. Holder’s conduct of a U.S. trade or business (and if an income tax treaty applies, are not attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States) will be subject to U.S. federal withholding tax at a rate of 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty).  A Non-U.S. Holder generally will be required to satisfy certain IRS certification requirements in order to claim a reduction of or exemption from withholding under a tax treaty by filing IRS Form W-8BEN or W-8BEN-E, as applicable (or a successor form), or other applicable IRS Form W-8, upon which the Non-U.S. Holder certifies, under penalties of perjury, its status as a non-U.S. person and its entitlement to the lower treaty rate or exemption from tax with respect to such payments.  Dividends paid with respect to New Jason Equity held by a Non-U.S. Holder that are effectively connected with a Non-U.S. Holder’s conduct of a U.S. trade or business (and if an income tax treaty applies, are attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States) generally will not be subject to withholding tax, provided the Non-U.S. Holder provides a properly executed IRS Form W-8ECI (or a successor form).  However, such dividends generally will be subject to U.S. federal income tax in the same manner as a U.S. Holder, and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to such Non-U.S. Holder’s effectively connected earnings and profits that are attributable to the dividends at a rate of 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty).

(2)	Sale, Redemption, or Repurchase of New Jason Equity.

A Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to any gain realized on the sale or other taxable disposition (including a cash redemption) of New Jason Equity (including pursuant to the First Lien Put Option) unless:  (a) such Non-U.S. Holder is an individual who is present in the United States for one hundred eighty-three (183) days or more in the taxable year of disposition and certain other conditions are met; (b) such gain is effectively connected with such Non-U.S. Holder’s conduct of a U.S. trade or business (and if an income tax treaty applies, such gain is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States); or (c) the Reorganized Debtors are or have been during a specified testing period a “U.S. real property holding corporation” for U.S. federal income tax purposes.

If the first exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty) on the amount by which such Non-U.S. Holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of disposition of New Jason Equity (including pursuant to the First Lien Put Option).  If the second exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax with respect to such gain in the same manner as a U.S. Holder, and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to earnings and profits effectively connected with a U.S. trade or business that are attributable to such gains at a rate of 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty).  Based on the Reorganized Debtors’ current business plans and operations, the Debtors do not anticipate that the Reorganized Debtors are or will be a “U.S. real property holding corporation” for U.S. federal income tax purposes.

(3)	Payments on the New First Lien Term Loan Facility and/or the New Junior Lien Convertible Term Loan Facility.

Subject to the discussion below regarding “FATCA,” payments to a Non-U.S. Holder with respect to the New Credit Facilities that are treated as interest, including payments attributable to any OID (see discussion above) generally will not be subject to U.S. federal income or withholding tax, provided that (a) such Non-U.S. Holder is not a bank, (b) such Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of the Debtor obligor on a Claim (in the case of consideration received in respect of accrued but unpaid interest) or the Reorganized Debtors’ obligor on the debt received under the Plan (in the case of interest payments with respect thereto), as applicable, and (c) the withholding agent has received or receives, prior to payment, appropriate documentation (generally, IRS Form W-8BEN or W-8BEN-E, as applicable, or other applicable IRS Form W-8) establishing that the Non-U.S. Holder is not a U.S. person, unless such interest is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (in which case, provided the Non-U.S. Holder provides a properly executed IRS Form W-8ECI (or successor form) to the withholding agent, the Non-U.S. Holder (a) generally will not be subject to withholding tax, but (b) will be subject to U.S. federal income tax in the same manner as a U.S. Holder (unless an applicable income tax treaty provides otherwise), and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to such Non-U.S. Holder’s effectively connected earnings and profits that are attributable to the interest (or OID) at a rate of 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty)).

Subject to the discussion below regarding “FATCA,” a Non-U.S. Holder that does not qualify for exemption from withholding tax with respect to interest that is not effectively connected income generally will be subject to withholding of U.S. federal income tax at a 30% rate (or at a reduced rate or exemption from tax under an applicable income tax treaty) on payments that are attributable to interest, including any OID.

For purposes of providing a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable, or other applicable IRS Form W-8, special procedures are provided under applicable Treasury Regulations for payments through qualified foreign intermediaries or certain financial institutions that hold customers’ securities in the ordinary course of their trade or business.

(4)	Sale, Exchange or Other Disposition of the New First Lien Term Loan Facility and/or the New Junior Lien Convertible Term Loan Facility.

Subject to the discussion below regarding “FATCA,” any gain recognized by a Non-U.S. Holder on the sale, exchange or other disposition of interests in the New First Lien Term Loan Facility and/or the New Junior Lien Convertible Term Loan Facility (including pursuant to the First Lien Put Option) (other than an amount representing accrued but untaxed interest (or OID) on the New Credit Facilities, which is subject to the rules discussed above under “Payments on the New First Lien Term Loan Facility and/or the New Junior Lien Convertible Term Loan Facility”) generally will not be subject to U.S. federal income taxation unless (a) the Non-U.S. Holder is an individual who was present in the United States for one hundred and eighty-three (183) days or more during the taxable year in which the disposition occurs and certain other conditions are met or (b) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States (and if an income tax treaty applies, such gain is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States).

If the first exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty) on the amount by which such Non-U.S. Holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of the exchange.  If the second exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax with respect to any gain realized on the exchange in the same manner as a U.S. Holder.  Subject to the discussion below regarding “FATCA,” in order to claim an exemption from withholding tax, such Non-U.S. Holder will be required to provide a properly executed IRS Form W-8ECI (or such successor form as the IRS designates).  In addition, if such a Non-U.S. Holder is a corporation, it may be subject to a branch profits tax equal to 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

(c)	FATCA.

Under the Foreign Account Tax Compliance Act (“FATCA”), foreign financial institutions and certain other foreign entities must report certain information with respect to their U.S. account holders and investors or be subject to withholding on the receipt of “withholdable payments.”  For this purpose, “withholdable payments” are generally U.S.-source payments of fixed or determinable, annual or periodical income (including dividends, if any, on shares of New Jason Equity and U.S.-source interest (including OID) paid in respect of instruments such as the New First Lien Term Loan Facility and New Junior Lien Convertible Term Loan Facility).  Additionally, although FATCA withholding may also apply to gross proceeds of a disposition of property of a type that can produce U.S.-source interest or dividends, recently proposed U.S. Treasury Regulations suspend withholding on such gross proceeds payments indefinitely (which rule would apply to the New Jason Equity and loans provided under the New First Lien Term Loan Facility and the New Junior Lien Convertible Term Loan Facility).  FATCA withholding will apply even if the applicable payment would not otherwise be subject to U.S. federal nonresident withholding tax.

BOTH U.S. HOLDERS AND NON-U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE POSSIBLE IMPACT OF THE FATCA RULES ON SUCH HOLDERS’ EXCHANGE OF ANY OF THEIR CLAIMS PURSUANT TO THE PLAN AND ON THEIR OWNERSHIP OF LOANS PROVIDED UNDER THE NEW CREDIT FACILITIES.

9.5         Information Reporting and Backup Withholding.

The Debtors will withhold all amounts required by law to be withheld from payments of interest and dividends.  The Debtors will comply with all applicable reporting requirements of the Tax Code.  In general, information reporting requirements may apply to distributions or payments made to a Holder of a Claim under the Plan.  Additionally, under the backup withholding rules, a Holder of a Claim may be subject to backup withholding with respect to distributions or payments made pursuant to the Plan unless, in the case of a U.S. Holder, such U.S. Holder provides a properly executed IRS Form W-9 or, in the case of Non-U.S. Holder, such Non-U.S. Holder provides a properly executed applicable IRS Form W-8 (or otherwise establishes such Non-U.S. Holder’s eligibility for an exemption).  The current backup withholding rate is 24%.  Backup withholding is not an additional tax but is, instead, an advance payment that may entitle the Holder against whom such withholding is made to a refund from the IRS to the extent the withholding results in an overpayment of tax, provided, that the required information is provided to the IRS.

In addition, from an information reporting perspective, the Treasury Regulations generally require disclosure by a taxpayer on its U.S. federal income tax return of certain types of transactions in which the taxpayer participated, including, among other types of transactions, certain transactions that result in the taxpayer’s claiming a loss in excess of specified thresholds.  Holders are urged to consult their tax advisors regarding these regulations and whether the transactions contemplated by the Plan would be subject to these Treasury Regulations and require disclosure on the Holders’ tax returns.

THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ARE COMPLEX.  THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER OF A CLAIM IN LIGHT OF SUCH HOLDER’S CIRCUMSTANCES AND INCOME TAX SITUATION.  ALL HOLDERS OF CLAIMS SHOULD CONSULT WITH THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM UNDER THE PLAN, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, NON-U.S., NON-INCOME, OR OTHER TAX LAWS, AND OF ANY CHANGE IN APPLICABLE TAX LAWS.

ARTICLE X

CONCLUSION AND RECOMMENDATION

The Debtors believe that Confirmation and Consummation of the Plan is preferable to all other alternatives.  Consequently, the Debtors urge all Holders of Claims entitled to vote to accept the Plan and to evidence such acceptance by returning their Ballots so they will be received by the Solicitation Agent no later than 5:00 p.m., prevailing Eastern Time, on July 8, 2020.

Dated: July 29, 2020

Respectfully submitted,

Jason Industries, Inc.
on behalf of itself and each of its Debtor affiliates

	By:	/s/ Chad M. Paris
	Name:	Chad M. Paris
	Title:	Senior Vice President and Chief Financial Officer of Jason Industries

Prepared by:

Dated: July 29, 2020	/s/ Jonathan S. Henes
New York, New York	Jonathan S. Henes, P.C.
Emily E. Geier (admitted pro hac vice)
KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS INTERNATIONAL LLP
601 Lexington Avenue
New York, New York 10022
	Telephone:	(212) 446-4800
	Facsimile:	(212) 446-4900

Proposed Counsel to the Debtors and Debtors in Possession

EXHIBIT A

Jonathan S. Henes, P.C.
Emily E. Geier (admitted pro hac vice)
KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS INTERNATIONAL LLP
601 Lexington Avenue
New York, New York 10022
Telephone:         (212) 446-4800
Facsimile:          (212) 446-4900

Proposed Counsel to the Debtors and Debtors in Possession

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

)
In re:	)	Chapter 11
)
JASON INDUSTRIES, INC. et al.,[1]	)	Case No. 20- 22766 (RDD)
)
Debtors.	)	(Jointly Administered)
)

JOINT PREPACKAGED PLAN OF
REORGANIZATION OF JASON INDUSTRIES, INC. AND ITS DEBTOR
AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

THIS CHAPTER 11 PLAN IS BEING SOLICITED FOR ACCEPTANCE OR REJECTION IN ACCORDANCE WITH BANKRUPTCY CODE SECTION 1125 AND WITHIN THE MEANING OF BANKRUPTCY CODE SECTION 1126.  THIS CHAPTER 11 PLAN WILL BE SUBMITTED TO THE BANKRUPTCY COURT FOR APPROVAL FOLLOWING SOLICITATION AND THE DEBTORS’ FILING FOR CHAPTER 11 BANKRUPTCY.

[1]
The last four digits of the Debtors tax identification number are Jason Industries, Inc. (8322); Jason Partners Holdings, Inc. (1977); Jason Holdings, Inc. I (9929); Jason Incorporated (6840); Milsco, LLC (7243); Osborn, LLC (5279); Schaffner Manufacturing Co., Inc. (0894); and Jason International Holdings, Inc. (7730).  The location of the Debtors’ service address for purposes of these chapter 11 cases is:  777 Westchester Avenue, Suite 101, White Plains, NY 10604.

INTRODUCTION

Each of Jason Industries, Inc., Jason Incorporated, Jason Partners Holdings Inc., Jason Holdings, Inc. I, Milsco, LLC, Osborn, LLC, Schaffner Manufacturing Co., Inc., and Jason International Holdings, Inc. (each a “Debtor” and, collectively, the “Debtors”) jointly propose this prepackaged chapter 11 plan of reorganization (the “Plan”) pursuant to section 1121(a) of the Bankruptcy Code for the resolution of outstanding claims against, and interests in, the Debtors.  Although proposed jointly for administrative purposes, the Plan constitutes a separate plan for each of the foregoing entities and each of the foregoing entities is a proponent of the Plan within the meaning of section 1129 of the Bankruptcy Code.

Reference is made to the accompanying Disclosure Statement for the Prepackaged Joint Chapter 11 Plan of Reorganization for Jason Industries, Inc. and its Debtor Affiliates for a discussion of the Debtors’ history, businesses, properties and operations, projections, risk factors, a summary and analysis of the Plan and the transactions contemplated thereby, and certain related matters.

ALL HOLDERS OF CLAIMS ENTITLED TO VOTE ON THE PLAN ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

ARTICLE I

DEFINED TERMS, RULES OF INTERPRETATION,
COMPUTATION OF TIME, GOVERNING LAW, AND OTHER REFERENCES

1.1          Defined Terms

1.         “Accrued Professional Compensation” means, at any date, all accrued fees and reimbursable expenses (including success fees) for services rendered by all Retained Professionals in the Chapter 11 Cases through and including such date, to the extent that such fees and expenses have not been previously paid and regardless of whether a fee application has been filed for such fees and expenses.  To the extent that there is a Final Order denying some or all of a Retained Professional’s fees or expenses, such denied amounts shall no longer be considered Accrued Professional Compensation.

2.          “Administrative Claim” means a Claim incurred by the Debtors on or after the Petition Date and before the Effective Date for a cost or expense of administration of the Chapter 11 Cases entitled to priority under sections 503(b), 507(a)(2), or 507(b) of the Bankruptcy Code, including:  (a) the actual and necessary costs and expenses incurred on or after the Petition Date until and including the Effective Date of preserving the Estates and operating the Debtors’ businesses; (b) Allowed Professional Fee Claims; and (c) all fees and charges assessed against the Estates pursuant to section 1930 of chapter 123 of title 28 of the United States Code.

3.        “Agents” means, collectively, any administrative agent, collateral agent, or similar Entity, including the First Lien Credit Facility Agent and the Second Lien Credit Facility Agent.

4.          “Affiliate” means an affiliate as defined in section 101(2) of the Bankruptcy Code.

5.         “Allowed” means with respect to any Claim or Interest, except as otherwise provided in the Plan:  (a) a Claim that either (i) is not Disputed or (ii) has been allowed by a Final Order; (b) a Claim that is allowed, compromised, settled, or otherwise resolved (i) pursuant to the terms of the Plan, (ii) in any stipulation that is approved by the Bankruptcy Court by a Final Order, or (iii) pursuant to any contract, instrument, indenture, or other agreement entered into or assumed in connection herewith; (c) a Claim relating to a rejected Executory Contract or Unexpired Lease that either (i) is not a Disputed Claim or (ii) has been allowed by a Final Order; or (d) a Claim or Interest as to which a Proof of Claim or Proof of Interest, as applicable, has been timely filed and as to which no objection has been filed.

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6.        “Avoidance Actions” means any and all avoidance, recovery, subordination, or other Claims, actions, or remedies that may be brought by or on behalf of the Debtors or their Estates or other authorized parties in interest under the Bankruptcy Code or applicable non-bankruptcy law, including actions or remedies under sections 502, 510, 542, 544, 545, 547 through and including 553, and 724(a) of the Bankruptcy Code or under similar or related state or federal statutes and common law, including fraudulent transfer laws.

7.         “Ballot” means the ballots accompanying the Disclosure Statement upon which certain Holders of Impaired Claims entitled to vote shall, among other things, indicate their acceptance or rejection of the Plan in accordance with the Plan and the procedures governing the solicitation process.

8.          “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as may be amended from time to time.

9.         “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York or such other court having jurisdiction over the Chapter 11 Cases.

10.       “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, 28 U.S.C. § 2075, as applicable to the Chapter 11 Cases and the general, local, and chambers rules of the Bankruptcy Court.

11.        “Business Day” means any day, other than a Saturday, Sunday, or a legal holiday in New York, as defined in Bankruptcy Rule 9006(a).

12.        “Cash” means the legal tender of the United States of America or the equivalent thereof, including bank deposits and checks.

13.        “Cash Collateral Motion” means the motion seeking approval of the Cash Collateral Orders.

14.        “Cash Collateral Orders” means, collectively, the Interim Cash Collateral Order and the Final Cash Collateral Order.

15.      “Causes of Action” means any claims, interests, damages, remedies, causes of action, demands, rights, actions, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, liens, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, choate or inchoate, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, in contract, tort, law, equity, or otherwise. Causes of Action also include: (a) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by law; (b) any claim based on or relating to, or in any manner arising from, in whole or in part, breach of fiduciary duty, violation of local, state, federal, or foreign law, or breach of any duty imposed by law or in equity, including securities laws, negligence, and gross negligence; (c) the right to object to or otherwise contest Claims or Interests; (d) claims pursuant to sections 362, 510, 542, 543, 544 through 550, or 553 of the Bankruptcy Code; and (e) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code.

16.        “Certificate” means any instrument evidencing a Claim or an Interest.

17.       “Chapter 11 Cases” means (a) when used with reference to a particular Debtor, the chapter 11 case filed for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court and (b) when used with reference to all Debtors, the jointly administered chapter 11 cases for all of the Debtors.

18.        “Claim” means any claim, as defined in section 101(5) of the Bankruptcy Code, against any of the Debtors.

19.        “Claims Bar Date” means, the contract rejection damages bar date established pursuant to the Confirmation Order.

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20.        “Class” means a category of Holders of Claims or Interests under section 1122(a) of the Bankruptcy Code.

21.        “Confirmation” means the entry of the Confirmation Order by the Bankruptcy Court on the docket of the Chapter 11 Cases.

22.        “Confirmation Date” means the date on which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases.

23.        “Confirmation Hearing” means the hearing(s) before the Bankruptcy Court under section 1128 of the Bankruptcy Code at which the Debtors seek entry of the Confirmation Order.

24.       “Confirmation Order” means an order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code and approving the Disclosure Statement and Solicitation Materials.

25.      “Consenting Creditors” means collectively, the Consenting First Lien Credit Agreement Lenders, and the Consenting Second Lien Credit Agreement Lenders, if any.

26.      “Consenting First Lien Credit Agreement Lenders” means, collectively, Holders of First Lien Credit Agreement Claims that are party to the Restructuring Support Agreement or that have executed a joinder or transfer agreement to the Restructuring Support Agreement.

27.       “Consenting Second Lien Credit Agreement Lenders” means Holders of Second Lien Credit Agreement Claims that have executed and delivered counterpart signature pages to the Restructuring Support Agreement, if any.

28.        “Consummation” means the occurrence of the Effective Date.

29.      “Cure” or “Cure Claim” means a Claim (unless waived or modified by the applicable counterparty) based upon a Debtor’s defaults under an Executory Contract or an Unexpired Lease assumed by such Debtor under section 365 or 1123 of the Bankruptcy Code, other than a default that is not required to be cured pursuant to section 365(b)(2) of the Bankruptcy Code.

30.        “D&O Liability Insurance Policies” means all unexpired directors’, managers’, and officers’ liability insurance policies (including any “tail policy” and all agreements, documents, or instruments related thereto) of any of the Debtors that have been issued or provide coverage to current and former directors, managers, officers, and employees of the Debtors.

31.        “Debtor Release” means the releases set forth in Section 8.2 of the Plan.

32.        “Definitive Documents” means (a) the Plan, (b) the Confirmation Order, (c) the Disclosure Statement and any motion seeking approval thereof; (d) the Solicitation Materials and any motion seeking approval thereof; (e) the order of the Bankruptcy Court approving the Disclosure Statement and the Solicitation Materials; (f) the Pleadings and all orders sought pursuant thereto; (g) the Plan Supplement; (h) the Cash Collateral Motion; (i) the Cash Collateral Orders; (j) the New First Lien Credit Agreement Documents; (k) the Stockholders’ Agreement; (l)  the Registration Rights Agreement; (m) New Organizational Documents; (n) the New Junior Lien Convertible Credit Agreement Documents; and (o) such other agreements and documentation contemplated in, or necessary or advisable to, consummate and implement the Restructuring Transactions, each as subject to the consent rights provided for in the Restructuring Support Agreement.

33.        “Diminution in Value” means “Diminution in Value” as such term is defined in the Cash Collateral Orders.

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34.        “Disclosure Statement” means the Disclosure Statement for the Joint Prepackaged Chapter 11 Plan of Reorganization for Jason Industries, Inc. and its Debtor Affiliates, as the same may be amended, supplemented or modified from time to time, including all exhibits and schedules thereto, to be approved by the Confirmation Order.

35.       “Disputed” means, with respect to a Claim, (a) any such Claim to the extent neither Allowed or Disallowed under the Plan or a Final Order nor deemed Allowed under section 502, 503, or 1111 of the Bankruptcy Code, or (b) to the extent the Debtors or any party in interest has interposed a timely objection before the deadlines imposed by the Confirmation Order, which objection has not been withdrawn or determined by a Final Order.  To the extent only the Allowed amount of a Claim is disputed, such Claim shall be deemed Allowed in the amount not disputed, if any, and Disputed as to the balance of such Claims.

36.      “Distribution Agent” means, as applicable, the Reorganized Debtors or any Entity the Reorganized Debtors select to make or to facilitate distributions in accordance with the Plan.

37.        “Distribution Date” means, except as otherwise set forth herein, the date or dates determined by the Debtors or the Reorganized Debtors, on or after the Effective Date, upon which the Distribution Agent shall make distributions to Holders of Allowed Claims entitled to receive distributions under the Plan.  For the avoidance of doubt, the Distribution Record Date shall not apply to distributions to holders of public Securities.

38.        “Distribution Record Date” has the meaning set forth in Section 6.4(a).

39.       “Effective Date” means the date that is the first Business Day after the Confirmation Date on which: (a) no stay of the Confirmation Order is in effect; and (b) all conditions precedent to the occurrence of the Effective Date set forth in Section 9.1 of the Plan have been (i) satisfied or (ii) waived pursuant to Section 9.2 of the Plan, and (c) the Debtors declare the Plan effective.  Any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable thereafter.

40.        “Entity” means an entity as defined in section 101(15) of the Bankruptcy Code.

41.       “Estate” means the estate of any Debtor created under sections 301 and 541 of the Bankruptcy Code upon the commencement of the applicable Debtor’s Chapter 11 Case.

42.      “Exculpated Party” means each of the following, solely in its capacity as such: (a) the Debtors and the Reorganized Debtors; and (b) to the maximum extent permitted by law, each member of the First Lien Ad Hoc Group; (c) to the maximum extent permitted by law, each Consenting Creditor; and (d) each such Entity’s current and former Affiliates, and such Entities’ and their current and former Affiliates’ current and former directors, managers, officers, control persons, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, participants, managed accounts or funds, fund advisors, predecessors, successors, assigns, subsidiaries, principals, members, employees, agents, managed accounts or funds, management companies, fund advisors, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, investment managers, and other professionals, each in their capacity as such.

43.       “Executives” means, with respect to Jason, each of the following: (a) the President and Chief Executive Officer; (b) the Senior Vice President and Chief Financial Officer; (c) the Senior Vice President, General Counsel, and Secretary; (d) the Senior Vice President and General Manager–Industrial; (e) the Vice President of Finance–Treasurer and Assistant Secretary; and (f) Senior Vice President and General Manager–Engineered Components.

44.       “Executory Contract” means a contract or lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 or 1123 of the Bankruptcy Code.

45.        “Federal Judgment Rate” means the federal judgment rate in effect pursuant to 28 U.S.C. § 1961 as of the Petition Date, compounded annually.

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46.        “File,” “Filed,” or “Filing” means file, filed, or filing in the Chapter 11 Cases with the Bankruptcy Court or, with respect to the filing of a Proof of Claim, the Solicitation Agent.

47.        “Final Cash Collateral Order” means a Final Order which shall authorize the use of cash collateral.

48.        “Final Decree” means the decree contemplated under Bankruptcy Rule 3022.

49.      “Final Order” means, as applicable, an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter that has not been reversed, stayed, modified, or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment could be appealed or from which certiorari could be sought or the new trial, reargument, or rehearing shall have been denied, resulted in no modification of such order, or has otherwise been dismissed with prejudice.

50.        “First Lien Ad Hoc Group” means that ad hoc group of Holders of First Lien Credit Agreement Claims represented by the First Lien Ad Hoc Group Representatives.

51.        “First Lien Ad Hoc Group Representatives” means Weil, Gotshal & Manges LLP and Houlihan Lokey Capital, Inc.

52.      “First Lien Credit Agreement” means that certain credit agreement, dated as of June 30, 2014, between Jason, the First Lien Credit Agreement Lenders, and the First Lien Credit Facility Agent, as amended, restated, amended and restated, modified, or supplemented from time to time.

53.      “First Lien Credit Agreement Documents” means, collectively, the First Lien Credit Agreement, and any security documents and any other collateral, guarantee and ancillary documents, including any applicable forbearance agreement, executed in connection with the First Lien Credit Agreement.

54.       “First Lien Credit Agreement Claim” means any Claim against a Debtor arising under, derived from, secured by, based on, or related to the First Lien Credit Agreement or any other agreement, instrument or document executed at any time in connection therewith including the First Lien Credit Agreement Ancillary Documents and all Obligations (each as defined in the First Lien Credit Agreement) and any guaranty thereof; provided, that, to the extent that Holders of First Lien Credit Agreement Claims are Consenting First Lien Credit Agreement Lenders, such Holders’ First Lien Credit Agreement Claims shall include the Forbearance Fee Deferred Portion in accordance with, and subject to, the terms of the Restructuring Support Agreement.

55.        “First Lien Credit Agreement Lenders” means collectively, the lenders party to the First Lien Credit Agreement.

56.        “First Lien Credit Facility Agent” means Bank of New York Mellon, as administrative agent under the First Lien Credit Agreement.

57.        “First Lien Credit Agreement Deficiency Claim” means any First Lien Credit Agreement Claim, or portion thereof, that is not Secured.

58.       “First Lien Put Backstop Commitment” means the First Priority Backstop Commitment plus the amount payable in cash by the First Lien Put Backstop Parties, if applicable, provided to satisfy the participation of the exercise of the First Lien Put Option by Holders of First Lien Secured Credit Agreement Claims up to the amount of the First Lien Put Backstop Commitment and provided prior to the date of solicitation of votes on the Plan by the First Lien Put Backstop Parties pursuant to signed commitment letter(s) each in a form and substance reasonably acceptable to the Debtors and acceptable to the Required Consenting Creditors.

59.      “First Lien Put Option” means the right of any Holder of a First Lien Secured Credit Agreement Claim to offer the entirety of their Pro Rata distribution of both the (a) New Jason Equity, and (b) New Junior Lien Convertible Credit Facility to the First Lien Put Backstop Parties (subject to the First Priority Backstop Commitment) at the First Lien Put Price, such right to be irrevocably exercised by the Voting Deadline; provided that if the First Lien Put Backstop Commitment is insufficient to satisfy all exercised First Lien Put Options, then all exercised First Lien Put Options shall receive their Pro Rata share of the First Lien Put Backstop Commitment in exchange for the equivalent amount of their Pro Rata distribution of New Jason Equity and New Junior Lien Convertible Term Loan Facility.

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60.        “First Lien Put Backstop Parties” means the First Priority Backstop Party plus one or more members of the First Lien Ad Hoc Group, as designated by the First Lien Ad Hoc Group.

61.        “First Lien Put Price” means an amount of Cash equal to 101% of an exercising Holder’s Pro Rata distribution of the New Junior Lien Convertible Term Loan Facility.

62.        “First Lien Secured Credit Agreement Claim” means any First Lien Credit Agreement Claim that is Secured.

63.       “First Priority Backstop Commitment” means a commitment of $30,000,000, payable in Cash to the First Priority Backstop Party, as follows: (a) 100% of exercised First Lien Put Options up to $24,000,000 of the First Priority Backstop Commitment, and thereafter, (b) a Pro Rata share of all exercised First Lien Put Options until the entirety of the First Priority Backstop Commitment is exhausted.

64.        “First Priority Backstop Party” means Pelican Loan Advisors III, LLC or such other designated affiliated entity.

65.        “Forbearance Fee Deferred Portion” means the deferred portion of the Forbearance Fee, as defined in the Restructuring Support Agreement.

66.       “General Unsecured Claim” means any unsecured claim (other than an Administrative Claim, a Professional Fee Claim, a Secured Tax Claim, an Other Secured Claim, a Priority Tax Claim, an Other Priority Claim, a First Lien Secured Credit Agreement Claim, a First Lien Credit Agreement Deficiency Claim, a Second Lien Credit Agreement Claim, an Intercompany Claim, or a Section 510(b) Claim) against one or more of the Debtors including (a) Claims arising from the rejection of Unexpired Leases and Executory Contracts to which a Debtor is a party, and (b) Claims arising from any litigation or other court, administrative or regulatory proceeding, including damages or judgments entered against, or settlement amounts owing by a Debtor related thereto.

67.        “General Unsecured Creditor” means the Holder of a General Unsecured Claim.

68.        “Governmental Unit” has the meaning set forth in section 101(27) of the Bankruptcy Code.

69.        “Holder” means an Entity holding a Claim or an Interest in any Debtor.

70.       “Impaired” means, with respect to any Class of Claims or Interests, a Class of Claims or Interests that is impaired within the meaning of section 1124 of the Bankruptcy Code.

71.      “Indemnification Provisions” means each of the Debtors’ indemnification provisions in effect as of the Petition Date, whether in the Debtors’ bylaws, certificates of incorporation, other formation documents, board resolutions, management or indemnification agreements, employment contracts, or otherwise providing a basis for any obligation of a Debtor to indemnify, defend, reimburse, or limit the liability of, or to advances fees and expenses to, any of the Debtors’ current and former directors, officers, equity holders, managers, members, employees, accountants, investment bankers, attorneys, other professionals, and professionals of the Debtors, and such current and former directors’, officers’, and managers’ respective Affiliates, each of the foregoing solely in their capacity as such.

72.        “Intercompany Claim” means any Claim held by a Debtor against another Debtor or an Affiliate of a Debtor or any Claim held by an Affiliate of a Debtor against a Debtor.

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73.        “Intercompany Interest” means an Interest in any Debtor, or a direct or indirect subsidiary of any Debtor, other than an Interest in Jason.

74.        “Interest” means any equity security as such term is defined in section 101(16) of the Bankruptcy Code, including all issued, unissued, authorized, or outstanding shares of capital stock and any other common stock, preferred stock, limited liability company interests, and any other equity, ownership, or profit interests of an Entity, including all options, warrants, rights, stock appreciation rights, phantom stock rights, restricted stock units, redemption rights, repurchase rights, convertible, exercisable, or exchangeable securities, or other agreements, arrangements, or commitments of any character relating to, or whose value is related to, any such interest or other ownership interest in an Entity whether or not arising under or in connection with any employment agreement and whether or not certificated, transferable, preferred, common, voting, or denominated “stock” or a similar security.

75.       “Interim Cash Collateral Order” means an interim order which shall authorize the use of cash collateral in the form attached to the Restructuring Support Agreement as Exhibit C.

76.        “Jason” means Jason Industries, Inc., a Delaware corporation.

77.        “Jason Common Interests” means all existing securities issued in the form of common stock by Jason.

78.       “Jason Preferred Interests” means all existing securities issued in the form of preferred stock by Jason.

79.       “Jason NewCo” means the new entity (including any subsidiaries or parent entities formed for the purpose of consummating the Sale Transaction, pursuant to the Restructuring Steps Memorandum, as applicable) formed on or before the Effective Date as provided in the Restructuring Steps Memorandum and the New Organizational Documents, and consistent with the Restructuring Support Agreement.

80.        “Letters of Credit” mean the existing letters of credit under First Lien Credit Agreement and Second Lien Credit Agreement, as applicable, that will be cancelled, released, and extinguished, and will be of no further force or effect and will be replaced with new letters of credit under the New Revolving Exit Facility.

81.        “Lien” means a lien as defined in section 101(37) of the Bankruptcy Code.

82.       “Management Incentive Plan” means that certain management incentive plan, of Jason NewCo, which management incentive plan (including any and all awards to be granted thereunder) shall reserve up to 10.0% of New Jason Equity on a fully diluted basis for officers and directors and approved at the discretion of the New Board.

83.       “Minimum Liquidity Threshold” means that, as of the Effective Date, the sum of (i) all cash and cash equivalents on hand for the Debtors and (ii) undrawn availability under the New Revolving Exit Facility, shall not be less than $25,000,000.

84.        “MIP Equity” means any equity that may be issued pursuant to the Management Incentive Plan, to the extent provided for thereunder.

85.        “New Board” means Jason NewCo’s initial board of directors or managers, as applicable, as of the Effective Date.

86.        “New Credit Agreements” means, collectively, the New First Lien Credit Agreement and the New Junior Lien Convertible Credit Agreement.

87.       “New Credit Agreement Documents” means, collectively, the New First Lien Credit Agreement Documents and the New Junior Lien Convertible Credit Agreement Documents.

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88.        “New Credit Facilities” means, collectively, the New First Lien Term Loan Facility, and the New Junior Lien Convertible Term Loan Facility.

89.        “New First Lien Credit Agreement” means the credit agreement with respect to the New First Lien Term Loan Facility.

90.       “New First Lien Credit Agreement Documents” means the New First Lien Credit Agreement and any other documentation necessary to effectuate the incurrence of the New First Lien Term Loan Facility.

91.       “New First Lien Term Loan Facility” means a new senior secured term loan facility in the aggregate principal amount of $75,000,000, on terms consistent with the New Secured TL Term Sheet.

92.        “New Jason Equity” means the equity interests in Jason NewCo to be authorized, issued, or reserved on the Effective Date pursuant to the Definitive Documents.

93.        “New Junior Convertible Term Loans” means term loans provided pursuant to the New Junior Lien Convertible Term Loan Facility.

94.        “New Junior Lien Convertible Credit Agreement” means the credit agreement with respect to the New Junior Lien Convertible Term Loan Facility.

95.     “New Junior Lien Convertible Credit Agreement Documents” means the New Junior Lien Convertible Credit Agreement and any other documentation necessary to effectuate the incurrence of the New Junior Lien Convertible Term Loan Facility.

96.       “New Junior Lien Convertible Term Loan Facility” means a takeback junior convertible secured term loan facility provided to the Reorganized Debtors in an aggregate principal amount of $50,000,000, on terms consistent with the New Junior Lien Convertible Term Loan Term Sheet.

97.        “New Junior Lien Convertible Term Loan Term Sheet” means the term sheet setting forth the terms of the New Junior Lien Convertible Term Loan Facility as Exhibit G to the Restructuring Support Agreement.

98.      “New Organizational Documents” means such certificates or articles of incorporation, charters, bylaws, operating agreements, shareholder or stockholder agreements (including the Stockholders’ Agreement and the Registration Rights Agreement) or other applicable formation documents for each of the Reorganized Debtors, as applicable, the forms of which shall be included in the Plan Supplement.

99.        “New Revolving Exit Facility” means a new, third-party, asset-based exit financing facility that (a) provides availability as of the Effective Date of at least $20,000,000 for revolving borrowings after permitting for any amounts on account of outstanding letters of credit; and (b) has aggregate total commitments in an amount not less than $30,000,000 to be agreed on terms acceptable to the Consenting First Lien Credit Agreement Lenders.

100.      “New Revolving Exit Facility Credit Agreement” means the new credit agreement with respect to the New Revolving Exit Facility.

101.     “New Revolving Exit Facility Credit Agreement Documents” means the New Revolving Exit Facility Credit Agreement and any other documentation necessary to effectuate the incurrence of the New Revolving Exit Facility.

102.      “New Secured TL Term Sheet” means the term sheet setting forth the terms of the New First Lien Term Loan Facility, attached as Exhibit E to the Restructuring Support Agreement.

103.      “Other Priority Claim” means any Claim other than an Administrative Claim or a Priority Tax Claim entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

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104.      “Other Secured Claim” means any Secured Claim against the Debtors, including any Secured Tax Claim, other than a Credit Agreement Claim.

105.      “Person” means a person as defined in section 101(41) of the Bankruptcy Code.

106.      “Petition Date” means the date on which each of the Debtors filed its respective petition for relief commencing its Chapter 11 Cases.

107.    “Plan” means this joint prepackaged chapter 11 plan, including all appendices, exhibits, schedules and supplements hereto (including any appendices, exhibits, schedules and supplements to the Plan that are contained in the Plan Supplement), as it may be altered, amended, modified, or supplemented from time to time in accordance with the terms hereof and the Restructuring Support Agreement.

108.     “Plan Supplement” means the compilation of documents and forms of documents, schedules, and exhibits, in each case subject to the terms and provisions of the Restructuring Support Agreement, and which shall include: (a) the Stockholders’ Agreement; (b) the New Organizational Documents; (c) the Restructuring Steps Memorandum; (d) to the extent known, the identity of the members of the New Board and the officers of Jason NewCo; (e) the Rejected Executory Contract and Unexpired Lease List, if any; (f) the Retained Causes of Action Schedule; (g) the New First Lien Credit Agreement; (h) the New Junior Lien Convertible Credit Agreement; (i) the New Revolving Exit Facility Credit Agreement; (j) the Registration Rights Agreement; and (k) any other necessary documentation related to the Restructuring Transactions, each as subject to the consent rights provided for in the Restructuring Support Agreement.

109.      “Plan Supplement Filing Date” means the date that is seven days before the deadline to file an objection to the Plan.

110.      “Pleadings” means the “first-day pleadings,” “second-day pleadings” or any other significant motion or pleading, except for retention applications, filed with the Bankruptcy Court that the Debtors determine are necessary or desirable to file.

111.      “Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

112.      “Pro Rata” means the proportion that an Allowed Claim in a particular Class bears to the aggregate amount of Allowed Claims in that respective Class; provided that with respect to the recoveries to Allowed Class 4 and Allowed Class 5 Claims, “Pro Rata” shall mean a proportion that an Allowed Claim in either Class 4 or Class 5 means to the aggregate amount of Allowed Claims in Class 4 and Class 5.

113.     “Professional Fee Claim” means all Administrative Claims for the compensation of Retained Professionals and the reimbursement of expenses incurred by such Retained Professionals through and including the Confirmation Date under sections 328, 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code to the extent such fees and expenses have not been paid pursuant to an order of the Bankruptcy Court.

114.      “Professional Fee Escrow Account” means an interest-bearing account funded by the Debtors with Cash on the Effective Date in an amount equal to the Professional Fee Reserve Amount; provided that the Cash funds in the Professional Fee Escrow Account shall be increased from Cash on hand at the Reorganized Debtors to the extent applications are filed after the Effective Date in excess of the amount of Cash funded into the escrow as of the Effective Date.

115.      “Professional Fee Reserve Amount” means the aggregate amount of Retained Professional Fee Claims and other unpaid fees and expenses that the Retained Professionals estimate they have incurred or will incur in rendering services to the Debtors prior to and as of the Confirmation Date, which estimates Retained Professionals shall deliver to the Debtors, the First Lien Ad Hoc Group Representatives, and the Second Lien Ad Hoc Group Representatives as set forth in Section 2.1.2(c) of the Plan.

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116.      “Proof of Claim” means a proof of Claim Filed against any of the Debtors in the Chapter 11 Cases.

117.     “Registration Rights Agreement” means that certain registration rights agreement of Jason NewCo, which shall become effective on the Effective Date.

118.      “Reinstate,” “Reinstated,” or “Reinstatement” means, leaving a Claim Unimpaired under the Plan.

119.      “Released Party” means each of the following, solely in its capacity as such:  (a) the Debtors; (b) the Reorganized Debtors; (c) the First Lien Ad Hoc Group; (d) the First Lien Lenders; (e) the Second Lien Lenders, provided such Second Lien Lender is a Consenting Creditor; (f) Holders of Interests in Jason; (g) the Agents; (h) with respect to the foregoing clauses (a) through (g), each such Entity’s current and former Affiliates, and such Entities’ and their current and former Affiliates’ current and former directors, managers, officers, control persons, equityholders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, participants, managed accounts or funds, fund advisors, predecessors, successors, assigns, subsidiaries, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, investment managers, and other professionals, each in their capacity as such; provided, however, that any Entity identified in the foregoing clauses (a) through (g) that opts out of the releases contained in the Plan shall not be a “Released Party.”

120.      “Releasing Party” means each of the following, solely in its capacity as such:  (a) the Debtors; (b) the Reorganized Debtors; (c) the First Lien Ad Hoc Group; (d) the First Lien Lenders; (e) the Second Lien Lenders, provided such Second Lien Lender is a Consenting Creditor; (f) the Agents; (g) all Holders of Claims who vote to accept the Plan; (h) all Holders of Claims who are eligible to vote, but abstain from voting on the Plan and who do not opt out of the releases provided by the Plan; (i) all Holders of Claims who vote to reject the Plan and who do not opt out of the releases provided by the Plan; (j) with respect to the foregoing clauses (a) through (i), each such Entity’s current and former Affiliates, and such Entities’ and their current and former Affiliates’ current and former directors, managers, officers, control persons, equityholders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, participants, managed accounts or funds, fund advisors, predecessors, successors, assigns, subsidiaries, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, investment managers, and other professionals, each in their capacity as such.

121.     “Reorganized Debtors” means the Debtors, as reorganized pursuant to and under the Plan, or any successor thereto, by merger, amalgamation, consolidation, or otherwise, on or after the Effective Date in accordance with the Restructuring Transactions, including Jason NewCo.

122.     “Required Consenting Creditors” means, as of the relevant date, the Consenting Creditors holding at least 50.01% of the aggregate outstanding principal amount of the Term Loans held by all Consenting Creditors as of such date as required under the Restructuring Support Agreement.

123.      “Restructuring Expenses” means the costs and expenses incurred by, or on behalf of, First Lien Ad Hoc Group, including the fees and expenses of (a) Weil, Gotshal & Manges LLP, (b) local counsel (if any), and (c) Houlihan Lokey Capital, Inc.

124.      “Restructuring Support Agreement” means that certain Restructuring Support Agreement entered into on June 5, 2020 by and among the Debtors, the Consenting Creditors, and any subsequent Entity that becomes a party thereto pursuant to the terms thereof, attached as Exhibit B to the Disclosure Statement.

125.      “Restructuring Steps Memorandum” means the summary of transaction steps to complete the restructuring contemplated by the Plan, which shall be in the Plan Supplement.

126.      “Restructuring Transactions” means the transactions described in Section 4.2 of the Plan.

127.      “Retained Professional” means an Entity:  (a) employed in the Chapter 11 Cases pursuant to a Final Order in accordance with sections 327, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Effective Date pursuant to (i) sections 327, 328, 329, 330, or 331 of the Bankruptcy Code or (ii) an order entered by the Bankruptcy Court authorizing such retention, or (b) for which compensation and reimbursement has been Allowed by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

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128.     “Sale Transaction” means the transfer of certain of the Debtors’ assets to Jason NewCo to be consummated in accordance with the Plan, the Restructuring Support Agreement, and the Restructuring Steps Memorandum, which is expected to be achieved via merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, formation, organization, dissolution, liquidation, or otherwise, and which may be treated as a sale of assets for U.S. federal income tax purposes.

129.    “Schedule of Rejected Executory Contracts and Unexpired Leases” means a schedule that will be Filed as part of the Plan Supplement at the Debtors’ option and will include a list of all Executory Contracts and Unexpired Leases that the Debtors intend to reject as of the Effective Date, which shall be in form and substance reasonably acceptable to the Required Consenting Creditors.

130.      “Second Lien Ad Hoc Group” means that ad hoc group of Holders of Second Lien Credit Agreement Claims represented by the Second Lien Ad Hoc Group Representatives.

131.      “Second Lien Ad Hoc Group Representatives” means Brown Rudnick LLP and Daiwa Corporate Advisory LLC (d/b/a DC Advisory).

132.      “Second Lien Credit Agreement” means that certain credit agreement, dated as of June 30, 2014, between Jason, the Second Lien Credit Agreement Lenders, and the Second Lien Credit Facility Agent, as amended, restated, amended and restated, modified, or supplemented from time to time.

133.     “Second Lien Credit Agreement Documents” means, collectively, the Second Lien Credit Agreement, and any security documents and any other collateral, guarantee and ancillary documents, including any applicable forbearance agreement, executed in connection with the Second Lien Credit Agreement.

134.     “Second Lien Credit Agreement Claim” means any Claim against a Debtor arising under, derived from, secured by, based on, or related to the Second Lien Credit Agreement or any other agreement, instrument or document executed at any time in connection therewith including the Second Lien Credit Agreement Ancillary Documents and all Obligations (as defined in the Second Lien Credit Agreement).

135.      “Second Lien Credit Agreement Lenders” means collectively, the Holders of Second Lien Credit Agreement Claims.

136.    “Second Lien Credit Facility Agent” means Wilmington Savings Fund Society Bank, as administrative agent under the Second Lien Credit Agreement.

137.      “Section 510(b) Claim” means any Claim against any Debtor:  (a) arising from the rescission of a purchase or sale of a Security of any Debtor or an affiliate of any Debtor; (b) for damages arising from the purchase or sale of such a Security; or (c) for reimbursement or contribution Allowed under section 502 of the Bankruptcy Code on account of such a Claim; provided that a Section 510(b) Claim shall not include any Claims subject to subordination under section 510(b) of the Bankruptcy Code arising from or related to an Interest.

138.      “Secured Claim” means, when referring to a Claim, a Claim: (a) secured by a Lien on property in which any of the Debtors has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Bankruptcy Court order, or that is subject to setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the creditor’s interest in such Debtor’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code; or (b) Allowed pursuant to the Plan, or separate order of the Bankruptcy Court, as a Secured Claim.

139.     “Secured” means when referring to a Claim:  (a) secured by a lien on property in which any of Debtors has an interest, which lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Bankruptcy Court order, or that is subject to setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the creditor’s interest in the Debtors’ interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code; or (b) Allowed pursuant to the Plan, or separate order of the Bankruptcy Court, as a Secured Claim.

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140.     “Secured Tax Claim” means any Secured Claim that, absent its secured status, would be entitled to priority in right of payment under section 507(a)(8) of the Bankruptcy Code (determined irrespective of time limitations), including any related Secured Claim for penalties.

141.      “Securities Act” means the Securities Act of 1933, as amended, 15 U.S.C. §§ 77a–77aa, or any similar federal, state, or local law.

142.      “Security” shall have the meaning set forth in section 101(49) of the Bankruptcy Code.

143.      “Servicer” means an agent or other authorized representative of Holders of Claims or Interests.

144.     “Solicitation Agent” means Epiq Corporate Restructuring, LLC, the notice, claims, and solicitation agent retained by the Debtors in the Chapter 11 Cases by Bankruptcy Court order.

145.      “Solicitation Materials” means, collectively, the solicitation materials with respect to the Plan.

146.     “Stockholders’ Agreement” means that certain stockholders’ agreement of Jason NewCo, which agreement shall become effective upon the Effective Date.

147.      “Tax Code” means the Internal Revenue Code of 1986, as amended from time to time.

148.      “Third-Party Release” means the releases set forth in Section 8 of the Plan.

149.      “U.S. Trustee” means the United States Trustee for the Southern District of New York.

150.      “Unclaimed Distribution” means any distribution under the Plan on account of an Allowed Claim to a Holder that has not:  (a) accepted a particular distribution or; (b) given notice to the Reorganized Debtors of an intent to accept a particular distribution; (c) responded to the Debtors’ or the Reorganized Debtors’ requests for information necessary to facilitate a particular distribution; or (d) taken any other action necessary to facilitate such distribution.

151.    “Unencumbered Asset Value” means the value of the Unencumbered Property, such value being an amount of not more than $11,700,000.00 (including Avoidance Action Proceeds).2

152.      “Unencumbered Plan Recovery” means a percentage of such New Jason Equity that is distributed to Class 4 and Class 5 equal to the value of any Unencumbered Asset Value minus (a) Other Secured Claims secured by the Unencumbered Property, minus (b) Administrative Claims (other than on account of Diminution in Value) against the applicable Debtor, minus (c) Other Priority Claims against the applicable Debtor, and minus (d) Diminution in Value, each as applicable.

153.      “Unencumbered Property” means the Debtors’ assets that are unencumbered by Liens pursuant to the First Lien Credit Agreement Documents as of the Petition Date.

154.     “Unexpired Lease” means a lease of nonresidential real property to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

[2]	Based on a midpoint total enterprise value of $200,000,000.

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155.     “Unimpaired” means, with respect to a Class of Claims or Interests, a Class consisting of Claims or Interests that are not impaired within the meaning of section 1124 of the Bankruptcy Code.

156.      “Voting Deadline” means the date and time by which the Solicitation Agent must actually receive the Ballots, as set forth on the Ballots.

1.2          Rules of Interpretation

For purposes of the Plan:  (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (b) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit, shall mean such document, schedule, or exhibit, as it may have been or may be amended, modified, or supplemented; (d) unless otherwise specified, all references herein to “Articles” and “Sections” are references to Articles and Sections, respectively, hereof or hereto; (e) the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to any particular portion of the Plan; (f) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (g) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (h) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as applicable; (i) references to docket numbers of documents Filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (j)  references to “Proofs of Claim,” “Holders of Claims,” “Disputed Claims,” and the like shall include “Proofs of Interest,” “Holders of Interests,” “Disputed Interests,” and the like as applicable; (k) references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable state limited liability company laws; and (l) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation;” and (m) unless otherwise specified, any action to be taken on the Effective Date may be taken on or as soon as reasonably practicable thereafter.

1.3          Computation of Time

Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein.  If the date on which a transaction may occur pursuant to the Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day.

1.4          Governing Law

Except to the extent the Bankruptcy Code or Bankruptcy Rules apply, and subject to the provisions of any contract, lease, instrument, release, indenture, or other agreement or document entered into expressly in connection herewith, the rights and obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to conflict of laws principles.

1.5          Reference to Monetary Figures

All references in the Plan to monetary figures refer to currency of the United States of America, unless otherwise expressly provided.

1.6          Reference to the Debtors or the Reorganized Debtors

Except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtors or to the Reorganized Debtors mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires.

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1.7          Controlling Document

In the event of an inconsistency between the Plan and the Disclosure Statement, the terms of the Plan shall control.  In the event of an inconsistency between the Plan and any Definitive Documents or other documents, schedules or exhibits contained in the Plan Supplement, such Definitive Document or other document, schedule or exhibit shall control.  In the event of an inconsistency between the Plan or any Definitive Documents or other documents, schedules or exhibits contained in the Plan Supplement, on the one hand, and the Confirmation Order, on the other hand, the Confirmation Order shall control.

ARTICLE II

ADMINISTRATIVE AND PRIORITY CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Professional Fee Claims, and Priority Tax Claims have not been classified and thus are excluded from the Classes of Claims and Interests set forth in Article III of the Plan.

2.1          Administrative Claims

2.1.1        Administrative Claims

          Unless otherwise agreed to by the Holders of an Allowed Administrative Claim and the Debtors or the Reorganized Debtors, as applicable, each Holder of an Allowed Administrative Claim (other than Holders of Professional Fee Claims and Claims for fees and expenses pursuant to section 1930 of chapter 123 of title 28 of the United States Code) will receive in full and final satisfaction of its Administrative Claim an amount of Cash equal to the amount of such Allowed Administrative Claim in accordance with the following:  (1) if an Administrative Claim is Allowed as of the Effective Date, on the Effective Date (or, if not then due, when such Allowed Administrative Claim is due or as soon as reasonably practicable thereafter); (2) if such Administrative Claim is not Allowed as of the Effective Date, no later than sixty days after the date on which an order Allowing such Administrative Claim becomes a Final Order, or as soon as reasonably practicable thereafter; (3) if such Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date in accordance with the terms and conditions of the particular transaction giving rise to such Allowed Administrative Claim without any further action by the Holders of such Allowed Administrative Claim; or (4) at such time and upon such terms as set forth in a Final Order of the Bankruptcy Court.

2.1.2        Professional Fee Claims

(a)          Final Fee Applications

All final requests for Professional Fee Claims shall be filed no later than 30 days after the Effective Date.  After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior Bankruptcy Court orders, the Allowed amounts of such Professional Fee Claims shall be determined by the Bankruptcy Court.

(b)          Professional Fee Escrow Account

On the Effective Date, the Reorganized Debtors shall establish and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Reserve Amount, which shall be funded by the Reorganized Debtors.  The Professional Fee Escrow Account shall be maintained in trust solely for the Retained Professionals.  Such funds shall not be considered property of the Estates of the Debtors or the Reorganized Debtors.  The amount of Professional Fee Claims owing to the Retained Professionals shall be paid in Cash to such Retained Professionals by the Reorganized Debtors from the Professional Fee Escrow Account as soon as reasonably practicable after such Professional Fee Claims are Allowed by a Final Order.  When all such Allowed amounts owing to Retained Professionals have been paid in full, any remaining amount in the Professional Fee Escrow Account shall promptly be paid to the Reorganized Debtors without any further action or order of the Bankruptcy Court.  To the extent that funds held in the Professional Fee Escrow Account are unable to satisfy the amount of Professional Fee Claims owed to the Retained Professionals, such Retained Professionals shall have an Allowed Administrative Claim for any such deficiency, which shall be satisfied in accordance with Section 2.1 hereof.

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(c)          Professional Fee Reserve Amount

To receive payment for unbilled fees and expenses incurred through the Confirmation Date, the Retained Professionals shall estimate their Accrued Professional Compensation prior to and as of the Confirmation Date and shall deliver such estimate to the Debtors.  If a Retained Professional does not provide such estimate, the Reorganized Debtors may estimate the unbilled fees and expenses of such Retained Professional; provided that such estimate shall not be considered an admission or limitation with respect to the fees and expenses of such Retained Professional.  The total amount so estimated as of the Confirmation Date shall comprise the Professional Fee Reserve Amount.

Upon the Confirmation Date, any requirement that Retained Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and each Debtor or the Reorganized Debtors (as applicable) may employ and pay any Retained Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

(d)          Substantial Contribution Compensation and Expenses

Any Entity that requests compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Cases pursuant to sections 503(b)(3), (4), and (5) of the Bankruptcy Code must file an application and serve such application on counsel for the Debtors or the Reorganized Debtors, as applicable, the Consenting Creditors, and as otherwise required by the Bankruptcy Court, the Bankruptcy Code, and the Bankruptcy Rules.

2.2          Priority Tax Claims

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code.

2.3          Statutory Fees

All fees due and payable pursuant to section 1930 of title 28 of the U.S. Code prior to the Effective Date shall be paid by the Debtors plus any interest due and payable under 31 U.S.C. § 3717 on all disbursements, including Plan payments and disbursements in and outside the ordinary course of the Debtors’ or the Reorganized Debtors’ business (or such amount agreed to with the United States Trustee), for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed, or closed, whichever occurs first. On and after the Effective Date, the Reorganized Debtors shall pay any and all such fees when due and payable, and shall File with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the U.S. Trustee.

ARTICLE III

CLASSIFICATION, TREATMENT, AND VOTING OF CLAIMS AND INTERESTS

3.1          Classification of Claims and Interests

The Plan constitutes a separate plan proposed by each Debtor within the meaning of section 1121 of the Bankruptcy Code.  Except for the Claims addressed in Article II of the Plan, all Claims and Interests are classified in the Classes set forth below in accordance with section 1122 of the Bankruptcy Code.  In accordance with section 1123(a)(1) of the Bankruptcy Code, the Debtors have not classified Administrative Claims, and Priority Tax Claims, as described in Article II.

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A Claim or an Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes.  A Claim or an Interest also is classified in a particular Class for the purpose of receiving distributions under the Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released, or otherwise satisfied or disallowed by Final Order prior to the Effective Date.  For all purposes under the Plan, each Class will contain sub-Classes for each of the Debtors (i.e., there will be eight (8) Classes for each Debtor other than, for the avoidance of doubt, Classes 9 and 10, which shall exist solely at Jason); provided that any Class that does not contain any Allowed Claims or Allowed Interests with respect to a particular Debtor will be treated in accordance with Section 3.5 below.

Below is a chart assigning each Class a number for purposes of identifying each separate Class:

Summary of Classification and Treatment of Claims and Interests

Class	Claim or Interest	Status	Voting Rights

1	Other Secured Claims	Unimpaired	Presumed to Accept

2	Other Priority Claims	Unimpaired	Presumed to Accept

3	First Lien Secured Credit Agreement Claims	Impaired	Entitled to Vote

4	First Lien Credit Agreement Deficiency Claims	Impaired	Entitled to Vote

5	Second Lien Credit Agreement Claims	Impaired	Entitled to Vote

6	General Unsecured Claims	Unimpaired	Presumed to Accept

7	Intercompany Claims	Unimpaired / Impaired	Presumed to Accept / Deemed to Reject

8	Intercompany Interests	Unimpaired / Impaired	Presumed to Accept / Deemed to Reject

9	Jason Common Interests	Impaired	Deemed to Reject

10	Jason Preferred Interests	Impaired	Deemed to Reject

3.2          Treatment of Classes of Claims and Interests3

Except to the extent that the Debtors and a Holder of an Allowed Claim agrees to less favorable treatment, such Holder shall receive under the Plan the treatment described below in full and final satisfaction, settlement, release, and discharge of, and in exchange for, such Holder’s Allowed Claim.  Unless otherwise indicated, the Holder of an Allowed Claim or Allowed Interest, as applicable, shall receive such treatment on the Effective Date or as soon as reasonably practicable thereafter.

[3]	Allowed Claim amounts referenced in this section are subject to adjustment to reflect any changes to the outstanding principal amounts prior to the Effective Date.

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(a)          Class 1 — Other Secured Claims

(1)	Classification: Class 1 consists of all Other Secured Claims.

(2)
Treatment:  Except to the extent that a Holder of an Allowed Other Secured Claim agrees to less favorable treatment, on the Effective Date, or as soon as reasonably practicable thereafter, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for such Allowed Other Secured Claim, each Holder thereof shall receive, at the election of the Debtors, or the Reorganized Debtors, as applicable:  (a) payment in full in Cash; (b) the collateral securing its Allowed Other Secured Claim; (c) Reinstatement of its Allowed Other Secured Claim; or (d) such other treatment rendering its Allowed Other Secured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.

(3)
Voting:  Class 1 is Unimpaired and Holders of Allowed Other Secured Claims in Class 1 are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, Holders of Allowed Other Secured Claims in Class 1 are not entitled to vote to accept or reject the Plan.

(b)          Class 2 — Other Priority Claims

(1)	Classification: Class 2 consists of all Other Priority Claims.

(2)
Treatment:  Except to the extent that a Holder of an Allowed Other Priority Claim agrees to less favorable treatment, on the Effective Date, or as soon as reasonably practicable thereafter, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for such Allowed Other Priority Claim, each Holder thereof shall receive payment in full in Cash or such other treatment rendering its Allowed Other Priority Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.

(3)
Voting:  Class 2 is Unimpaired and Holders of Allowed Other Priority Claims in Class 2 are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, Holders of Allowed Other Priority Claims in Class 2 are not entitled to vote to accept or reject the Plan.

(c)          Class 3 — First Lien Secured Credit Agreement Claims

(1)	Classification: Class 3 consists of the First Lien Secured Credit Agreement Claims.

(2)
Allowance:  On the Effective Date, the First Lien Secured Credit Agreement Claims shall be deemed Allowed in the aggregate amount of approximately $202,100,000[4] in principal, plus accrued and unpaid interest as of the Petition Date; and

(3)
Treatment:  Except to the extent that a Holder of a First Lien Secured Credit Agreement Claim agrees to less favorable treatment, on the Effective Date, in full and final satisfaction, settlement, release, and discharge of and in exchange for each First Lien Secured Credit Agreement Claim, each Holder thereof shall receive its Pro Rata share of and interest in:  (i) the New First Lien Term Loan Facility; (ii) New Junior Lien Convertible Term Loan Facility; (iii) 100% of the New Jason Equity, subject to dilution by the Management Incentive Plan, and the New Junior Convertible Term Loans, minus the Unencumbered Plan Recovery, and (iv) if applicable, the First Lien Put Option.

[4]	Based on a midpoint total enterprise value of $200,000,000.

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(4)	Voting: Class 3 is Impaired. Therefore, Holders of Class 3 First Lien Secured Credit Agreement Claims are entitled to vote to accept or reject the Plan.

(d)          Class 4 — First Lien Credit Agreement Deficiency Claims

(1)	Classification: Class 4 consists of all First Lien Credit Agreement Deficiency Claims.

(2)	Allowance: On the Effective Date, the First Lien Credit Agreement Deficiency Claims shall be deemed Allowed in the aggregate amount of not less than approximately $78,900,000.[5]

(3)
Treatment:  Except to the extent that a Holder of a First Lien Credit Agreement Deficiency Claim agrees to less favorable treatment, on the Effective Date, on full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Allowed Class 4 Claim, each Holder thereof shall receive its Pro Rata share of and interest in the Unencumbered Plan Recovery.

(4)	Voting: Class 4 is Impaired. Therefore, Holders of Class 4 First Lien Credit Agreement Deficiency Claims are entitled to vote to accept or reject the Plan.

(e)          Class 5 — Second Lien Credit Agreement Claims

(1)	Classification: Class 5 consists of all Second Lien Credit Agreement Claims.

(2)	Allowance: On the Effective Date, the Second Lien Credit Agreement Claims shall be deemed Allowed in the aggregate amount equal to approximately $94,500,000.

(3)
Treatment:  Except to the extent that a Holder of a Second Lien Credit Agreement Claim agrees to less favorable treatment, on the Effective Date, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Allowed Class 5 Claim, each Holder thereof shall receive its Pro Rata share of and interest in the Unencumbered Plan Recovery.

(4)	Voting: Class 5 is Impaired. Therefore, Holders of Class 5 Second Lien Credit Agreement Claims are entitled to vote to accept or reject the Plan.

(f)           Class 6 — General Unsecured Claims

(1)	Classification: Class 6 consists of all General Unsecured Claims.

(2)
Treatment:  Except to the extent that a Holder of an Allowed General Unsecured Claim agrees to less favorable treatment, on the Effective Date, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Allowed General Unsecured Claim, each Holder thereof shall receive, as a carve-out from the collateral securing the First Lien Secured Credit Agreement Claims and at the election of the Debtors or Reorganized Debtors, as applicable, either:  (a) Reinstatement of such Allowed General Unsecured Claim pursuant to section 1124 of the Bankruptcy Code; (b) payment in full in Cash on the later of (i) the Effective Date or as soon as reasonably practicable thereafter, or (ii) the date such payment is due in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to such Allowed General Unsecured Claim; or (c) such other treatment rendering such Allowed General Unsecured Claim Unimpaired.

[5]	Based on a midpoint total enterprise value of $200,000,000.

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(3)
Voting:  Class 6 is Unimpaired and Holders of Class 6 General Unsecured Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, Holders of Class 6 General Unsecured Claims are not entitled to vote to accept or reject the Plan.

(g)          Class 7 — Intercompany Claims

(1)	Classification: Class 7 consists of all Intercompany Claims.

(2)
Treatment:  On the Effective Date, each Intercompany Claim shall be, at the election of the Debtors or Reorganized Debtors, as applicable, either Reinstated or canceled and released without any distribution.

(3)
Voting:  Holders of Intercompany Claims are either Unimpaired, and such Holders of Intercompany Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code, or Impaired, and such Holders of Intercompany Claims are conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, Holders of Allowed Intercompany Claims are not entitled to vote to accept or reject the Plan.

(h)          Class 8 — Intercompany Interests

(1)	Classification: Class 8 consists of all Intercompany Interests.

(2)
Treatment:  Subject to the Restructuring Transactions, on the Effective Date, Intercompany Interests shall be, at the election of the Debtors or the Reorganized Debtors, as applicable, either Reinstated or cancelled and released without any distribution.

(3)
Voting:  Holders of Intercompany Interests are either Unimpaired, and such Holders of Intercompany Interests are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code, or Impaired, and such Holders of Intercompany Interests are conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, Holders of Intercompany Interests are not entitled to vote to accept or reject the Plan.

(i)          Class 9 — Jason Common Interests

(1)	Classification: Class 9 consists of all Jason Common Interests.

(2)	Treatment: On the Effective Date, all Jason Common Interests will be cancelled, released, and extinguished, and will be of no further force or effect.

(3)
Voting:  Holders of Jason Common Interests are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, Holders of Jason Common Interests are not entitled to vote to accept or reject the Plan.

(j)          Class 10 — Jason Preferred Interests

(1)	Classification: Class 10 consists of all Jason Preferred Interests.

(2)	Treatment: On the Effective Date, all Jason Preferred Interests will be cancelled, released, and extinguished, and will be of no further force or effect.

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(3)
Voting:  Holders of Jason Preferred Interests are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, Holders of Jason Preferred Interests are not entitled to vote to accept or reject the Plan.

3.3          Special Provision Governing Unimpaired Claims

Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors’ or the Reorganized Debtors’ rights regarding any Unimpaired Claim, including all rights regarding legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claim.  Unless otherwise Allowed, Claims that are Unimpaired shall remain Disputed Claims under the Plan.

3.4          Controversy Concerning Impairment

If a controversy arises as to whether any Claims or Interests, or any Class thereof, is Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

3.5          Elimination of Vacant Classes

Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest, or a Claim or Interest temporarily Allowed by the Bankruptcy Court in an amount greater than zero as of the date of the Confirmation Hearing, shall be considered vacant and deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

3.6          Voting Classes; Presumed Acceptance by Non-Voting Classes

If a Class contains Claims or Interests eligible to vote and no Holder of Claims or Interests eligible to vote in such Class votes to accept or reject the Plan, the Plan shall be presumed accepted by the Holders of such Claims or Interests in such Class.

3.7          Confirmation Pursuant to 1129(b) of the Bankruptcy Code

The Debtors shall seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests.  The Debtors reserve the right to modify the Plan in accordance with Article X of the Plan (subject to the terms of the Restructuring Support Agreement) to the extent that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including by (a) modifying the treatment applicable to a Class of Claims or Interests to render such Class of Claims or Interests Unimpaired to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules and (b) withdrawing the Plan as to an individual Debtor at any time before the Confirmation Date.  For the avoidance of doubt, notwithstanding any of the foregoing, the Plan shall enforce all rights and subordination arising under any intercreditor agreements in accordance with section 510(a) of the Bankruptcy Code.

3.8          Intercompany Interests

To the extent Reinstated under the Plan, the Intercompany Interests shall be Reinstated for the ultimate benefit of the holders of the New Jason Equity and in exchange for the Debtors’ and the Reorganized Debtors’ agreement under the Plan to make certain distributions to the Holders of Allowed Claims.  Distributions on account of the Intercompany Interests are not being received by Holders of such Intercompany Interests on account of their Intercompany Interests but for the purposes of administrative convenience and due to the importance of maintaining the corporate structure given the various foreign Affiliates and subsidiaries of the Debtors.  For the avoidance of doubt, to the extent Reinstated pursuant to the Plan, on and after the Effective Date, all Intercompany Interests shall be owned by the same Reorganized Debtor that corresponds with the Debtor that owned such Intercompany Interests prior to the Effective Date.

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3.9          Subordinated Claims.

The allowance, classification, and treatment of all Allowed Claims and Allowed Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Debtors reserve the right to, with the written consent of the First Lien Ad Hoc Group, re-classify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

ARTICLE IV

PROVISIONS FOR IMPLEMENTATION OF THE PLAN

4.1          General Settlement of Claims and Interests

Pursuant to sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims and Interests and controversies resolved pursuant to the Plan, including but not limited to the ascribed value hereunder of Allowed First Lien Credit Agreement Deficiency Claims and Unencumbered Asset Value.  The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and Holders of Claims and Interests and is fair, equitable, and is within the range of reasonableness.  Subject to Article VI of the Plan, all distributions made to Holders of Allowed Claims and Allowed Interests in any Class are intended to be and shall be final.

4.2          Restructuring Transactions

On or about the Effective Date, the Debtors or the Reorganized Debtors, as applicable, shall take all actions set forth in the Restructuring Steps Memorandum and Restructuring Support Agreement, and enter into any transaction and may take all actions as may be necessary or appropriate to effectuate the transactions described in, approved by, contemplated by, or necessary to effectuate the Restructuring Support Agreement and the Plan,  including:  (a) the execution and delivery of any appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, formation, organization, dissolution, or liquidation containing terms that are consistent with the terms of the Plan, and that satisfy the requirements of applicable law and any other terms to which the applicable Entities may agree, including the documents comprising the Plan Supplement; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable Entities agree; (c) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, amalgamation, consolidation, conversion, or dissolution pursuant to applicable state law; (d)  such other transactions that are required to effectuate the Restructuring Transactions in the most tax efficient manner for the Debtors, including any mergers, consolidations, restructurings, conversions, dispositions, transfers, formations, organizations, dissolutions, or liquidations; (e) the execution, delivery, and filing, if applicable, of the New Credit Agreement Documents and the New Revolving Exit Facility Credit Agreement Documents; (f) the execution and delivery of the Definitive Documents; (g) the issuance of securities, all of which shall be authorized and approved in all respects, in each case, without further action being required under applicable law, regulation, order or rule; and (h) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law.

The Confirmation Order shall and shall be deemed to, pursuant to both section 1123 and section 363 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan.

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4.3          New Jason Equity

All Jason Common Interests and Jason Preferred Interests shall be cancelled as of the Effective Date.  In connection with the Restructuring Transactions, Jason NewCo shall issue and distribute, or otherwise transfer, the New Jason Equity pursuant to, and in the manner set forth in, the Plan and other Definitive Documents.

On the Effective Date, Jason NewCo is authorized to issue or cause to be issued and shall, as provided for in the Restructuring Steps Memorandum, issue the New Jason Equity in accordance with the terms of this Plan, the Stockholders’ Agreement, and other applicable Definitive Documents without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule, or the vote, consent, authorization, or approval of any Person.  The New Jason Equity shall be issued and distributed free and clear of all Liens, Claims, and other Interests.  All of the New Jason Equity issued pursuant to the Plan, as contemplated by the Sale Transaction, shall be duly authorized and validly issued.

On the Effective Date, Jason NewCo and all holders of the New Jason Equity then outstanding shall be deemed to be parties to the New Organizational Documents, substantially in the form, and substance consistent with the term sheets, contained in the Restructuring Support Agreement, without the need for execution by any such holder.  The New Organizational Documents shall be binding on Jason NewCo and its subsidiaries and all parties receiving pursuant to the Plan, and all holders of, New Jason Equity.

4.4          The New Credit Facilities

On the Effective Date, the Reorganized Debtors shall enter into the New Credit Agreements and shall execute and deliver the New Credit Agreement Documents, and such documents shall become effective in accordance with their terms, all in accordance with the Restructuring Steps Memorandum.  On and after the Effective Date, the New Credit Agreement Documents, shall constitute legal, valid, and binding obligations of the Reorganized Debtors and be enforceable in accordance with their respective terms.  The terms and conditions of the New Credit Agreement Documents, if any, shall bind the Reorganized Debtors and each other Entity that enters into such New Credit Agreement Documents as a guarantor.  Any Entity’s entry into the New Credit Agreements, if any, shall be deemed as its agreement to the terms of such New Credit Agreement Documents, as amended or modified from time to time following the Effective Date in accordance with its terms.

Confirmation shall be deemed approval of the New Credit Agreement Documents (including the transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations and guarantees to be incurred and fees and expenses paid in connection therewith), if any, and, to the extent not approved by the Bankruptcy Court previously, the Reorganized Debtors will be authorized to execute and deliver those documents necessary or appropriate to obtain the New Credit Facilities, including the New Credit Agreement Documents, without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order or rule or vote, consent, authorization, or approval of any Person, subject to such modifications as the Reorganized Debtors may deem to be necessary to enter into the New Credit Agreement Documents, if any.

4.5          New Revolving Exit Facility

On the Effective Date, the Reorganized Debtors shall enter into the New Revolving Exit Facility Credit Agreement and shall execute and deliver the New Revolving Exit Facility Credit Agreement Documents, and such documents shall become effective in accordance with their terms, all in accordance with the Restructuring Steps Memorandum.  On and after the Effective Date, the New Revolving Exit Facility Credit Agreement Documents, shall constitute legal, valid, and binding obligations of the Reorganized Debtors and be enforceable in accordance with their respective terms.  The terms and conditions of the New Revolving Exit Facility Credit Agreement Documents, if any, shall bind the Reorganized Debtors and each other Entity that enters into such New Revolving Exit Facility Credit Agreement Documents as a guarantor.  Any Entity’s entry into the New Revolving Exit Facility Credit Agreement, if any, shall be deemed as its agreement to the terms of such New Revolving Exit Facility Credit Agreement Documents, as amended or modified from time to time following the Effective Date in accordance with its terms.

Confirmation shall be deemed approval of the New Revolving Exit Facility Credit Agreement Documents (including the transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations and guarantees to be incurred and fees and expenses paid in connection therewith), if any, and, to the extent not approved by the Bankruptcy Court previously, the Reorganized Debtors will be authorized to execute and deliver those documents necessary or appropriate to obtain the New Revolving Exit Facility Credit Agreement, including the New Revolving Exit Facility Credit Agreement Documents, without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order or rule or vote, consent, authorization, or approval of any Person, subject to such modifications as the Reorganized Debtors may deem to be necessary to enter into the New Revolving Exit Facility Credit Agreement Documents, if any.

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4.6          Vesting of Assets in the Reorganized Debtors

Except as otherwise provided herein, or in any agreement, instrument, or other document incorporated in the Plan (including with respect to the Restructuring Transactions, the New Credit Agreement Documents, and the New Revolving Exit Facility Credit Agreement Documents), on the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all property in each Debtor’s Estate, all Causes of Action, and any property acquired by any of the Debtors under the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances.  On and after the Effective Date, except as otherwise provided herein, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and pursue, compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

4.7          Exemption from Registration Requirements

The New Jason Equity to be issued to Holders of Allowed First Lien Secured Credit Agreement Claims pursuant to Article III of the Plan, the New Junior Convertible Term Loans and the New Jason Equity that may be issued on account of the New Junior Convertible Term Loans (collectively, the “Plan Securities”) will be issued without registration under the Securities Act or any similar federal, state, or local law in reliance upon (i) section 1145 of the Bankruptcy Code (except with respect to an entity that is an “underwriter” as defined in subsection (b) of section 1145 of the Bankruptcy Code) or (ii) only to the extent that such exemption under section 1145 of the Bankruptcy Code is not available (including with respect to an entity that is an “underwriter”) pursuant to section 4(a)(2) under the Securities Act and/or Regulation D thereunder.

Securities issued in reliance upon section 1145 of the Bankruptcy Code are exempt from, among other things, the registration requirements of section 5 of the Securities Act and any other applicable U.S. state or local law requiring registration prior to the offering, issuance, distribution or sale of securities and (a) are not “restricted securities” as defined in Rule 144(a)(3) under the Securities Act and (b) are freely tradable and transferable by any holder thereof that, at the time of transfer, (1) is not an “affiliate” of Jason NewCo as defined in Rule 144(a)(1) under the Securities Act, (2) has not been such an “affiliate” within ninety (90) days of such transfer, (3) has not acquired such securities from an “affiliate” within one year of such transfer and (4) is not an entity that is an “underwriter.”

Section 1145(b)(1) of the Bankruptcy Code defines an “underwriter” as one who, except with respect to “ordinary trading transactions” of an entity that is not an “issuer”: (a) purchases a claim against, interest in, or claim for an administrative expense in the case concerning, the debtor, if such purchase is with a view to distribution of any security received or to be received in exchange for such claim or interest; (b) offers to sell securities offered or sold under a plan for the holders of such securities; (c) offers to buy securities offered or sold under a plan from the holders of such securities, if such offer to buy is (i) with a view to distribution of such securities and (ii) under an agreement made in connection with the plan, with the consummation of the plan, or with the offer or sale of securities under the plan; or (d) is an issuer of the securities within the meaning of section 2(a)(11) of the Securities Act. In addition, a person who receives a fee in exchange for purchasing an issuer’s securities could also be considered an underwriter within the meaning of section 2(a)(11) of the Securities Act.

The definition of an “issuer” for purposes of whether a person is an underwriter under section 1145(b)(1)(D) of the Bankruptcy Code, by reference to section 2(a)(11) of the Securities Act, includes as “statutory underwriters” all “affiliates,” which are all persons who, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with, an issuer of securities. The reference to “issuer,” as used in the definition of “underwriter” contained in section 2(a)(11) of the Securities Act, is intended to cover “Controlling Persons” of the issuer of the securities. “Control,” as defined in Rule 405 of the Securities Act, means to possess, directly or indirectly, the power to direct or cause to direct management and policies of a person, whether through owning voting securities, contract, or otherwise. Accordingly, an officer, director or significant stockholder of a reorganized debtor or its successor may be deemed to be a “controlling person” of the debtor or successor under a plan of reorganization.

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Solely to the extent issuance under Section 1145(a) of the Bankruptcy Code is unavailable and Plan Securities must instead be issued in reliance on section 4(a)(2) of the Securities Act or Regulation D thereunder, such securities will be “restricted securities” subject to resale restrictions and may be resold, exchanged, assigned, or otherwise transferred only pursuant to registration, or an applicable exemption from registration under the Securities Act and applicable state and local securities law.

New Jason Equity issued pursuant to the Management Incentive Plan will be issued pursuant to a registration statement or an exemption from registration under the Securities Act and applicable state and local securities laws.

The Debtors recommend that potential recipients of Plan Securities or Securities issued under the Management Incentive Plan consult their own counsel concerning their ability to freely trade such Securities in compliance with the federal securities laws and any applicable Blue Sky Laws. The Debtors make no representation concerning the ability of a person to dispose of such Securities.

Should Jason Newco elect, on or after the Effective Date, to reflect any ownership of the New Jason Equity through the facilities of DTC, Jason Newco need not provide to DTC any further evidence other than the Plan or the Confirmation Order with respect to the treatment of such securities under applicable securities laws.  Notwithstanding anything to the contrary in the Plan, no Entity, including, for the avoidance of doubt, DTC shall be entitled to require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the initial sale and delivery by the issuer to the holders of New Jason Equity is exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.  The Confirmation Order shall provide that DTC shall be required to accept and conclusively rely upon the Plan or Confirmation Order in lieu of a legal opinion regarding whether the New Jason Equity is exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

4.8          Cancellation of Instruments, Certificates, and Other Documents

On the Effective Date, except with respect to the New Credit Facilities, the New Revolving Exit Facility, the Registration Rights Agreement, and the New Jason Equity or as otherwise provided in the Plan:  (a) the obligations of the Debtors under the First Lien Credit Agreement, the Second Lien Credit Agreement, and any Interest in Jason, certificate, share, note, bond, indenture, purchase right, option, warrant, or other instrument or document, directly or indirectly, evidencing or creating any indebtedness or obligation of, or ownership interest in, the Debtors giving rise to any Claim or Interest, including, for the avoidance of doubt, any and all shareholder or similar agreements related to Interests in Jason, shall be cancelled and the Debtors and the Reorganized Debtors shall not have any continuing obligations thereunder; and (b) the obligations of the Debtors pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation, or similar documents governing the shares, certificates, notes, bonds, purchase rights, options, warrants, or other instruments or documents evidencing or creating any indebtedness or obligation of the Debtors shall be released and discharged.

Notwithstanding Confirmation, the occurrence of the Effective Date or anything to the contrary herein, only such matters that, by their express terms, survive the termination of the First Lien Credit Agreement, the Second Lien Credit Agreement shall survive the occurrence of the Effective Date, including the rights of the Agent and the Trustee to expense reimbursement, indemnification, and similar amounts.

4.9          Sources for Plan Distributions and Transfers of Funds Among Debtors

The Debtors shall fund distributions under the Plan with Cash on hand and the proceeds of the New Credit Facilities, New Revolving Exit Facility, and the New Jason Equity.  Cash payments to be made pursuant to the Plan will be made by the Reorganized Debtors.  The Reorganized Debtors will be entitled to transfer funds between and among themselves as they determine to be necessary or appropriate to enable the Reorganized Debtors to make the payments and distributions required by the Plan.  Except as set forth herein, and to the extent consistent with any applicable limitations set forth in any applicable post-Effective Date agreement (including the New Credit Agreement Documents, New Revolving Exit Facility Credit Agreement Documents, and New Organizational Documents), any changes in intercompany account balances resulting from such transfers will be accounted for and settled in accordance with the Debtors’ historical intercompany account settlement practices and will not violate the terms of the Plan.

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From and after the Effective Date, the Reorganized Debtors, subject to any applicable limitations set forth in any post‑Effective Date agreement (including the New Credit Agreement Documents, New Revolving Exit Facility Credit Agreement Documents, and New Organizational Documents), shall have the right and authority, without further order of the Bankruptcy Court, to raise additional capital and obtain additional financing as the boards of directors of the applicable Reorganized Debtors deem appropriate.

4.10        Corporate Action

Upon the Effective Date, all actions contemplated by the Plan shall be deemed authorized, approved, and, to the extent taken prior to the Effective Date, ratified without any requirement for further action by Holders of Claims or Interests, directors, managers, or officers of the Debtors, the Reorganized Debtors , or any other Entity, including:  (a) rejection or assumption, as applicable, of Executory Contracts and Unexpired Leases; (b) selection of the directors, managers, and officers for the Reorganize Debtors, including the appointment of the New Board; (c) the entry into the New Credit Facilities and the execution, entry into, delivery and filing of the New Credit Agreement Documents, as applicable; (d) the adoption and/or filing of or entry into the New Organizational Documents; (e) the issuance and distribution, or other transfer, of the New Jason Equity as provided herein; (f) implementation of the Restructuring Transactions, including any Sale Transaction; (g) New Revolving Exit Facility Credit Agreement Documents; and (h) all other acts or actions contemplated, or reasonably necessary or appropriate to promptly consummate the transactions contemplated by the Plan, including those contemplated under the Restructuring Steps Memorandum (whether to occur before, on, or after the Effective Date).  All matters provided for in the Plan involving the corporate structure of the Debtors, and any corporate action required by Jason NewCo and/or the Debtors in connection therewith, shall be deemed to have occurred on, and shall be in effect as of, the Effective Date, without any requirement of further action by Holders of Claims, the security holders, directors, managers, authorized persons, or officers of Jason NewCo and/or the Debtors.  On or (as applicable) before the Effective Date, the appropriate officers of the Debtors, Jason NewCo, or the other Reorganized Debtors,  as applicable, shall be authorized and (as applicable) directed to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated by the Plan (or necessary or desirable to effectuate the Restructuring Transactions) in the name of and on behalf of Jason NewCo and the other Reorganized Debtors, as applicable, including the New Credit Agreement Documents, the New Revolving Exit Facility Credit Agreement Documents, the Registration Rights Agreement, and any and all other agreements, documents, Securities, and instruments relating to the foregoing, to the extent not previously authorized by the Bankruptcy Court.  The authorizations and approvals contemplated by this Section 4.11 shall be effective notwithstanding any requirements under non‑bankruptcy law.

4.11        Corporate Existence

Except as otherwise provided in the Plan, the Restructuring Steps Memorandum, or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement (including the Restructuring Transactions, the New Organizational Documents, and the New Credit Agreement Documents, the New Revolving Exit Facility Credit Agreement Documents, and the Registration Rights Agreement), on the Effective Date, each Debtor shall continue to exist after the Effective Date as a separate corporation, limited liability company, partnership, or other form of entity, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form of entity, as the case may be, pursuant to the applicable law in the jurisdiction in which Jason NewCo and each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and by-laws (or other analogous formation documents) in effect before the Effective Date, except to the extent such certificate of incorporation or bylaws (or other analogous formation documents) is amended by the Plan or otherwise, and to the extent any such document is amended, such document is deemed to be amended pursuant to the Plan and requires no further action or approval (other than any requisite filings required under applicable state or federal law).

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4.12        New Organizational Documents

On the Effective Date, or as soon thereafter as is reasonably practicable, Jason NewCo’s and the other Reorganized Debtors’ certificates of incorporation and bylaws (and other formation and constituent documents relating to limited liability companies) shall be amended as may be required to be consistent with the provisions of the Plan, the New Credit Agreement Documents, the New Revolving Exit Facility Credit Agreement Documents, the Stockholders’ Agreement, and the Registration Rights Agreement, as applicable, and the Bankruptcy Code.  The New Organizational Documents shall, among other things:  (a) authorize the issuance of the New Jason Equity; (b) authorize the entry into the Stockholders’ Agreement and the Registration Rights Agreement; and (c) pursuant to and only to the extent required by section 1123(a)(6) of the Bankruptcy Code, include a provision prohibiting the issuance of non-voting equity Securities.  Subject to Section 4.14, Jason NewCo and each other Reorganized Debtor may amend and restate its certificate of incorporation and other formation and constituent documents as permitted by the laws of its respective jurisdiction of formation and the terms of the New Organizational Documents, and the Plan.

4.13        Indemnification Provisions in Organizational Documents

As of the Effective Date, each Reorganized Debtor’s certificate of incorporation, bylaws, or similar organizational documents shall, to the fullest extent permitted by applicable law, provide for the indemnification, defense, reimbursement, exculpation, and/or limitation of liability of, and advancement of fees and expenses to, current and former directors, officers, equity holders, managers, members, employees, accountants, investment bankers, attorneys, other professionals, agents of Jason NewCo and the Debtors, and such current and former directors’, officers’, and managers’ respective Affiliates (each of the foregoing solely in their capacity as such) but solely to the extent as set forth in the Indemnification Provisions, against any claims or causes of action whether direct or derivative, liquidated or unliquidated, fixed or contingent, disputed or undisputed, matured or unmatured, known or unknown, foreseen or unforeseen, or asserted or unasserted.  For the avoidance of doubt, as of the Effective Date, Jason NewCo’s organizational documents shall be deemed to provide for the indemnification, defense, reimbursement, exculpation, and/or limitation of liability of, and advancement of fees and expenses to, current and former directors, officers, equity holders, managers, members, employees, accountants, investment bankers, attorneys, other professionals, agents of Jason NewCo and the Debtors, and such current and former directors’, officers’, and managers’ respective Affiliates (each of the foregoing solely in their capacity as such) to the fullest extent permitted by applicable law but solely to the extent as set forth in Jason’s Indemnification Provisions, against any claims or causes of action whether direct or derivative, liquidated or unliquidated, fixed or contingent, disputed or undisputed, matured or unmatured, known or unknown, foreseen or unforeseen, or asserted or unasserted.  None of the Reorganized Debtors shall amend and/or restate its certificate of incorporation, bylaws, or similar organizational document after the Effective Date to terminate or materially adversely affect (a) any Indemnification Provision or (b) the rights of such directors, officers, equity holders, managers, members, employees, accountants, investment bankers, attorneys, other professionals, agents of the Debtors, and such current and former directors’, officers’, and managers’ respective Affiliates (each of the foregoing solely in their capacity as such) referred to in the first sentence of this Section 4.14.

4.14        Effectuating Documents; Further Transactions

On and after the Effective Date, the Reorganized Debtors, and the officers and members of the boards of directors and managers thereof, shall be authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan and the New Credit Agreement Documents, New Revolving Exit Facility Credit Agreement Documents, the Stockholders’ Agreement, and the Registration Rights Agreement, as applicable, and the Securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorizations, or consents except for those expressly required under the Plan.

4.15        Section 1146(a) Exemption

To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to Jason NewCo or to any other Person) of property under the Plan (including the Restructuring Transactions) or pursuant to:  (a) the issuance, distribution, transfer, or exchange of any debt, equity security, or other interest in the Debtors or Jason NewCo; (b) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (c) the making, assignment, or recording of any lease or sublease; (d) the grant of collateral as security for any or all of the New Credit Facilities or the New Revolving Exit Facility, as applicable; or (e) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan (including the Restructuring Transactions), shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, sales or use tax, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment.  All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(c) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

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4.16        Directors and Officers of the Reorganized Debtors

(a)          The New Board

          As of the Effective Date the terms of the current members of the board of directors of Jason shall expire.  The New Board will initially be comprised of the Chief Executive Officer of Jason NewCo and such other members to be selected by the First Lien Ad Hoc Group.  To the extent known, the identities of the members of the New Board will be disclosed in the Plan Supplement or prior to the Confirmation Hearing consistent with section 1129(a)(5) of the Bankruptcy Code.  The directors of each of the subsidiary Debtors shall consist of either existing directors of such Debtor or such other persons as disclosed in the Plan Supplement or prior to the Confirmation Hearing.

From and after the Effective Date, each director (or director equivalent) of the Reorganized Debtors shall serve pursuant to the terms of the respective Reorganized Debtor’s charter and bylaws or other formation and constituent documents, and applicable laws of the respective Reorganized Debtor’s jurisdiction of formation.

(b)          Senior Management

Except as otherwise provided in the Plan, the officers of the Debtors as of the Petition Date shall remain in their current capacities as officers of the Reorganized Debtors unless, to the extent known, otherwise disclosed in the Plan Supplement or prior to the Confirmation Hearing, in each case subject to the ordinary rights and powers of the New Board to remove or replace them in accordance with the Reorganized Debtors’ organizational documents and any applicable employment agreements that are assumed pursuant to the Plan.

From and after the Effective Date, each officer or manager of the Reorganized Debtors shall serve pursuant to the terms of the respective Reorganized Debtor’s charters and bylaws or other formation and constituent documents, and applicable laws of the respective Reorganized Debtor’s jurisdiction of formation.

4.17        Employment Obligations

Except as otherwise provided in the Plan, on and after the Effective Date all employee wages, compensation, benefit, and incentive programs and collective bargaining agreements in place as of the Effective Date with the Debtors shall be assumed, or assumed and amended on terms no less favorable than the terms that were in place on the Effective Date, by the Reorganized Debtors and shall remain in place as of the Effective Date, and the Reorganized Debtors will continue to honor such agreements, arrangements, programs, and plans in each case other than with respect to any programs with respect to Interests (such as stock, options, warrants, or restricted stock units, each of which shall be deemed to be no longer valid, binding, or effective with respect to the Reorganized Debtors).

Notwithstanding the foregoing, pursuant to section 1129(a)(13) of the Bankruptcy Code, from and after the Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law.

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4.18        Executive Employment Agreements

The Executives and the First Lien Ad Hoc Group shall in good faith negotiate new or amended employment agreements, the terms and conditions of which shall be reasonably acceptable to the Company and acceptable to each Executive and the First Lien Ad Hoc Group; provided that in conjunction with any agreement executed on the Effective Date, such Executive shall waive any change of control bonuses to which they would be entitled under their existing employment agreements; provided,  further that if an agreement is not reached, the relevant Executive shall be entitled to the severance payments set forth in his current Employment Agreement.

4.19        Management Incentive Plan

Following the Effective Date, Jason NewCo shall adopt and implement the Management Incentive Plan.  Awards under the Management Incentive Plan shall be granted by the compensation committee of the New Board.

4.20        Preservation of Causes of Action

Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan, including pursuant to Article VIII of the Plan or a Final Order, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue any and all Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement, the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date.  No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against them as any indication that the Debtors or the Reorganized Debtors  will not pursue any and all available Causes of Action against them.  The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided herein.  Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan, including pursuant to Article VIII of the Plan or a Bankruptcy Court order, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation.  For the avoidance of doubt, in no instance will any Cause of Action preserved pursuant to this Section 4.21 include any claim or Cause of Action with respect to, or against, a Released Party.

In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action preserved pursuant to the first paragraph of this Section 4.21 that a Debtor may hold against any Entity shall vest in the Reorganized Debtors.  The Reorganized Debtors, through their authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action.  The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action, or to decline to do any of the foregoing, without the consent or approval of any third party or any further notice to or action, order, or approval of the Bankruptcy Court.

4.21        Release of Avoidance Actions

On the Effective Date, the Debtors, on behalf of themselves and their estates, shall release any and all Avoidance Actions and Jason NewCo, the Debtors and any of their successors or assigns, and any Entity acting on behalf of Jason NewCo or the Debtors, shall be deemed to have waived the right to pursue any and all Avoidance Actions, except for Avoidance Actions brought as counterclaims or defenses to claims asserted against the Debtors.

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ARTICLE V

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

5.1          Assumption and Rejection of Executory Contracts and Unexpired Leases

Except as otherwise provided herein, each Executory Contract and Unexpired Lease shall be deemed assumed, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, as of the Effective Date, pursuant to section 365 of the Bankruptcy Code, unless such Executory Contract or Unexpired Lease (a) was previously assumed or rejected; (b) was previously expired or terminated pursuant to its own terms; (c) is the subject of a motion to assume or assume and assign Filed on or before the Confirmation Date; or (d) is designated specifically, or by category, as an Executory Contract or Unexpired Lease on the Schedule of Rejected Executory Contracts and Unexpired Leases.  The assumption of Executory Contracts and Unexpired Leases hereunder may include the assignment of certain of such contracts to Affiliates.  The Confirmation Order will constitute an order of the Bankruptcy Court approving the above-described assumptions and assignments, all pursuant to sections 365(a) and 1123 of the Bankruptcy Code and effective on the occurrence of the Effective Date.

Except as otherwise provided herein or agreed to by the Debtors and the applicable counterparty, each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements related thereto, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests.  To the maximum extent permitted by law, to the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto.  Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease or the validity, priority, or amount of any Claims that may arise in connection therewith.

5.2          Cure of Defaults for Assumed Executory Contracts and Unexpired Leases

The Debtors or the Reorganized Debtors, as applicable, shall pay Cures, if any, on the Effective Date or as soon as reasonably practicable thereafter, with the amount and timing of payment of any such Cure dictated by the Debtors’ ordinary course of business.  Unless otherwise agreed upon in writing by the parties to the applicable Executory Contract or Unexpired Lease, all requests for payment of Cure that differ from the ordinary course amounts paid or proposed to be paid by the Debtors or the Reorganized Debtors to a counterparty must be Filed with the Solicitation Agent on or before 30 days after the Effective Date.  Any such request that is not timely Filed shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against the Reorganized Debtors, without the need for any objection by the Reorganized Debtors or any other party in interest or any further notice to or action, order, or approval of the Bankruptcy Court.  Any Cure shall be deemed fully satisfied, released, and discharged upon payment by the Debtors or the Reorganized Debtors of the Cure in the Debtors ordinary course of business; provided, however, that nothing herein shall prevent the Reorganized Debtors from paying any Cure Claim despite the failure of the relevant counterparty to File such request for payment of such Cure.  The Reorganized Debtors also may settle any Cure Claim without any further notice to or action, order, or approval of the Bankruptcy Court.  In addition, any objection to the assumption of an Executory Contract or Unexpired Lease under the Plan must be Filed with the Bankruptcy Court on or before 30 days after the Effective Date.  Any such objection will be scheduled to be heard by the Bankruptcy Court at the Debtors’ or the Reorganized Debtors’, as applicable, first scheduled omnibus hearing for which such objection is timely Filed.  Any counterparty to an Executory Contract or Unexpired Lease that fails to timely object to the proposed assumption of any Executory Contract or Unexpired Lease will be deemed to have consented to such assumption.

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If there is any dispute regarding any Cure, the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” within the meaning of section 365 of the Bankruptcy Code, or any other matter pertaining to assumption, then payment of Cure shall occur as soon as reasonably practicable after entry of a Final Order resolving such dispute, approving such assumption (and, if applicable, assignment), or as may be agreed upon by the Debtors or the Reorganized Debtors, as applicable, and the counterparty to the Executory Contract or Unexpired Lease.

Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise and full payment of any applicable Cure pursuant to this Section 5.2, in the amount and at the time dictated by the Debtors ordinary course of business, shall result in the full release and satisfaction of any Cures, Claims, or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption.  Any and all Proofs of Claim based upon Executory Contracts or Unexpired Leases that have been assumed in the Chapter 11 Cases, including pursuant to the Confirmation Order, and for which any Cure has been fully paid pursuant to this Section 5.2, in the amount and at the time dictated by the Debtors ordinary course of business, shall be deemed disallowed and expunged as of the Effective Date without the need for any objection thereto or any further notice to or action, order, or approval of the Bankruptcy Court.

5.3          Rejection Damages Claims

In the event that the rejection of an Executory Contract or Unexpired Lease by any of the Debtors results in damages to the other party or parties to such contract or lease, a Claim for such damages shall be forever barred and shall not be enforceable against  the Debtors or the Reorganized Debtors or their respective properties or interests in property as agents, successors, or assigns, unless a Proof of Claim is Filed with the Solicitation Agent and served upon counsel for the Debtors or the Reorganized Debtors no later than 30 days after the later of (a) the Effective Date or (b) the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection of such executory contract or unexpired lease.  Any such Claims, to the extent Allowed, shall be classified as General Unsecured Claims and shall be treated in accordance with Article III of this Plan.

5.4          Indemnification

On and as of the Effective Date, the Indemnification Provisions will be assumed by the Debtors or the Reorganized Debtors (as applicable) and will be irrevocable and will survive the effectiveness of the Plan, and the New Organizational Documents will provide to the fullest extent provided by the law for the indemnification, defense, reimbursement, exculpation, and/or limitation of liability of, and advancement of fees and expenses to the Debtors’ and the Reorganized Debtors’ current and former directors, officers, equity holders, managers, members, employees, accountants, investment bankers, attorneys, other professionals, agents of the Debtors, and such current and former directors’, officers’, and managers’ respective Affiliates (each of the foregoing solely in their capacity as such) at least to the same extent as the Indemnification Provisions, against any Claims or Causes of Action whether direct or derivative, liquidated or unliquidated, fixed or contingent, disputed or undisputed, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted, and, notwithstanding anything in the Plan to the contrary, none of the Reorganized Debtors will amend and/or restate the New Organizational Documents before or after the Effective Date to terminate or adversely affect any of the Indemnification Provisions.  On and as of the Effective Date, Jason NewCo shall assume the Indemnification Provisions of Jason and such assumption shall be irrevocable.

5.5          Insurance Policies and Surety Bonds

Each D&O Liability Insurance Policy (including, without limitation, any “tail policy” and all agreements, documents, or instruments related thereto) shall be deemed assumed, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, as of the Effective Date, pursuant to section 365 of the Bankruptcy Code.  For the avoidance of doubt, any D&O Liability Insurance Policy associated with Jason shall be assumed by Jason NewCo as of the Effective Date.

The Debtors or the Reorganized Debtors, as applicable, shall not terminate or otherwise reduce the coverage under any D&O Liability Insurance Policy (including, without limitation, any “tail policy” and all agreements, documents, or instruments related thereto) in effect prior to the Effective Date, and any current and former directors, officers, managers, and employees of the Debtors who served in such capacity at any time before or after the Effective Date shall be entitled to the full benefits of any such policy for the full term of such policy regardless of whether such directors, officers, managers, and employees remain in such positions after the Effective Date.  Notwithstanding anything to the contrary in the Plan, the Debtors or the Reorganized Debtors shall retain the ability to supplement such D&O Liability Insurance Policy as the Debtors or the Reorganized Debtors may deem necessary.

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The Debtors shall continue to satisfy their surety bonds and insurance policies in full and continue such programs in the ordinary course of business.  Each of the Debtors’ surety bonds and insurance policies, and any agreements, documents, or instruments relating thereto, shall be treated as Executory Contracts under the Plan.  Unless otherwise provided in the Plan, on the Effective Date:  (a) the Debtors shall be deemed to have assumed all such surety bonds and insurance policies and any agreements, documents, and instruments relating to coverage of all insured Claims; and (b) such surety bonds and insurance policies and any agreements, documents, or instruments relating thereto shall revest in the applicable Reorganized Debtor(s).

Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Reorganized Debtors’ assumption of all such insurance policies.  Notwithstanding anything to the contrary contained in the Plan, Confirmation of the Plan shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of insurance policies and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed by the Reorganized Debtors under the Plan as to which no Proof of Claim need be filed, and shall survive the Effective Date.

5.6          Contracts and Leases After the Petition Date

Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed under section 365 of the Bankruptcy Code, will be performed by the applicable Debtor or Reorganized Debtor liable thereunder in the ordinary course of its business.  Such contracts and leases that are not rejected under the Plan shall survive and remain unaffected by entry of the Confirmation Order.

5.7          Reservation of Rights

Nothing contained in the Plan or the Plan Supplement shall constitute an admission by the Debtors or any other party that any contract or lease is in fact an Executory Contract or Unexpired Lease or that the Reorganized Debtors have any liability thereunder.  If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption, the Debtors or the Reorganized Debtors, as applicable, shall have 45 days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.

5.8          Nonoccurrence of Effective Date

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code, unless such deadline(s) have expired.

ARTICLE VI

PROVISIONS GOVERNING DISTRIBUTIONS

6.1          Distributions on Account of Claims Allowed as of the Effective Date

Except as otherwise provided herein, a Final Order, or as otherwise agreed to by the Debtors  or the Reorganized Debtors, as the case may be, and the Holder of the applicable Claim, on the first Distribution Date, the Distribution Agent shall make initial distributions under the Plan on account of Claims Allowed on or before the Effective Date or as soon as reasonably practical thereafter; provided, however, that (1) Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business shall be paid or performed in the ordinary course of business in accordance with the terms and conditions of any controlling agreements, course of dealing, course of business, or industry practice, and (2) Allowed Priority Tax Claims shall be paid in accordance with Section 2.3. To the extent any Allowed Priority Tax Claim is not due and owing on the Effective Date, such Claim shall be paid in full in Cash in accordance with the terms of any agreement between the Debtors and the Holder of such Claim or as may be due and payable under applicable non-bankruptcy law or in the ordinary course of business.  A Distribution Date shall occur no more frequently than once in every 90 day period after the Effective Date, as necessary, in the Reorganized Debtors’ sole discretion.  For the avoidance of doubt, the Distribution Record Date shall not apply to distributions to holders of public Securities.

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6.2          Rights and Powers of the Distribution Agent

(a)          Powers of Distribution Agent

The Distribution Agent shall be empowered to: (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (b) make all distributions contemplated hereby; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Distribution Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Distribution Agent to be necessary and proper to implement the provisions hereof.

(b)          Expenses Incurred On or After the Effective Date

The Debtors or the Reorganize Debtors, as applicable, shall pay to the Distribution Agents all reasonable and documented fees and expenses of the Distribution Agent without the need for any approvals, authorizations, actions, or consents, except as otherwise ordered by the Bankruptcy Court.  The Distribution Agent shall submit detailed invoices to the Debtors or the Reorganized Debtors, as applicable, for all fees and expenses for which the Distribution Agent seeks reimbursement, and the Debtors or the Reorganized Debtors, as applicable, shall pay those amounts that they deem reasonable, and shall object in writing to those fees and expenses, if any, that the Debtors or the Reorganized Debtors, as applicable, deem to be unreasonable.  In the event that the Debtors or the Reorganized Debtors, as applicable, object to all or any portion of the amounts requested to be reimbursed in a Distribution Agent’s invoice the Debtors or the Reorganized Debtors, as applicable, and such Distribution Agent shall endeavor, in good faith, to reach mutual agreement on the amount of the appropriate payment of such disputed fees and/or expenses.  In the event that the Debtors or the Reorganized Debtors, as applicable, and a Distribution Agent are unable to resolve any differences regarding disputed fees or expenses, either party shall be authorized to move to have such dispute heard by the Bankruptcy Court.

6.3          Special Rules for Distributions to Holders of Disputed Claims

Notwithstanding any provision otherwise in the Plan and except as otherwise agreed by the relevant parties:  (a) no partial payments and no partial distributions shall be made with respect to a Disputed Claim until all such disputes in connection with such Disputed Claim have been resolved by settlement or Final Order; and (b) any Entity that holds both an Allowed Claim and a Disputed Claim shall not receive any distribution on the Allowed Claim unless and until all objections to the Disputed Claim or Interest have been resolved by settlement or Final Order or the Claims have been Allowed or expunged.

6.4          Delivery of Distributions

(a)          Record Date for Distributions

On the Effective Date, the various transfer registers for each class of Claims or Interests as maintained by the Debtors or their respective agents shall be deemed closed, and there shall be no further changes in the record Holders of any Claims or Interests (the “Distribution Record Date”).  The Distribution Agent shall have no obligation to recognize any transfer of Claims or Interests occurring on or after the Distribution Record Date.  In addition, with respect to payment of any Cure amounts or disputes over any Cure amounts, neither the Debtors nor the Distribution Agent shall have any obligation to recognize or deal with any party other than the non-Debtor party to the applicable executory contract or unexpired lease as of the Effective Date, even if such non-Debtor party has sold, assigned, or otherwise transferred its Claim for a Cure amount.  For the avoidance of doubt, the Distribution Record Date shall not apply to distributions to holders of public Securities.

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(b)          Distribution Process

Except as otherwise provided in the Plan, the Distribution Agent shall make distributions to Holders of Allowed Claims at the address for each such Holder as indicated on the applicable register or in the Debtors’ records as of the date of any such distribution (as applicable), including the address set forth in any Proof of Claim filed by that Holder; provided that the manner of such distributions shall be determined at the discretion of the Reorganized Debtors.  For the avoidance of doubt, the Distribution Record Date shall not apply to distributions to holders of public Securities.

(c)          Compliance Matters

In connection with the Plan, to the extent applicable, the Reorganized Debtors and the Distribution Agent shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements.  Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors and the Distribution Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes and withholding distributions pending receipt of information necessary to facilitate such distributions; provided that, the Reorganized Debtors and the Distribution Agent, as applicable, shall request appropriate documentation from the applicable distributees and allow such distributees a reasonable amount of time to respond.  The Reorganized Debtors reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances.  Any amounts withheld or reallocated pursuant to this Section 6.4(e) shall be treated as if distributed to the Holder of the Allowed Claim.

(d)          Foreign Currency Exchange Rate

Except as otherwise provided in a Bankruptcy Court order, as of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate for the applicable currency as published in The Wall Street Journal, National Edition, on the Effective Date.

(e)          Fractional, Undeliverable, and Unclaimed Distributions

(1)
Fractional Distributions.  Whenever any distribution of fractional shares of New Jason Equity or New Credit Facilities would otherwise be required pursuant to the Plan, the actual distribution shall reflect a rounding of such fraction to the nearest share or whole dollar (up or down), with half shares or half dollars or less being rounded down.

(2)
Undeliverable Distributions.  If any distribution to a Holder of an Allowed Claim is returned to the Distribution Agent as undeliverable, no further distributions shall be made to such Holder unless and until the Distribution Agent is notified in writing of such Holder’s then-current address or other necessary information for delivery, at which time all currently due missed distributions shall be made to such Holder on the next Distribution Date.  Undeliverable distributions shall remain in the possession of the Reorganized Debtors until such time as a distribution becomes deliverable, such distribution reverts to the Reorganized Debtors, or is cancelled pursuant to Section 6.4(e)(4) below, and shall not be supplemented with any interest, dividends, or other accruals of any kind.

(3)
Failure to Present Checks.  Checks issued by the Reorganized Debtors (or their Distribution Agent) on account of Allowed Claims shall be null and void if not negotiated within 90 days after the issuance of such check.  Requests for reissuance of any check shall be made directly to the Distribution Agent by the Holder of the relevant Allowed Claim with respect to which such check originally was issued.

Any Holder of an Allowed Claim holding an un-negotiated check that does not request reissuance of such un-negotiated check within 180 days after the date of mailing or other delivery of such check shall have its Claim for such un-negotiated check discharged and be discharged and forever barred, estopped, and enjoined from asserting any such Claim against the Reorganized Debtors or their property.

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Within 90 days after the mailing or other delivery of any such distribution checks, notwithstanding applicable escheatment laws, all such distributions shall revert to the Reorganized Debtors.  Nothing contained herein shall require the Reorganized Debtors to attempt to locate any Holder of an Allowed Claim.

(4)
Reversion.  Any distribution under the Plan that is an Unclaimed Distribution for a period of six months after distribution shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code, and such Unclaimed Distribution shall revest in the applicable Reorganized Debtor and, to the extent such Unclaimed Distribution is New Jason Equity, shall be deemed cancelled.  Upon such revesting, the Claim of the Holder or its successors with respect to such property shall be cancelled, discharged, and forever barred notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws, or any provisions in any document governing the distribution that is an Unclaimed Distribution, to the contrary.

(f)          Surrender of Cancelled Instruments or Securities

On the Effective Date, each Holder of a Certificate shall be deemed to have surrendered such Certificate to the Distribution Agent or a Servicer (to the extent the relevant Claim is governed by an agreement and administered by a Servicer).  Such Certificate shall be cancelled solely with respect to the Debtors, and such cancellation shall not alter the obligations or rights of any non‑Debtor third parties vis-à-vis one another with respect to such Certificate.  Notwithstanding the foregoing paragraph, this Section 6.4(e)(2) shall not apply to any Claims and Interests Reinstated pursuant to the terms of the Plan.

(g)          Minimum Distributions

Notwithstanding anything herein to the contrary, the Reorganized Debtors and the Distribution Agents shall not be required to make distributions or payments of less than $100 (whether Cash or otherwise).

6.5          Claims Paid or Payable by Third Parties

(a)          Claims Paid by Third Parties

A Claim shall be correspondingly reduced, and the applicable portion of such Claim shall be Disallowed without an objection to such Claim having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives a payment on account of such Claim from a party that is not a Debtor or Reorganized Debtor.  To the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or Reorganize Debtor on account of such Claim, such Holder shall, within 14 days of receipt thereof, repay or return the distribution to the Reorganized Debtors to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan.  The failure of such Holder to timely repay or return such distribution shall result in the Holder owing the Reorganized Debtors annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the 14 day grace period specified above until the amount is repaid.

(b)          Claims Payable by Insurance Carriers

No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy.  To the extent that one or more of the Debtors’ insurers agrees to satisfy in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, the applicable portion of such Claim may be expunged without a Claim objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

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(c)          Applicability of Insurance Policies

Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy.  Notwithstanding anything to the contrary herein (including Article VIII), nothing contained in the Plan shall constitute or be deemed a release, settlement, satisfaction, compromise, or waiver of any Cause of Action that the Debtors or any other Entity may hold against any other Entity, including insurers, under any policies of insurance or applicable indemnity, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

6.6          Setoffs

Except as otherwise expressly provided for herein, each Reorganized Debtor, pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable non-bankruptcy law, or as may be agreed to by the Holder of a Claim, may set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Allowed Claim (before any distribution is made on account of such Allowed Claim), any claims, rights, and Causes of Action of any nature that such Debtor or Reorganized Debtor, as applicable, may hold against the Holder of such Allowed Claim, to the extent such Claims, rights, or Causes of Action against such Holder have not been otherwise compromised or settled on or prior to the Effective Date (whether pursuant to the Plan or otherwise); provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim pursuant to the Plan shall constitute a waiver or release by such Reorganized Debtor of any such Claims, rights, and Causes of Action that such Reorganized Debtor may possess against such Holder.  In no event shall any Holder of a Claim be entitled to set off any such Claim against any Claim, right, or Cause of Action of the Debtor or Reorganized Debtor (as applicable), unless such Holder has filed a motion with the Bankruptcy Court requesting the authority to perform such setoff on or before the Confirmation Date, and notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to section 553 of the Bankruptcy Code or otherwise.

6.7          Allocation Between Principal and Accrued Interest

Except as otherwise provided herein, the aggregate consideration paid to Holders with respect to their Allowed Claims shall be treated pursuant to the Plan as allocated first to the principal amount of such Allowed Claims (to the extent thereof) and, thereafter, to interest, if any, on such Allowed Claim accrued through the Effective Date.

ARTICLE VII

PROCEDURES FOR RESOLVING DISPUTED CLAIMS AND INTERESTS

7.1          Proofs of Claim / Disputed Claims Process

Notwithstanding section 502(a) of the Bankruptcy Code, and in light of the Unimpaired status of all General Unsecured Claims under the Plan, except as required by Section 2.1, Section 5.2, and any other sections of the Plan that require filing Proofs of Claims, Holders of Claims need not file Proofs of Claim, and the Reorganized Debtors and the Holders of Claims shall determine, adjudicate, and resolve any disputes over the validity and amounts of such Claims in the ordinary course of business as if the Chapter 11 Cases had not been commenced except that (unless expressly waived pursuant to the Plan) the Allowed amount of such Claims shall be subject to the limitations or maximum amounts permitted by the Bankruptcy Code, including sections 502 and 503 of the Bankruptcy Code, to the extent applicable.  All Proofs of Claim filed in these Chapter 11 Cases, except those permitted by Section 2.1, shall be considered objected to and Disputed without further action by the Debtors.

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Upon the Effective Date, all Proofs of Claim filed against the Debtors, regardless of the time of filing, and including Claims filed after the Effective Date, shall be deemed withdrawn, other than as provided below, and such creditor that Files a Proof of Claim with the Bankruptcy Court retains any right it may have to pursue remedies in a forum other than the Bankruptcy Court in accordance with applicable.  Notwithstanding anything in this Section 7.1, (a) all Claims against the Debtors that result from the Debtors’ rejection of an executory contract or unexpired lease, (b) disputes regarding the amount of any Cure pursuant to section 365 of the Bankruptcy Code, and (c) Claims that the Debtors seek to have determined by the Bankruptcy Court, shall in all cases be determined by the Bankruptcy Court.  From and after the Effective Date, the Reorganized Debtors may satisfy, dispute, settle, or otherwise compromise any Claim without approval of the Bankruptcy Court.

7.2          Objections to Claims

Except insofar as a Claim is Allowed under the Plan, the Debtors, the Reorganized Debtors, or any other party in interest shall be entitled to object to Claims.  Any objections to Claims, other than Administrative Claims, shall be served and filed (a) on or before the 90th day following the later of (i) the Effective Date and (ii) the date that a Proof of Claim is filed or amended or a Claim is otherwise asserted or amended in writing by or on behalf of a Holder of such Claim, or (b) such later date as ordered by the Bankruptcy Court upon motion filed by the Debtors or Reorganized Debtors.  For the avoidance of doubt, except as otherwise provided herein, from and after the Effective Date, each Reorganized Debtor shall have and retain any and all rights and defenses such Debtor had immediately prior to the Effective Date with respect to any Disputed Claim or Interest, including the Causes of Action retained pursuant to Section 4.20 of the Plan.

7.3          Estimation of Claims

Before or after the Effective Date, the Debtors or Reorganized Debtors, as applicable, may (but are not required to) at any time request that the Bankruptcy Court estimate any Disputed Claim that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim, including during the litigation of any objection to any Claim or during the appeal relating to such objection; provided that if the Bankruptcy Court resolves the Allowed amount of a Claim, the Debtors and Reorganized Debtors, as applicable, shall not be permitted to seek an estimation of such Claim.  Notwithstanding any provision otherwise in the Plan, a Claim that has been expunged from the Claims register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court.  In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute a maximum limitation on such Claim for all purposes under the Plan (including for purposes of distributions), and the relevant Reorganized Debtor may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim.

7.4          No Distribution Pending Allowance

If an objection to a Claim is deemed, as set forth in Section 7.1, or Filed, as set forth in Section 0, no payment or distribution provided under the Plan shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim.

7.5          Distribution After Allowance

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions (if any) shall be made to the Holder of such Allowed Claim in accordance with the provisions of the Plan.  As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a Final Order, the Distribution Agent shall provide to the Holder of such Claim the distribution (if any) to which such Holder is entitled under the Plan as of the Effective Date, without any interest to be paid on account of the such Claim unless required under applicable bankruptcy law.

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7.6          No Interest

Unless otherwise specifically provided for herein or by order of the Bankruptcy Court, postpetition interest shall not accrue or be paid on Claims, and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim or right.  Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Disputed Claim, if and when such Disputed Claim becomes an Allowed Claim.

7.7          Adjustment to Claims Without Objection

Any Claim that has been paid or satisfied, or any Claim that has been amended or superseded, may be adjusted on the Claims register by the Reorganized Debtors without a claims objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

7.8          Disallowance of Claims

All Claims of any Entity from which property is sought by the Debtors under sections 542, 543, 550, or 553 of the Bankruptcy Code or that the Debtors or the Reorganized Debtors allege is a transferee of a transfer that is avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code shall be disallowed if:  (a) the Entity, on the one hand, and the Debtors or the Reorganized Debtors, as applicable, on the other hand, agree or the Bankruptcy Court has determined by Final Order that such Entity or transferee is liable to turn over any property or monies under any of the aforementioned sections of the Bankruptcy Code; and (b) such Entity or transferee has failed to turn over such property by the date set forth in such agreement or Final Order.  All Claims filed on account of an indemnification obligation to a director, officer, or employee shall be deemed satisfied and expunged from the Claims register as of the Effective Date to the extent such indemnification obligation is assumed (or honored or reaffirmed, as the case may be) pursuant to the Plan, without any further notice to or action, order or approval of the Bankruptcy Court.  All Claims filed on account of an employee benefit shall be deemed satisfied and expunged from the Claims register as of the Effective Date to the extent the Reorganized Debtors elect to honor such employee benefit, without any further notice to or action, order or approval of the Bankruptcy Court.

Except as provided herein or otherwise agreed, any and all Proofs of Claim filed after the Claims Bar Date shall be deemed disallowed and expunged as of the Effective Date without any further notice to or action, order, or approval of the Bankruptcy Court, and Holders of such Claims shall not receive any distributions on account of such Claims, unless on or before the Confirmation Hearing such late Claim has been deemed timely filed by a Final Order.

ARTICLE VIII

EFFECT OF CONFIRMATION OF THE PLAN

8.1          Discharge of Claims and Termination of Interests

Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or in any contract, instrument, or other agreement or document created pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the Debtors before the Effective Date and that arise from a termination of employment, any contingent or noncontingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (a) a Proof of Claim based upon such debt or right is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (b) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (c) the Holder of such a Claim or Interest has accepted the Plan. Any default or “event of default” by the Debtors or Affiliates with respect to any Claim or Interest that existed immediately before or on account of the Filing of the Chapter 11 Cases shall be deemed cured (and no longer continuing) as of the Effective Date.  The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date occurring.

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8.2          Releases by the Debtors

Notwithstanding anything contained in the Plan to the contrary, pursuant to Section 1123(b) of the Bankruptcy Code, for good and valuable consideration, on and after the Effective Date, each Released Party is deemed released and discharged by the Debtors, the Reorganized Debtors, and their Estates from any and all Claims and Causes of Action, whether known or unknown, including any derivative Claims asserted or assertable on behalf of the Debtors or their Estates, that the Debtors, the Reorganized Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any claim against, or interest in, a Debtor or other entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership, or operation thereof), any Securities issued by the Debtors and the ownership thereof, the Debtors’ in- or out-of-court restructuring efforts, the First Lien Credit Agreement, the Second Lien Credit Agreement, any Avoidance Actions (but excluding avoidance actions brought as counterclaims or defenses to claims asserted against the debtors), any intercompany transaction, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the Restructuring Support Agreement, the Disclosure Statement, the Plan, the Plan Supplement, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, the Plan, the Plan Supplement, the Chapter 11 Cases, the filing of the chapter 11 cases, the New First Lien Credit Agreement, the New First Lien Credit Agreement Documents, the New Junior Lien Credit Agreement, the New Junior Lien Credit Agreement Documents, the New Revolving Exit Facility, solicitation of votes on the Plan, the prepetition negotiation and settlement of Claims, the pursuit of Confirmation, the pursuit of consummation, the administration and implementation of the Plan, including the issuance or distribution of debt and/or preferred equity (including the New First Lien Term Loan, New Junior Convertible Term Loans, and the New Revolving Exit Facility) and/or Securities (including the New Jason Equity) pursuant to the Plan, or the distribution of property under the plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date.  Notwithstanding anything to the contrary in the foregoing, the Releases set forth above do not release any post‑Effective Date obligations of any Party or Entity under the Plan, any Restructuring Transaction, or any document, instrument, or agreement (including the New First Lien Credit Agreement Documents, New Junior Lien Credit Agreement Documents, and other documents, instruments and agreements set forth in the Plan Supplement) executed to implement the plan and shall not result in a release, waiver, or discharge of any of the Debtors’ or the Reorganized Debtors’ assumed indemnification provisions as set forth in the Plan.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor Release, which includes by reference each of the related provisions and definitions contained in the Plan, and further, shall constitute the Bankruptcy Court’s finding that the Debtor Release is:  (a) in exchange for the good and valuable consideration provided by the released parties, including, without limitation, the released parties’ contributions to facilitating the restructuring and implementing the Plan; (b) a good faith settlement and compromise of the Claims released by the Debtor Release; (c) in the best interests of the Debtors and all Holders of Claims and Interests; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; and (f) a bar to any of the Debtors, the Reorganized Debtors, or the Debtors’ Estates asserting any Claim or Cause of Action released pursuant to the Debtor Release.

8.3          Releases by Holders of Claims and Interests

Notwithstanding anything contained in the Plan to the contrary, as of the Effective Date, and to the fullest extent allowed by applicable law, each Releasing Party is deemed to have released and discharged each Debtor, Reorganized Debtor, and Released Party from any and all Claims and Causes of Action, whether known or unknown, including any derivative claims asserted or assertable on behalf of the Debtors, or their Estates, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership or operation thereof), any Securities issued by the Debtors and the ownership thereof, the Debtors’ in-or-out-of-court restructuring efforts, the First Lien Credit Agreement, the Second Lien Credit Agreement, any Avoidance Actions (but excluding Avoidance Actions brought as counterclaims or defenses to asserted against the Debtors), any Intercompany Transaction, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the Restructuring Support Agreement, the Disclosure Statement, the Plan, the Plan Supplement, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, the Plan, the Plan Supplement, the New First Lien Credit Agreement, the New First Lien Credit Agreement Documents, the New Junior Lien Credit Agreement, the New Junior Lien Credit Agreement Documents, solicitation of votes on the Plan, the prepetition negotiation and settlement of Claims, the pursuit of Confirmation, the pursuit of consummation, the administration and implementation of the Plan, including the issuance or distribution of debt and/or preferred equity (including the New First Lien Term Loans, New Junior Convertible Term Loans, and the New Revolving Exit Facility), and/or Securities (including the New Jason Equity) pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date.

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Notwithstanding anything to the contrary in the foregoing, the Releases set forth above do not release any post-Effective Date obligations of any Party or entity under the Plan, any Restructuring Transaction, or any document, instrument, or agreement (including the New First Lien Credit Agreement Documents, the New Junior Lien Credit Agreement Documents, and other documents, instruments, and agreements set forth in the Plan Supplement) executed to implement the Plan and shall not result in a release, waiver, or discharge of any of the Debtors’ or the Reorganized Debtors’ assumed indemnification provisions as set forth in the Plan.
Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Third-Party Release, which includes by reference each of the related provisions and definition contained in the Plan, and, further, shall constitute the Bankruptcy Court’s finding that the Third-Party Release is:  (a) consensual; (b) essential to the Confirmation of the Plan; (c) given in exchange for the good and valuable consideration provided by the Released Parties, including, without limitation, the Released Parties’ contributions to facilitating the Restructuring and implementing the Plan; (d) a good faith settlement and compromise of the Claims released by the Third-Party Release; (e) in the best interests of the Debtors and their Estates; (f) fair, equitable, and reasonable; (g) given and made after due notice and opportunity for hearing; and (h) a bar to any of the Releasing Parties asserting any Claim or Cause of action released pursuant to the Third-Party Release.

8.4          Exculpation

Notwithstanding anything contained in the Plan to the contrary, no Exculpated Party shall have or incur liability for, and each Exculpated Party is released and exculpated from, any Cause of Action for any Claim related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the Restructuring Support Agreement and related prepetition transactions, the Disclosure Statement, the Plan, the Plan Supplement, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, the Plan, the Plan Supplement, the Chapter 11 Cases, the filing of the Chapter 11 Cases, the New First Lien Credit Agreement, the New First Lien Credit Agreement Documents, the New Junior Lien Credit Agreement, the New Junior Lien Credit Agreement Documents, and solicitation of votes on the Plan, the prepetition negotiation and settlement of Claims, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of debt and/or preferred equity (including the New First Lien Term Loans, New Junior Convertible Term Loans, and the New Revolving Exit Facility) and/or Securities (including the New Jason Equity) pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, except for Claims related to any act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan.

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The Exculpated Parties have, and upon Confirmation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes on, and distribution of consideration pursuant to, the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.  Notwithstanding anything to the contrary in the foregoing, the exculpation set forth above does not release or exculpate any Claim relating to any post-Effective Date obligations of any Party or Entity under the Plan, any Restructuring Transaction, or any document, instrument, or agreement (including the New First Lien Credit Agreement Documents, the New Junior Lien Credit Agreement Documents, and other documents, instruments and agreements set forth in the Plan Supplement) executed to implement the Plan.

8.5          Injunction

Except as otherwise provided in the Plan or the Confirmation Order, all Entities who have held, hold, or may hold Claims, Interests, Causes of Action, or liabilities that:  (a) are subject to compromise and settlement pursuant to the terms of the Plan; (b) have been released pursuant to section 8.2 of the Plan; (c) have been released pursuant to section 8.3 of the Plan; (d) are subject to exculpation pursuant to section 8.4 of the Plan; or (e) are otherwise discharged, satisfied, stayed, or terminated pursuant to the terms of the Plan, are permanently enjoined and precluded, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Released Parties, or the Exculpated Parties:  (1) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such entities on account of or in connection with or with respect to any such Claims or Interests; (3) creating, perfecting, or enforcing any encumbrance of any kind against such Entities or the property or Estates of such Entities on account of or in connection with or with respect to any such Claims or Interests; (4) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such claims or interests unless such entity has timely asserted such setoff right in a document filed with the Bankruptcy Court explicitly preserving such setoff, and notwithstanding an indication of a Claim or Interest or otherwise that such Entity asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (f) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests discharged, released, exculpated, or settled pursuant to the Plan.

8.6          Protection Against Discriminatory Treatment

In accordance with section 525 of the Bankruptcy Code, and consistent with paragraph 2 of Article VI of the United States Constitution, no Governmental Unit shall discriminate against any Reorganized Debtor, or any Entity with which a Reorganized Debtor has been or is associated, solely because such Reorganized Debtor was a debtor under chapter 11, may have been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before such Debtor was granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases.

8.7          Release of Liens

Except as otherwise specifically provided in the Plan, the New Credit Agreement Documents (including in connection with any express written amendment of any mortgage, deed of trust, Lien, pledge, or other security interest under the New Credit Agreement Documents), New Revolving Exit Facility Credit Agreement Documents, the Registration Rights Agreement, or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns, in each case, without any further approval or order of the Bankruptcy Court and without any action or Filing being required to be made by the Debtors, the Agents or any other Holder of a Secured Claim.  In addition, at the sole expense of the Debtors or the Reorganized Debtors, the Agents shall execute and deliver all documents reasonably requested by the Debtors, the Reorganized Debtors, or administrative agent(s) for the New Credit Facilities or the New Revolving Exit Facility to evidence the release of such mortgages, deeds of trust, Liens, pledges, and other security interests and shall authorize the Reorganized Debtors and their designees to file UCC-3 termination statements and other release documentation (to the extent applicable) with respect thereto.

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8.8          Reimbursement or Contribution

If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the Effective Date, such Claim shall be forever Disallowed notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Effective Date (a) such Claim has been adjudicated as noncontingent, or (b) the relevant Holder of a Claim has filed a noncontingent Proof of Claim on account of such Claim and a Final Order has been entered determining such Claim as no longer contingent.

8.9          Recoupment

In no event shall any Holder of a Claim be entitled to recoup such Claim against any Claim, right, or Cause of Action of the Debtors or the Reorganized Debtors, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing to the Debtors on or before the Confirmation Date, notwithstanding any indication in any Proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.

ARTICLE IX

CONDITIONS PRECEDENT TO THE EFFECTIVE DATE

9.1          Conditions Precedent to the Effective Date

It shall be a condition to the Effective Date that the following conditions shall have been satisfied or waived pursuant to Section 9.2 of the Plan:

9.1.1        The Bankruptcy Court shall have entered the Confirmation Order.

9.1.2      The final version of the Plan Supplement and all of the schedules, documents, and exhibits contained therein, and all other schedules, documents, supplements and exhibits to the Plan, shall have been filed.

9.1.3        The Restructuring Support Agreement shall not have been terminated.

9.1.4        A Termination Event (as defined by the Cash Collateral Orders) shall not have occurred.

9.1.5       Holders of Allowed First Lien Credit Agreement Claims shall receive no less than 90% of New Jason Equity, subject to dilution by the the Management Incentive Plan and the New Junior Convertible Term Loans, on account of such Allowed Claims.

9.1.6      The Debtors shall have obtained all authorizations, consents and approvals, rulings, or  regulatory, governmental, and third party documents that are necessary to implement and effectuate the Plan, and all applicable regulatory or government-imposed waiting periods have expired or been terminated.

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9.1.7      The New First Lien Credit Agreement Documents, the New Junior Lien Credit Agreement Documents, and the New Revolving Exit Facility shall be in full force and effect (with all conditions precedent thereto having been satisfied or waived), subject to any applicable post-closing execution and delivery requirements.

9.1.8       The New Organizational Documents shall be in full force and effect (with all conditions precedent thereto having been satisfied or waived).

9.1.9        All Restructuring Expenses shall have been indefeasibly paid in full.

9.1.10      All professional fees and expenses of Retained Professionals approved by the Bankruptcy Court shall have been paid in full or amounts sufficient to pay such fees and expenses after the Effective Date have been placed in a Professional Fee Escrow Account pending approval by the Bankruptcy Court.

9.1.11      The First Lien Put Backstop Commitment has been provided (if applicable).

9.1.12      The Debtors shall satisfy the Minimum Liquidity Threshold.

9.2          Waiver of Conditions Precedent

The Debtors may waive any of the conditions to the Effective Date set forth in the Plan (except for the condition to the Effective Date set forth therein) at any time, without any notice to any other parties in interest and without any further notice to or action, order, or approval of the Bankruptcy Court, and without any formal action other than a proceeding to confirm the Plan or consummate the Plan, subject to the consent of the First Lien Ad Hoc Group in its sole discretion.

9.3          Effect of Non-Occurrence of Conditions to Consummation

If the Effective Date does not occur on or before the termination of the Restructuring Support Agreement, or if, prior to the Effective Date, the Confirmation Order is vacated pursuant to a Final Order, then (except as provided in any such Final Order):  (a) the Plan shall be null and void in all respects; (b) any settlement or compromise embodied in the Plan, assumption or rejection of Executory Contracts or Unexpired Leases effected under the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void; and (c) nothing contained in the Plan, the Confirmation Order, the Disclosure Statement or the Restructuring Support Agreement shall:  (i) constitute a waiver or release of any Claims, Interests, or Causes of Action; (ii) prejudice in any manner the rights of the Debtors or any other Entity; or (iii) constitute an admission, acknowledgement, offer, or undertaking of any sort by the Debtors or any other Entity.

9.4          Substantial Consummation

“Substantial Consummation” of the Plan, as defined in 11 U.S.C. § 1101(2), shall be deemed to occur on the Effective Date.

ARTICLE X

MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

10.1        Modification of Plan

Effective as of the date hereof:  (a) the Debtors reserve the right in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan before the entry of the Confirmation Order consistent with the terms set forth herein; and (b) after the entry of the Confirmation Order, the Debtors or Jason NewCo, as applicable, may, upon order of the Bankrtcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, remedy any defect or omission, or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan consistent with the terms set forth herein.  Notwithstanding anything to the contrary herein, the Debtors or Jason NewCo, as applicable, shall not amend or modify the Plan in a manner inconsistent with the Restructuring Support Agreement.

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10.2        Effect of Confirmation on Modifications

Entry of the Confirmation Order shall constitute approval of all modifications to the Plan occurring after the solicitation of votes thereon pursuant to section 1127(a) of the Bankruptcy Code and a finding that such modifications to the Plan do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

10.3        Revocation or Withdrawal of Plan

The Debtors reserve the right to revoke or withdraw the Plan with respect to any or all Debtors before the Confirmation Date and to file subsequent chapter 11 plans.  If the Debtors revoke or withdraw the Plan, or if Confirmation or the Effective Date does not occur, then:  (a) the Plan will be null and void in all respects; (b) the Restructuring Support Agreement will be null and void in all respects; (c) any settlement or compromise embodied in the Plan, assumption or rejection of Executory Contracts or Unexpired Leases effectuated by the Plan, and any document or agreement executed pursuant hereto will be null and void in all respects; and (d) nothing contained in the Plan shall (1) constitute a waiver or release of any Claims, Interests, or Causes of Action by any Entity, (2) prejudice in any manner the rights of any Debtor or any other Entity, or (3) constitute an admission, acknowledgement, offer, or undertaking of any sort by any Debtor or any other Entity.

ARTICLE XI

RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:

1.
allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim against a Debtor, including the resolution of any request for payment of any Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims;

2.
decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Retained Professionals authorized pursuant to the Bankruptcy Code or the Plan;

3.
resolve any matters related to Executory Contracts or Unexpired Leases, including:  (a) the assumption or assumption and assignment of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Cure or Claims arising therefrom, including pursuant to section 365 of the Bankruptcy Code; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; and (c) any dispute regarding whether a contract or lease is or was executory or expired;

4.
ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of the Plan and adjudicate any and all disputes arising from or relating to distributions under the Plan;

5.
adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

6.
enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of (a) contracts, instruments, releases, indentures, and other agreements or documents approved by Final Order in the Chapter 11 Cases and (b) the Plan, the Confirmation Order, and contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan;

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7.	enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;

8.	grant any consensual request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code;

9.	issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of the Plan;

10.
hear, determine, and resolve any cases, matters, controversies, suits, disputes, or Causes of Action in connection with or in any way related to the Chapter 11 Cases, including:  (a) with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim for amounts not timely repaid pursuant to Section 6.5(a) of the Plan; (b) with respect to the releases, injunctions, and other provisions contained in Article VIII of the Plan, including entry of such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions; (c) that may arise in connection with the Consummation, interpretation, implementation, or enforcement of the Plan, the Confirmation Order, and contracts, instruments, releases, and other agreements or documents created in connection with the Plan; or (d) related to section 1141 of the Bankruptcy Code;

11.	enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

12.	consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

13.	hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

14.	enter an order or Final Decree concluding or closing the Chapter 11 Cases;

15.	enforce all orders previously entered by the Bankruptcy Court; and

16.	hear any other matter not inconsistent with the Bankruptcy Code.

ARTICLE XII

MISCELLANEOUS PROVISIONS

12.1        Immediate Binding Effect

Subject to Section 9.1 hereof, and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and the Plan Supplement shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, and any and all Holders of Claims or Interests (irrespective of whether such Claims or Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors.

12.2        Additional Documents

On or before the Effective Date, subject to the consent rights set forth herein and in the Restructuring Support Agreement, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.  The Debtors or the Reorganized Debtors, as applicable, and all Holders of Claims receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

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12.3        Reservation of Rights

The Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order.  None of the filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the Holders of Claims or Interests prior to the Effective Date.

12.4        Successors and Assigns

The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, Affiliate, officer, director, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity.

12.5        Service of Documents

After the Effective Date, any pleading, notice, or other document required by the Plan to be served on or delivered to the Reorganized Debtors shall be served on:

Debtors	Counsel to the Debtors

Jason Industries, Inc. 833 East Michigan Street, Suite 900 Milwaukee, Wisconsin 53202 Attn: Kevin Kuznicki, General Counsel	Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 Attn: Jonathan S. Henes, P.C. and Emily E. Geier

United States Trustee	Counsel to the Second Lien Ad Hoc Group

Office of the United States Trustee for the Southern District of New York U.S. Federal Office Building 201 Varick Street, Suite 1006 New York, New York 10014	Brown Rudnick LLP One Financial Center, Boston, Massachusetts 02111, Attn: Steven D. Pohl and Shari Dwoskin

Counsel to the First Lien Ad Hoc Group

Weil, Manges & Gotshal LLP 767 Fifth Avenue New York, New York 10153 Attn: Ryan Preston Dahl and Alexander W. Welch

After the Effective Date, the Reorganized Debtors have authority to send a notice to Entities that, to continue to receive documents pursuant to Bankruptcy Rule 2002, they must file a renewed request to receive documents pursuant to Bankruptcy Rule 2002.  After the Effective Date, the Reorganized Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have filed such renewed requests.

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In accordance with Bankruptcy Rules 2002 and 3020(c), within 14 calendar days of the date of entry of the Confirmation Order, the Debtors or the Reorganized Debtors, as applicable, shall serve the Notice of Confirmation by United States mail, first class postage prepaid, by hand, or by overnight courier service to all parties served with the Confirmation Hearing Notice; provided that no notice or service of any kind shall be required to be mailed or made upon any Entity to whom the Debtors or the Reorganized Debtors mailed a Confirmation Hearing Notice, but received such notice returned marked “undeliverable as addressed,” “moved, left no forwarding address” or “forwarding order expired,” or similar reason, unless the Debtors have been informed in writing by such Entity, or are otherwise aware, of that Entity’s new address. To supplement the notice described in the preceding sentence, within 21 calendar days of the date of the Confirmation Order, the Debtors or the Reorganized Debtors, as applicable, shall publish the Notice of Confirmation once in The Wall Street Journal (national edition).  Mailing and publication of the Notice of Confirmation in the time and manner set forth in this paragraph shall be good and sufficient notice under the particular circumstances and in accordance with the requirements of Bankruptcy Rules 2002 and 3020(c), and no further notice is necessary.

12.6        Term of Injunctions or Stays

Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases (pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court) and existing on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date.  All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

12.7        Entire Agreement

Except as otherwise indicated, other than the Restructuring Support Agreement, the Plan supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

12.8       Plan Supplement

All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan.  Except as otherwise provided in the Plan, such exhibits and documents included in the Plan Supplement shall be filed with the Bankruptcy Court on or before the Plan Supplement Filing Date.  After the exhibits and documents are filed, copies of such exhibits and documents shall have been available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from the Debtors’ restructuring website at http://dm.epiq11.com/jason or the Bankruptcy Court’s website at www.nysb.uscourts.gov.

12.9        Non-Severability

If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted; provided, that, absent the prior consent of the Required Consenting Creditors, such alteration or interpretation is not inconsistent with the Restructuring Support Agreement.  Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is:  (a) valid and enforceable pursuant to its terms; (b) integral to the Plan and may not be deleted or modified without the Debtors’ and Required Consenting Creditors’ prior consent, consistent with the terms set forth herein; and (c) nonseverable and mutually dependent.

12.10      Votes Solicited in Good Faith

Upon entry of the Confirmation Order, the Debtors will be deemed to have solicited votes on the Plan in good faith and in compliance with the Bankruptcy Code, and pursuant to section 1125(e) of the Bankruptcy Code, the Debtors and each of the Consenting Creditors and each of their respective Affiliates, agents, representatives, members, principals, equity holders (regardless of whether such interests are held directly or indirectly), officers, directors, managers, employees, advisors, and attorneys will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of Securities offered and sold under the Plan, and, therefore, neither any of such parties or individuals or the Reorganized Debtors will have any liability for the violation of any applicable law, rule, or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale, or purchase of the Securities offered and sold under the Plan.

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12.11      Dissolution of the Committee

In the event a statutory committee of the Debtors’ unsecured creditors is appointed by the U.S. Trustee, such official committee shall dissolve, and the members thereof shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases on the Effective Date; provided that such official committee shall be deemed to remain in existence solely with respect to, and shall not be heard on any issue except, applications filed by the Retained Professionals pursuant to sections 330 and 331 of the Bankruptcy Code.

12.12      Closing of Chapter 11 Cases

The Reorganized Debtors shall, promptly after the full administration of the Chapter 11 Cases, File with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 Cases.

12.13      Waiver or Estoppel

Each Holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, the Restructuring Support Agreement, or papers filed with the Bankruptcy Court prior to the Confirmation Date.

Dated: July 29, 2020	Jason Industries, Inc. on behalf of itself and each of its Debtor affiliates

/s/ Chad M. Paris
Chad M. Paris Senior Vice President and Chief Financial Officer of Jason Industries

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EXHIBIT B

THIS RESTRUCTURING SUPPORT AGREEMENT IS NOT AN OFFER OR ACCEPTANCE WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE.  ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE.  ANY SUCH OFFER AND SALE OF SECURITIES WILL NOT BE REGISTERED UNDER THE SECURITIES ACT.  NOTHING CONTAINED IN THIS RESTRUCTURING SUPPORT AGREEMENT SHALL BE AN ADMISSION OF FACT OR LIABILITY OR, UNTIL THE OCCURRENCE OF THE AGREEMENT EFFECTIVE DATE ON THE TERMS DESCRIBED HEREIN, DEEMED BINDING ON ANY OF THE PARTIES HERETO.

RESTRUCTURING SUPPORT AGREEMENT

This RESTRUCTURING SUPPORT AGREEMENT (including all exhibits, annexes, and schedules hereto in accordance with Section 13.02, this “Agreement”) is made and entered into as of June 5, 2020 (the “Execution Date”), by and among the following parties, each in the capacity set forth on its signature page to this Agreement (each of the following described in sub‑clauses (i) through (iii) of this preamble, collectively, the “Parties”):

i.
Jason Industries, Inc., a company incorporated under the Laws of Delaware (“Jason”) and each of its affiliates listed on Exhibit A to this Agreement (the Entities in this clause (i), collectively, the “Company Parties”); and

ii.
the undersigned and non-affiliated holders of, or investment advisors, sub-advisors, or managers of discretionary accounts that hold, First Lien Credit Agreement Claims (the Entities in this clause (ii), together with any First Lien Credit Agreement Lender who signs a joinder or transfer agreement in accordance with Section 13.23, collectively, the “Consenting Creditors”).

RECITALS

WHEREAS, the Company Parties and the Consenting Creditors have in good faith and at arms’ length negotiated certain restructuring and recapitalization transactions with respect to the Company Parties’ capital structure on the terms set forth in this Agreement and as specified in the restructuring term sheet attached hereto as Exhibit B (the “Restructuring Term Sheet” and, such transactions as described in this Agreement and the Restructuring Term Sheet, the “Restructuring Transactions”);

WHEREAS, the Company Parties intend to implement the Restructuring Transactions by commencing voluntary cases under chapter 11 of the Bankruptcy Code in the Bankruptcy Court (such cases, the “Chapter 11 Cases”);

WHEREAS, the Parties have agreed to take certain actions in support of the Restructuring Transactions on the terms and conditions set forth in this Agreement and the Restructuring Term Sheet;

WHEREAS, the Consenting Creditors have agreed to Jason’s use of cash collateral, which use of cash collateral shall be on terms consistent in all material respects with the form of Interim Cash Collateral Order attached hereto as Exhibit C; and

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound hereby, agrees as follows:

AGREEMENT

Section 1.              Definitions and Interpretation.

1.01.          Definitions.  The following terms shall have the following definitions:

“Additional Consenting Creditor” shall have the meaning set forth in Section 12.22 of this Agreement.

“Affiliate” shall have the meaning set forth in section 101(2) of the Bankruptcy Code.

“Aggregate Purchase Amount” means the aggregate of all Purchase Amounts.

“Agreement” has the meaning set forth in the preamble to this Agreement and, for the avoidance of doubt, includes all the exhibits, annexes, and schedules hereto in accordance with Section 12.02 (including the Term Sheets (as defined herein)).

“Agreement Effective Date” has the meaning set forth in Section 2 of this Agreement.

“Agreement Effective Period” means, with respect to a Party, the period from the Agreement Effective Date to the Termination Date applicable to that Party.

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“Alternative Restructuring Proposal” means any plan, inquiry, proposal, offer, bid, term sheet, discussion, or agreement with respect to a sale, disposition, new-money investment, restructuring, reorganization, merger, amalgamation, acquisition, consolidation, dissolution, debt investment, equity investment, liquidation, asset sale, consent solicitation, exchange offer, tender offer, recapitalization, plan of reorganization, share exchange, business combination, or similar transaction involving any one or more Company Parties or the debt, equity, assets or other interests in any one or more Company Parties that is an alternative to one or more of the Restructuring Transactions.

“Assignment and Assumption” means an Affiliated Lender Assignment and Assumption (as defined in the First Lien Credit Agreement) agreement entered into by each Consenting First Lien Credit Agreement Lender, as an assignor, and the Borrower, as assignee, substantially in the form of Exhibit K to the First Lien Credit Agreement.

“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as amended.

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York.

“Borrower” means Jason Incorporated, a Wisconsin corporation.

“Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York.

“Cash Collateral Motion” means the motion seeking approval of the Cash Collateral Orders, which motion will be in form and substance reasonably satisfactory to the Required Consenting Creditors.

“Cash Collateral Orders” means, collectively, the Interim Cash Collateral Order and the Final Cash Collateral Order.

“Causes of Action” means any action, Claim, cause of action, controversy, demand, right, action, lien, indemnity, Interest, guaranty, suit, obligation, liability, damage, judgment, account, defense, offset, power, privilege, license, and franchise of any kind or character whatsoever, whether known, unknown, contingent or noncontingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively, in contract or in tort, in law or in equity, or pursuant to any other theory of law.

“Chapter 11 Cases” has the meaning set forth in the recitals to this Agreement.

“Claim” has the meaning ascribed to it in section 101(5) of the Bankruptcy Code.

“Company Board” means the board of directors of Jason.

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“Company Claims/Interests” means any Claim against, and Interest in, a Company Party, including the First Lien Credit Agreement Claims and the Second Lien Credit Agreement Claims.

“Company Parties” has the meaning set forth in the preamble to this Agreement.

“Confidentiality Agreement” means an executed confidentiality agreement, including with respect to the issuance of a “cleansing letter” or other public disclosure of material non-public information agreement, in connection with the proposed Restructuring Transactions.

“Confirmation Order” means the confirmation order with respect to the Plan, which order will be in form and substance reasonably satisfactory to the Consenting Creditors.

“Consenting Creditors” has the meaning set forth in the preamble to this Agreement.

“Consenting First Lien Credit Agreement Lenders” means the First Lien Credit Agreement Lenders holding the Term Loans that are party to this Agreement or that have executed a joinder or transfer agreement to this Agreement.

“Definitive Documents” has the meaning set forth in Section 3.01 of this Agreement.

“Designated Voluntary Prepayment” has the meaning set forth in Section 6.03 of this Agreement.

“Disclosure Statement” means the disclosure statement with respect to the Plan.

“Entity” shall have the meaning set forth in section 101(15) of the Bankruptcy Code.

“Execution Date” has the meaning set forth in the preamble to this Agreement.

“Final Cash Collateral Order” means a Final Order which shall authorize the use of cash collateral and be in form and substance satisfactory to the Required Consenting Creditors.

“Final Order” means an order or judgment of the Bankruptcy Court (or any other court of competent jurisdiction) entered by the Clerk of the Bankruptcy Court (or such other court) on the docket in the Chapter 11 Cases (or the docket of such other court), which has not been modified, amended, reversed, vacated or stayed and as to which (A) the time to appeal, petition for certiorari, or move for a new trial, stay, reargument, or rehearing has expired and as to which no appeal, petition for certiorari, or motion for new trial, stay, reargument, or rehearing shall then be pending or (B) if an appeal, writ of certiorari, new trial, stay, reargument, or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court (or other court of competent jurisdiction) shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, stay, reargument, or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari, or move for a new trial, stay, reargument, or rehearing shall have expired, as a result of which such order shall have become final in accordance with Rule 8002 of the Federal Rules of Bankruptcy Procedure; provided, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Federal Rules of Bankruptcy Procedure, may be filed relating to such order, shall not cause an order not to be a Final Order.

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“First Lien Ad Hoc Group” means the ad hoc group of certain First Lien Credit Agreement Lenders represented by Weil and Houlihan.

“First Lien Administrative Agent” means The Bank of New York Mellon.

“First Lien Credit Agreement” means that certain credit agreement, dated as of June 30, 2014, by and among the Borrower, the guarantors party thereto, the First Lien Administrative Agent, and the First Lien Credit Agreement Lenders, as may be amended, modified or supplemented from time to time.

“First Lien Credit Agreement Claims” means all Claims against any or all of the Company Parties arising under, derived from, or based upon the First Lien Credit Agreement Loans under the First Lien Credit Agreement. For the avoidance of doubt, the principal amount of the Forbearance Fee Deferred Portion and all accrued and unpaid interest thereon shall at all times constitute a “First Lien Credit Agreement Claim”.

“First Lien Credit Agreement Lenders” means, collectively, the lenders party to the First Lien Credit Agreement.

“First Lien Credit Agreement Loans” means those loans outstanding under the First Lien Credit Agreement.

“First Lien Credit Agreement Documents” means, collectively, the First Lien Credit Agreement and any security documents and any other collateral, guarantee, and ancillary documents related to or executed in connection with the First Lien Credit Agreement.

“Forbearance Agreements” means, collectively, the forbearance agreements among the Company Parties and certain of the First Lien Credit Agreement Lenders.

“Forbearance Fee” means a fee equal to 4.00% of the principal amount of the First Lien Credit Agreement Loans of each Consenting First Lien Credit Agreement Lender outstanding immediately prior to the Open Market Buy-Back Date.

“Forbearance Fee Deferred Portion” has the meaning set forth in Section 6.04 of this Agreement.

“Houlihan” means Houlihan Lokey Capital, Inc., as financial advisor to the First Lien Ad Hoc Group.

“Intercreditor Agreement” means that certain Closing Date Intercreditor Agreement, dated as of June 30, 2014, by and between the First Lien Administrative Agent (as a successor to Deutsche Bank AG New York Branch in such capacity) and The Bank of New York Mellon, as administrative agent under the Second Lien Credit Agreement (as a successor to Deutsche Bank AG New York Branch in such capacity) and acknowledged by the Borrower and the guarantors party thereto, as may be amended, modified, or supplemented from time to time.

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“Interest” means, collectively, the shares (or any class thereof), common stock, preferred stock, limited liability company interests, and any other equity, ownership, or profits interests of any Company Party, and options, warrants, rights, or other securities or agreements to acquire or subscribe for, or which are convertible into the shares (or any class thereof) of, common stock, preferred stock, limited liability company interests, or other equity, ownership, or profits interests of any Company Party (in each case whether or not arising under or in connection with any employment agreement).

“Interim Cash Collateral Order” means an interim order which shall authorize the use of cash collateral in the form attached hereto as Exhibit C and otherwise satisfactory to the Required Consenting Creditors.

“Jason” has the meaning set forth in the preamble to this Agreement.

“Joinder” means a joinder to this Agreement substantially in the form attached hereto as Exhibit D.

“Law” means any federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation, order, ruling, or judgment, in each case, that is validly adopted, promulgated, issued, or entered by a governmental authority of competent jurisdiction (including the Bankruptcy Court).

“Milestones” means the “Milestones” set out in the Restructuring Term Sheet.

“New First Lien Credit Agreement” means the new credit agreement with respect to the New First Lien Term Loan Facility, which shall be consistent with the New Secured TL Term Sheet.

“New First Lien Term Loan Facility” means a takeback first lien term loan credit facility in an aggregate principal amount of $75,000,000.

“New Junior Lien Convertible Term Loan Facility” means a takeback junior convertible secured term loan facility provided to Reorganized Jason in an aggregate principal amount of $50,000,000.

“New Junior Lien Convertible Term Loan Term Sheet” means the term sheet setting forth the terms of the New Junior Lien Convertible Term Loan Facility as Exhibit G.

“New Junior Lien Convertible Credit Agreement” means the new credit agreement with respect to the New Junior Lien Convertible Term Loan Facility, which shall be consistent with the New Junior Lien Convertible Term Loan Term Sheet.

 “New Secured TL Term Sheet” means the term sheet setting forth the terms of the New First Lien Term Loan Facility, attached hereto as Exhibit E.

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“Open Market Buy-Back Date” means the tenth (10th) Business Day after the Agreement Effective Date, which date may be extended with the written consent of the Required Consenting Creditors (in their sole discretion).

“Open Market Purchases” means, collectively, each negotiated open market purchase of the Term Loans of each Consenting First Lien Credit Agreement Lender pursuant to Section 10.07(l) of the First Lien Credit Agreement on the Open Market Buy-Back Date pursuant to Section 6.03 hereof, in an amount equal to the Aggregate Purchase Amount.

“Parties” has the meaning set forth in the preamble to this Agreement.

“Permitted Transferee” means each transferee of any Company Claims/Interests who meets the requirements of Section 8.01.

“Petition Date” means the date on which each of the Company Parties filed its respective petitions for relief commencing its Chapter 11 Case.

“Plan” means the joint prepackaged plan of reorganization filed by the Company Parties under chapter 11 of the Bankruptcy Code that provides for the Restructuring Transactions.

“Plan Effective Date” means the effective date of the Plan.

“Plan Supplement” means the compilation of documents and forms of documents, schedules, and exhibits to the Plan that will be filed by the Company Parties with the Bankruptcy Court.

“Pleadings” means the “first-day pleadings”, “second-day pleadings” or any other significant motion or pleading, except for retention applications, filed with the Bankruptcy Court that the Company Parties determine are necessary or desirable to file.

“Previously Paid Forbearance Fee” has the meaning set forth in Section 6.04 of this Agreement.

“Purchase Amount” means, with respect to each Consenting First Lien Credit Agreement Lender, an amount equal to (x) the amount of such Consenting First Lien Credit Agreement Lender’s Term Loan on the Open Market Buy-Back Date multiplied by (y) a fraction, the numerator of which is $10 million and the denominator which is the aggregate principal amount of the Term Loans held by all Consenting First Lien Credit Agreement Lenders on the Open Market Buy-Back Date.

“Purchase Consideration” has the meaning set forth in Section 6.03 of this Agreement.

“Qualified Marketmaker” means an entity that (a) holds itself out to the public or the applicable private markets as standing ready in the ordinary course of business to purchase from customers and sell to customers Company Claims/Interests (or enter with customers into long and short positions in Company Claims/Interests), in its capacity as a dealer or market maker in Company Claims/Interests and (b) is regularly in the business of making a market in claims against issuers or borrowers (including debt securities or other debt).

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“Registration Rights Agreement” means that certain registration rights agreement to be entered into by Reorganized Jason and certain Consenting Creditors, upon the consummation of the Restructuring Transactions.

“Reorganized Jason” means either Jason, as reorganized pursuant to the Plan, or any successor thereto, by merger, consolidation, sale of assets, or otherwise, on the Plan Effective Date.

“Required Consenting Creditors” means, as of the relevant date, the Consenting Creditors holding at least 50.01% of the aggregate outstanding principal amount of the Term Loans held by all Consenting Creditors as of such date.

“Restructuring Term Sheet” has the meaning set forth in the recitals to this Agreement.

“Restructuring Transactions” has the meaning set forth in the recitals to this Agreement.

“Rules” means Rule 501(a)(1), (2), (3), and (7) of the Securities Act.

“Second Lien Credit Agreement” means that certain credit agreement, dated as of June 30, 2014 among the Borrower, the guarantors party thereto, The Bank of New York Mellon, as administrative agent, and the Second Lien Credit Agreement Lenders, as may be amended, modified or supplemented from time to time.

“Second Lien Credit Agreement Claims” means all Claims against the Company Parties arising under, derived from, or based upon the Second Lien Credit Agreement Loans under the Second Lien Credit Agreement.

“Second Lien Credit Agreement Lenders” means, collectively, the lenders party to the Second Lien Credit Agreement.

“Second Lien Credit Agreement Loans” means those loans outstanding under the Second Lien Credit Agreement.

“Second Lien Credit Agreement Documents” means, collectively, the Second Lien Credit Agreement and any security documents and any other collateral, guarantee, and ancillary documents related to or executed in connection with the Second Lien Credit Agreement.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Solicitation Materials” means the solicitation materials and procedures with respect to the Plan.

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“Stockholders’ Agreement” means that certain stockholders’ agreement of Reorganized Jason, which agreement shall become effective upon the consummation of the Restructuring Transactions.

“Term Loans” means the Term Loans as defined in, and that remain outstanding under, the First Lien Credit Agreement.

“Term Sheets” means, collectively, the Restructuring Term Sheet, the New Junior Lien Convertible Term Loan Term Sheet, the Warrant Term Sheet and the New Secured TL Term Sheet.

“Termination Date” means the date on which termination of this Agreement as to a Party is effective in accordance with Section 10.

“Transfer” means to sell, resell, reallocate, use, pledge, assign, transfer, hypothecate, mortgage, participate, donate or otherwise encumber or dispose of, directly or indirectly (including through derivatives, options, swaps, pledges, forward sales or other transactions).

“Transfer Agreement” means an executed transfer agreement binding a transferee thereunder to the terms of this Agreement, which substantially in the form attached hereto as Exhibit F.

“Warrant Agreement” means that certain warrant agreement, pursuant to which Reorganized Jason shall issue the warrants contemplated by the Warrant Term Sheet upon the consummation of the Restructuring Transactions.

“Warrant Term Sheet” means the warrant term sheet attached hereto as Exhibit H.

“Weil” means Weil Gotshal & Manges, LLP, as counsel to the First Lien Ad Hoc Group.

1.02.          Interpretation.  For purposes of this Agreement:

(a)          in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender;

(b)          capitalized terms defined only in the plural or singular form shall nonetheless have their defined meanings when used in the opposite form;

(c)           unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions;

(d)           unless otherwise specified, any reference herein to an existing document, schedule, or exhibit shall mean such document, schedule, or exhibit, as it may have been or may be amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms of this Agreement; provided, that any capitalized terms herein which are defined with reference to another agreement, are defined with reference to such other agreement as of the date of this Agreement, without giving effect to any termination of such other agreement or amendments to such capitalized terms in any such other agreement following the date hereof;

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(e)           unless otherwise specified, all references herein to “Sections” are references to Sections of this Agreement;

(f)            the words “herein,” “hereof,” and “hereto” refer to this Agreement in its entirety rather than to any particular portion of this Agreement;

(g)           captions and headings to Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Agreement;

(h)          references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable limited liability company Laws;

(i)            the use of “include” or “including” is without limitation, whether stated or not; and

(j)           the phrase “counsel to the Consenting Creditors” refers in this Agreement to each counsel specified in Section 13.11 other than counsel to the Company Parties, the phrase “counsel to the First Lien Ad Hoc Group” means Weil and the term “counsel to the Company Parties” means Kirkland & Ellis LLP.

Section 2.             Effectiveness of this Agreement.  This Agreement shall become effective and binding upon each of the Parties at 12:00 a.m., prevailing Eastern Time, on the date on which all of the following conditions have been satisfied or waived in accordance with this Agreement (such date, the “Agreement Effective Date”):

(a)           each of the Company Parties shall have executed and delivered counterpart signature pages of this Agreement to counsel to the Consenting Creditors;

(b)           the Company Parties have confirmed to the satisfaction of the First Lien Ad Hoc Group the extent of all liabilities set out in the schedule emailed by Weil to Kirkland on or about the day of this Agreement;

(c)          Consenting Creditors holding or representing at least two-thirds (2/3) of the aggregate outstanding principal amount of First Lien Credit Agreement Claims shall have executed and delivered counterpart signature pages of this Agreement to counsel to the Company Parties; and

(d)          this Agreement has been delivered to the First Lien Administrative Agent with instructions to post this Agreement on the First Lien Credit Agreement Lender site and provide a notice to all First Lien Credit Agreement Lenders of the option to sign this Agreement.

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Section 3.              Definitive Documents.

3.01.          The Restructuring Transactions shall be governed by the following documents: (a) this Agreement; (b) the Plan; (c) the Confirmation Order; (d) the Disclosure Statement and any motion seeking approval thereof; (e) the Solicitation Materials and any motion seeking approval thereof; (f) the order of the Bankruptcy Court approving the Disclosure Statement and the Solicitation Materials; (g) the Pleadings and all orders sought pursuant thereto; (h) the Plan Supplement; (i) the Cash Collateral Motion; (j) the Cash Collateral Orders; (k) the New First Lien Credit Agreement and any documents contemplated thereby; (l) the Stockholders’ Agreement; (m) the Warrant Agreement; (n) the Registration Rights Agreement; (o) corporate governance documents and other organizational documents of Reorganized Jason and its subsidiaries; (p) the New Junior Lien Convertible Credit Agreement and any documents contemplated thereby; and (q) such other agreements and documentation contemplated in, or necessary or advisable to, consummate and implement the Restructuring Transactions (together, the “Definitive Documents”).

3.02.           The Definitive Documents not executed or in a form attached to this Agreement as of the Execution Date remain subject to negotiation and completion.  The Definitive Documents and every other document, deed, agreement, filing, notification, letter or instrument related to the Restructuring Transactions shall contain terms, conditions, consistent with the terms of this Agreement, and subject to the applicable consent rights of the Consenting Creditors, individually or together, set forth herein, as they may be modified, amended, or supplemented in accordance with Section 12.  Further, the Definitive Documents shall otherwise be in form and substance reasonably acceptable to the Company Parties and acceptable to the Required Consenting Creditors, provided, that the Plan, the Disclosure Statement, the solicitation materials, and the Confirmation Order shall also be materially consistent with this Agreement and otherwise acceptable to the Company Parties.

Section 4.              Commitments of the Consenting Creditors.

4.01.          General Commitments, Forbearances, and Waivers.

(a)          Except as set forth in Section 5, during the Agreement Effective Period, each Consenting Creditor, severally, and not jointly, agrees in respect of all of its Company Claims/Interests pursuant to this Agreement to:

(i)       use commercially reasonable efforts to support the Restructuring Transactions;

(ii)      vote each of its Company Claims/Interests to accept the Plan by delivering its duly executed and completed ballot accepting the Plan on a timely basis following the commencement of the solicitation of the Plan and its actual receipt of the Solicitation Materials and the ballot;

(iii)     to the extent it is permitted to elect whether to opt out of the releases set forth in the Plan, elect not to opt out of the releases set forth in the Plan by timely delivering its duly executed and completed ballot(s) indicating such election;

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(iv)    not change, withdraw, amend, or revoke (or cause to be changed, withdrawn, amended, or revoked) any such vote or election; provided, however, that nothing in this Agreement shall prevent any First Lien Credit Agreement Lender from changing, withholding, amending or revoking (or causing the same) its timely consent or vote with respect to the Plan if this Agreement has been terminated with respect to such First Lien Credit Agreement Lender, if any First Lien Credit Agreement Lender has not timely received a Forbearance Fee in accordance with Section 6.04 hereof or at any time following the expiration of the Agreement Effective Period; provided further, that, no Consenting Creditor shall be obligated to waive (to the extent waivable by such Consenting Creditor) any condition to the consummation of any part of the Restructuring set forth in any Definitive Document; and

(v)      forbear from exercising remedies on account of its Collateral (as define in the Intercreditor Agreement) other than as contemplated by this Agreement or as otherwise permitted by the Cash Collateral Order and the Definitive Documents.

(b)          Except as set forth in Section 5, during the Agreement Effective Period, each Consenting Creditor, severally, and not jointly, agrees in respect of all of its Company Claims/Interests pursuant to this Agreement that it shall not, directly or indirectly:

(i)       object to, or delay or impede the acceptance, implementation, or consummation of the Restructuring Transactions consistent with this Agreement;

(ii)      propose, file, support, solicit, or vote for any Alternative Restructuring Proposal;

(iii)     file any motion, pleading, or other document with the Bankruptcy Court or any other court (including any modifications or amendments thereof) that, in whole or in part, violates the terms of this Agreement;

(iv)     initiate, or have initiated on its behalf, any litigation or proceeding of any kind with respect to the Chapter 11 Cases, or the other Restructuring Transactions contemplated herein against the Company Parties other than to enforce this Agreement or any Definitive Document or as otherwise permitted under this Agreement;

(v)      subject to the terms of the Cash Collateral Order, object to, delay, impede, or take any other action to interfere with the Company Parties’ ownership and possession of their assets, wherever located, or interfere with the automatic stay arising under section 362 of the Bankruptcy Code;

(vi)     subject to the terms of the Cash Collateral Order, direct any administrative agent or collateral agent (as applicable) to take any action inconsistent with such Consenting Creditor’s obligations under this Agreement, and, if any applicable administrative agent or collateral agent takes any action inconsistent with such Consenting Creditor’s obligations under this Agreement, such Consenting Creditor shall use its commercially reasonable efforts to request that such administrative agent or collateral agent cease and refrain from taking any such action;

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(vii)    except as set forth in Section 5, during the Agreement Effective Period, each Consenting Creditor in respect of each of its Company Claims/Interests, severally, and not jointly, will support, and will not directly or indirectly object to, delay, impede, or take any other action to interfere with any motion or other pleading or document filed by a Company Party in the Bankruptcy Court that is consistent with this Agreement, other than to enforce this Agreement or any Definitive Document or as otherwise permitted under this Agreement; or

(viii)   exercise any remedies on account of its Collateral (as defined in the Intercreditor Agreement), other than pursuant to this Agreement or otherwise as permitted by the Cash Collateral Order and the Definitive Documents.

Section 5.              Additional Provisions Regarding the Consenting Creditors’ Commitments.

(a)          Notwithstanding anything contained in this Agreement, nothing in this Agreement shall: (i) affect the ability of any Consenting Creditor to consult with any other Consenting Creditor, the Company Parties, or any other party in interest in the Chapter 11 Cases (including any official committee and the United States Trustee); (ii) impair or waive the rights of any Consenting Creditor to assert or raise any objection permitted under this Agreement in connection with the Restructuring Transactions; (iii) prevent any Consenting Creditor from enforcing this Agreement or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement or any other Definitive Document; or (iv) require any Consenting Creditor to incur, assume, become liable in respect of or suffer to exist any expenses, liabilities or other obligations, or agree to or become bound by any commitments, undertakings, concessions, indemnities or other arrangements that could result in expenses, liabilities or other obligations to such Consenting Creditor other than as expressly described in this Agreement or any other Definitive Document.

(b)          Notwithstanding anything contained in this Agreement, nothing in this Agreement, and neither a vote to accept the Plan by any Consenting Creditor, nor the acceptance of the Plan by any Consenting Creditor, shall: (i) be construed to limit consent and approval rights provided in this Agreement (including the Restructuring Term Sheet) and the Definitive Documents; (ii) be construed to prohibit any Consenting Creditor from contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement, or exercising rights or remedies specifically reserved herein; (iii) be construed to prohibit any Consenting Creditor from appearing as a party-in-interest in any matter to be adjudicated in the Chapter 11 Cases, so long as such appearance and the positions advocated in connection therewith are not inconsistent with this Agreement; (iv) impair or waive the rights of any Consenting Creditor to assert or raise any objection expressly permitted under this Agreement in connection with any hearing in the Bankruptcy Court, including, without limitation, any hearing on confirmation of the Plan; or (v) limit the ability of any Consenting Creditor to assert any rights, claims, and/or defenses under the First Lien Credit Agreement Documents and any related documents or agreements so long as the positions advocated in connection therewith are not inconsistent with this Agreement or any other Definitive Document.

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Section 6.             Commitments of the Company Parties.

6.01.          Affirmative Commitments.  During the Agreement Effective Period, each of the Company Parties shall:

(a)          support and take all steps necessary and desirable to consummate the Restructuring Transactions in accordance with this Agreement;

(b)          to the extent any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the Restructuring Transactions contemplated in this Agreement or the Plan, (i) support and take all steps reasonably necessary and desirable to address any such impediment and (ii) negotiate in good faith appropriate additional or alternative provisions to address any such impediment, in consultation with the Consenting Creditors;

(c)          obtain any and all required regulatory and/or third-party approvals for the Restructuring Transactions;

(d)          actively oppose and object to the efforts of any person seeking to object to, delay, impede, or take any other action to interfere with the acceptance, implementation, or consummation of the Restructuring Transactions (including, if applicable, the timely filing of objections or written responses in the Chapter 11 Cases) to the extent such opposition or objection is reasonably necessary or desirable to facilitate implementation of the Restructuring Transactions;

(e)          negotiate in good faith and execute and deliver the Definitive Documents and any other required agreements to effectuate and consummate the Restructuring Transactions as contemplated by this Agreement;

(f)          seek additional support for the Restructuring Transactions from their other material stakeholders to the extent reasonably prudent;

(g)          deliver draft copies of all material motions, or applications and other material documents related to the Restructuring Transactions (including the Plan, the Disclosure Statement, ballots and other Solicitation Materials and any proposed amended version of the Plan or the Disclosure Statement, and a proposed Confirmation Order, but not including any retention applications) Jason intends to file with the Bankruptcy Court to counsel to the Consenting Creditors, at least two (2) Business Days prior to the date when Jason intends to file any such document (provided, that if delivery of such document at least two (2) Business Days in advance is impossible or impracticable under the circumstances, such document shall be delivered as soon as otherwise practicable prior to such filing) and shall consult in good faith with counsel to the Consenting Creditors regarding the form and substance of any such proposed filing with the Bankruptcy Court;

(h)          maintain good stranding under the laws of the states or other jurisdictions in which the Company Parties are incorporated or organized;

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(i)            upon reasonable request of any Consenting Creditors, inform counsel to Consenting Creditors as to: (i) the status and progress of the Restructuring Transactions including progress in relation to the negotiations of the Definitive Documents; and (ii) the status of obtaining any necessary or desirable authorizations (including any consents) from each Consenting Creditor, any competent judicial body, governmental authority, banking, taxation, supervisory, or regulatory body or any stock exchange;

(j)            inform counsel to the Consenting Creditors in writing as soon as reasonably practicable after becoming aware of: (i) any event or circumstance that has occurred, or that is reasonably likely to occur (and if it did so occur), that would permit any Party to terminate, or would result in the termination of, this Agreement or any Definitive Document; (ii) any matter or circumstance which they reasonably believe could have a material impediment to the implementation or consummation of the Restructuring Transactions, including any failure of any conditions precedent; and (iii) any notice of any commencement of any material involuntary insolvency proceedings, legal suit for payment of debt or securement of security from or by any person in respect of the Company Parties; (iv) any third party notice alleging that such third party’s consent is required to implement the Restructuring Transactions; (v) a breach of this Agreement (including a breach by the Company Parties); and (vi) any representation or statement made or deemed to be made by the Company Parties under this Agreement which is or proves to have been materially incorrect or misleading in any respect when made or deemed to be made;

(k)           promptly notify the Consenting Creditors in writing of any material, written governmental or third party complaints, litigations, investigations, or hearings (or written communications indicating that the same may be contemplated or threatened against any of the Company Parties, including in connection with the Restructuring Transactions);

(l)            operate the business in the ordinary course provided, however, if the Company Board determines in good faith that operation of the business in the ordinary course is not advisable due to potential health or safety concerns related to the COVID-19 emergency, such determination shall not be a breach of this Section 6.01(n); provided, further, that Jason shall provide to the Consenting Creditors written notice of such determination as soon as reasonably practicable thereafter;

(m)          pay all of the reasonable and documented fees and expenses, subject to the terms of any applicable engagement letter or reimbursement letter as the case may be, of Weil and Houlihan as advisors to the First Lien Ad Hoc Group; provided, that the Company Parties shall pay any accrued but unpaid amounts owing under such engagement and/or fee letters to the extent required under the terms thereof upon the termination of this Agreement, but shall not be responsible for any fees and expenses incurred after termination; provided, further that any invoices shall contain summary detail but not be required to contain individual time detail; and

(n)           (A) subject to professional responsibilities, use commercially reasonable efforts to prosecute and defend any appeals related to the Restructuring Transactions and (B) execute and deliver any other required agreements to effectuate and consummate the Restructuring Transactions.

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(o)          provide to the Consenting Creditors (i) summaries of any oral proposal and other communications regarding an Alternative Restructuring Proposal and (ii) copies of any written proposals regarding an Alternative Restructuring Proposal within two (2) Business Days of receipt of such Alternative Restructuring Proposal.

6.02.          Negative Commitments.  During the Agreement Effective Period, each of the Company Parties shall not, directly or indirectly:

(a)           object to, delay, impede, or take any other action to interfere with acceptance, implementation, or consummation of the Restructuring Transactions;

(b)           take any action that is inconsistent in any material respect with, or that would reasonably be expected to prevent, interfere with, delay, frustrate or impede approval, implementation, and consummation of the Restructuring Transactions described in this Agreement or the Plan, including the solicitation of the Plan, approval of the Disclosure Statement, and the confirmation and consummation of the Plan, or take any other action that would have a material adverse impact upon the Restructuring Transactions;

(c)           modify the Plan, in whole or in part, in a manner that is not consistent with this Agreement in all material respects; or

(d)           file any motion, pleading, or Definitive Document with the Bankruptcy Court or any other court (including any modifications or amendments) that, in whole or in part, is not materially consistent with this Agreement, any other Definitive Document(s), or the Plan.

6.03.          Open Market Buy-Back.  The Borrower shall, on the Open Market Buy-Back Date, purchase from each Consenting First Lien Credit Agreement Lender pursuant to an applicable Assignment and Assumption, without any further action by the Borrower, at par (such amount, the “Purchase Consideration”), Term Loans of such Consenting First Lien Credit Agreement Lender, in an amount equal to the Purchase Amount.  Such Open Market Purchases shall be governed by Section 10.07(l) of the First Lien Credit Agreement; it being understood and agreed that (A) the principal amount of each Term Loan equal to the Purchase Amount, shall be deemed automatically cancelled and extinguished on the Open Market Buy-Back Date, (B) each such assignment shall become effective on the Open Market Purchase Date without any further action by or approval of the Borrower after the date hereof, and (C) upon receipt of the Purchase Consideration by the Consenting First Lien Credit Agreement Lenders, each Consenting First Lien Credit Agreement Lender shall (or shall cause its representatives to) deliver the applicable Assignment and Assumption to the First Lien Administrative Agent for recordation in the Register (as defined in the First Lien Credit Agreement), and the Consenting First Lien Credit Agreement Lenders will take any reasonable actions that the Required Consenting Creditors determine are reasonably necessary to effectuate the foregoing; provided, that if as of the Open Market Buy-Back Date, the First Lien Credit Agreement Lenders holding 100% of the outstanding principal amount of the Term Loans are Consenting First Lien Credit Agreement Lenders, the Borrower shall make a voluntary prepayment pursuant to Section 2.06(a) of the First Lien Credit Agreement in an amount equal to the Aggregate Purchase Amount in lieu of all such Open Market Purchases (the “Designated Voluntary Prepayment”).  For the avoidance of doubt, each Consenting First Lien Credit Agreement Lenders agrees that in the event the Designated Voluntary Prepayment is made by the Borrower, no such assignment shall be required or effective, it shall not deliver (or cause to be delivered) such Assignment and Assumption to the First Lien Administrative Agent and the applicable Assignment and Assumption shall be of no further force or effect.

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6.04.         Forbearance Fee. The Borrower shall have paid to the First Lien Administrative Agent, for the account of each Consenting First Lien Credit Agreement Lender who executes and delivers a counterpart to this Agreement to counsel to the Company Parties, the Forbearance Fee, of which (i) 2.00% shall be paid in cash on or prior to the Open Market Buy-Back Date; provided, that any forbearance fee paid by the Company Parties in cash in connection with the Forbearance Agreements (the “Previously Paid Forbearance Fee”) shall be credited against such cash portion of the Forbearance Fee owed to any Consenting First Lien Credit Agreement Lender that received such Previously Paid Forbearance Fee and (ii) the remaining 2.00% of the Forbearance Fee (the “Forbearance Fee Deferred Portion”) shall be fully earned as of the Open Market Buy-Back Date and shall be due and payable on the earlier of (A) the Termination Date and (B) the Plan Effective Date; provided, however, that while the Forbearance Fee Deferred Portion remains unpaid it will accrue interest (compounded quarterly as provided in the following sentence) at the interest rate applicable pursuant to the terms of the First Lien Credit Agreement to the First Lien Credit Agreement Loans held by the Consenting First Lien Credit Agreement Lenders that are entitled to receive the Forbearance Fee; provided, further, that if the Forbearance Fee Deferred Portion is paid on the Plan Effective Date then such fee shall be paid as a portion of the recovery under the Plan to the respective First Lien Credit Agreement Claims and for the avoidance of doubt, shall not be paid in cash.  On each Interest Payment Date (as defined in the First Lien Credit Agreement) applicable to such First Lien Credit Agreement Loans the amount of the Forbearance Deferred Portion outstanding on such date shall be increased by the amount of the accrued but unpaid interest on the Forbearance Fee Deferred Portion (as such deferred portion shall have been increased on any prior Interest Payment Date).  The Forbearance Fee Deferred Portion (as increased pursuant to this Section 6.04) shall constitute a First Lien Credit Agreement Claim and a First Lien Secured Obligation (as defined in the Intercreditor Agreement).

Section 7.              [RESERVED].

Section 8.              Transfer of Interests and Securities.

8.01.       During the Agreement Effective Period, no Consenting Creditor shall Transfer any ownership (including any beneficial ownership as defined in the Rule 13d-3 under the Securities Exchange Act of 1934, as amended) in any Company Claims/Interests to any affiliated or unaffiliated party, including any party in which it may hold a direct or indirect beneficial interest, unless the authorized transferee either (a) is a Consenting Creditor and provides notice of such Transfer (including the amount and type of Company Claims/Interests Transferred) to counsel to the Company Parties at or before the time of the proposed Transfer or (b) executes and delivers to counsel to the Company Parties, at or before the time of the proposed Transfer, a Transfer Agreement, or a Joinder.

8.02.       Upon compliance with the requirements of Section 8.01, the transferring Consenting Creditor shall be deemed to relinquish its rights (and be released from its obligations) under this Agreement with respect to such transferred Company Claims/Interests.  Any Transfer in violation of Section 8.01 shall be void ab initio.

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8.03.        This Agreement shall in no way be construed to preclude the Consenting Creditors from acquiring additional Company Claims/Interests from holders who are not Consenting Creditors; provided, however, that (a) such additional Company Claims/Interests shall automatically and immediately upon acquisition by a Consenting Creditor be deemed subject to the terms of this Agreement (regardless of when or whether notice of such acquisition is given to counsel to the Company Parties or counsel to the Consenting Creditors) and (b) such Consenting Creditor must provide notice of such acquisition (including the amount and type of Company Claim acquired) to counsel to the Company Parties and Weil within two (2) Business Days of such acquisition.

8.04.        This Section 8.04 shall not impose any obligation on any Company Party to issue any “cleansing letter” or otherwise publicly disclose information for the purpose of enabling a Consenting Creditor to Transfer any of its Company Claims/Interests.  Notwithstanding anything to the contrary herein, to the extent a Company Party and another Party have entered into a Confidentiality Agreement, the terms of such Confidentiality Agreement shall continue to apply and remain in full force and effect according to its terms, and this Agreement does not supersede any rights or obligations (including any obligation by any Company Party to issue a “cleansing letter” or otherwise make a public disclosure of information) otherwise arising under such Confidentiality Agreements.

8.05.        Notwithstanding Section 8.01, any Consenting Creditor may Transfer any Company Claim/Interest to a Qualified Marketmaker and a Qualified Marketmaker that acquires any Company Claims/Interests with the purpose and intent of acting as a Qualified Marketmaker for such Company Claims/Interests shall not be required to execute and deliver a Transfer Agreement or a Joinder in respect of such Company Claims/Interests if (a) such Qualified Marketmaker subsequently transfers such Company Claims/Interests (by purchase, sale assignment, participation, or otherwise) within five (5) Business Days of its acquisition to a transferee that is an entity that is not an affiliate, affiliated fund, or affiliated entity with a common investment advisor; and (b) the transferee is a Permitted Transferee under Section 8.01.  To the extent that a Consenting Creditor is acting in its capacity as a Qualified Marketmaker, it may Transfer (by purchase, sale, assignment, participation, or otherwise) any right, title or interests in Company Claims/Interests that the Qualified Marketmaker acquires from a holder of the Company Claims/Interests who is not a Consenting Creditor without the requirement that the transferee be a Permitted Transferee. For the avoidance of doubt, nothing in this Agreement shall prevent the Consenting Creditors from Transferring (by purchase, sale, assignment, participation, or otherwise) any right, title or interests in Company Claims/Interests to a Qualified Marketmaker so long as any transfer complies with this Section 8.05.

8.06.        Notwithstanding anything to the contrary in this Section 8, the restrictions on Transfer set forth in this Section 8 shall not apply to the grant of any liens or encumbrances on any claims and interests in favor of a lender to a Consenting Creditor, or a bank or broker-dealer holding custody of such claims and interests in the ordinary course of business and which lien or encumbrance is released upon the Transfer of such claims and interests.

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Section 9.              Representations and Warranties of Consenting Creditors.

(a)          Subject to Section 9(b), each Consenting Creditor severally, and not jointly, represents and warrants that, as of the Agreement Effective Date:

(i)       it is the beneficial or record owner of the face amount of the Company Claims/Interests or is the nominee, investment manager, or advisor for beneficial holders of such Company Claims/Interests reflected in, and is not the beneficial or record owner of such Company Claims/Interests other than those reflected in such Consenting Creditor’s signature page to this Agreement or a Transfer Agreement, as applicable (as may be updated pursuant to Section 9);

(ii)      it has the full power and authority to act on behalf of, vote and consent to matters concerning, such Company Claims/Interests;

(iii)     such Company Claims/Interests are free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal, or other limitation on disposition, transfer, or encumbrances of any kind, that would materially adversely affect in any way such Consenting Creditor’s ability to perform any of its obligations under this Agreement at the time such obligations are to be performed;

(iv)     solely with respect to holders of Company Claims/Interests, (i) it is either (A) a qualified institutional buyer as defined in Rule 144A of the Securities Act, (B) not a U.S. person (as defined in Regulation S of the Securities Act), or (C) an accredited investor (as defined in the Rules), and (ii) any securities acquired by the Consenting Creditor in connection with the Restructuring Transactions will have been acquired for investment and not with a view to distribution or resale in violation of the Securities Act;

(v)      solely with respect to holders of Company Claims/Interests, it acknowledges that (i) the offer and sale of any securities will not be registered under the Securities Act and (ii) the offering and issuance of any securities is intended to be exempt from registration under the Securities Act pursuant to (A) Section 4(a)(2) of the Securities Act and/or Regulation D thereunder or (B) pursuant to Section 1145 of the Bankruptcy Code;

(b)          The Parties acknowledge that all representations, warranties, covenants, and other agreements made by any Consenting Creditors that is a separately managed account of an investment manager are being made only with respect to the Claims managed by such investment manager, and shall not apply to (or be deemed to be made in relation to) any Company Claims/Interests that may be beneficially owned by such Consenting Creditors that are not held through accounts managed by such investment manager.

Section 10.            Mutual Representations, Warranties and Covenants.    Each of the Parties represents, warrants, and covenants to each other Party, as of the Agreement Effective Date:

(a)          it is validly existing and in good standing under the Laws of the state of its organization, and this Agreement is a legal, valid, and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability;

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(b)          except as expressly provided in this Agreement, the Plan, and the Bankruptcy Code, no consent or approval is required by any other person or entity in order for it to effectuate the Restructuring Transactions contemplated by, and perform its respective obligations under, this Agreement;

(c)          except as set forth on Exhibit I, the entry into and performance by it of, and the transactions contemplated by, this Agreement do not, and will not, conflict in any material respect with any Law or regulation applicable to it or with any of its articles of association, memorandum of association or other constitutional documents; and

(d)          except as expressly provided in this Agreement, it has (or will have, at the relevant time) all requisite corporate or other power and authority to enter into, execute, and deliver this Agreement and to effectuate the Restructuring Transactions contemplated by, and perform its respective obligations under, this Agreement.

Section 11.            Termination Events.

11.01.        Consenting Creditor Termination Events.  This Agreement may be terminated by the Required Consenting Creditors by the delivery to the Company Parties of a written notice in accordance with Section 13.11 hereof upon the occurrence of any of the following events (unless waived in writing by such Required Consenting Creditors on a prospective or retroactive basis):

(a)           the failure by a Company Party to comply with any of the Milestones unless (i) such failure is the result of any act, omission, or delay on the part of a Consenting Creditor in violation of such Consenting Creditor’s obligations under this Agreement; or (ii) such Milestone is extended by email in accordance with this Agreement;

(b)           the breach in any material respect by a Company Party of any of the representations, warranties, or covenants of the Company Parties set forth in this Agreement that remains uncured for five (5) Business Days after such terminating Consenting Creditors transmit a written notice in accordance with Section 13.11 hereof detailing any such breach;

(c)           the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling or order that (i) enjoins the consummation of a material portion of the Restructuring Transactions and (ii) (A) remains in effect for fifteen (15) Business Days after such issuance; provided, that this termination right may not be exercised by any Party that sought or requested such ruling or order in contravention of any obligation set out in this Agreement or (B) has been requested by any Company Party;

(d)           the Bankruptcy Court enters an order denying confirmation of the Plan;

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(e)           the entry of an order by the Bankruptcy Court, or the filing of a motion or application by any Company Party seeking an order (without the prior written consent of the Required Consenting Creditors), (i) converting one or more of the Chapter 11 Cases of a Company Party to a case under chapter 7 of the Bankruptcy Code, (ii) appointing a trustee in one or more of the Chapter 11 Cases of a Company Party, (iii) rejecting this Agreement or (iv) terminating any of the Company Parties’ exclusive right to file a plan or plans of reorganization or to solicit acceptances thereof pursuant to section 1121 of the Bankruptcy Code;

(f)           any Definitive Documents or any other document or agreement necessary to consummate the Restructuring Transactions are filed or solicited in form or substance not acceptable to the Required Consenting Creditors;

(g)           any Company Party (i) amending, or modifying, or filing a pleading seeking authority to amend or modify, the Definitive Documents in a manner that is materially inconsistent with this Agreement, (ii) suspending or revoking the Restructuring Transactions or (iii) publicly announcing its intention to take any such action listed in the foregoing clauses (i) and (ii) of this subsection;

(h)           any Company Party (i) filing or announcing that it will file or enter into any Alternative Restructuring Proposal, other than the Plan or (ii) withdrawing or announcing its intention not to support the Plan;

(i)            any Company Party filing one or more motion, or application, seeking authority to sell any material assets in excess of $250,000 in the aggregate, without the prior written consent of the Required Consenting Creditors and such motion or application is not withdrawn after three (3) days prior written notice;

(j)            a Termination Event (as defined in the Cash Collateral Order) shall have occurred;

(k)           the entry of any order authorizing the use of cash collateral or postpetition financing that is not in the form of the Cash Collateral Order or otherwise acceptable to the Required Consenting Creditors;

(l)            either (i) any Company Party or any other party filing a motion, application, or adversary proceeding (or any Company Party or other party supports any such motion, application, or adversary proceeding filed or commenced by any third party) challenging the validity, enforceability, perfection, or priority of, or seeking avoidance or subordination of, any Company Claims/Interests or asserting any other cause of action against the Required Consenting Creditors and/or with respect or relating to such Company Claims/Interests or the prepetition liens securing such claims or (ii) entry of an order that is inconsistent with this Agreement or the Restructuring Term Sheet in any material respect;

(m)          the commencement of an involuntary case against any Company Party or any Company Party’s non U.S. subsidiaries and affiliates or the filing of an involuntary petition seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, reorganization or other relief in respect of such Company Party or such Company Party’s foreign subsidiaries and affiliates, or their debts, or of a substantial part of their assets, under any federal, state or foreign bankruptcy, insolvency, administrative receivership or similar Law now or hereafter in effect, provided, that such involuntary proceeding is not dismissed within a period of fifteen (15) days after the filing thereof, or if any court grants the relief sought in such involuntary proceeding;

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(n)           any Company Party or any Company Party’s non-U.S. subsidiaries or affiliates (i) voluntarily commencing any case or filing any petition seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, reorganization or other relief under any federal, state, or foreign bankruptcy, insolvency, administrative receivership or similar Law now or hereafter in effect, except as provided in this Agreement, (ii) applying for or consenting to the appointment of a receiver, administrator, administrative receiver, trustee, custodian, sequestrator, conservator or similar official, (iii) making a general assignment or arrangement for the benefit of creditors or (iv) taking any corporate action for the purpose of authorizing any of the foregoing;

(o)           if (i) the Confirmation Order is reversed, stayed, dismissed, vacated, reconsidered, materially modified, or materially amended without the consent of the Required Consenting Creditors, or (ii) a motion for reconsideration, reargument, or rehearing with respect to any such order has been filed and the Company Parties have failed to timely object to such motion; or

(p)           the failure of the Borrower to (A) make (i) the Open Market Purchases or (ii) the Designated Voluntary Prepayment, as the case may be, in each case by the Open Market Buy-Back Date pursuant to Section 6.03 hereof or (B) to pay the Forbearance Fee as set forth herein.

11.02.        Company Party Termination Events.  Any Company Party may terminate this Agreement as to all Parties upon prior written notice to all Parties in accordance with Section 13.11 hereof upon the occurrence of any of the following events:

(a)          the breach in any material respect by one or more of the Consenting Creditors of any provision set forth in this Agreement that (i) is materially adverse to Jason and (ii) remains uncured for a period of fifteen (15) Business Days after the receipt by the Consenting Creditors of notice of such breach;

(b)          (i) the board of directors, board of managers, or such similar governing body of any Company Party determines, after consulting with outside counsel, that proceeding with any of the Restructuring Transactions would be inconsistent with the exercise of its fiduciary duties or applicable Law, including to pursue an Alternative Restructuring Proposal and (ii) the Company Parties are in compliance with the terms of this Agreement;

(c)          the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order that (i) enjoins the consummation of a material portion of the Restructuring Transactions and (ii) remains in effect for thirty (30) Business Days after such terminating Company Party transmits a written notice in accordance with Section 12.10 hereof detailing any such issuance; provided, that this termination right shall not apply to or be exercised by any Company Party that sought or requested such ruling or order in contravention of any obligation or restriction set out in this Agreement; or

(d)           the Bankruptcy Court enters an order denying confirmation of the Plan.

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11.03.         Mutual Termination.  This Agreement, and the obligations of all Parties hereunder, may be terminated by mutual written agreement among the Required Consenting Creditors and each Company Party.

11.04.         Automatic Termination.  This Agreement shall terminate automatically without any further required action or notice on the Plan Effective Date.

11.05.         Individual Termination. Any Consenting Creditor may terminate this Agreement as to itself only, upon written notice to the other Parties in accordance with Section 12.10, in the event that (a) such Consenting Creditor has transferred all (but not less than all) of its Company Claims/Interests, as applicable, in accordance with Section 7 of this Agreement (such termination shall be effective on the date on which such Consenting Creditor has effected such transfer, satisfied the requirements of Section 7 and provided the written notice required), (b) this Agreement or the Restructuring Term Sheet is amended without its consent in such a way as to alter any of the material terms hereof in a manner that is disproportionately adverse to such Consenting Creditor as compared to similarly situated Consenting Creditor by giving two (2) Business Days’ written notice to the other Parties in accordance with Section 13.11 or (c) the Restructuring Term Sheet is amended, supplemented or otherwise modified without its consent in such a way as to adversely and materially modify the economic treatment contemplated for such Consenting Creditor relative to the treatment contemplated by the Restructuring Term Sheet as of the Agreement Effective Date, by giving two (2) Business Days’ written notice to the other Parties in accordance with Section 13.11.

11.06.        Effect of Termination.  Upon the occurrence of a Termination Date as to a Party, this Agreement shall be of no further force and effect as to such Party and each Party subject to such termination shall be released from its commitments, undertakings, and agreements under or related to this Agreement and shall have the rights and remedies that it would have had, had it not entered into this Agreement, and shall be entitled to take all actions, whether with respect to the Restructuring Transactions or otherwise, that it would have been entitled to take had it not entered into this Agreement, including with respect to any and all Claims or Causes of Action; provided, however, that in no event shall any such termination relieve a Party from liability for its breach or non-performance of its obligations hereunder prior to the date of such termination.  Upon the occurrence of a Termination Date prior to the Confirmation Order being entered by a Bankruptcy Court, any and all consents or ballots tendered by the Parties subject to such termination before a Termination Date shall be deemed, for all purposes, to be null and void from the first instance and shall not be considered or otherwise used in any manner by the Parties in connection with the Restructuring Transactions and this Agreement or otherwise; provided, however, any Consenting Creditor withdrawing or changing its vote pursuant to this Section 11.06 shall promptly provide written notice of such withdrawal or change to each other Party to this Agreement and, if such withdrawal or change occurs on or after the Petition Date, file notice of such withdrawal or change with the Bankruptcy Court.  Nothing in this Agreement shall be construed as prohibiting a Company Party or any of the Consenting Creditors from contesting whether any such termination is in accordance with its terms or to seek enforcement of any rights under this Agreement that arose or existed before a Termination Date.  Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict (a) any right of any Company Party or the ability of any Company Party to protect and reserve its rights (including rights under this Agreement), remedies, and interests, including its claims against any Consenting Creditor, and (b) any right of any Consenting Creditor, or the ability of any Consenting Creditor, to protect and preserve its rights (including rights under this Agreement), remedies, and interests, including its claims against any Company Party or Consenting Creditor.  No purported termination of this Agreement shall be effective under this Section 11.06 or otherwise if the Party seeking to terminate this Agreement is in material breach of this Agreement, except to a termination pursuant to Section 11.02(b).  Nothing in this Section 11.06 shall restrict any Company Party’s right to terminate this Agreement in accordance with Section 11.02(b).

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Section 12.           Amendments and Waivers.

(a)           This Agreement may not be modified, amended, or supplemented, and no condition or requirement of this Agreement may be waived, in any manner except in accordance with this Section 12.

(b)          This Agreement may be modified, amended, or supplemented, or a condition, or requirement of this Agreement may be waived, in a writing (email being sufficient) signed by or with the authority of: (i) each Company Party and (ii) the Required Consenting Creditors; provided, however, that if the proposed modification, amendment, waiver, or supplement modifies, amends or supplements the definition of “Required Consenting Creditors,” such modification, amendment or supplement shall require the consent of all Consenting Creditors.

(c)           Any proposed modification, amendment, waiver, or supplement that does not comply with this Section 12 shall be ineffective and void ab initio.

(d)          The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.  No failure on the part of any Party to exercise, and no delay in exercising, any right, power, or remedy under this Agreement shall operate as a waiver of any such right, power, or remedy, or any provision of this Agreement, nor shall any single or partial exercise of such right, power, or remedy by such Party preclude any other or further exercise of such right, power, or remedy, or the exercise of any other right, power, or remedy.  All remedies under this Agreement are cumulative and are not exclusive of any other remedies provided by Law.

Section 13.           Miscellaneous.

13.01.        Acknowledgement.  Notwithstanding any other provision herein, this Agreement is not and shall not be deemed to be an offer with respect to any securities or solicitation of votes for the acceptance of a plan of reorganization for purposes of sections 1125 and 1126 of the Bankruptcy Code or otherwise.  Any such offer or solicitation will be made only in compliance with all applicable securities Laws, provisions of the Bankruptcy Code, and/or other applicable Law.

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13.02.       Exhibits Incorporated by Reference; Conflicts.  Each of the exhibits, annexes, signatures pages, and schedules attached hereto is expressly incorporated herein and made a part of this Agreement, and all references to this Agreement shall include such exhibits, annexes, and schedules.  In the event of any inconsistency between this Agreement (without reference to the exhibits, annexes, and schedules hereto) and the exhibits, annexes, and schedules hereto, this Agreement (without reference to the exhibits, annexes, and schedules thereto) shall govern.

13.03.        Further Assurances.  Subject to the other terms of this Agreement, the Company Parties agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary, or as may be required by order of the Bankruptcy Court, from time to time, to effectuate the Restructuring Transactions, as applicable.

13.04.       Complete Agreement.  Except as otherwise explicitly provided herein, this Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements, oral or written, among the Parties with respect thereto, other than any Confidentiality Agreement.

13.05.      GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM.  THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.  Notwithstanding the foregoing consent to jurisdiction in either a state or federal court of competent jurisdiction in the State and County of New York, upon the commencement of the Chapter 11 Cases, each of the Parties hereby agrees that, if the Chapter 11 Cases are pending, the Bankruptcy Court shall have exclusive jurisdiction over all matters arising out of or in connection with this Agreement.  Each Party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement, to the extent possible, in the Bankruptcy Court, and solely in connection with claims arising under this Agreement:  (a) irrevocably submits to the exclusive jurisdiction of the Bankruptcy Court; (b) waives any objection to laying venue in any such action or proceeding in the Bankruptcy Court; and (c) waives any objection that the Bankruptcy Court is an inconvenient forum or does not have jurisdiction over any Party hereto.

13.06.       TRIAL BY JURY WAIVER.  EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

13.07.       Execution of Agreement.  This Agreement may be executed and delivered in any number of counterparts and by way of electronic signature and delivery, each such counterpart, when executed and delivered, shall be deemed an original for purposes of validity, enforceability and admissibility, and all of which together shall constitute the same agreement.  Except as expressly provided in this Agreement, each individual executing this Agreement on behalf of a Party has been duly authorized and empowered to execute and deliver this Agreement on behalf of said Party.

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13.08.      Rules of Construction.  This Agreement is the product of negotiations among the Company Parties and the Consenting Creditors, and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof.  The Company Parties and the Consenting Creditors were each represented by counsel during the negotiations and drafting of this Agreement and continue to be represented by counsel.

13.09.       Successors and Assigns; Third Parties.  This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors and permitted assigns, as applicable.  There are no third party beneficiaries under this Agreement, and the rights or obligations of any Party under this Agreement may not be assigned, delegated, or transferred to any other person or entity.

13.10.       Intercreditor Agreement Acknowledgement; Loan Document. The Company Parties hereby acknowledge and agrees that the Plan and the transactions contemplated by this Agreement a disposition of Collateral (as defined in the Intercreditor Agreement) for purposes of the Intercreditor Agreement. This Agreement constitutes a “Loan Document” (as defined in the First Lien Credit Agreement) for purposes of the First Lien Credit Agreement and the other First Lien Credit Agreement Documents.

13.11.        Notices.  All notices hereunder shall be deemed given if in writing and delivered, by electronic mail, courier, or registered or certified mail (return receipt requested), to the following addresses (or at such other addresses as shall be specified by like notice):

(a)          if to a Company Party, to:

Jason Industries, Inc.
833 East Michigan Street, Suite 900
Milwaukee, Wisconsin 53202
Attn:  General Counsel

with copies to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attention:  Jonathan S. Henes, P.C. and Emily E. Geier
E-mail address:  jonathan.henes@kirkland.com and emily.geier@kirkland.com

-and-

Kirkland & Ellis LLP
300 North LaSalle
Chicago, Illinois 60654
Attention:  Laura Krucks and Dan Latona
E-mail address: laura.krucks@kirkland.com and dan.latona@kirkland.com

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(b)          if to a member of the First Lien Ad Hoc Group, to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention:  Ryan Preston Dahl, Mariel Cruz, and Alexander Welch
E-mail address:  ryan.dahl@weil.com, mariel.cruz@weil.com and alexander.welch@weil.com

Any notice given by delivery, mail, or courier shall be effective when received.

13.12.       Enforceability of Agreement.  Each of the Parties to the extent enforceable waives any right to assert that the exercise of termination rights under this Agreement is subject to the automatic stay provisions of the Bankruptcy Code, and expressly stipulates and consents hereunder to the prospective modification of the automatic stay provisions of the Bankruptcy Code for purposes of exercising termination rights under this Agreement, to the extent the Bankruptcy Court determines that such relief is required.

13.13.       Waiver.  If the Restructuring Transactions are not consummated, or if this Agreement is terminated for any reason, the Parties fully reserve any and all of their rights.  Pursuant to Federal Rule of Evidence 408 and any other applicable rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms or the payment of damages to which a Party may be entitled under this Agreement.

13.14.       Specific Performance.  It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Party, and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief (without the posting of any bond and without proof of actual damages) as a remedy of any such breach, including an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder.

13.15.        Several, Not Joint, Claims.  Except where otherwise specified, the agreements, representations, warranties, and obligations of the Parties under this Agreement are, in all respects, several and not joint.

13.16.       Severability and Construction.  If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the remaining provisions shall remain in full force and effect if essential terms and conditions of this Agreement for each Party remain valid, binding, and enforceable.

13.17.        Remedies Cumulative.  All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at Law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such Party.

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13.18.        Relationship Among Consenting Creditors.

(a)          None of the Consenting Creditors shall have any fiduciary duty, any duty of trust or confidence in any form, or other duties or responsibilities to each other, any Consenting Creditors, the Company Parties or their affiliates, or any of the Company Parties’ or their affiliates’ creditors or other stakeholders, including, without limitation, any holders of Company Claims/Interests, and, other than as expressly set forth in this Agreement, there are no commitments among or between the Consenting Creditors.  It is understood and agreed that any Consenting Creditor may trade in any debt or equity securities of Jason without the consent of Jason or any other Consenting Creditor, subject to applicable securities laws, this Agreement (including Section 8 of this Agreement), and any applicable Confidentiality Agreement.  No prior history, pattern or practice of sharing confidences among or between any of the Consenting Creditors and/or Jason shall in any way affect or negate this understanding and agreement.

(b)          The Company Parties understand that the Consenting Creditors are engaged in a wide range of financial services and businesses, and, in furtherance of the foregoing, the Company Parties acknowledge and agree that the obligations set forth in this Agreement shall only apply to the trading desk(s) and/or business group(s) of the Consenting Creditors that principally manage and/or supervise the Consenting Creditor’s investment in the Company Parties, and shall not apply to any other trading desk or business group of the Consenting Creditor so long as they are not acting at the direction or for the benefit of such Consenting Creditor and so long as confidentiality is maintained consistent with any applicable confidentiality agreement.

13.19.       Email Consents.  Where a written consent, acceptance, approval, or waiver is required pursuant to or contemplated by this Agreement, including a written approval by the Company Parties or the Required Consenting Creditors, such written consent, acceptance, approval, or waiver shall be deemed to have occurred if, by agreement between counsel to the Parties submitting and receiving such consent, acceptance, approval, or waiver, it is conveyed in writing (including email) between each such counsel without representations or warranties of any kind on behalf of such counsel.

13.20.        Survival.

(a)          Notwithstanding (i) any transfer of any Company Claims/Interests in accordance with this Agreement or (ii) the termination of this Agreement in accordance with its terms, the agreements and obligations of the Parties in this Section 13 shall survive such transfer or termination and shall continue in full force and effect for the benefit of the Parties in accordance with the terms hereof; provided, that any liability of a Party for failure to comply with the terms of this Agreement shall survive such termination.

(b)          Each of the Parties acknowledges and agrees that this Agreement is being executed in connection with negotiations concerning a possible financial restructuring of the Company Parties and in contemplation of possible chapter 11 filings by the Company Parties and that the rights granted in this Agreement are enforceable by each signatory hereto without approval of any court, including the Bankruptcy Court.

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13.21.        Tax.  To the extent practicable, subject to the consent of the Required Consenting Creditors, the Restructuring Transactions will be structured so as to preserve or otherwise maximize the availability and/or use of favorable tax attributes (including tax basis) of the Company Parties and to otherwise obtain the most beneficial structure for the Company Parties or the Reorganized Jason and the holders of equity in the Reorganized Jason post-Plan Effective Date, and the Company Parties will cooperate on a reasonable basis with the Consenting Creditors in connection with making such determination, including by providing the Consenting Creditors with reasonable information relevant to making such determination.

13.22.       Disclosure; Publicity.  Jason shall submit drafts to the legal counsel of the Consenting Creditors of any announcement of a material event on form 8-K to be filed with the SEC or any press releases that constitute disclosure of the existence or terms of this Agreement or any amendment to the terms of this Agreement at least three (3) Business Days prior to making any such disclosure.  Except as required by law or regulation or by any governmental or regulatory (including self-regulatory) authority, the individuals Company Parties shall not (i) use or disclose to any person the name of any Consenting Creditor, including in any press release, or (ii) disclose to any person, other than the Company Parties’ directors, officers, employees and legal, accounting and financial, and any person the Company Parties determine who need to know such information to perform their duties, the amount or percentage of any First Lien Credit Agreement Loans or Second Lien Credit Agreement Loans held by any Consenting Creditor or holder of Second Lien Credit Agreement Loans, in each case, without such Consenting Creditor’s or holder of Second Lien Credit Agreement Loans consent; provided, that the foregoing shall not prohibit disclosure at any time of the aggregate amount of, and aggregate percentage of, First Lien Credit Agreement Loans and Second Lien Credit Agreement Loans, respectively, held by the First Lien Credit Agreement Lenders and the Second Lien Credit Agreement Lenders, respectively.  The Parties hereby consent to the disclosure by Jason in the Definitive Documents, or in any motion or other pleading seeking approval of any aspect of the Restructuring Transactions, or as otherwise required by law or regulation or by Jason’s existing financing agreements, of the execution, terms and contents of this Agreement and the aggregate amount of, and aggregate percentage of, the First Lien Credit Agreement Loans, Second Lien Credit Agreement Loans and Interests held by such and Second Lien Credit Agreement Loans, respectively, held by the First Lien Credit Agreement Lenders and the Second Lien Credit Agreement Lenders, respectively.

13.23.        Additional Consenting Creditors.  Any First Lien Credit Agreement Lender that is not party to this Agreement as of the Agreement Effective Date may, from time to time, become a party to this Agreement as a Consenting Creditor (an “Additional Consenting Creditor”) by executing a Joinder, pursuant to which such Additional Consenting Creditor shall be bound by the terms of this Agreement as a Consenting Creditor hereunder; provided, however, that any Additional Consenting Creditor that becomes a party to this Agreement after the Open Market Buy-Back Date shall not be entitled to receive any portion of the Open Market Purchases or the Designated Voluntary Prepayment.

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13.24.        Signature Pages. The signature pages executed by Consenting Creditors and delivered to (a) other Consenting Creditors shall be in a redacted form that removes the details of such Consenting Creditors’ holdings and (b) Jason and Weil in an unredacted form (to be held by Weil on a professionals’ eyes only-basis).

[Signature pages to follow]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the day and year first above written.

JASON INDUSTRIES, INC.

By:	/s/ Kevin Kuznicki

Name:	Kevin Kuznicki

Title:	Senior Vice President, General Counsel, and Secretary

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the day and year first above written.

JASON INTERNATIONAL HOLDINGS, INC.
MILSCO, LLC
OSBORN, LLC
SCHAFFNER MANUFACTURING CO, INC.

By:	/s/ Kevin Kuznicki

Name:	Kevin Kuznicki

Title:	Vice President

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the day and year first above written.

JASON INCORPORATED
JASON PARTNERS HOLDINGS INC.
JASON HOLDINGS, INC. I

By:	/s/ Chad Paris

Name:	Chad Paris

Title:	Senior Vice President, Chief Financial Officer

[Consenting Creditor Signature Pages]

EXHIBIT A

Jason Affiliate Entities

Jason Industries, Inc.

Jason International Holdings Inc.

Jason Holdings Inc. I

Jason Incorporated

Milsco, LLC

Osborn, LLC

Schaffner Manufacturing Co., Inc.

Jason Partners Holding Inc.

EXHIBIT B

Restructuring Term Sheet

THIS TERM SHEET IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE.  ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE.  NOTHING CONTAINED IN THIS TERM SHEET SHALL BE AN ADMISSION OF FACT OR LIABILITY OR, UNTIL THE OCCURRENCE OF THE AGREEMENT EFFECTIVE DATE ON THE TERMS DESCRIBED HEREIN AND IN THE RESTRUCTURING SUPPORT AGREEMENT, DEEMED BINDING ON ANY OF THE PARTIES HERETO.

Prepackaged Restructuring Term Sheet

INTRODUCTION

This term sheet (this “Term Sheet”)1 summarizes the material terms and conditions of restructuring and recapitalization transactions regarding Jason Incorporated, Jason Industries, Inc., Jason Partners Holdings Inc., Jason Holdings, Inc. I, Milsco, LLC, Osborn, LLC, Schaffner Manufacturing Co., Inc., and Jason International Holdings, Inc. (collectively, the “Debtors,” and such restructuring, the “Restructuring”).

The Restructuring will be accomplished through the Debtors commencing cases (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) to implement a prepackaged chapter 11 plan of reorganization described herein (the “Plan”).

This Term Sheet is being agreed to in connection with that certain Restructuring Support Agreement, dated as of June June 5, 2020 (the “RSA”), to which this Term Sheet is attached as Exhibit B, by and among the Debtors and certain Consenting Creditors (as defined in the RSA) parties thereto from time to time.  Pursuant to the RSA, the parties thereto have agreed to support the transactions contemplated therein and herein; provided that in the event of any inconsistency between this Term Sheet and the RSA, the RSA shall control in all respects.

This summary is being presented for discussion and settlement purposes, and is entitled to protection from any use or disclosure to any person pursuant to Rule 408 of the Federal Rules of Evidence and any other Rule of similar import.

This Term Sheet does not include a description of all of the terms, conditions, and other provisions that are to be contained in the definitive documentation governing the Restructuring, which remain subject to negotiation and completion in accordance with the RSA and applicable law; provided that such terms, conditions, and other provisions shall be consistent with the Term Sheet and RSA and otherwise acceptable to the First Lien Ad Hoc Group.  The Restructuring will not contain any material terms or conditions that are inconsistent in any material respect with this Term Sheet or the RSA.

[1]
Capitalized terms used but not otherwise defined in this Term Sheet have the meanings ascribed to such terms as set forth on Exhibit A attached hereto or the RSA, as applicable; provided that in the event of any inconsistency between this Term Sheet and the RSA, the RSA shall control in all respects.

OVERVIEW OF THE RESTRUCTURING
In general, the Restructuring contemplates that:

(a)    The Debtors will implement the Restructuring in the Bankruptcy Court pursuant to the Plan on the terms set forth in this Term Sheet and RSA, and in accordance with the Milestones attached hereto as Exhibit B.

(b)     The First Lien Ad Hoc Group consents to the use of cash collateral securing the First Lien Credit Agreement Claims to fund the Chapter 11 Cases, as set forth in Exhibit C to the RSA.

(c)    On the Open Market Buy‑Back Date, the Company Parties shall effectuate (1) the Open Market Purchases, and (2) shall make payment of 2.00% of the Forbearance Fee consistent with section 6.04 of the RSA.  The remaining 2.00% of the Forbearance Fee (the Forbearance Fee Deferred Portion) shall be paid according to the terms of section 6.04 of the RSA.

(d)     On the Plan Effective Date, New Holdco will enter into a third-party asset-based exit financing that (i) provides availability as of the Closing Date of at least $20 million for revolving borrowings after permitting for any amounts on account of outstanding letters of credit; and (ii) has aggregate total commitments in an amount not less than $30 million (the “New Revolving Exit Facility”) on terms acceptable to the Consenting First Lien Lenders.

(e)     On the Plan Effective Date, in full and final satisfaction, settlement, release, and discharge of and in exchange for each First Lien Credit Agreement Secured Claim, each Holder thereof shall receive its Pro Rata share of and interest in:  (i) the $75 million New First Lien Credit Facility; (ii) the $50 million New Junior Convertible Term Loan; (iii) 100% of the New Jason Equity, subject to dilution by the Warrants, Management Incentive Plan, and New Junior Convertible Term Loan; provided that 10% of such New Jason Equity, subject to dilution by the Warrants, Management Incentive Plan, and New Junior Convertible Term Loan, shall be distributed on account of Class 5 Claims, as provided herein; and (iv) if applicable, the First Lien Put Option.

(f)      On the Plan Effective Date, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Class 4 Claim, each Holder of a First Lien Credit Agreement Deficiency Claim shall receive no distribution.2

(g)     In partial satisfaction of First Lien Credit Agreement Claims, New Holdco will  use the First Lien Credit Agreement Secured Claims to acquire 100% of the assets of the Debtors, pursuant to sections 1123(a)(5)(d) & 1129(b)(2)(a)(ii). Such credit bid may be effectuated via merger, amalgamation, consolidation, or otherwise.

(h)     In full and final satisfaction, settlement, release, and discharge of and in exchange for each Second Lien Credit Agreement Claim, each Holder thereof shall receive either:  (i) if Class 5 timely accepts the Plan, its Pro Rata share of and interest in (x) 10% of the new Jason Equity subject to dilution by the Warrants, Management Incentive Plan, and New Junior Convertible Term Loan; and (y) Warrants for 10.0% of the New Jason Equity at an aggregate equity value strike price at $[●];3 and (ii) if Class 5 rejects the Plan, no distribution.

(i)      All General Unsecured Claims will be paid in full or otherwise provided such treatment as to render them Unimpaired.4

(j)      At the option of the Reorganized Debtors’, Intercompany Claims and Intercompany Interests shall be either Reinstated or cancelled and released without any distribution.

(k)      Jason Preferred Interests shall be cancelled and released without any distribution.

(l)       Jason Common Interests shall be cancelled and released without any distribution.

This Term Sheet incorporates the rules of construction as set forth in section 102 of the Bankruptcy Code.

[2]	NTD: Transaction structure subject to ongoing review by tax counsel.

[3]
The aggregate equity value strike price shall be set at a value that allows Holders of First Lien Credit Agreement Claims to receive par value plus accrued interest as of the Plan Effective Date plus accrual of 5% annually.

[4]	Subject to resolution of certain contingent claims in a manner acceptable to the First Lien Ad Hoc Group.

2

TREATMENT OF CLAIMS AND INTERESTS OF THE DEBTORS UNDER THE PLAN
Class No.	Type of Claim	Treatment	Impairment / Voting
Unclassified Non-Voting Claims
N/A	Administrative Claims
Except to the extent that a Holder of an Allowed Administrative Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Administrative Claim, on the Plan Effective Date or as soon as reasonably practicable thereafter, each Holder thereof shall receive payment in full in cash.

N/A
N/A	Priority Tax Claims
Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code.

N/A
N/A	Restructuring Expenses
During the period commencing on the Petition Date through the Plan Effective Date, the Debtors will promptly pay, in full in cash any Restructuring Expenses in accordance with the terms of the RSA and Cash Collateral Orders. Without limiting the foregoing, to the extent that any Restructuring Expenses remain accrued and/or unpaid as of the Plan Effective Date, on the Plan Effective Date, the Reorganized Debtors shall pay in full in cash any outstanding Restructuring Expenses without the requirement for the filing of retention applications, fee applications, or any other applications in the chapter 11 cases, and without any requirement for further notice or Bankruptcy Court review or approval. For the avoidance of doubt, any Restructuring Expenses invoiced after the Plan Effective Date shall be paid promptly, but no later than ten (10) business days of receiving an invoice.

3

TREATMENT OF CLAIMS AND INTERESTS OF THE DEBTORS UNDER THE PLAN
Class No.	Type of Claim	Treatment	Impairment / Voting
Classified Claims and Interests of the Debtors
Class 1	Other Secured Claims
Except to the extent that a Holder of an Allowed Other Secured Claim agrees to less favorable treatment, on the Plan Effective Date, or as soon as reasonably practicable thereafter, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for such Allowed Other Secured Claim, each Holder thereof shall receive, at the option of the applicable Debtor(s), or Reorganized Debtor(s), as applicable:  (a) payment in full in Cash; (b) the collateral securing its Allowed Other Secured Claim; (c) Reinstatement of its Allowed Other Secured Claim; or (d) such other treatment rendering its Allowed Other Secured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.

Unimpaired; deemed to accept
Class 2	Other Priority Claims
Except to the extent that a Holder of an Allowed Other Priority Claim agrees to less favorable treatment, on the Plan Effective Date, or as soon as reasonably practicable thereafter, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for such Allowed Other Priority Claim, each Holder thereof shall receive payment in full in Cash or such other treatment rendering its Allowed Other Priority Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.

Unimpaired; deemed to accept
Class 3	First Lien Secured Credit Agreement Claims
Allowance:
First Lien Secured Credit Agreement Claims shall be Allowed in an amount not less than $[•].
Treatment:
Except to the extent that a Holder of a First Lien Credit Agreement Claim agrees to less favorable treatment, on the Plan Effective Date, in full and final satisfaction, settlement, release, and discharge of and in exchange for each First Lien Credit Agreement Claim, each Holder thereof shall receive its Pro Rata share of and interest in:  (i) the New First Lien Credit Facility; (ii) New Junior Lien Credit Facility; (iii) 100% of the New Jason Equity, subject to dilution by the Warrants, Management Incentive Plan, and New Junior Convertible Term Loan; provided that 10% of such New Jason Equity, subject to dilution by the Warrants, Management Incentive Plan, and New Junior Convertible Term Loan, shall be distributed on account of Class 5 Claims, as provided herein (iv) if applicable, the First Lien Put Option, and (v) the Warrants, which Warrants shall be distributed on account of Class 5 Claims, as provided herein.

Impaired; entitled to vote

4

TREATMENT OF CLAIMS AND INTERESTS OF THE DEBTORS UNDER THE PLAN
Class No.	Type of Claim	Treatment	Impairment / Voting
Class 4	First Lien Deficiency Claims
Allowance:
First Lien Deficiency Claims shall be Allowed in an amount not less than $[•].
Treatment:
Except to the extent that a Holder a First Lien Deficiency Claim agrees to less favorable treatment, on the Plan Effective Date, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Allowed Class 4 Claim, each Holder thereof shall receive no distribution.

Impaired; entitled to vote
Class 5	Second Lien Credit Agreement Claims
Allowance:
Second Lien Credit Agreement Claims shall be Allowed in an amount equal to $[•].
Treatment:
Except to the extent that a Holder of a Second Lien Credit Agreement Claim agrees to less favorable treatment, on the Plan Effective Date, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Allowed Class 5 Claim, each Holder thereof shall receive as a carve-out from the collateral securing the First Lien Secured Credit Agreement Claims: (i) if Class 5 timely accepts the Plan, its Pro Rata share of and interest in (x) 10% of the New Jason Equity subject to dilution by the Warrants, Management Incentive Plan, and New Junior Convertible Term Loan; and (y) Warrants for 10.0% of the New Jason Equity at an aggregate equity value strike price at $[●];[5] and (ii) if Class 5 rejects the Plan, no distribution.

Impaired; entitled to vote

[5]
The aggregate equity value strike price shall be set at a value that allows Holders of First Lien Credit Agreement Claims to receive par value plus accrued interest as of the Plan Effective Date plus accrual of 5% annually.

5

TREATMENT OF CLAIMS AND INTERESTS OF THE DEBTORS UNDER THE PLAN
Class No.	Type of Claim	Treatment	Impairment / Voting
Class 6	General Unsecured Claims[6]
Except to the extent that a Holder of an Allowed General Unsecured Claim agrees to less favorable treatment, on the Plan Effective Date, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each Allowed General Unsecured Claim, each Holder thereof shall receive, at the election of the Debtors or the Reorganized Debtors, as applicable, either:  (a) Reinstatement of such Allowed General Unsecured Claim pursuant to section 1124 of the Bankruptcy Code; (b) payment in full in Cash on the later of (i) the Plan Effective Date or as soon as reasonably practicable thereafter, or (ii) the date such payment is due in the ordinary course of business in accordance with the terms and conditions of the particular transaction giving rise to such Allowed General Unsecured Claim; or (c) such other treatment rendering such Allowed General Unsecured Claim Unimpaired.

Unimpaired; deemed to accept
Class 7	Intercompany Claims
On the Plan Effective Date, each Intercompany Claim shall be, at the option of the Debtors or the Reorganized Debtors, as applicable, either Reinstated or cancelled and released without any distribution.

Impaired; deemed to reject or Unimpaired; deemed to accept
Class 8	Intercompany Interests
On the Plan Effective Date, Intercompany Interests shall be, at the option of the Debtors or the Reorganized Debtors, as applicable, either Reinstated or cancelled and released without any distribution.

Impaired; deemed to reject or Unimpaired; deemed to accept
Class 9	Jason Common Interests	Jason Common Interests shall be cancelled and released without any distribution.	Impaired; deemed to reject
Class 10	Jason Preferred Interests	Jason Preferred Interests shall be cancelled and released without any distribution.	Impaired; deemed to reject

[6]	Subject to the resolution of certain contingent claims in a manner acceptable to the First Lien Ad Hoc Group.

6

GENERAL PROVISIONS REGARDING THE PLAN
Subordination
The allowance, classification, and treatment of all allowed Claims and allowed Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Debtors reserve the right to re-classify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto except as otherwise provided by the RSA and this Term Sheet.

Restructuring Transactions
The Confirmation Order shall be deemed to authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan and Plan Supplement and the issuance of all Securities, notes, instruments, certificates, and other documents required to be issued pursuant to the Restructuring (collectively, the “Restructuring Transactions”).  On the Plan Effective Date, the Reorganized Debtors shall issue all Securities, notes, instruments, certificates, and other documents required to be issued pursuant to the Restructuring.

Cancellation of Notes, Instruments, Certificates, and Other Documents
On the Plan Effective Date, unless otherwise specified in the Plan, all notes, instruments, certificates, and other documents evidencing Claims or Interests, including credit agreements, shall be cancelled, and the obligations of the Debtors and any non-Debtor Affiliates thereunder or in any way related thereto shall be deemed satisfied in full and discharged.

Executory Contracts and Unexpired Leases
The Plan will provide that the executory contracts and unexpired leases that are not assumed or rejected as of the Plan Effective Date (either pursuant to the Plan or a separate motion) will be deemed assumed pursuant to section 365 of the Bankruptcy Code, in each case subject to the prior consent of the First Lien Ad Hoc Group (such consent not to be unreasonably withheld).
The Debtors shall serve rejection notices in respect of each rejected executory contract and unexpired lease on the applicable counterparties in accordance with procedures set forth in the Plan.

Retention of Jurisdiction	The Plan will provide for the retention of jurisdiction by the Bankruptcy Court for usual and customary matters related to the Plan and the Restructuring.

7

GENERAL PROVISIONS REGARDING THE PLAN
Discharge of Claims and Termination of Interests
Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or in any contract, instrument, or other agreement or document created pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Plan Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Plan Effective Date by the Reorganized Debtors), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Plan Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the Debtors before the Plan Effective Date and that arise from a termination of employment, any contingent or noncontingent liability on account of representations or warranties issued on or before the Plan Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (a) a Proof of Claim based upon such debt or right is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (b) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (c) the Holder of such a Claim or Interest has accepted the Plan. Any default or “event of default” by the Debtors or Affiliates with respect to any Claim or Interest that existed immediately before or on account of the Filing of the Chapter 11 Cases shall be deemed cured (and no longer continuing) as of the Plan Effective Date. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Plan Effective Date occurring.

Releases by the Debtors
Notwithstanding anything contained in the plan to the contrary, pursuant to Section 1123(b) of the Bankruptcy Code, for good and valuable consideration, on and after the Plan Effective Date, each Released Party is deemed released and discharged by the Debtors, the Reorganized Debtors, and their Estates from any and all Claims and Causes of Action, whether known or unknown, including any derivative Claims asserted or assertable on behalf of the Debtors or their Estates, that the Debtors, the Reorganized Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any claim against, or interest in, a Debtor or other entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership, or operation thereof), any Securities issued by the Debtors and the ownership thereof, the Debtors’ in- or out-of-court restructuring efforts, the First Lien Credit Agreement, the Second Lien Credit Agreement, any Avoidance Actions (but excluding avoidance actions brought as counterclaims or defenses to claims asserted against the debtors), any intercompany transaction, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the Restructuring Support Agreement, the Disclosure Statement, the Plan, the Plan Supplement, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, the Plan, the Plan Supplement, the Chapter 11 Cases, the filing of the chapter 11 cases, the New First Lien Credit Agreement, the New First Lien Credit Agreement Documents, the New Junior Lien Credit Agreement, the New Junior Lien Credit Agreement Documents, the New Revolving Exit Facility, solicitation of votes on the Plan, the prepetition negotiation and settlement of Claims, the pursuit of Confirmation, the pursuit of consummation, the administration and implementation of the Plan, including the issuance or distribution of debt and/or preferred equity (including the New First Lien Term Loan, New Junior Convertible Term Loans, and the New Revolving Exit Facility) and/or Securities (including the New Jason Equity and the Warrants) pursuant to the Plan, or the distribution of property under the plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Plan Effective Date.  Notwithstanding anything to the contrary in the foregoing, the Releases set forth above do not release any post-Plan Effective Date obligations of any Party or Entity under the Plan, any Restructuring Transaction, or any document, instrument, or agreement (including the New First Lien Credit Agreement Documents, New Junior Lien Credit Agreement Documents, and other documents, instruments and agreements set forth in the Plan Supplement) executed to implement the plan and shall not result in a release, waiver, or discharge of any of the Debtors’ or the Reorganized Debtors’ assumed indemnification provisions as set forth in the Plan.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor Release, which includes by reference each of the related provisions and definitions contained in the Plan, and further, shall constitute the Bankruptcy Court’s finding that the Debtor Release is:  (a) in exchange for the good and valuable consideration provided by the released parties, including, without limitation, the released parties’ contributions to facilitating the restructuring and implementing the Plan; (b) a good faith settlement and compromise of the Claims released by the Debtor Release; (c) in the best interests of the Debtors and all Holders of Claims and Interests; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; and (f) a bar to any of the Debtors, the Reorganized Debtors, or the Debtors’ Estates asserting any Claim or Cause of Action released pursuant to the Debtor Release.

8

GENERAL PROVISIONS REGARDING THE PLAN
Releases by Holders of Claims and Interests
Notwithstanding anything contained in the Plan to the contrary, as of the Plan Effective Date, and to the fullest extent allowed by applicable law, each Releasing Party is deemed to have released and discharged each Debtor, Reorganized Debtor, and Released Party from any and all Claims and Causes of Action, whether known or unknown, including any derivative claims asserted or assertable on behalf of the Debtors, or their Estates, that such Entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership or operation thereof), any Securities issued by the Debtors and the ownership thereof, the Debtors’ in-or-out-of-court restructuring efforts, the First Lien Credit Agreement, the Second Lien Credit Agreement, any Avoidance Actions (but excluding Avoidance Actions brought as counterclaims or defenses to asserted against the Debtors), any Intercompany Transaction, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the Restructuring Support Agreement, the Disclosure Statement, the Plan, the Plan Supplement, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, the Plan, the Plan Supplement, the New First Lien Credit Agreement, the New First Lien Credit Agreement Documents, the New Junior Lien Credit Agreement, the New Junior Lien Credit Agreement Documents, solicitation of votes on the Plan, the prepetition negotiation and settlement of Claims, the pursuit of Confirmation, the pursuit of consummation, the administration and implementation of the Plan, including the issuance or distribution of debt and/or preferred equity (including the New First Lien Term Loans, New Junior Convertible Term Loans, and the New Revolving Exit Facility), and/or Securities (including the New Jason Equity and the Warrants) pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Plan Effective Date.

Notwithstanding anything to the contrary in the foregoing, the Releases set forth above do not release any post-Plan Effective Date obligations of any Party or entity under the Plan, any Restructuring Transaction, or any document, instrument, or agreement (including the New First Lien Credit Agreement Documents, the New Junior Lien Credit Agreement Documents, and other documents, instruments, and agreements set forth in the Plan Supplement) executed to implement the Plan and shall not result in a release, waiver, or discharge of any of the Debtors’ or the Reorganized Debtors’ assumed indemnification provisions as set forth in the Plan.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Third-Party Release, which includes by reference each of the related provisions and definition contained in the Plan, and, further, shall constitute the Bankruptcy Court’s finding that the Third-Party Release is:  (a) consensual; (b) essential to the Confirmation of the Plan; (c) given in exchange for the good and valuable consideration provided by the Released Parties, including, without limitation, the Released Parties’ contributions to facilitating the Restructuring and implementing the Plan; (d) a good faith settlement and compromise of the Claims released by the Third-Party Release; (e) in the best interests of the Debtors and their Estates; (f) fair, equitable, and reasonable; (g) given and made after due notice and opportunity for hearing; and (h) a bar to any of the Releasing Parties asserting any Claim or Cause of action released pursuant to the Third-Party Release.

9

GENERAL PROVISIONS REGARDING THE PLAN
Exculpation
Notwithstanding anything contained in the Plan to the contrary, no Exculpated Party shall have or incur liability for, and each Exculpated Party is released and exculpated from, any Cause of Action for any Claim related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or filing of the Restructuring Support Agreement and related prepetition transactions, the Disclosure Statement, the Plan, the Plan Supplement, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, the Plan, the Plan Supplement, the Chapter 11 Cases, the filing of the Chapter 11 Cases, the New First Lien Credit Agreement, the New First Lien Credit Agreement Documents, the New Junior Lien Credit Agreement, the New Junior Lien Credit Agreement Documents, and solicitation of votes on the Plan, the prepetition negotiation and settlement of Claims, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of debt and/or preferred equity (including the New First Lien Term Loans, New Junior Convertible Term Loans, and the New Revolving Exit Facility) and/or Securities (including the New Jason Equity and the Warrants) pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or before the Plan Effective Date, except for Claims related to any act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan.

The Exculpated Parties have, and upon Confirmation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes on, and distribution of consideration pursuant to, the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.  Notwithstanding anything to the contrary in the foregoing, the exculpation set forth above does not release or exculpate any Claim relating to any post-Plan Effective Date obligations of any Party or Entity under the Plan, any Restructuring Transaction, or any document, instrument, or agreement (including the New First Lien Credit Agreement Documents, the New Junior Lien Credit Agreement Documents, and other documents, instruments and agreements set forth in the Plan Supplement) executed to implement the Plan.

10

GENERAL PROVISIONS REGARDING THE PLAN
Injunction
Except as otherwise provided in the Plan or the Confirmation Order, all Entities who have held, hold, or may hold Claims, Interests, Causes of Action, or liabilities that:  (a) are subject to compromise and settlement pursuant to the terms of the Plan; (b) have been released pursuant to section [●] of the Plan; (c) have been released pursuant to section [●] of the Plan; (d) are subject to exculpation pursuant to section [●] of the Plan; or (e) are otherwise discharged, satisfied, stayed, or terminated pursuant to the terms of the Plan, are permanently enjoined and precluded, from and after the Plan Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Released Parties, or the Exculpated Parties:  (1) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests; (2) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such entities on account of or in connection with or with respect to any such Claims or Interests; (3) creating, perfecting, or enforcing any encumbrance of any kind against such Entities or the property or Estates of such Entities on account of or in connection with or with respect to any such Claims or Interests; (4) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such claims or interests unless such entity has timely asserted such setoff right in a document filed with the Bankruptcy Court explicitly preserving such setoff, and notwithstanding an indication of a Claim or Interest or otherwise that such Entity asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (e) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests discharged, released, exculpated, or settled pursuant to the Plan.

OTHER MATERIAL PROVISIONS REGARDING THE RESTRUCTURING
Management Incentive Plan
Following the Plan Effective Date, the Reorganized Debtors shall adopt and implement the Management Incentive Plan.  Awards under the Management Incentive Plan shall be granted by the compensation committee of the New Board.

Transaction Structure
The Restructuring Transactions and related transactions shall be structured (i) in a tax efficient manner for the Debtors and the First Lien Ad Hoc Group in accordance with the Plan and Plan Supplement and (ii) such that Reorganized Jason will not be subject to public-reporting requirements following the Plan Effective Date.[7]

Structurally Senior Debt	All debt will remain in place at non‑Debtor foreign entities (subject to diligence by the First Lien Ad Hoc Group).

[7]	NTD: To discuss.

11

OTHER MATERIAL PROVISIONS REGARDING THE RESTRUCTURING
Insurance
The Debtors shall continue to satisfy their surety bonds and insurance policies in full (including any D&O Liability Insurance Policies, including, without limitation, any “tail policy” and all agreements, documents, or instruments related thereto) and continue such programs in the ordinary course of business.  Each of the Debtors’ surety bonds and insurance policies, and any agreements, documents, or instruments relating thereto shall be treated as Executory Contracts under the Plan.  Unless otherwise provided in the Plan, on the Plan Effective Date:  (a) the Debtors shall be deemed to have assumed all such surety bonds and insurance policies and any agreements, documents, and instruments relating to coverage of all insured Claims; and (b) such surety bonds and insurance policies and any agreements, documents, or instruments relating thereto shall revest in the applicable Reorganized Debtor(s).

D&O Insurance
Each D&O Liability Insurance Policy (including, without limitation, any “tail policy” and all agreements, documents, or instruments related thereto) shall be deemed assumed without the need for any further notice to or action, order, or approval of the Bankruptcy Court, as of the Plan Effective Date, pursuant to section 365 of the Bankruptcy Code.
The Debtors or the Reorganized Debtors, as applicable, shall not terminate or otherwise reduce the coverage under any D&O Liability Insurance Policy (including, without limitation, any “tail policy” and all agreements, documents, or instruments related thereto) in effect prior to the Plan Effective Date, and any current and former directors, officers, managers, and employees of the Debtors who served in such capacity at any time before or after the Plan Effective Date shall be entitled to the full benefits of any such policy for the full term of such policy regardless of whether such directors, officers, managers, and employees remain in such positions after the Plan Effective Date.

Employment Obligations
Except as provided herein, including with respect to “Employment Agreements”, all employee wages, compensation, benefit, and incentive programs in place as of the Plan Effective Date with the Company Parties shall be assumed, or assumed and amended on terms no less favorable than the terms that were in place on the Plan Effective Date, by Reorganized Debtors and shall remain in place as of the Plan Effective Date, and Reorganized Debtors will continue to honor such agreements, arrangements, programs, and plans in each case other than with respect to any programs with respect to Interests (such as stock, options, warrants, or RSUs, each of which shall be deemed to be no longer valid, binding, or effective with respect to the Reorganized Debtors).

Notwithstanding the foregoing, pursuant to section 1129(a)(13) of the Bankruptcy Code, from and after the Plan Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law.

Executive Employment Agreements
The Executives and the First Lien Ad Hoc Group shall in good faith negotiate new or amended employment agreements, the terms and conditions of which shall be reasonably acceptable to the Company and acceptable to each Executive and the First Lien Ad Hoc Group; provided that in conjunction with any agreement executed on the Plan Effective Date, such executive shall waive any change of control bonuses to which they would be entitled under their existing employment agreements; provided further that if an agreement is not reached, the relevant Executive shall be entitled to the severance payment set forth in his current Employment Agreement.

12

OTHER MATERIAL PROVISIONS REGARDING THE RESTRUCTURING
Indemnification of Prepetition Directors, Officers, Managers, et al.
Consistent with applicable law, each of the Debtors’ indemnification provisions in effect as of the Petition Date, whether in the Debtors’ bylaws, certificates of incorporation, other formation documents, board resolutions, management, indemnification agreements, employment contracts, or otherwise providing a basis for any obligation of a Debtor to indemnify, defend, reimburse, or limit the liability of, or to advance fees and expenses to, any of the Debtors’ current and former directors, officers, equityholders, managers, officers, members, employees, accountants, investment bankers, attorneys, other agents, and professionals of the Debtors, and such current and former directors’, officers’, and managers’ respective Affiliates (each of the foregoing solely in their capacity as such), as applicable, shall be assumed and reinstated and remain intact, irrevocable, and shall survive the effectiveness of the Restructuring on terms no less favorable to such current and former directors, officers, equityholders, managers, officers, members, employees, accountants, investment bankers, attorneys, other professionals, agents of the Debtors, and such current and former directors’, officers’, and managers’ respective Affiliates (each of the foregoing solely in their capacity as such), other agents and professionals of the Debtors, and such current and former directors’, officers’, and managers’ respective Affiliates than the indemnification provisions in place as of the Petition Date.

Claims of the Debtors
The Reorganized Debtors shall retain all rights to commence and pursue any Causes of Action, other than any Causes of Action released by the Debtors pursuant to the release and exculpation provisions outlined in this Term Sheet.

Vesting of Assets
Subject to the Restructuring Transactions, on the Plan Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all assets of the Debtors’ Estates will vest in the Reorganized Debtor(s) and/or New Holdco, as applicable, free and clear of all claims, liens, encumbrances, charges, and other interests, except as otherwise provided in the Plan.

Additional Plan Provisions and Documentation
The Plan shall contain other customary provisions for chapter 11 plans of this type, which provisions shall be consistent with this Term Sheet and the RSA and otherwise acceptable to the First Lien Ad Hoc Group.

13

OTHER MATERIAL PROVISIONS REGARDING THE RESTRUCTURING
Conditions Precedent to Restructuring
The following shall be conditions to the Plan Effective Date (the “Conditions Precedent”):

(a)      the Bankruptcy Court shall have entered the Confirmation Order;
(b)     the final version of the Plan Supplement and all of the schedules, documents, and exhibits contained therein, and all other schedules, documents, supplements and exhibits to the Plan, shall have been filed;
(c)     the RSA shall not have been terminated;
(d)     a Termination Event (as defined by the Cash Collateral Orders) shall not have occurred;
(e)     the Debtors shall have obtained all authorizations, consents and approvals, rulings, or  regulatory, governmental, and third party documents that are necessary to implement and effectuate the Plan, and all applicable regulatory or government-imposed waiting periods have expired or been terminated;
(f)      the New First Lien Credit Agreement Documents, the New Junior Lien Credit Agreement Documents, and the New Revolving Exit Facility shall be in full force and effect (with all conditions precedent thereto having been satisfied or waived), subject to any applicable post-closing execution and delivery requirements;
(g)     the New Organizational Documents shall be in full force and effect (with all conditions precedent thereto having been satisfied or waived);
(h)     all Restructuring Expenses shall have been indefeasibly paid in full;
(i)      all professional fees and expenses of Retained Professionals approved by the Bankruptcy Court shall have been paid in full or amounts sufficient to pay such fees and expenses after the Plan Effective Date have been placed in a Professional Fee Escrow Account pending approval by the Bankruptcy Court;
(j)       the First Lien Put Backstop Commitment has been provided (if applicable); and
(k)      the Reorganized Debtors shall satisfy the Minimum Liquidity Threshold.

Waiver of Conditions Precedent to the Plan Effective Date
The Debtors may waive any of the conditions to the Plan Effective Date set forth in the Plan (except for the condition to the Plan Effective Date set forth therein) at any time, without any notice to any other parties in interest and without any further notice to or action, order, or approval of the Bankruptcy Court, and without any formal action other than a proceeding to confirm the Plan or consummate the Plan, subject to the consent of the First Lien Ad Hoc Group in its sole discretion.

14

CORPORATE GOVERNANCE PROVISIONS/SEC REGISTRATION EXEMPTION
New Board
On the Plan Effective Date, the terms of the current members of the board of directors of Jason shall expire, and the board of directors of Reorganized Jason (the “New Board”) shall be appointed on the Plan Effective Date in accordance with the terms and conditions set forth in of the applicable New Organizational Documents (defined herein) and Stockholder Agreement (as defined herein) and the identities of directors on the New Board shall be set forth in the Plan Supplement to the extent known at the time of filing of such.  The New Board shall be comprised of the CEO of Reorganized Jason and such other members to be selected by the First Lien Ad Hoc Group.

Governance
Corporate governance for the Reorganized Debtors, including charters, bylaws, operating agreements, or other organization documents, as applicable (the “New Organizational Documents”),  and stockholder agreements of Reorganized Jason (the “Stockholder Agreement”) shall be in a form acceptable to the First Lien Ad Hoc Group and consistent with section 1123(a)(6) of the Bankruptcy Code (as applicable).
The New Organizational Documents and Stockholder Agreement, as applicable, should provide for, among other things: (a) customary information rights, registration rights, and preemptive rights; (b) for so long as the Convertible Term Loan remains outstanding, it shall be stapled to the equity and any holder thereof must trade the two together; (c) other customary transfer restrictions as may be determined by the Ad Hoc Group.

Exemption from SEC Registration	The issuance of all securities under the Plan will be exempt from registration under the Securities Act and applicable law.

[Exhibits follow]

15

EXHIBIT A

DEFINITIONS

Term	Definition
Administrative Claim
A Claim incurred by the Debtors on or after the Petition Date and before the Plan Effective Date for a cost or expense of administration of the Chapter 11 Cases entitled to priority under sections 503(b), 507(a)(2), or 507(b) of the Bankruptcy Code, including:  (a) the actual and necessary costs and expenses incurred on or after the Petition Date until and including the Plan Effective Date of preserving the Estates and operating the Debtors’ businesses; (b) Allowed Professional Fee Claims; and (c) all fees and charges assessed against the Estates pursuant to section 1930 of chapter 123 of title 28 of the United States Code.

Affiliate	As defined in section 101(2) of the Bankruptcy Code.
Allowed
With respect to any Claim or Interest:  (a) a Claim or Interest as to which no objection has been filed and that is evidenced by a Proof of Claim or Interest, as applicable, timely filed by the applicable Bar Date, if any, or that is not required to be evidenced by a filed Proof of Claim or Interest, as applicable, under the Plan, the Bankruptcy Code, or a Final Order; (b) a Claim or Interest that is scheduled by the Debtors as neither disputed, contingent, nor unliquidated, and as for which no Proof of Claim or Interest, as applicable, has been timely filed; or (c) a Claim or Interest that is Allowed (i) pursuant to the Plan, (ii) in any stipulation that is approved by the Bankruptcy Court, or (iii) pursuant to any contract, instrument, indenture, or other agreement entered into or assumed in connection herewith.  Except as otherwise specified in the Plan or any Final Order, the amount of an Allowed Claim shall not include interest or other charges on such Claim from and after the Petition Date.  No Claim of any Entity subject to section 502(d) of the Bankruptcy Code shall be deemed Allowed unless and until such Entity pays in full the amount that it owes such Debtor or Reorganized Debtor, as applicable.

Bankruptcy Rules	The Federal Rules of Bankruptcy Procedure promulgated under section 2075 of title 28 of the United States Code, and the general, local, and chambers rules of the Bankruptcy Court.
Cash Collateral Orders
Means the interim and final Cash Collateral Orders entered in the chapter 11 cases to which shall be in form and substance satisfactory to the Required Consenting Creditors, and which interim order is attached to the RSA as Exhibit C to the RSA.

Cause of Action
Any claims, interests, damages, remedies, causes of action, demands, rights, actions, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, liens, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, choate or inchoate, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable, directly or derivatively, matured or unmatured, suspected or unsuspected, in contract, tort, law, equity, or otherwise. Causes of Action also include: (a) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by law; (b) any claim based on or relating to, or in any manner arising from, in whole or in part, breach of fiduciary duty, violation of local, state, federal, or foreign law, or breach of any duty imposed by law or in equity, including securities laws, negligence, and gross negligence; (c) the right to object to or otherwise contest Claims or Interests; (d) claims pursuant to sections 362, 510, 542, 543, 544 through 550, or 553 of the Bankruptcy Code; and (e) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code.

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Term	Definition
Class	A category of Holders of Claims or Interests pursuant to section 1122(a) of the Bankruptcy Code.
Company Parties	As defined in the RSA.
Confirmation	Entry of the Confirmation Order on the docket of the Chapter 11 Cases.
Confirmation Date	The date on which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases.
Confirmation Hearing	The hearing(s) before the Bankruptcy Court under section 1128 of the Bankruptcy Code at which the Debtors seek entry of the Confirmation Order.
Consenting First Lien Lenders	As defined in the RSA.
Consummation	The occurrence of the Plan Effective Date.
D&O Liability Insurance Policies
All unexpired directors’, managers’, and officers’ liability insurance policies (including any “tail policy” and all agreements, documents, or instruments related thereto) of any of the Debtors that have been issued or provide coverage to current and former directors, managers, officers, and employees of the Debtors.

Estate	The estate of any Debtor created under sections 301 and 541 of the Bankruptcy Code upon the commencement of the applicable Debtor’s Chapter 11 Case.
Exculpated Parties
Collectively, each of the following, solely in its capacity as such: (a) the Debtors and Reorganized Debtors; (b) to the maximum extent permitted by law, each member of the First Lien Ad Hoc Group; (c) to the maximum extent permitted by law, each Consenting Creditor; and (d) each such Entity’s current and former Affiliates, and such Entities’ and their current and former Affiliates’ current and former directors, managers, officers, control persons, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, participants, managed accounts or funds, fund advisors, predecessors, successors, assigns, subsidiaries, principals, members, employees, agents, managed accounts or funds, management companies, fund advisors, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, investment managers, and other professionals, each in their capacity as such.

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Term	Definition
First Lien Ad Hoc Group	As defined in the RSA.
First Lien Credit Agreement Claim
Any Claim against a Debtor arising under, derived from, secured by, based on, or related to the First Lien Credit Agreement or any other agreement, instrument or document executed at any time in connection therewith including the First Lien Credit Agreement Ancillary Documents and all Obligations (as defined in the First Lien Credit Agreement) and any guaranty thereof.

First Lien Credit Agreement Secured Claim	Any First Lien Credit Agreement Claim that is Secured.
First Lien Credit Agreement Deficiency Claim	Any First Lien Credit Agreement Claim, or portion thereof, that is not Secured.
First Lien Put Backstop Parties	The First Priority Backstop Party plus one or more members of the First Lien Ad Hoc Group, as designated by the First Lien Ad Hoc Group.
First Lien Put Backstop Commitment
The First Priority Backstop Commitment plus the amount payable in cash by the First Lien Put Backstop Parties, together being sufficient to satisfy up to [•]%, but not to exceed $[•], participation of the exercise of the First Lien Put Option by Holders of First Lien Secured Credit Agreement Claims and provided prior to the date of solicitation of votes on the Plan by the First Lien Put Backstop Parties pursuant to signed commitment letter(s) each in a form and substance reasonably acceptable to the Debtors and acceptable to the Required Consenting Creditors.

First Lien Put Option
The right of any Holder of a First Lien Secured Credit Agreement Claim to offer the entirety of their Pro Rata distribution of both the (i) New Jason Equity, and (ii) New Junior Lien Convertible Credit Facility to the First Lien Put Backstop Parties (subject to the First Priority Backstop Commitment) at the First Lien Put Price; such right to be irrevocably exercised at the time of voting on the Plan.

First Lien Put Price
A price acceptable to the First Lien Put Backstop Parties, provided such price shall be agreed prior to solicitation of the Plan, and included in the Class 3 ballots for the First Lien Secured Credit Agreement Claims.

First Priority Backstop Commitment
A commitment payable in cash of $30 million entitling the First Priority Backstop Party to a fee payable as follows: (i) 100% of exercised First Lien Put Options up to $24 million of the First Priority Backstop Commitment, and thereafter, (ii) a pro rata share of all exercised First Lien Put Options until the entirety of the First Priority Backstop Commitment is exhausted.

First Priority Backstop Party	Pelican Loan Advisors III, LLC or such other affiliated entity designated by them.
Forbearance Fee	As defined in the RSA

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Term	Definition
General Unsecured Claim
Any Claim (other than an Administrative Claim, a Professional Fee Claim, a Secured Tax Claim, an Other Secured Claim, a Priority Tax Claim, an Other Priority Claim, a First Lien Credit Agreement Claim, a Second Lien Credit Agreement Claim, an Intercompany Claim, or a Section 510(b) Claim) against one or more of the Debtors, including (a) Claims arising from the rejection of Unexpired Leases and Executory Contracts to which a Debtor is a party, and (b) Claims arising from any litigation or other court, administrative or regulatory proceeding, including damages or judgments entered against, or settlement amounts owing by a Debtor related thereto.

Governmental Unit	As defined in section 101(27) of the Bankruptcy Code
Holder	An Entity holding a Claim or Interest in any Debtor, each in their capacity as such.
Impaired	With respect to any Class of Claims or Interests, a Class of Claims or Interests that is impaired within the meaning of section 1124 of the Bankruptcy Code.
Intercompany Claim	A Claim held by a Debtor against another Debtor or an Affiliate of a Debtor or any Claim held by an Affiliate of a Debtor against a Debtor.
Intercompany Interest	An Interest in any Debtor, or a direct or indirect subsidiary of any Debtor, other than an Interest in Jason.
Interest
Any interest, equity, or share in the Debtors, including all issued, unissued, authorized, or outstanding shares of capital stock and any other common stock, preferred stock, limited liability company interests, and any other equity, ownership, or profit interests of an Entity, including all options, warrants, rights, stock appreciation rights, phantom stock rights, restricted stock units, redemption rights, repurchase rights, convertible, exercisable, or exchangeable Securities, or other agreements, arrangements, or commitments of any character relating to, or whose value is related to, any such interest or other ownership interest in an Entity whether or not certificated, transferable, preferred, common, voting, or denominated “stock” or a similar security, including any Claim subject to subordination under section 510(b) of the Bankruptcy Code arising from or related to any of the foregoing.

Jason	Jason Industries, Inc.
Management Incentive Plan
That certain management incentive plan of Reorganized Jason, which management incentive plan (including any and all awards to be granted thereunder) shall reserve up to 10.0% of New Jason Equity on a fully diluted basis for officers and directors and approved at the discretion of the New Board.

Milestones	The dates and deadlines provided on Exhibit B attached hereto.
Minimum Liquidity Threshold
The Minimum Liquidity Threshold shall mean that, as of the Effective Date, the sum of (i) all cash and cash equivalents on hand for the Debtors and (ii) undrawn availability under the New Revolving Exit Facility, shall not be less than $25 million.

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Term	Definition
New Revolving Exit Facility
A third-party, asset-based exit financing that (i) provides availability as of the Closing Date of at least $20 million for revolving borrowings after permitting for any amounts on account of outstanding letters of credit; and (ii) has aggregate total commitments in an amount not less than $30 million to be agreed on terms acceptable to the Consenting First Lien Lenders.

New First Lien Credit Agreement	The credit agreement governing the New First Lien Term Loans, subject to the RSA requirements.
New First Lien Credit Agreement Documents	The New First Lien Credit Agreement and any other documentation necessary to effectuate the incurrence of the New First Lien Term Loan, subject to the RSA requirements.
New First Lien Credit Facility
A new senior secured term loan facility in the aggregate principal amount of $75 million, to be entered into by the Reorganized Debtors on the Plan Effective Date, which shall consist of the $75 million New First Lien Term Loan.

New First Lien Term Loans
The New First Lien Term Loans shall be documented in the New First Lien Credit Facility.  The New First Lien Term Loans shall be rated by a reputable credit ratings agency.
The New First Lien Term Loans shall be on the terms set forth on the New TL Term Sheet attached as an exhibit to the RSA and otherwise acceptable to the First Lien Ad Hoc Group.

New Holdco(s)	A new holdco entity formed by the First Lien Ad Hoc Group or an agent thereof.
New Jason Equity	The equity Interests in Reorganized Jason issued, distributed, or otherwise transferred pursuant to the Plan.
New Junior Lien Credit Agreement	The credit agreement governing the New Junior Convertible Term Loans, subject to the RSA requirements.
New Junior Lien Credit Agreement Documents	The New Junior Lien Credit Agreement and any other documentation necessary to effectuate the incurrence of the New Junior Convertible Term Loans, subject to the RSA requirements.
New Junior Lien Credit Facility
A new junior secured take back convertible term loan facility in the aggregate principal amount of $50 million, to be entered into by the Reorganized Debtors on the Plan Effective Date, which shall consist of the $50 million New Junior Convertible Term Loans.

New Junior Convertible Term Loans
The New Junior Convertible Term Loans shall be documented in the New Junior Lien Credit Facility and shall be “stapled” to the New Jason Equity.  The New Junior Convertible Term Loans shall be rated by a reputable credit ratings agency.
The New Junior Convertible Term Loans shall be on the terms set forth on the New Junior Convertible Term Loan Term Sheet attached as an exhibit to the RSA and otherwise acceptable to the First Lien Ad Hoc Group.

Open Market Buy‑Back Date	As defined in the RSA.

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Term	Definition
Open Market Purchases	As defined in the RSA.
Other Priority Claim	Any Claim other than an Administrative Claim or a Priority Tax Claim entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.
Other Secured Claim	Any Secured Claim against the Debtors, including any Secured Tax Claim, other than a First Lien Credit Agreement Claim or Second Lien Credit Agreement Claim.
Petition Date	The date on which each of the Debtors filed its respective petition for relief commencing its Chapter 11 Cases.
Plan Effective Date	As defined in the RSA.
Plan Supplement
Any compilation of documents and forms of documents, schedules, and exhibits to the Plan to be filed by the Debtors as may be amended, supplemented, altered, or modified from time to time on the terms set forth in the Plan, each of which shall be in form and substance consistent with the RSA.

Priority Tax Claims	Any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.
Pro Rata	The proportion that an Allowed Claim in a particular Class bears to the aggregate amount of Allowed Claims in that Class.
Professional
An entity employed pursuant to a Bankruptcy Court order in accordance with sections 327 or 1103 of the Bankruptcy Code and to be compensated for services rendered before or on the Confirmation Date, pursuant to sections 327, 328, 329, 330, or 331 of the Bankruptcy Code.

Professional Fee Claim
All Administrative Claims for the compensation of Retained Professionals and the reimbursement of expenses incurred by such Retained Professionals through and including the Plan Effective Date under sections 328, 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code to the extent such fees and expenses have not been paid pursuant to an order of the Bankruptcy Court.

Proof of Claim	A proof of Claim filed against any of the Debtors in the Chapter 11 Cases.
Reinstated	With respect to a Claim, leaving such Claim Unimpaired under the Plan.

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Term	Definition
Released Parties
Collectively, each of the following, solely in its capacity as such:  (a) the Debtors; (b) the Reorganized Debtors; (c) the First Lien Ad Hoc Group; (d) the First Lien Lenders; (e) the Second Lien Lenders, provided such Second Lien Lender is a Consenting Creditor; (f) Holders of Interests in Jason; (g) the Agents; (h) with respect to the foregoing clauses (a) through (g), each such Entity’s current and former Affiliates, and such Entities’ and their current and former Affiliates’ current and former directors, managers, officers, control persons, equityholders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, participants, managed accounts or funds, fund advisors, predecessors, successors, assigns, subsidiaries, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, investment managers, and other professionals, each in their capacity as such; provided, however, that any Entity identified in the foregoing clauses (a) through (h) that opts out of the releases contained in the Plan shall not be a “Released Party.”

Releasing Parties
Collectively, each of the following, solely in its capacity as such:  (a) the Debtors; (b) the Reorganized Debtors; (c) the First Lien Ad Hoc Group; (d) the First Lien Lenders, provided such First Lien Lenders are Consenting Creditors; (e) the Second Lien Lenders, provided such Second Lien Lender is a Consenting Creditor; (f) the Agents; (g) all Holders of Claims who vote to accept the Plan; (h) all Holders of Claims who are eligible to vote, but abstain from voting on the Plan and who do not opt out of the releases provided by the Plan; (h) all Holders of Claims who vote to reject the Plan and who do not opt out of the releases provided by the Plan; (i) all Holders of Claims that are Unimpaired under the Plan; and (j) with respect to the foregoing clauses (a) through (h), each such Entity’s current and former Affiliates, and such Entities’ and their current and former Affiliates’ current and former directors, managers, officers, control persons, equityholders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, participants, managed accounts or funds, fund advisors, predecessors, successors, assigns, subsidiaries, principals, members, employees, agents, advisory board members, financial advisors, partners, attorneys, accountants, investment bankers, consultants, representatives, investment managers, and other professionals, each in their capacity as such.

Reorganized Debtors	The Debtors, as reorganized pursuant to and under the Plan, or any successor thereto, by merger, amalgamation, consolidation, or otherwise, on the Plan Effective Date.
Reorganized Jason	Jason, as reorganized pursuant to the Plan, or any successor or assign thereto, by merger, consolidation, or otherwise, on the Plan Effective Date.
Required Consenting Creditors	As defined in the RSA.

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Term	Definition
Restructuring Expenses
Means the costs and expenses incurred by, or on behalf of, First Lien Ad Hoc Group, including the fees and expenses of (a) Weil, Gotshal & Manges LLP, (b) local counsel (if any), and (c) Houlihan Lokey Capital, Inc.

SEC	The Securities and Exchange Commission.
Second Lien Credit Agreement Claim
Any Claim against a Debtor arising under, derived from, secured by, based on, or related to the Second Lien Credit Agreement or any other agreement, instrument or document executed at any time in connection therewith including the Second Lien Credit Agreement Ancillary Documents and all Obligations (as defined in the Second Lien Credit Agreement) and any guaranty thereof.

Section 510(b) Claims
Any Claim against any Debtor: (a) arising from the rescission of a purchase or sale of a Security of any Debtor or an affiliate of any Debtor; (b) for damages arising from the purchase or sale of such a Security; or (c) for reimbursement or contribution Allowed under section 502 of the Bankruptcy Code on account of such a Claim; provided that a Section 510(b) Claim shall not include any Claims subject to subordination under section 510(b) of the Bankruptcy Code arising from or related to an Interest.

Secured
When referring to a Claim:  (a) secured by a lien on property in which any of Debtors has an interest, which lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Bankruptcy Court order, or that is subject to setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the creditor’s interest in the Debtors’ interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code; or (b) Allowed pursuant to the Plan, or separate order of the Bankruptcy Court, as a secured claim.

Secured Tax Claim
Any Secured Claim that, absent its secured status, would be entitled to priority in right of payment under section 507(a)(8) of the Bankruptcy Code (determined irrespective of time limitations), including any related Secured Claim for penalties.

Securities Act	The Securities Act of 1933, as amended, 15 U.S.C. §§ 77a–77aa, and the rules and regulations promulgated thereunder.
Security	Security shall have the meaning set forth in section 101(49) of the Bankruptcy Code.
Unimpaired	With respect to a Class of Claims or Interests, a Class of Claims or Interests that is not Impaired.
Warrants
Warrants for 10% of the New Jason Equity, subject to dilution from the Management Incentive Plan.
The Warrants shall be on the terms set forth on the Warrant Term Sheet attached as an exhibit to the RSA and otherwise acceptable to the First Lien Ad Hoc Group.

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Exhibit B

Milestones1

(a)
On the first business day that is ten (10) business days after the Agreement Effective Date, or such earlier date as the First Lien Ad Hoc Group may agree in its reasonable discretion, the Debtors shall commence solicitation on the Plan.

(b)	On the first business day that is eleven (11) business days after the Agreement Effective Date, the Debtors shall complete the Open Market Purchases

(c)	On the first business day that is twelve (12) business days after the Agreement Effective Date, the Debtors shall cause the Petition Date to occur.

(d)
On the first business day that is (3) days after the Petition Date, the Bankruptcy Court shall have entered (i) the Interim Cash Collateral Order on terms acceptable to the First Lien Ad Hoc Group and (ii) an order scheduling a combined hearing to consider Disclosure Statement approval and Plan Confirmation (the “Combined Hearing”), which order shall be acceptable to the First Lien Ad Hoc Group.

(e)
On the first business day that is ten (10) days after the Petition Date, the Debtors shall complete solicitation on the Plan, provided, that solicitation on the Plan has been open for at least 14 days.

(f)	On or before the first business day that is forty (40) days after the Petition Date, the Bankruptcy Court shall have entered the Final Cash Collateral Order.

(g)	On or before the first business day that is sixty (60) days after the Petition Date, the Bankruptcy Court shall have commenced the Combined Hearing.

(h)
Not later than five (5) business days after commencement of the Combined Hearing, the Bankruptcy Court shall have entered the Confirmation Order, which order shall also approve the Disclosure Statement and solicitation procedures on terms acceptable to the First Lien Ad Hoc Group.

(i)
On or before the first business day that is (14) days after entry of the Confirmation Order, the Plan Effective Date shall have occurred; provided that this Milestone will be automatically extended by an additional 60 days solely to the extent necessary to obtain all necessary regulatory approvals required to finalize the Restructuring Transactions, so long as the Debtors have sought the regulatory approvals in good faith and without unnecessary delay.

*          *          *          *          *

[1]	For the avoidance of doubt, the Milestones shall be calculated in accordance with rule 9006(a) of the Federal Rules of Bankruptcy Procedure.

EXHIBIT C

Interim Cash Collateral Order

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

)
In re:	)	Chapter 11
)
JASON INDUSTRIES, INC. et al.,[1]	)	Case No. 20- [____] (___)
)
Debtors.	)	(Joint Administration Requested)
)

INTERIM ORDER (I) AUTHORIZING DEBTORS TO USE CASH
COLLATERAL PURSUANT TO 11 U.S.C. § 363, (II) GRANTING
CERTAIN PROTECTIONS TO FIRST LIEN SECURED PARTIES
PURSUANT TO 11 U.S.C. §§ 361, 362, 363, AND 507, AND (III) SCHEDULING
A FINAL HEARING PURSUANT TO BANKRUPTCY RULES 4001(b)

Upon the motion of Jason Incorporated, (“Jason”), and its affiliated debtors, as debtors and debtors in possession (collectively, the “Debtors”) in the above captioned chapter 11 cases (the “Chapter 11 Cases”), dated [●], 2020 (the “Motion”),  for an interim order (this “Interim Order”) and a final order (the “Final Order” and, together with this Interim Order, the “Cash Collateral Orders”), under sections 105, 361, 362, 363, 503, 506(c), 507(b), and 552 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (as amended, the “Bankruptcy Code”), Rules 2002, 4001, 6003, 6004, and 9014 of the Federal Rules of Bankruptcy Procedure (as amended, the “Bankruptcy Rules”), and rules 4001-2 and 9013 1(a) of the Local Bankruptcy Rules for the Southern District of New York (the “Local Rules”), and having sought, among other things, the following relief:

[1]
The last four digits of the Debtors’ tax identification numbers, if any, are:  Jason Industries, Inc. (8322); Jason Partners Holdings, Inc. (1977); Jason Holdings, Inc. I (9929); Jason Incorporated (6840); Milsco, LLC (7243); Osborn, LLC (5279); Schaffner Manufacturing Co., Inc. (0894); Jason International Holdings, Inc. (7730).  The location of the Debtors’ service address for purposes of these chapter 11 cases is:  777 Westchester Avenue, Suite 101, White Plains, NY 10604.

[2]	Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Motion or as the context otherwise requires.

(a)          authorization of the Debtors’ use of Cash Collateral (as defined below), subject to and pursuant to the terms and conditions set forth in this Interim Order;

(b)          the granting of adequate protection on account of the Debtors’ use of Cash Collateral and solely to the extent of any diminution in value of the First Lien Secured Parties’ (as defined below) interests in the Prepetition Collateral (as defined below), subject to and pursuant to the terms and conditions set forth in this Interim Order, to:

i.          the First Lien Secured Parties (as defined below) under that certain First Lien Credit Agreement dated as of June 30, 2014 (as amended, restated, amended and restated, supplemented, or otherwise modified, the “First Lien Credit Agreement”) and that certain First Lien Security Agreement dated as of June 30, 2014 (as amended, restated, amended and restated, supplemented, or otherwise modified, the “First Lien Security Agreement” and, collectively with the First Lien Credit Agreement and all other agreements, documents, notes, mortgages, security agreements, pledges, guarantees, intercreditor agreements, subordination agreements, deeds, instruments, indemnities, indemnity letters, working fee letters, assignments, charges, amendments, and any other agreements delivered pursuant thereto or in connection therewith, the “First Lien Credit Documents”), by and among Jason, as borrower, each of the guarantors named therein (the “First Lien Credit Agreement Guarantors” and, collectively with Jason, the “First Lien Credit Agreement Obligors”), and The Bank of New York Mellon (as successor to Deutsche Bank AG New York Branch), as administrative agent (in such capacity, the “First Lien Credit Agreement Administrative Agent”) for the lenders thereunder from time to time (the “First Lien Lenders”), and Deutsche Bank AG New York Branch as L/C Issuer and Swing Line Lender (collectively, with the First Lien Credit Agreement Administrative Agent, First Lien Lenders and other Secured Parties (as defined in the First Lien Credit Agreement), the “First Lien Secured Parties”); and

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ii.         the Collateral Agent (as defined below) under that certain Closing Date Intercreditor Agreement, dated as of June 30, 2014 (as amended, restated, supplemented, or otherwise modified, the “Intercreditor Agreement”) between (A) The Bank of New York Mellon (as successor to Deutsche Bank AG New York Branch), as First Lien Credit Agreement Administrative Agent (the “Collateral Agent,” and, in its capacity as both First Lien Credit Agreement Administrative Agent and Collateral Agent, the “Prepetition Agent”) for each of all of the holders of First Lien Credit Agreement Secured Obligations (as defined in the Intercreditor Agreement and referred to herein as the “First Lien Credit Agreement Secured Obligations”), Jason, and each of the First Lien Credit Agreement Guarantors, and (B) The Bank of New York Mellon (as successor to Deutsche Bank AG New York Branch), as administrative agent (in such capacity, the “Second Lien Credit Agreement Administrative Agent”) for the lenders under that certain Credit Agreement dated as of June 30, 2014 by and among Jason, as borrower, each of the guarantors named therein (the “Second Lien Credit Agreement Guarantors” and, collectively with Jason, the “Second Lien Credit Agreement Obligors”) and the Second Lien Credit Agreement Administrative Agent (as amended, restated, amended and restated, supplemented, or otherwise modified, the “Second Lien Credit Agreement”) and Second Lien Security Agreement dated as of June 30, 2014 (as amended, restated, supplemented, or otherwise modified, the “Second Lien Security Agreement,” collectively with the Second Lien Credit Agreement and all other agreements, documents, notes, mortgages, security agreements, pledges, guarantees, intercreditor agreements, subordination agreements, deeds, instruments, indemnities, indemnity letters, working fee letters, assignments, charges, amendments, and any other agreements delivered pursuant thereto or in connection therewith, the “Second Lien Credit Documents,” and together with the First Lien Credit Documents, the “Prepetition Loan Documents”);

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(c)          approving the stipulations by the Debtors as set forth in this Interim Order with respect to, among other things, the First Lien Credit Documents and the liens and security interests arising therefrom;

(d)          subject to and upon entry of the Final Order, and to the extent set forth herein and therein, waiving any right to surcharge the Collateral (as defined below) pursuant to section 506(c) of the Bankruptcy Code or other applicable law;

(e)          modifying the automatic stay imposed under section 362 of the Bankruptcy Code to the extent necessary to permit the Debtors and the First Lien Secured Parties to implement the terms of the Cash Collateral Orders;

(f)          scheduling a final hearing (the “Final Hearing”) on the Motion; and

(g)          waiving any applicable stay (including under Bankruptcy Rule 6004) and provision for immediate effectiveness of this Interim Order.

Upon due, proper, and sufficient notice of the Motion and the interim hearing on the Motion (the “Interim Hearing”) having been given under the circumstances and the opportunity for objection having been provided; and the Interim Hearing having been held; and it appearing that no other or further notice is necessary with respect to the Court’s entry of this Interim Order; and after considering all the pleadings filed with this Court; and upon the Declaration of Chad M. Paris, Senior Vice President and Chief Financial Officer at Jason Industries, Inc., (I) in Support of Chapter 11 Petitions and First Day Pleadings and (II) Pursuant to Local Bankruptcy Rule 1007‑2 (the “First Day Declaration”), the evidence submitted, and the record made at the Interim Hearing held on the Motion to approve this Interim Order; and the Court having found and determined that the relief sought in the Motion is necessary to avoid immediate and irreparable harm to the Debtors pending the Final Hearing and is otherwise fair and reasonable and in the best interests of the Debtors, their estates and creditors, and is essential for the continued operation of the Debtors’ businesses; all objections, if any, to the entry of this Interim Order having been withdrawn, resolved, or overruled by the Court; and after due deliberation and consideration and good and sufficient cause appearing therefor,

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THE COURT HEREBY MAKES THE FOLLOWING FINDINGS OF FACT AND CONCLUSIONS OF LAW:3

A.          Petition Date.  On [DATE] (the “Petition Date”), each of the Debtors filed a voluntary petition under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the “Court”), thereby commencing these Chapter 11 Cases.  The Debtors are managing and operating their business and properties as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.  The Chapter 11 Cases have been consolidated for procedural purposes only and are being jointly administered pursuant to Bankruptcy Rule 1015(b) [Docket No. [●]].  No trustee or examiner has been appointed in the Chapter 11 Cases.

B.          Jurisdiction and Venue.  This Court has jurisdiction over these proceedings pursuant to 28 U.S.C. § 1334.  This is a core proceeding pursuant to 28 U.S.C. § 157(b)(2).  The Court may enter a final order consistent with Article III of the United States Constitution.  Venue for the Chapter 11 Cases is proper in this district pursuant to 28 U.S.C. §§ 1408 and 1409.

[3]	Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact whenever the context requires. See Fed. R. Bankr. P. 7052.

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C.          Notice.  Notice of the Final Hearing and the relief requested in the Motion has been provided by the Debtors in accordance and compliance with Bankruptcy Rules 4001 and 9014, as well as the Bankruptcy Local Rules, and is sufficient under the circumstances.  Without limiting the foregoing, due notice was afforded, whether by facsimile, electronic mail, overnight courier, or hand delivery, to parties in interest, including (a) the United States Trustee for the Southern District of New York (the “U.S. Trustee”); (b) any statutory committee of creditors (“Creditors’ Committee”) and its counsel, (c) the holders of the 30 largest unsecured claims against the Debtors (on a consolidated basis); (d) the agent under the Debtors’ prepetition first lien credit agreement and counsel thereto; (e) the agent under the Debtors’ prepetition second lien credit agreement and counsel thereto; (f) counsel to an ad hoc group of lenders under the Debtors’ prepetition first lien credit agreement (the “First Lien Ad Hoc Group”); (g) counsel to the ad hoc group of lenders under the Debtors’ prepetition second lien credit agreement; (h) the United States Attorney’s Office for the Southern District of New York; (i) the Internal Revenue Service; (j) the United States Securities and Exchange Commission; (k) the Environmental Protection Agency and all similar state environmental agencies; (l) the office of the attorney general in the states where the Debtors conduct their business operations; and (m) any party that has requested notice pursuant to Bankruptcy Rule 2002.

D.          Debtors’ Stipulations.  The Debtors admit, acknowledge, agree, and stipulate to the following (collectively, the “Debtors’ Stipulations”), which stipulations shall be binding on the Debtors, and, subject to the Challenge Period, their estates, and all parties in interest:

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1.          Description of First Lien Credit Agreement Secured Obligations.  Prior to the Petition Date, pursuant to the First Lien Credit Agreement, and the other First Lien Credit Documents, the lenders thereunder extended credit to Jason in the aggregate principal amount of $[350,000,000].  Each of the First Lien Credit Agreement Guarantors have unconditionally guaranteed, jointly and severally, the First Lien Credit Agreement Secured Obligations (as defined below) arising under the First Lien Credit Documents.  As of the Petition Date, the First Lien Credit Agreement Obligors were indebted to the First Lien Secured Parties pursuant to the First Lien Credit Documents, without defense, counterclaim, offset, claim, or cause of action of any kind, in the aggregate amount of not less than (i) $[284,440,000] of outstanding principal under the First Lien Credit Agreement, plus (ii) accrued and unpaid interest with respect thereto, fees, costs, and expenses (including any attorneys’, financial advisors’, and other professionals’ fees and expenses that are chargeable or reimbursable under the First Lien Credit Documents), and all other “Obligations” (as defined in the First Credit Agreement or any security document related thereto) under the First Lien Credit Documents, plus (iii) the Deferred Forbearance Fee (as defined in that certain Restructuring Support Agreement between the Debtors and the Consenting Creditors therein dated [●], 2020 (the “Restructuring Support Agreement”)) (collectively, the “First Lien Credit Agreement Obligations”).

2.          Validity of First Lien Credit Agreement Obligations and First Lien Credit Documents.  The First Lien Credit Agreement Obligations constitute legal, valid, and binding obligations of the First Lien Credit Agreement Obligors (collectively, the “Obligors”).  No offsets, defenses, or counterclaims to, or claims or causes of action that could reduce the amount or ranking of, the First Lien Credit Agreement Obligations exist.  No portion of the First Lien Credit Agreement Obligations (including any interest owed thereunder) is subject to set-off, avoidance, impairment, disallowance, recharacterization, reduction, subordination (whether equitable, contractual, or otherwise), counterclaims, recoupment, cross-claims, defenses, or any other challenges under or pursuant to the Bankruptcy Code or any other applicable domestic or foreign law or regulation by any person or entity.  The First Lien Credit Agreement Documents are valid and enforceable by the First Lien Secured Parties against each of the Obligors.  The First Lien Credit Agreement Obligations constitute allowed claims against each of the Obligors’ estates.  As of the Petition Date, the Debtors or their estates have no claim or cause of action against the First Lien Secured Parties or their agents, in such capacities, whether arising under applicable state, federal, or foreign law (including, without limitation, any recharacterization, subordination, avoidance, or other claims arising under or pursuant to sections 105, 510, or 542 through 553 of the Bankruptcy Code), or whether arising under or in connection with any of the First Lien Credit Documents (or the transactions contemplated thereunder), the First Lien Credit Agreement Obligations, or the Prepetition Liens (as defined herein).

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3.           Description of Prepetition Liens and Prepetition Collateral and Intercreditor Agreement.

(a)        Pursuant to the First Lien Credit Documents, the First Lien Credit AgreementObligations are secured by, among other things, duly perfected first priority liens or mortgages on, security interests in, and assignments or pledges of (the “Prepetition Liens”), all property described in the First Lien Credit Documents, including, without limitation, certain Cash Collateral (as defined herein), and other “Collateral” as such term is defined in the First Lien Credit Agreement (collectively, the “Prepetition Collateral”), including, without limitation, certain cash collateral as defined in section 363 of the Bankruptcy Code (“Cash Collateral”).  All cash of the Debtors and cash proceeds of the Collateral (as defined below), including all such cash and cash proceeds of such Collateral held at any time and from time to time in any of the Debtors’ banking, checking, or other deposit accounts with financial institutions (in each case, other than trust, escrow, payroll, and custodial funds held as of the Petition Date in properly established trust, escrow, payroll, and custodial accounts), are and will be Cash Collateral of the First Lien Secured Parties.

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(b)        The Intercreditor Agreement governs, among other things:  (i) the relative priority of the First Liens and Second Liens (each as defined in the Intercreditor Agreement), (ii) the payment priority with respect to proceeds of the Collateral (as defined in the Intercreditor Agreement), (iii) the rights and remedies of the holders of Secured Obligations (as defined in the Intercreditor Agreement) with respect to use of cash collateral, and adequate protection in a chapter 11 case, and (iv) the rights and remedies of the holders of Secured Obligations (as defined in the Intercreditor Agreement) with respect to the valuation, use, protection, release or disposition (including pursuant to a credit bid under section 363(k) of the Bankruptcy Code) and challenges thereof.

4.           Validity and Perfection of Prepetition Liens.

(a)        The Prepetition Liens are (i) valid, binding, perfected, and enforceable liens on and security interests in the Prepetition Collateral; (ii) not subject to, pursuant to the Bankruptcy Code or other applicable law (foreign or domestic), avoidance, disallowance, reduction, recharacterization, recovery, subordination (whether equitable, contractual, or otherwise), attachment, offset, counterclaim, defense, “claim” (as defined in the Bankruptcy Code), impairment, or any other challenge of any kind by any person or entity; and (iii) subject and subordinate only to (A) the Carve Out (as defined below) and (B) valid and enforceable liens and encumbrances in the Prepetition Collateral that were expressly permitted to be senior to the First Lien Secured Parties’ liens under the applicable First Lien Credit Documents, that are valid, perfected, enforceable, and non-avoidable as of the Petition Date and that are not subject to avoidance, reduction, disallowance, disgorgement, counterclaim, surcharge, or subordination pursuant to the Bankruptcy Code or applicable non-bankruptcy law (“Permitted Liens”), and each Debtor irrevocably waives, for itself and its estate, any right to challenge or contest in any way the scope, extent, perfection, priority, validity, non-avoidability, and enforceability of the Prepetition Liens or the validity, enforceability, or priority of payment of the First Lien Credit Agreement Obligations and the First Lien Credit Documents.  The Prepetition Liens were granted to the respective First Lien Secured Parties for fair consideration and reasonably equivalent value, and were granted contemporaneously with the making of loans, commitments, and/or other financial accommodations under the First Lien Credit Documents.

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(b)        Pursuant to and as more particularly described in the Prepetition Loan Documents, the Prepetition Liens are valid, binding, properly perfected, enforceable, non‑avoidable, first-priority liens and security interests in and against the Prepetition Collateral (including, without limitation, Cash Collateral), and are senior in right, priority, operation and effect to the Second Liens in all respects, notwithstanding any provision of the Uniform Commercial Code or any other Federal, State or foreign law.

5.          Releases by Debtors.  Subject to paragraph [8] below, each of the Debtors and the Debtors’ estates, on its own behalf and on behalf of its past, present, and future predecessors, successors, heirs, subsidiaries, and assigns (collectively, the “Releasors”) shall, to the maximum extent permitted by applicable law, unconditionally, irrevocably, and fully forever release, remise, acquit, relinquish, irrevocably waive, and discharge the First Lien Secured Parties in all capacities under the First Lien Credit Documents as applicable, and applicable law, and each of their respective former, current, or future officers, employees, directors, agents, representatives, owners, members, partners, financial advisors, legal advisors, shareholders, managers, consultants, accountants, attorneys, affiliates, and predecessors in interest (collectively, the “Releasees”), of and from any and all claims, demands, liabilities, responsibilities, disputes, remedies, causes of action, indebtedness and obligations, rights, assertions, allegations, actions, suits, controversies, proceedings, losses, damages, injuries, attorneys’ fees, costs, expenses, or judgments of every type, whether known, unknown, asserted, unasserted, suspected, unsuspected, accrued, unaccrued, fixed, contingent, pending, or threatened including, without limitation, all legal and equitable theories of recovery, arising under common law, statute or regulation or by contract, of every nature and description based on or arising from any events, facts or circumstances that have occurred or exist as of the date hereof arising from or relating in any way to any of the First Lien Credit Documents or the obligations thereunder, including, without limitation, (i) any so-called “lender liability” or equitable subordination claims or defenses, (ii) any and all claims and causes of action arising under the Bankruptcy Code, and (iii) any and all claims and causes of action regarding the validity, priority, enforceability, perfection, or avoidability of the Prepetition Liens or First Lien Credit Agreement Secured Obligations of the First Lien Secured Parties.  The Debtors’ acknowledgments, stipulations, waivers, and releases shall be binding on the Debtors and their respective representatives, successors, and assigns, and on each of the Debtors’ estates and all entities and persons, including any creditors of the Debtors, and each of their respective representatives, successors, and assigns, including, without limitation, any trustee or other representative appointed in these Chapter 11 Cases, or upon conversion to chapter 7, whether such trustee or representative is appointed under chapter 11 or chapter 7 of the Bankruptcy Code.

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E.          Approved Budget.  Attached hereto as Exhibit A is a 13‑week cash flow forecast setting forth all projected cash receipts and cash disbursements on a weekly basis (as may be revised from time to time with the prior written consent of counsel to the First Lien Ad Hoc Group, which approval shall not be unreasonably withheld, the “Approved Budget”) (with the understanding that the Approved Budget attached to this Interim Order is acceptable to the First Lien Ad Hoc Group), with notice of any such revision promptly provided to counsel to the Creditors’ Committee, along with a copy of any revised Approved Budget.

F.          The Approved Budget includes and contains the Debtors’ reasonable estimate of all operational receipts and all operational disbursements, fees, costs, and other expenses that will be payable, incurred, and/or accrued by any of the Debtors during the period covered by the Approved Budget.  If the First Lien Ad Hoc Group, in its sole discretion, and the Debtors do not agree to an updated Approved Budget, the Approved Budget shall be the then existing Approved Budget, and the First Lien Ad Hoc Group, nor any other party, shall have any obligation to consent to the Debtors’ continued use of Cash Collateral beyond the period contemplated by the Approved Budget.  The Debtors shall provide to the advisors to each of the First Lien Ad Hoc Group and counsel to the Creditors’ Committee a Budget Variance Report (as defined below) in accordance with the provisions of paragraph [5(d)] hereof; provided that professional fees (including, without limitation, Allowed Professional Fees (as defined in paragraph 9 below)), payments to the professional advisors of the First Lien Ad Hoc Group, payments to the U.S. Trustee, interest and fees payable to third parties pursuant to this Interim Order, and adequate protection payments shall not be subject to such operating disbursement test pursuant to the Budget Variance Report.

G.          Use of Cash Collateral.  An immediate and critical need exists for the Debtors to use the Cash Collateral in accordance with the Approved Budget for (i) working capital purposes, (ii) other general corporate purposes of the Debtors, and (iii) the satisfaction of the costs and expenses of administering the Chapter 11 Cases.

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H.          Consent by First Lien Secured Parties.  The First Lien Credit Agreement Administrative Agent has consented to, conditioned on the entry of this Interim Order, the Debtors’ proposed use of Cash Collateral, on the terms and conditions set forth in this Interim Order, and such consent is binding on the First Lien Secured Parties.

I.            Adequate Protection.  The adequate protection provided to the First Lien Secured Parties, as set forth more fully in paragraphs 4 and 5 hereof, including on account of the imposition of the automatic stay pursuant to section 362(a) of the Bankruptcy Code, or the use, sale, or lease of the Prepetition Collateral (including any Cash Collateral) under section 363 of the Bankruptcy Code, is consistent with, and authorized by, the Bankruptcy Code and is offered by the Debtors to protect the First Lien Secured Parties’ interests in the Prepetition Collateral, solely to the extent of any diminution in value of such Prepetition Collateral.  The adequate protection provided herein and other benefits and privileges contained herein are necessary in order to protect the First Lien Secured Parties from the diminution of their respective interests in the value of their Prepetition Collateral and to obtain their consent to the use of such Cash Collateral; provided that, nothing herein shall limit or be deemed to limit the rights of the First Lien Secured Parties to seek additional or other adequate protection.

J.            Good Cause Shown; Best Interest.  This Court concludes that good cause has been shown and entry of this Interim Order is in the best interests of the Debtors’ respective estates and creditors as its implementation will, among other things, allow for the continued operation of the Debtors’ existing businesses and enhance the Debtors’ prospects for a successful reorganization.

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K.          No Liability to Third Parties.  The Debtors stipulate and the Court finds that First Lien Secured Parties shall not (i) be deemed to have liability to any third party or be deemed to be in control of the operation of any of the Debtors or to be acting as a “controlling person,” “responsible person,” “owner or operator,” or “participant” with respect to the operation or management of any of the Debtors (as such term, or any similar terms, are used in the Internal Revenue Code, the United States Comprehensive Environmental Response, Compensation and Liability Act, as amended, or any other federal, state, or applicable international statute or regulation) as a result of its consent to the use of Cash Collateral hereunder or (ii) owe any fiduciary duty to any of the Debtors, their creditors or estates, or shall constitute or be deemed to constitute a joint venture or partnership with any of the Debtors as a result of its consent to the use of Cash Collateral hereunder.

L.          Section 552(b).  The First Lien Secured Parties shall be entitled to all of the rights and benefits of section 552(b) of the Bankruptcy Code and, subject to entry of the Final Order, the “equities of the case” exception under section 552(b) of the Bankruptcy Code shall not apply to the First Lien Secured Parties.

Based upon the foregoing, and upon the record made before this Court at the Interim Hearing, and good and sufficient cause appearing therefor,

IT IS HEREBY ORDERED, ADJUDGED, AND DECREED THAT:

1.          Motion Granted.  The Motion is granted on an interim basis as provided herein, and the use of Cash Collateral is authorized for each Debtor, subject and pursuant to the terms and conditions set forth in this Interim Order.  Any objections, statements, or reservations of rights to the Motion with respect to the entry of this Interim Order that have not previously been withdrawn, waived, or otherwise resolved are hereby denied and overruled.  This Interim Order shall become effective immediately upon its entry.

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2.          Authorization to Use Cash Collateral.  Subject to the terms and conditions of this Interim Order, including the Carve Out, the Debtors are authorized to use Cash Collateral in accordance with this Interim Order and the Approved Budget during the period beginning with the Petition Date and ending on the Termination Date for:  (a) working capital purposes; (b) other general corporate purposes of the Debtors; (c) the satisfaction of the costs and expenses of administering the Chapter 11 Cases; and (d) for the purposes identified in the Approved Budget.

3.          Termination Date.  The authority for use of Cash Collateral under this Interim Order shall terminate (the “Termination Date”) upon the expiration of the Notice Period after an Event of Default, in each case in accordance with paragraphs 6 and 7 hereof (a “Termination Event”).

4.          First Lien Secured Parties’ Adequate Protection.  Subject in each case to the Carve Out, the Debtors grant to the First Lien Secured Parties, pursuant to sections 361, 362, 363(c)(2), 363(e), 503, and 507 of the Bankruptcy Code, adequate protection of the First Lien Secured Parties’ interests in the Prepetition Collateral, including, without limitation, solely on account of any diminution in value resulting from (a) the sale, lease, or use by the Debtors of Prepetition Collateral, including Cash Collateral, (b) the imposition of the automatic stay pursuant to section 362 of the Bankruptcy Code, or (c) the subordination of the First Lien Secured Parties’ interests in the Prepetition Collateral to the Carve Out (as defined below) (“Diminution in Value”).  The Court finds that the First Lien Secured Parties are entitled, pursuant to sections 361, 362, 363(c)(2), 363(e), 503, and 507 of the Bankruptcy Code, to adequate protection of their interests in the Prepetition Collateral (including the Cash Collateral), for Diminution in Value (the “Adequate Protection Obligations”).

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5.           The First Lien Secured Parties, in exchange for consent to the use of the Prepetition Collateral, are hereby granted, solely to the extent of any Diminution in Value of their interests in the Prepetition Collateral (including Cash Collateral) from and after the Petition Date, the following:

(a)          Adequate Protection Liens.  To the extent set forth below and subject to the Carve Out, the Debtors grant the First Lien Secured Parties first ranking valid, binding, enforceable, and perfected security interests in and liens upon (the “Adequate Protection Liens”) all property, whether now owned or hereafter acquired or existing and wherever located, of each Debtor and each Debtor’s “estate” (as created pursuant to section 541(a) of the Bankruptcy Code), property of any kind or nature whatsoever, real or personal, tangible or intangible, and now existing or hereafter acquired or created, including, without limitation, all cash, accounts, inventory, goods, contract rights, instruments, documents, chattel paper, patents, trademarks, copyrights, and licenses therefor, accounts receivable, receivables and receivables records, general intangibles, payment intangibles, tax or other refunds, insurance proceeds, letters of credit, contracts, owned real estate, real property leaseholds, vessels, charter-hire receipts, earnings, insurance policies and proceeds, fixtures, deposit accounts, commercial tort claims, securities accounts, instruments, investment property, letter-of-credit rights, supporting obligations, machinery and equipment, real property, leases (and proceeds from the disposition thereof), all of the issued and outstanding capital stock of each Debtor, other equity or ownership interests, including equity interests in subsidiaries and non-wholly-owned subsidiaries, money, investment property, choses in action, Cash Collateral, documents, vehicles, intellectual property, securities, partnership or membership interests in limited liability companies and capital stock, and the proceeds of causes of action (including, subject to and upon entry of the Final Order, proceeds of causes of action arising under sections 502(d), 544, 545, 547, 548, 550, 551, or 553 of the Bankruptcy Code (collectively, subject to the stated exclusions, the “Avoidance Actions”)), and all cash and non‑cash proceeds, rents, products, substitutions, accessions, and profits of any of the collateral described above, including, without limitation, the products, proceeds, and supporting obligations thereof, whether in existence on the Petition Date or thereafter created, acquired, or arising and wherever located (all such property, collectively with the Prepetition Collateral, the “Collateral”) without the necessity of the execution of mortgages, security agreements, pledge agreements, financing statements, or other agreements.  The foregoing Collateral shall not include assets or property (other than Prepetition Collateral, including Cash Collateral) upon which, and solely to the extent that, the grant of an Adequate Protection Lien as contemplated in this Interim Order, would not be enforceable pursuant to applicable law, but shall include the proceeds thereof, which Adequate Protection liens are granted thereupon.  The Adequate Protection Liens granted to the First Lien Secured Parties, shall be senior liens and shall rank immediately senior to the security interests and liens under the respective Prepetition Loan Documents, except the Adequate Protection Liens shall be subject and subordinate to (x) the Carve Out and (y) Permitted Liens.

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(b)         Superpriority Claims.  To the extent set forth below, pursuant to sections 503(b), 507(a), and 507(b) of the Bankruptcy Code, the Debtors grant the First Lien Secured Parties first ranking allowed superpriority administrative expense claims (the “Superpriority Claims”).  Any Superpriority Claims shall be subject and subordinate to the Carve Out, and shall be allowed claims against the applicable Debtors (jointly and severally) with priority over any and all administrative expenses and all other claims against such Debtors now existing or hereafter arising, of any kind whatsoever, including, without limitation, all other administrative expenses of the kind specified in sections 503(b) and 507(b) of the Bankruptcy Code, and over any and all other administrative expenses or other claims arising under any other provision of the Bankruptcy Code, including, without limitation, sections 105, 326, 327, 328, 330, 331, 503(b), 507(a), 507(b), or 1114 of the Bankruptcy Code, whether or not such expenses or claims may become secured by a judgment lien or other nonconsensual lien, levy, or attachment.  The Superpriority Claims shall be payable from and have recourse to the proceeds of all Collateral, provided that the Superpriority Claims shall have recourse to the proceeds of the Avoidance Actions subject to, and upon entry of, the Final Order.  The allowed Superpriority Claims shall be payable from and have recourse to all Collateral and unencumbered pre- and postpetition property of the applicable Debtors (subject to the foregoing sentence and their respective ranking).  Other than the Carve Out, no cost or expense of administration under sections 105, 503, or 507 of the Bankruptcy Code or otherwise, including any such cost or expense resulting from or arising after the conversion of any of the Chapter 11 Cases under section 1112 of the Bankruptcy Code, shall be senior to, or pari passu with, the Superpriority Claims.

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(c)          Fees and Expenses.  The Debtors shall pay (or shall have paid, as applicable) in full, in cash and in immediately available funds all reasonable and documented fees, costs and expenses whether incurred prior to, on, or after the Petition Date, without duplication, incurred by (i) the First Lien Credit Agreement Administrative Agent, including fees and expenses for services performed in connection with these Chapter 11 Cases, and including fees and expenses of Emmet, Marvin & Martin, LLP, as counsel to the First Lien Credit Agreement Administrative Agent, (ii) the First Lien Ad Hoc Group, including fees and expenses of (A) Weil, Gotshal & Manges LLP and (B) Houlihan Lokey, Inc., as financial advisor (collectively, the “Fee Parties”) (x) promptly upon entry of this Interim Order in the full amounts set forth in any outstanding invoices from the Fee Parties provided to the Debtors at least five (5) business days prior to entry of the Interim Order (provided that any such unpaid invoices as of the Petition Date were provided to the U.S. Trustee), and (y) thereafter, within ten (10) business days after the presentment of any such invoices to the Debtors, the U.S. Trustee, and counsel to any Creditors’ Committee; provided, however, that the Fee Parties shall submit copies of the Fee Parties’ legal counsels’ and financial advisor’s invoices to the U.S. Trustee, any Creditors’ Committee, and the Debtors, and the Debtors, the U.S. Trustee, and any Creditors’ Committee shall have ten (10) days following their receipt of such invoices to object to the reasonableness of the fees and expenses included in any such invoice.  If any such objection is not resolved within ten (10) days after such objection is interposed, a hearing with respect thereto shall be conducted at a regularly-scheduled omnibus hearing in the Chapter 11 Cases, provided that the Debtors shall pay any undisputed portion of such fees, costs and expenses within fifteen (15) days after the initial presentment to the Debtors of such invoice.  The Fee Parties shall not be required to comply with the U.S. Trustee fee guidelines or file any fee applications with the Court.  If it is subsequently determined, upon a duly filed notice after notice and a hearing, that such fees and expenses were not payable under section 506 of the Bankruptcy Code, such amounts will instead be deemed recharacterized as repayments of principal in reduction of the applicable Obligations; and provided, further, that if an Obligation is determined to be wholly unsecured, any amounts paid under this paragraph shall be returned to the Debtors within fifteen (15) days of any such final determination.  Any creditor who is obliged to return funds under this paragraph may assert that such amounts were otherwise payable as adequate protection and the Court will determine the validity of any such assertion.

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(d)          Budget Compliance.  Every week (beginning with the fourth full week after the Petition Date), on the fourth business day of such week, the Debtors shall deliver to the advisors to (i) the First Lien Credit Agreement Administrative Agent, (ii) the First Lien Ad Hoc Group, and (iii) counsel to any Creditors’ Committee, a variance report from the previous week comparing the actual cash receipts and disbursements of the Debtors with the receipts and disbursements in the Approved Budget on a line item basis (the “Budget Variance Report”); provided that professional fees (including, without limitation, Allowed Professional Fees (as defined in paragraph 9 below)), payments to the professional advisors of the First Lien Ad Hoc Group, payments to the U.S. Trustee, interest and fees payable to third parties pursuant to this Interim Order, and adequate protection payments shall not be subject to such operating disbursement test pursuant to the Budget Variance Report.  Each Budget Variance Report shall be cumulative, in that it shall include all previous weeks in the current Budget Variance Report.  Any material variance shall be accompanied by a qualitative explanation.

(e)          Reporting.  The Debtors shall provide the Prepetition Agent, the First Lien Ad Hoc Group’s advisors, and counsel to any Creditors’ Committee with (a) any weekly financial reporting given to the U.S. Trustee, and (b) any additional reports reasonably requested by the First Lien Credit Agreement Administrative Agent and advisors to the First Lien Ad Hoc Group, including but not limited to (i) periodic updates regarding a sale or auction process, (ii) bidders in connection thereto, and (iii) any other information reasonably requested by the First Lien Credit Agreement Administrative Agent or advisors to the First Lien Ad Hoc Group in connection to these Chapter 11 Cases; provided, that any such report related to subparts (i) or (ii) shall be provided on an “advisors’ eyes only” basis and subject to and limited by in all respects any applicable confidentiality arrangement.

(f)          Access to Records and Collateral.  Upon reasonable notice, at reasonable times during normal business hours, the Debtors shall, subject to mutually agreeable confidentiality agreements, permit the professional advisors to the First Lien Ad Hoc Group (i) to have access to and inspect the Debtors’ properties and other Collateral of any Debtor against whom they are granted Adequate Protection Liens or Superpriority Claims under this Interim Order, (ii) to examine the Debtors’ books and records, and (iii) to discuss the Debtors’ affairs, finances, and condition with the Debtors’ financial advisors and, if and when reasonably practicable and mutually agreed upon, officers, whom the Debtors shall make reasonably available, in each case excluding (x) all privileged and attorney-client work product, (y) trade secrets, and (z) information that the Debtors are otherwise prohibited from disclosing pursuant to a third-party confidentiality agreement.

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(g)          First Lien Interest Payments.  The Debtors shall pay to the First Lien Credit Agreement Administrative Agreement (for the ratable benefit of the First Lien Lenders), on an ongoing monthly basis, the cash payment of interest at the default contract rate (the “Interest Payments”) (whether or not such interest payments are included in the Approved Budget), and the First Lien Credit Agreement Administrative Agent shall, subject to the First Lien Credit Agreement Administrative Agent’s right to offset or recoup amounts owed to it and its representatives for fee and expenses to the extent not otherwise paid hereunder, including pursuant to the First Lien Credit Agreement, remit such Interest Payments deposited with it by the Debtors to the First Lien Lenders.  On or before the fifth day prior to the date of each Interest Payment, the Debtors shall provide a notice to the First Lien Credit Agreement Administrative Agent setting forth a calculation of the amount of such Interest Payment.  The Debtors shall deposit each Interest Payment with the First Lien Credit Agreement Administrative Agent on or before the tenth day of each month (or, if such date is not a business day, on the next succeeding business day thereafter).  The special record date for determining the First Lien Lenders entitled to any such Interest Payment shall be the first business day of each month, and the First Lien Credit Agreement Administrative Agent shall, subject to the First Lien Credit Agreement Administrative Agent’s right to offset or recoup amounts owed to it and its representatives for fees and expenses to the extent not otherwise paid hereunder, including pursuant to the First Lien Credit Agreement, use any such funds deposited with it by the Debtors to pay such Interest Payment to the First Lien Lenders on the date that is [15] days after such special record date (or, if such day is not a business day, on the next succeeding business day thereafter).  For the avoidance of doubt, (i) the interest payment made by the Debtors to the First Lien Credit Agreement Administrative Agent on [DATE] shall by paid by the First Lien Credit Agreement Administrative Agent in accordance with the provisions of this paragraph, and (ii) the Debtors’ obligations under this paragraph shall be satisfied upon providing the required notices and remitting the Interest Payment to the First Lien Credit Agreement Administrative Agent.  The Interest Payments shall not be subject to avoidance, reduction, disallowance, disgorgement, counterclaim, or subordination; provided that if the Court finally determines that the First Lien Lenders are not entitled to receive all or any portion of the Interest Payments under section 506(b) of the Bankruptcy Code or otherwise, such amounts paid to or for the benefit of the First Lien Credit Agreement Administrative Agent and individual First Lien Lenders, as applicable, will instead be deemed recharacterized as repayments of principal in reduction of the applicable First Lien Credit Agreement Secured Obligations.

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(h)          Right to Seek Additional Adequate Protection.  Subject in all respects to the Intercreditor Agreement, this Interim Order is without prejudice to, and does not constitute a waiver of, expressly or implicitly, the rights of the respective First Lien Secured Parties to request additional forms of adequate protection at any time.

6.          Events of Default.  The occurrence and continuation of any of the following events, unless waived in writing by the First Lien Ad Hoc Group (email from its counsel shall suffice), in its sole discretion, shall constitute an event of default (each an “Event of Default” and collectively, the “Events of Default”):

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(a)
Any Debtor shall file a motion seeking any modification or extension of this Interim Order without the prior written consent of the First Lien Credit Agreement Administrative Agent or counsel to the First Lien Ad Hoc Group, which shall not be unreasonably withheld.

(b)
Any Debtor shall have asserted, in a pleading filed with the Court (or another court of competent jurisdiction), a claim or challenge against the First Lien Secured Parties in any way materially contrary to any of the Debtors’ acknowledgements, stipulations, and releases contained herein.

(c)
The Court shall have entered an order appointing a chapter 11 trustee or any examiner with expanded powers relating to the operation of the businesses in the Chapter 11 Cases, unless consented to in writing by the Prepetition Agent and counsel to the First Lien Ad Hoc Group.

(d)
The Court enters an order converting any of these Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code or dismissing any of the Chapter 11 Cases, unless the Prepetition Agent and counsel to the First Lien Ad Hoc Group have consented to such order in writing.

(e)
The Court shall have entered (x) an order or orders of the Court granting relief from the automatic stay to the holder or holders of any security interest to permit foreclosure (or the granting of a deed in lieu of foreclosure or the like) on any of the Debtors’ assets or (y) a postpetition judgment or judgments of any U.S. court against any Debtor, in each case of (x) and (y), which have a value in the aggregate in excess of $500,000.

(f)
The Court shall have entered an order (x) reversing, amending, supplementing, vacating, or otherwise modifying this Interim Order without the consent of counsel to the First Lien Ad Hoc Group, or (y) avoiding or requiring repayment of any portion of the payments made to the First Lien Secured Parties pursuant to the terms hereof, unless such order is entered in connection with any successful Challenge (as defined below).

(g)	The Debtors fail to make any payment when due under paragraph 5 hereof, unless such failure is cured within five (5) business days.

(h)
As measured at the conclusion of each period for which Budget Variance Reports are required, either (x) the Debtors’ total operating disbursements for the applicable Budget Variance Report period exceed 120% of the amount, exclusive of professional fees and other restructuring related expenses incurred, set forth in the Approved Budget for the applicable Budget Variance Report period, or (y) actual receipts for the applicable Budget Variance Report period are more than 25% below the receipts set forth in the Approved Budget for the applicable Budget Variance Report period (which amounts, for the avoidance of doubt, shall take into account any positive or negative variances—i.e., the amount by which total operating disbursements and/or receipts is less or greater than 100% of the budgeted amount—from any prior testing period that may be carried forward and applied to the current period), unless counsel to the First Lien Ad Hoc Group has provided a written waiver of such variance, as applicable.

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(i)
The Debtors shall have filed a motion (x) seeking to obtain credit or incur indebtedness that is, or is proposed to be, secured by a security interest, mortgage, or other lien on all or any portion of the Prepetition Collateral that is equal or senior to any security interest, mortgage, or other lien of the First Lien Secured Parties (including, without limitation, the Adequate Protection Liens and the Prepetition Liens), or entitled to administrative expense priority status that is equal or senior to that granted to the First Lien Secured Parties herein, unless consented to by counsel to the First Lien Ad Hoc Group; or (y) seeking authority to use Cash Collateral on a non-consensual basis, unless the Debtors have first indefeasibly paid the First Lien Credit Agreement Secured Obligations in full in cash.

(j)
The payment of any prepetition claims that are junior in priority or right to the liens and mortgages on such collateral held by First Lien Secured Parties, other than as permitted by an order entered in the Chapter 11 Cases.

(k)
Three (3) business days after the Debtors and their lead restructuring counsel receive written notice from counsel to the First Lien Ad Hoc Group that any of the following milestones, which may be extended by written agreement as between the Debtors, the First Lien Credit Agreement Administrative Agent, and counsel to the First Lien Ad Hoc Group, are not met by the Debtors:

i)	Interim Order Effectiveness: The date this Interim Order ceases to be in full force and effect for any reason to the extent the Final Order has not been entered at such time.

ii)	Plan Solicitation: [DATE] (Petition Date + 10) to the extent the Debtors have not completed solicitation on a chapter 11 plan (the “Plan”).

iii)	Final Order Effectiveness: [DATE] (Petition Date + 40) to the extent that the Court has not entered the Final Order.

iv)	Confirmation Hearing: [DATE] (Petition Date + 60) to the extent that the Court has not commenced the hearing to consider disclosure statement approval and Plan confirmation (the “Combined Hearing”).

v)
Disclosure Statement Approval:  to the extent that, not later than five (5) business days after the commencement of the Combined Hearing, the Court has not entered an order confirming the Plan and approving the disclosure statement and solicitation procedures on terms acceptable to the First Lien Ad Hoc Group.

vi)
Effective Date:  to the extent that the effective date of the Plan has not occurred on or before the first business day that is fourteen (14) days after entry of a confirmation order in a form and substance acceptable to the First Lien Ad Hoc Group.

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(l)	The Debtors shall have failed to comply with any other provision hereof in any material respect, and such failure shall not have been cured after five (5) days written notice.

7.          Rights and Remedies upon Event of Default.  Upon the occurrence and during the continuance of an Event of Default, the Debtors, upon five (5) business days’ written notice to the Debtors, their lead restructuring counsel, the U.S. Trustee, and the Creditors’ Committee (the “Notice Period”), shall immediately cease using Cash Collateral and the First Lien Ad Hoc Group may, by its counsel, in accordance with the terms and conditions of this Interim Order, the Prepetition Loan Documents, or the Intercreditor Agreement, revoke the First Lien Secured Parties’ consent to the Debtors’ use of Cash Collateral hereunder; provided that, during the Notice Period, the Debtors may continue to use Cash Collateral pursuant to the terms of this Interim Order.  Upon the expiration of the Notice Period and the occurrence of an Event of Default, (a) the Debtors shall immediately cease using Cash Collateral, other than to pay employee wages, payroll, and benefits, (b) the Adequate Protection Obligations, if any, shall become immediately due and payable, and (c) subject to authorization contained in a further Court order (which further Court order may be sought on an expedited basis) and the terms of the Intercreditor Agreement, each First Lien Secured Party may exercise the rights and remedies available under the Prepetition Loan Documents, the Intercreditor Agreement, this Interim Order, or applicable law, as applicable (subject only to the Carve Out), including, without limitation, foreclosing upon and selling all or a portion of the Prepetition Collateral or Collateral in order to collect and satisfy the Adequate Protection Obligations, and First Lien Credit Agreement Obligations, in accordance with this Interim Order and the Intercreditor Agreement.  The automatic stay under section 362 of the Bankruptcy Code is hereby deemed modified and vacated to the extent necessary to permit such actions; provided, that during the Notice Period, unless the Court orders otherwise and as set forth herein, the automatic stay under section 362 of the Bankruptcy Code (to the extent applicable) shall remain in effect.  Any delay or failure of the First Lien Secured Parties to exercise rights under the Prepetition Loan Documents or this Interim Order shall not constitute a waiver of their respective rights hereunder, thereunder or otherwise, unless any such waiver is pursuant to a written instrument executed in accordance with the terms of the applicable document.  Without limiting the First Lien Secured Parties’ rights under the First Lien Credit Documents, the First Lien Credit Agreement Administrative Agent shall be entitled to apply the payments or proceeds of the Prepetition Collateral and the Collateral in accordance with the provisions of the Prepetition Loan Documents and the Intercreditor Agreement, as applicable.  Notwithstanding the occurrence of an Event of Default or anything herein, all of the rights, remedies, benefits and protections provided to the Collateral Agent and the First Lien Secured Parties under this Interim Order shall survive the Event of Default.  In any hearing related to such nonconsensual use of Cash Collateral, the Debtors, the Collateral Agent and the First Lien Secured Parties may raise, assert, prosecute, or otherwise advance any and all rights and arguments that could be asserted at such hearing.

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8.          Effect of Stipulations on Third Parties.  The Debtors’ Stipulations shall be binding upon the Debtors and their affiliates and any of their respective successors (including, without limitation, any chapter 7 or chapter 11 trustee appointed or elected for any Debtor) in all circumstances upon entry of this Interim Order.  The Debtors’ Stipulations shall be binding upon each other party in interest, including any Creditors’ Committee, except to the extent and only to the extent such Creditors’ Committee or, solely as provided in clause (y) below, any other party in interest with proper standing (including any chapter 11 trustee) other than the Debtors (or if the Chapter 11 Cases are converted to cases under chapter 7 prior to the expiration of the Challenge Period (as defined below), the chapter 7 trustee in such Successor Case), first, commences, by the earlier of (x) with respect to any Creditors’ Committee, sixty (60) calendar days after the formation of any Creditors’ Committee, and (y) with respect to other parties in interest with requisite standing other than the Debtors or any Creditors’ Committee, seventy-five (75) calendar days following the date of entry of the Interim Order (such time period established by the earlier of clauses (x) and (y), as the same may be extended as provided for herein, shall be referred to as the “Challenge Period,” and the date that is the next calendar day after the termination of the Challenge Period in the event that either (i) no Challenge (as defined below) is properly raised during the Challenge Period or (ii) with respect only to those parties who properly file a Challenge, such Challenge is fully and finally adjudicated, shall be referred to as the “Challenge Period Termination Date”), a contested matter, adversary proceeding, or other matter challenging or otherwise objecting to the admissions, stipulations, findings, or releases included in the Debtors’ Stipulations (each, a “Challenge”), and second, obtains a final, non-appealable order in favor of such party in interest sustaining any such Challenge in any such timely-filed contested matter, adversary proceeding, or other action (any such Challenge timely brought for which such a final and non-appealable order is so obtained, a “Successful Challenge”).  If a chapter 7 trustee or a chapter 11 trustee is appointed or elected during the Challenge Period, then the Challenge Period Termination Date with respect to such trustee only, shall be the later of (i) the last day of the Challenge Period and (ii) the date that is twenty (20) days after the date on which such trustee is appointed or elected.  Except as otherwise expressly provided herein, from and after the Challenge Period Termination Date and for all purposes in these Chapter 11 Cases and any Successor Cases (and after the dismissal of these Cases or any Successor Cases), (i) any and all payments made to or for the benefit of the First Lien Secured Parties or otherwise authorized by this Interim Order (whether made prior to, on, or after the Petition Date) shall be indefeasible and not be subject to counterclaim, set-off, subordination, recharacterization, defense, disallowance, recovery, or avoidance, (ii) any and all such Challenges by any party in interest shall be deemed to be forever released, waived, and barred, (iii) all of the First Lien Credit Agreement Secured Obligations shall be deemed to be fully allowed claims within the meaning of section 506 of the Bankruptcy Code, and (iv) the Debtors’ Stipulations shall be binding on all parties in interest in these Cases or any Successor Cases, including any Creditors’ Committee or chapter 11 or chapter 7 trustee.  Notwithstanding the foregoing, to the extent any Challenge is timely asserted, the Debtors’ Stipulations and the other provisions in clauses (i) through (iv) in the immediately preceding sentence shall nonetheless remain binding and preclusive on any Creditors’ Committee and on any other party in interest from and after the Challenge Period Termination Date, except to the extent that such Debtors’ Stipulations or the other provisions in clauses (i) through (iv) of the immediately preceding sentence were expressly challenged in such Challenge and such Challenge becomes a Successful Challenge.  The Challenge Period may be extended only (i) with the written consent of the Debtors and, with respect to any challenge related to the First Lien Credit Agreement Obligations, with the written consent of the Debtors and the First Lien Credit Agreement Administrative Agent or (ii) by order of the Court for good cause shown. Notwithstanding any provision to the contrary herein, nothing in this Interim Order shall be construed to grant standing on any party in interest, including any Committee, to bring any Challenge on behalf of the Debtors’ estates.  The failure of any party in interest, including any Creditors’ Committee, to obtain an order of this Court prior to the Challenge Period Termination Date granting standing to bring any Challenge on behalf of the Debtors’ estates shall not be a defense to failing to commence a Challenge prior to the Challenge Period Termination Date as required under this paragraph or to require or permit an extension of the Challenge Period Termination Date.

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9.           Carve Out.

(a)         Carve Out.  As used in this Interim Order, the “Carve Out” means the sum of:  (i) all fees required to be paid to the Clerk of the Court and to the Office of the United States Trustee under section 1930(a) of title 28 of the United States Code plus interest at the statutory rate (without regard to the notice set forth in (iii) below); (ii) all reasonable fees and expenses up to $50,000 incurred by a trustee under section 726(b) of the Bankruptcy Code (without regard to the notice set forth in (iii) below); (iii) to the extent allowed at any time, whether by interim order, procedural order, or otherwise, all unpaid fees and expenses (the “Allowed Professional Fees”) incurred by persons or firms retained by the Debtors pursuant to section 327, 328, or 363 of the Bankruptcy Code (the “Debtor Professionals”) and the Creditors’ Committee pursuant to section 328 or 1103 of the Bankruptcy Code (the “Committee Professionals” and, together with the Debtor Professionals, the “Professional Persons”) at any time before or on the first business day following delivery by the Prepetition Agent of a Carve Out Trigger Notice (as defined below), whether allowed by the Court prior to or after delivery of a Carve Out Trigger Notice; and (iv) Allowed Professional Fees of Professional Persons in an aggregate amount not to exceed $1,250,000 incurred after the first business day following delivery by the Prepetition Agent of the Carve Out Trigger Notice, to the extent allowed at any time, whether by interim order, procedural order, or otherwise (the amounts set forth in this clause (iv) being the “Post-Carve Out Trigger Notice Cap”).  For purposes of the foregoing, “Carve Out Trigger Notice” shall mean a written notice delivered by email (or other electronic means) by the Prepetition Agent to the Debtors, their lead restructuring counsel, the U.S. Trustee, and counsel to the Creditors’ Committee, which notice may be delivered following the occurrence and during the continuation of a Termination Event, and upon termination of the Debtors’ right to use Cash Collateral by the First Lien Lenders, stating that the Post‑Carve Out Trigger Notice Cap has been invoked.

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(b)         Carve Out Reserves.  On the day on which a Carve Out Trigger Notice is given by the Prepetition Agent to the Debtors with a copy to the U.S. Trustee and counsel to any Creditors’ Committee (the “Termination Declaration Date”), the Carve Out Trigger Notice shall constitute a demand to the Debtors to utilize all cash on hand as of such date and any available cash thereafter held by any Debtor to fund a reserve in an amount equal to the then unpaid amounts of the Allowed Professional Fees.  The Debtors shall deposit and hold such amounts in a segregated account in trust to pay such then unpaid Allowed Professional Fees (the “Pre-Carve Out Trigger Notice Reserve”) prior to any and all other claims.  On the Termination Declaration Date, after funding the Pre-Carve Out Trigger Notice Reserve, the Debtors shall utilize all remaining cash on hand as of such date and any available cash thereafter held by any Debtor to fund a reserve in an amount equal to the Post-Carve Out Trigger Notice Cap (the “Post‑Carve Out Trigger Notice Reserve” and, together with the Pre-Carve Out Trigger Notice Reserve, the “Carve Out Reserves”) prior to any and all other claims.  All funds in the Pre-Carve Out Trigger Notice Reserve shall be used first to pay the obligations set forth in clauses (i) through (iii) of the definition of Carve Out set forth above (the “Pre‑Carve Out Amounts”), but not, for the avoidance of doubt, the Post-Carve Out Trigger Notice Cap, until paid in full, and then, to the extent the Pre‑Carve Out Trigger Notice Reserve has not been reduced to zero, to pay the Prepetition Agent for the benefit of the First Lien Secured Parties, unless the First Lien Credit Agreement Secured Obligations have been indefeasibly paid in full, in cash, in which case any such excess shall be paid to the Debtors’ creditors in accordance with their rights and priorities as of the Petition Date.  All funds in the Post-Carve Out Trigger Notice Reserve shall be used first to pay the obligations set forth in clause (iv) of the definition of Carve Out set forth above (the “Post-Carve Out Amounts”), and then, to the extent the Post‑Carve Out Trigger Notice Reserve has not been reduced to zero, to pay the Prepetition Agent for the benefit of the First Lien Secured Parties, unless the First Lien Credit Agreement Secured Obligations have been indefeasibly paid in full, in cash, in which case any such excess shall be paid to the Debtors’ prepetition secured creditors in accordance with their rights and priorities as of the Petition Date.  Notwithstanding anything to the contrary in the Prepetition Loan Documents, the Interim Order, or this Interim Order, if either of the Carve Out Reserves is not funded in full in the amounts set forth in this paragraph 9(b), then, any excess funds in one of the Carve Out Reserves following the payment of the Pre-Carve Out Amounts and Post-Carve Out Amounts, respectively, shall be used to fund the other Carve Out Reserve, up to the applicable amount set forth in this paragraph 9(b), prior to making any payments to the Prepetition Agent or any of the Debtors’ creditors, as applicable.  Notwithstanding anything to the contrary in the Prepetition Loan Documents, the Interim Order, or this Interim Order, following delivery of a Carve Out Trigger Notice, the Prepetition Agent shall not sweep or foreclose on cash (including cash received as a result of the sale or other disposition of any assets) of the Debtors until the Carve Out Reserves have been fully funded, but shall have a security interest in any residual interest in the Carve Out Reserves, with any excess paid to the Prepetition Agent for application in accordance with the Prepetition Loan Documents.  Further, notwithstanding anything to the contrary in this Interim Order, (i) disbursements by the Debtors from the Carve Out Reserves shall not constitute, increase, or reduce First Lien Credit Agreement Secured Obligations, (ii) the failure of the Carve Out Reserves to satisfy in full the Allowed Professional Fees shall not affect the priority of the Carve Out, and (iii) in no way shall the Approved Budget, Carve Out, Post-Carve Out Trigger Notice Cap, Carve Out Reserves, or any of the foregoing be construed as a cap or limitation on the amount of the Allowed Professional Fees due and payable by the Debtors.  For the avoidance of doubt and notwithstanding anything to the contrary in the Interim Order, this Interim Order, or the Prepetition Loan Documents, the Carve Out shall be senior to all liens and claims securing the First Lien Credit Agreement Secured Obligations, the Adequate Protection Liens, and the Superpriority Claims, and any and all other forms of adequate protection, liens, or claims securing the First Lien Credit Agreement Secured Obligations.

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(c)          Payment of Allowed Professional Fees Prior to the Termination Declaration Date.  Any payment or reimbursement made prior to the occurrence of the Termination Declaration Date in respect of any Professional Fees shall not reduce the Carve Out.

(d)          Payment of Carve Out On or After the Termination Declaration Date.  Any payment or reimbursement made on or after the occurrence of the Termination Declaration Date in respect of any Allowed Professional Fees shall permanently reduce the Carve Out on a dollar for dollar basis.

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10.         Restrictions on Use of Proceeds of Collateral and the Carve Out.  No proceeds of Collateral or the Carve Out shall be used for the purpose of: (a) investigating, objecting to, challenging, or contesting in any manner, or in raising any defenses to, the amount, validity, extent, perfection, priority, enforceability, or avoidability of the First Lien Credit Agreement Secured Obligations, or any liens or security interests with respect thereto, or any other rights or interests of the First Lien Secured Parties, whether in their capacity as such or otherwise, including with respect to the Adequate Protection Liens, or in asserting any claims or causes of action against any of the First Lien Secured Parties (whether in their capacity as such or otherwise), including, without limitation, for lender liability or pursuant to sections 105, 510, 544, 547, 548, 549, 550, or 552 of the Bankruptcy Code, applicable non-bankruptcy law or otherwise; or (b) paying any amount on account of any claims arising before the Petition Date unless such payments are approved by an order of this Court; provided that prior to the Termination Declaration Date, up to $50,000 of Cash Collateral shall be made available to the Creditors’ Committee for fees and expenses incurred in connection with any investigation of (but not preparing, drafting or filing any documents or pleadings objecting to, challenging, or contesting in any manner, or raising any defenses to) the liens and claims of the First Lien Secured Parties (the “Committee Investigation Budget”).  No claim for amounts incurred in connection with such activities (including amounts incurred in connection with an investigation in excess of the Committee Investigation Budget) shall be allowed, treated, or payable as an administrative expense claim for purposes of section 1129(a)(9)(A) of the Bankruptcy Code.  Nothing contained in this paragraph 10 shall prohibit the Debtors from responding or objecting to or complying with discovery requests of any Creditors’ Committee, in whatever form, made in connection with such investigation or the payment from the Cash Collateral of professional fees related thereto or from contesting or challenging whether a Termination Event has in fact occurred.

11.          Proceeds of Sale or Additional Financing.  The proceeds of any (i) sale of any Collateral outside the ordinary course in excess of $100,000, whether pursuant to section 363 of the Bankruptcy Code or a plan of reorganization or a plan of liquidation under section 1129 of the Bankruptcy Code, or (ii) additional financing, including any transaction involving the public or private issuance, sale, or placement of newly-issued equity, equity‑linked, or debt securities, instruments, obligations, or other funded debt of the Debtors, shall be applied to pay down the First Lien Credit Agreement Secured Obligations.

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12.          No Waiver of First Lien Secured Parties’ Rights; Reservation of Rights.  Except as set forth herein, this Interim Order is without prejudice to, and does not constitute a waiver of, expressly or implicitly, any of the First Lien Secured Parties’ rights with respect to any person or entity other than the Debtors, or with respect to any other collateral owned or held by any person or entity other than the Debtors.  The rights of the First Lien Secured Parties are expressly reserved and entry of this Interim Order shall be without prejudice to, and does not constitute a waiver, expressly or implicitly, of:

(a)          the First Lien Secured Parties’ rights under any of the Prepetition Loan Documents and the Intercreditor Agreement;

(b)          the First Lien Secured Parties’ rights to seek any other or supplemental relief in respect of the Debtors;

(c)          the First Lien Secured Parties’ rights to seek modification of the grant of adequate protection provided under this Interim Order so as to provide different or additional adequate protection at any time;

(d)          any of the First Lien Secured Parties’ rights under the Bankruptcy Code or under non-bankruptcy law including, without limitation, to the right to: (i) request modification of the automatic stay of section 362 of the Bankruptcy Code; (ii) request dismissal of the Chapter 11 Cases, conversion of any of the Chapter 11 Cases to cases under chapter 7, or appointment of a chapter 11 trustee or examiner with extended powers; or (iii) propose, subject to section 1121 of the Bankruptcy Code, a chapter 11 plan or plans; and

(e)          any other rights, claims, or privileges (whether legal, equitable, or otherwise) of the First Lien Secured Parties.

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13.         First Lien Secured Parties’ Right to Credit Bid.  Subject to the Prepetition Loan Documents, the Intercreditor Agreement, the First Lien Credit Agreement Administrative Agent shall have the right to credit bid up to the full amount of any remaining First Lien Credit Agreement Obligations (as applicable) in the sale of any Prepetition Collateral whether pursuant to (a) section 363 of the Bankruptcy Code, (b) a plan of reorganization or a plan of liquidation under section 1129 of the Bankruptcy Code, or (c) a sale or disposition by a chapter 7 trustee for any Debtor under section 725 of the Bankruptcy Code and the First Lien Credit Agreement Administrative Agent shall be deemed a qualified bidder (or such analogous term) in connection with any such sale.

14.          Further Assurances.  The Debtors shall execute and deliver to the First Lien Credit Agreement Administrative Agent and counsel to the First Lien Ad Hoc Group all such agreements, financing statements, instruments, and other documents as they may reasonably request to evidence, confirm, validate, or evidence the perfection of the Adequate Protection Liens granted pursuant hereto.

15.          506(c) Waiver.  Except to the extent of the Carve Out, and subject to and upon entry of the Final Order, no costs or expenses of administration which have been or may be incurred in any of the Chapter 11 Cases at any time shall be charged against the First Lien Secured Parties, any of the First Lien Credit Agreement Secured Obligations, any of their respective claims, or the Collateral pursuant to sections 506(c) or 105(a) of the Bankruptcy Code, or otherwise, without the prior written consent of the First Lien Credit Agreement Administrative Agent, and no such consent shall be implied from any other action, inaction, or acquiescence by any of the First Lien Secured Parties or their respective representatives.

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16.          Bankruptcy Code Section 552(b).  The First Lien Secured Parties shall each be entitled to all the rights and benefits of section 552(b) of the Bankruptcy Code and, subject to the entry of a Final Order granting such relief, the “equities of the case” exception under section 552(b) of the Bankruptcy Code shall not apply to the First Lien Secured Parties.

17.          Restrictions on Granting Postpetition Claims and Liens.  Except with respect to the Carve Out, no claim or lien that is pari passu with or senior to the claims and liens of the First Lien Secured Parties shall be offered by any Debtor, or granted, to any other person, except in connection with any financing used to pay in full in cash the claims of the First Lien Secured Parties or that would constitute a Permitted Lien with respect to the Debtor against whom such lien is granted; provided that anything in the foregoing is consistent with the Intercreditor Agreement.

18.        Automatic Effectiveness of Liens.  The Adequate Protection Liens shall not be subject to challenge and shall attach and become valid, perfected, enforceable, non-avoidable, and effective by operation of law as of the Petition Date, without any further action by the Debtors or the First Lien Secured Parties and without the necessity of execution by the Debtors, or the filing or recordation, of any financing statements, security agreements, vehicle lien applications, mortgages, filings with the U.S. Patent and Trademark Office, the U.S. Copyright Office, or the Library of Congress, or other documents or the taking of any other actions.  If the First Lien Credit Agreement Administrative Agent hereafter reasonably requests that the Debtors execute and deliver to them financing statements, security agreements, collateral assignments, mortgages, or other instruments and documents considered by such agent to be reasonably necessary or desirable to further evidence the perfection of the Adequate Protection Liens, as applicable, the Debtors are hereby authorized and directed to execute and deliver such financing statements, security agreements, mortgages, collateral assignments, instruments, and documents, and the First Lien Credit Agreement Administrative Agent is hereby authorized to file or record such documents in their discretion without seeking modification of the automatic stay under section 362 of the Bankruptcy Code, in which event all such documents shall be deemed to have been filed or recorded at the time and on the date of entry of this Interim Order.

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19.          No Marshaling/Application of Proceeds.  Subject to and upon entry of the Final Order, in no event shall the First Lien Secured Parties be subject to the equitable doctrine of “marshaling” or any other similar doctrine with respect to any of the Collateral; provided that the First Lien Secured Parties shall be entitled to seek to apply such marshaling or other similar doctrines with respect the Collateral against any other party.

20.         Proofs of Claim.  None of the First Lien Secured Parties shall be required to file proofs of claim in any of the Chapter 11 Cases for any First Lien Credit Agreement Secured Obligation or any Superpriority Claim or other claim arising in connection with this Interim Order.  Notwithstanding any order entered by the Court in relation to the establishment of a bar date, the Prepetition Agent, on behalf of themselves and First Lien Secured Parties, as applicable, is hereby authorized and entitled, in its sole and absolute discretion, but not required, to file (and amend and/or supplement, as each sees fit) a proof of claim and/or aggregate proofs of claim in the Chapter 11 Cases for any such claims; for avoidance of doubt, any such proof of claim may (but is not required to be) filed as one consolidated proof of claim against all of the applicable Debtors, rather than as separate proofs of claim against each such Debtor.  Any proof of claim filed by the Prepetition Agent shall be deemed to be in addition to and not in lieu of any other proof of claim that may be filed by any of the respective First Lien Secured Parties.  The provisions set forth in this paragraph are intended solely for the purpose of administrative convenience and shall not affect the substantive rights of any party in interest or their respective successors-in-interest.

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21.          Binding Effect.  The provisions of this Interim Order shall be binding upon and inure to the benefit of the First Lien Secured Parties to the extent and as set forth herein, the Debtors, any Committee, and their respective successors and assigns (including any chapter 7 or chapter 11 trustee hereafter appointed or elected for the estate of any of the Debtors, an examiner appointed pursuant to section 1104 of the Bankruptcy Code or any other fiduciary appointed as a legal representative of any of the Debtors or with respect to the property of the estate of any of the Debtors).  To the extent permitted by applicable law, this Interim Order shall bind any trustee hereafter appointed for the estate of any of the Debtors, whether in these Chapter 11 Cases or in the event of the conversion of any of the Chapter 11 Cases to a liquidation under chapter 7 of the Bankruptcy Code.  Such binding effect is an integral part of this Interim Order.

22.         Survival.  The provisions of this Interim Order and any actions taken pursuant hereto shall survive the entry of any order:  (a) confirming any plan of reorganization in any of the Chapter 11 Cases, (b) converting any of the Chapter 11 Cases to a chapter 7 case, or (c) dismissing any of the Chapter 11 Cases, and, with respect to the entry of any order as set forth in clause (b) or (c) of this paragraph, the terms and provisions of this Interim Order as well as the Adequate Protection Liens and Superpriority Claims shall continue in full force and effect notwithstanding the entry of any such order.

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23.         Effect of Dismissal of Chapter 11 Cases.  If any of the Chapter 11 Cases is dismissed, converted, or substantively consolidated, such dismissal, conversion, or substantive consolidation of these Chapter 11 Cases shall not affect the rights of the First Lien Secured Parties under this Interim Order, and all of their rights and remedies hereunder shall remain in full force and effect as if the Chapter 11 Case had not been dismissed, converted, or substantively consolidated.  If an order dismissing any of the Chapter 11 Cases is at any time entered, such order shall provide or be deemed to provide (in accordance with sections 105 and 349 of the Bankruptcy Code) that:  (a) the Prepetition Liens, Adequate Protection Liens, and Superpriority Claims granted to and conferred upon the First Lien Secured Parties shall continue in full force and effect and shall maintain their priorities as provided in this Interim Order (and that such Superpriority Claims shall, notwithstanding such dismissal, remain binding on all interested parties), and (b) to the greatest extent permitted by applicable law, this Court shall retain jurisdiction, notwithstanding such dismissal, for the purpose of enforcing the Prepetition Liens, Adequate Protection Liens, and Superpriority Claims referred to in this Interim Order.

24.          Order Effective.  This Interim Order shall be effective as of the date of the signature by the Court.

25.          Controlling Effect of Interim Order.  To the extent any provision of this Interim Order conflicts or is inconsistent with any provision of the Motion, the provisions of this Interim Order shall control to the extent of such conflict.

26.          Final Hearing.  The Final Hearing on the Motion shall be heard on [DATE] at [TIME] at the United States Bankruptcy Court for the Southern District of New York.  The Debtors shall promptly serve a notice of the Final Hearing, together with copies of this Interim Order and the Motion (which shall constitute adequate notice of the Final Hearing) on the parties having been given notice of the Hearing and any other party that has filed a request for notices with this Court.  Any party in interest objecting to the relief sought at the Final Hearing shall file written objections, and shall be filed with the Clerk of the Court, in each case so as to be received by 4:00 p.m. on the date that is no later than seven (7) days before the Final Hearing.

Dated: __________, 2020
[●]	[NAME] UNITED STATES BANKRUPTCY JUDGE

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EXHIBIT D

Form of Joinder

The undersigned (“Joinder Party”) hereby acknowledges that it has read and understands the Restructuring Support Agreement, dated as of June 5, 2020 (the “Agreement”)1 by and among Jason Industries, Inc. (“Jason”) and its Affiliates and subsidiaries bound thereto and the Consenting Creditors and agrees to be bound by the terms and conditions thereof to the extent the other Parties are thereby bound, and shall be deemed a “Consenting Creditor” under the terms of the Agreement.

The Joinder Party specifically agrees to be bound by the terms and conditions of the Agreement and makes all representations and warranties contained therein as of the date hereof and any further date specified in the Agreement.

Date Executed:

[CONSENTING CREDITOR]

[INSERT ENTITY NAME]

Name:
Title:

Address:

E-mail address(es):

Aggregate Amounts Beneficially Owned or Managed on Account of:
First Lien Credit Agreement Loans

[1]	Capitalized terms not used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

EXHIBIT E

New Secured TL Term Sheet

New First Lien Credit Agreement
Summary of Terms

This term sheet (the “New TL Term Sheet”) is Exhibit E to the Restructuring Support Agreement (the “RSA”). Capitalized terms used but not defined herein have the meanings given to them in the RSA.

This New TL Term Sheet sets forth the principal terms of a takeback first lien term loan credit facility (the “New First Lien Term Loan Facility”; the credit agreement evidencing the New First Lien Term Loan Facility, the “New First Lien Credit Agreement”. The New First Lien Term Loan Facility will be subject to (a) the approval of the Bankruptcy Court and (b) emergence by the Loan Parties from the Chapter 11 Cases on the Plan Effective Date, in accordance with (i) the Plan, (ii) any order entered by the Bankruptcy Court authorizing the Loan Parties to enter into the New First Lien Term Loan Facility, which order may be part of the order confirming the Plan, each of which shall be in form and substance reasonably acceptable to the Requisite New First Lien Lenders (as defined below), and (iii) the New First Lien Term Loan Facility Documentation (as defined below) to be executed by the Loan Parties, the Administrative Agent (as defined below) and the New First Lien Lenders (as defined below).

Borrower	Reorganized Jason Incorporated, a Wisconsin corporation (the “Borrower”).

Guarantors
All of the obligations of the Borrower under the New First Lien Term Loan Facility shall be guaranteed by Jason Industries, Inc., Jason Partners Holdings, Inc., Jason Holdings Inc. I, Milsco, LLC, Osborn, LLC, Schaffner Manufacturing Co., Inc., Jason International Holdings, Inc.  and each other Borrower’s existing and future direct parent companies and wholly-owned domestic subsidiaries of the Borrower (collectively, the “Guarantors”; and Guarantors, together with the Borrower, the “Loan Parties”). All obligations of the Borrower under the New First Lien Term Loan Facility will be unconditionally guaranteed on a joint and several basis by the Guarantors.  Guarantor requirements following the Closing Date to be substantially identical to the Pre-Petition Facility Documentation (as defined below), including exceptions with respect to excluded subsidiaries.

New First Lien Term Loan Facility
New First Lien Term Loan Facility comprised of term loans in an aggregate principal amount of $75 million (the “New First Lien Term Loans”, and the holders thereof referred to as the “New First Lien Lenders”).
New First Lien Term Loans that are prepaid may not be reborrowed.

Use of Proceeds	A portion of the First Lien Credit Agreement Loans in the principal amount of $75 million will be converted dollar-for-dollar into the New First Lien Term Loans on the Closing Date.

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Closing Date	The date on which the New First Lien Term Loans are issued under the New First Lien Term Loan Facility and the Restructuring Transaction is consummated pursuant to the Plan (the “Closing Date”).

Maturity	The date that is 5 years after the Closing Date (the “Maturity Date”).

Collateral and Guarantees
The New First Lien Term Loan Facility will be secured by (i) a perfected first priority lien on all non-working capital assets of the Loan Parties which lien will be senior to the liens securing the Exit ABL Credit Facility (as defined below) and the liens securing the New Junior Lien Convertible Term Loan Facility and (ii) a perfected second priority lien on all working capital assets of the Loan Parties, which lien will be junior to the liens securing the Exit ABL Credit Facility and senior to the liens securing the New Junior Lien Convertible Term Loan Facility, in each case subject to other permitted liens in accordance with the New First Lien Term Loan Facility Documentation, which liens shall be subject to intercreditor arrangements in form and substance reasonably satisfactory to the Requisite New First Lien Lenders, subject to any agreed post-closing perfection requirements and subject to thresholds, exceptions and exclusions substantially similar to the Pre-Petition Facility Documentation (as defined below) (the “Collateral”).

First Lien Term Loan Facility Documentation
The New First Lien Credit Agreement and other loan documents governing the New First Lien Term Loan Facility shall contain terms substantially similar to the terms of that certain First Lien Credit Agreement dated as of June 30, 2014, as in effect on such date, among the Borrower, the guarantors party thereto, The Bank of New York Mellon, as administrative and collateral agent, and the lenders from time to time party there to (the “Pre-Petition Facility Documentation”), with modifications to reflect this term sheet and other adjustments reasonably satisfactory to the Requisite New First Lien Lenders (such loan documents, the “New First Lien Term Loan Facility Documentation”).

Conditions to Closing
The applicable closing conditions set forth in the Pre-Petition Facility Documentation and the following:

A.  The Restructuring Transaction shall have been consummated in all material respects in accordance with the Plan (all conditions set forth therein having been satisfied or waived in accordance with its terms), and substantial consummation of the Plan in all material respects in accordance with its terms shall have occurred contemporaneously with the closing of the New First Lien Term Loan Facility.

B.   Upon the consummation of the Restructuring Transaction, the New First Lien Lenders shall own at least 90% of common equity of Reorganized Jason (subject to dilution pursuant to any warrants issued pursuant to the Warrant Agreement and any management incentive plan).

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C.   Upon consummation of the Plan, all First Lien Holder Deficiency Claims (as defined in the Plan) shall be waived and discharged.

D.   The Borrower shall have entered into a third-party asset-based exit financing that (i) provides availability as of the Closing Date of at least $20 million for revolving borrowings after permitting for any amounts on account of outstanding letters of credit; and (ii) has aggregate commitments in an amount not less than  $30 million (the “Exit ABL Credit Facility”) on terms acceptable to the Requisite New First Lien Lenders.

E.   The Borrower shall have borrowed or shall have deemed to borrow the term loans under the New Junior Lien Convertible Term Loan Facility in the aggregate principal amount not less than $50 million on terms acceptable to the Requisite New First Lien Lenders.

F.    The Borrower shall have used commercially reasonable efforts to obtain ratings for the New First Lien Term Loan Facility and the New Junior Lien Convertible Term Loan Facility from at least two out of the three following rating agencies: Moody’s, Standard & Poor’s and Fitch; provided, however, that to the extent such ratings are not obtained prior to or on the Closing Date, the Borrower shall obtain such ratings within 30 days after the Closing Date (or such longer period of time as the Requisite New First Lien Lenders may reasonably agree).

G.   Delivery of all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act, in each case at least three (3) business days prior to the Closing Date.

H.   Payment by the Borrower on the Closing Date of  (i) the administrative and collateral agency fee due on such date, (ii) the fees of counsel to the New First Lien Lenders in connection with the transactions hereunder and (iii) all reasonable out-of-pocket expenses payable on the Closing Date pursuant to the terms hereof.

I.     Other customary closing conditions for facilities of this type and reasonably requested by the Requisite New First Lien Lenders.

Interest Rate
Interest shall accrue on the New First Lien Term Loans at a rate of, at the Borrower’s election, (i) LIBOR plus 6.0% per annum (subject to a 1.00% LIBOR floor) paid in cash or (ii) LIBOR (subject to a 1.00% LIBOR floor) plus 2.0% per annum paid in cash and paid-in-kind interest of 4.0% per annum. Any paid-in-kind interest so elected to be paid will be added to the principal amount of the New First Lien Term Loans outstanding under the New First Lien Term Loan Facility on each applicable interest payment date.  The Borrower shall also have the right to elect that the New First Lien Term Loans bear interest at a rate determined by reference to an “alternate base rate”, and the interest rate margin with respect to New First Lien Term Loans bearing interest at the alternate base rate shall be 5.00% per annum.

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Default Interest
During the continuation of an Event of Default, all outstanding principal amount of the New First Lien Term Loans and any other overdue amounts will bear interest at an additional 2% per annum above the interest rate otherwise applicable.

Scheduled Amortization
Commencing with the fiscal quarter ending March 31, 2022, 0.25% of the original principal amount of the New First Lien Term Loans, payable quarterly in a manner consistent with the Pre-Petition Facility Documentation.

Call Protection
(i) Not callable for one year (subject to a 4% premium plus the Make-Whole Amount), (ii) callable in year two at 103% of par value, (iii) callable in year three at 102% of par value, and (iv) callable in year four and beyond at par value, in each case in whole or in part. The Make-Whole Amount shall be defined in the New First Lien Term Loan Facility Documentation to mean, on any date of repayment or prepayment (including following acceleration) of all or any portion of the New First Lien Term Loans, an amount in cash equal to all interest that would have been paid on the New First Lien Term Loans that are repaid or prepaid, from the date of repayment or prepayment through and including the third anniversary of the Closing Date calculated on the basis of the interest rate with respect to the New First Lien Term Loans that is in effect on the date of such repayment or prepayment, discounted to the date of repayment or prepayment on a quarterly basis (assuming a 365-day year and actual days elapsed) at a rate equal to the sum of the treasury rate plus 0.50%.
Call protection to apply to (x) any voluntary prepayment or (y) any mandatory prepayment from unpermitted debt issuances.

Mandatory Prepayments
Consistent with the mandatory prepayments set forth in the Pre-Petition Facility Documentation, and in any event will include annual mandatory prepayments, commencing on March 31, 2021, in an amount equal to Loan Parties’ and their subsidiaries’ domestic cash and cash equivalents balance on March 31, 2021 in excess of $10 million payable in cash (subject to ordinary course standard for working capital and other customary exceptions) to apply to Loan Parties’ and their subsidiaries’ domestic cash balance (the “Excess Cash Payment Amount”).  The Excess Cash Payment Amount shall be paid in cash by April 30, with the first Excess Cash Payment Amount due on April 30, 2021.

The Exit Facility Documentation shall include a customary provision which shall permit the New First Lien Lenders to decline proceeds of any mandatory prepayment event.

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Voluntary Prepayments
Voluntary prepayments of the New First Lien Term Loans will be permitted at any time at par, without premium or penalty, subject to (i) the call protection described above and (ii) reimbursement of the New First Lien Lenders’ redeployment costs in the case of a prepayment of LIBOR borrowings other than on the last day of the relevant interest period.

Application of Payments
All voluntary prepayments of the New First Lien Term Loans will be made ratably to the New First Lien Lenders and may be applied to any of New First Lien Term Loans as directed by the Borrower (and absent such direction, in direct order of maturity). All mandatory prepayments of the New First Lien Term Loan Facility will be made ratably to the New First Lien Lenders and applied to the remaining amortization payments in direct order of maturity.

Representations and Warranties	To be substantially similar to the Pre-Petition Facility Documentation and other representations and warranties usual and customary for facilities of this type.

Affirmative Covenants
To be substantially similar to the Pre-Petition Facility Documentation and other affirmative covenants usual and customary for facilities of this type, including, without limitation, Loan Parties causing their foreign subsidiaries to use commercially reasonable efforts to extend maturity of their respective existing debt facilities beyond the Maturity Date.

Reporting Requirements	To be substantially similar to the Pre-Petition Facility Documentation and other reporting requirements usual and customary for facilities of this type.

Negative Covenants
Usual and customary for facilities of this type with exceptions and baskets  to be agreed, including, without limitation, the following:

A.     Restrictions on prepayments or repurchases of the New Junior Convertible Term Loans;

B.     Prohibition on restricted payments, with exceptions for payments to any holding company for ordinary course costs and expenses;

C.     Prohibition on unrestricted subsidiaries designation;

D.    Prohibition on incurrence of incremental debt, senior and pari passu debt (other than certain purchase money debt to be agreed) and limitation on the amount of debt allowed to be incurred under the ABL Exit Credit Facility.

Financial Covenants
Usual and customary for facilities of this type, but in any event to include a maximum capital expenditures covenant, maximum interest coverage ratio and leverage ratio covenants, with testing of interest coverage ratio and leverage ratio covenants commencing on December 31, 2021.

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Events of Default	To be substantially similar to the Pre-Petition Facility Documentation and other events of default usual and customary for facilities of this type.

Amendments	Substantially similar to the Pre-Petition Facility Documentation.

Requisite New First Lien Lenders / Voting
50.1% of the New First Lien Term Loans held by the New First Lien Lenders (the “Requisite New First Lien Lenders”). Voting and other restrictions on Affiliated Lenders in Pre-Petition Facility Documentation to be removed.

Expenses and Indemnification
The New First Lien Term Loan Facility Documentation will include expense reimbursement, indemnification and other provisions as are usual and customary for facilities of this kind and in the case of expense reimbursement and indemnification provisions, reimbursement for the costs, fees and expenses of the advisors to the New First Lien Lenders.

Other Provisions	The New First Lien Term Loan Facility Documentation will include customary provisions regarding increased costs, illegality, tax indemnities, waiver of trial by jury and other similar provisions.

Assignments and Participations
To be based on the Pre-Petition Facility Documentation and to allow for non-pro rata open market purchases by the Borrower in an aggregate amount not to exceed 10% of the initial principal of the New First Lien Term Loans (with the understanding that any acquired loans must be cancelled). To include Dutch auctions as set forth in the Pre-Petition Facility Documentation.  Assignments shall be subject to the reasonable consent of the Borrower, unless an event of default exists at the time of any such assignment.

Governing Law	State of New York.

Administrative Agent and Collateral Agent	To be agreed by the Borrower and the Requisite New First Lien Lenders (the “Administrative Agent”).

Counsel to the New First Lien Lenders	Weil, Gotshal & Manges LLP

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EXHIBIT F

Provision for Transfer Agreement

The undersigned (“Transferee”) hereby acknowledges that it has read and understands the Restructuring Support Agreement, dated as of June 5, 2020 (the “Agreement”),2 by and among Jason Industries, Inc. (“Jason”) and its Affiliates and subsidiaries bound thereto and the Consenting Creditors, including the transferor to the Transferee of any Company Claims/Interests (each such transferor, a “Transferor”), and agrees to be bound by the terms and conditions thereof to the extent the Transferor was thereby bound, and shall be deemed a “Consenting Creditor” under the terms of the Agreement.

The Transferee specifically agrees to be bound by the terms and conditions of the Agreement and makes all representations and warranties contained therein as of the date of the Transfer, including the agreement to be bound by the vote of the Transferor if such vote was cast before the effectiveness of the Transfer discussed herein.

Date Executed:

[CONSENTING CREDIT CREDITOR]

[INSERT ENTITY NAME]

Name:
Title:

Address:

E-mail address(es):

Aggregate Amounts Beneficially Owned or Managed on Account of:
First Lien Credit Agreement Loans

[2]	Capitalized terms not used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

EXHIBIT G

New Junior Lien Convertible Term Loan Term Sheet

New Junior Lien Convertible Credit Agreement
Summary of Terms

This term sheet (the “New Junior Lien Convertible Term Loan Term Sheet”) is Exhibit G to the Restructuring Support Agreement (the “RSA”). Capitalized terms used but not defined herein have the meanings given to them in the RSA.

This New Junior Lien Convertible Term Loan Term Sheet sets forth the principal terms of a takeback second lien term loan credit facility (the “New Junior Lien Convertible Term Loan Facility”; the credit agreement evidencing the New Junior Lien Convertible Term Loan Facility, the “New Junior Lien Convertible Credit Agreement”. The New Junior Lien Convertible Term Loan Facility will be subject to (a) the approval of the Bankruptcy Court and (b) emergence by the Loan Parties from the Chapter 11 Cases on the Plan Effective Date, in accordance with (i) the Plan, (ii) any order entered by the Bankruptcy Court authorizing the Loan Parties to enter into the New Junior Lien Convertible Term Loan Facility, which order may be part of the order confirming the Plan, each of which shall be in form and substance reasonably acceptable to the Requisite New Junior Lien Lenders (as defined below), and (iii) the New Junior Lien Term Loan Facility Documentation (as defined below) to be executed by the Loan Parties, the Administrative Agent (as defined below) and the New Junior Lien Lenders (as defined below).

Borrower	Reorganized Jason Incorporated, a Wisconsin corporation (the “Borrower”).

Guarantors
All of the obligations of the Borrower under the New Junior Lien Convertible Term Loan Facility shall be guaranteed by Jason Industries, Inc., Jason Partners Holdings, Inc., Jason Holdings Inc. I, Milsco, LLC, Osborn, LLC, Schaffner Manufacturing Co., Inc., Jason International Holdings, Inc.  and each other Borrower’s existing and future direct parent companies and wholly-owned domestic subsidiaries of the Borrower (collectively, the “Guarantors”; and Guarantors, together with the Borrower, the “Loan Parties”). All obligations of the Borrower under the New Junior Lien Convertible Term Loan Facility will be unconditionally guaranteed on a joint and several basis by the Guarantors.  All Borrower’s affiliates that guarantee the New First Lien Term Loan Facility (as defined in the New Secured TL Term Sheet) will have to be Guarantors under the New Junior Lien Convertible term Loan Facility. Guarantor requirements following the Closing Date to be substantially identical to the New First Lien Term Loan Facility Documentation (as defined in the New Secured TL Term Sheet).

New Junior Lien Convertible Term Loan Facility
New Junior Lien Convertible Term Loan Facility comprised of takeback term loans in an aggregate principal amount of $50 million (the “New Junior Lien Convertible Term Loans”, and the holders thereof referred to as the “New Junior Lien Lenders”).
New Junior Lien Convertible Term Loans that are prepaid may not be reborrowed.

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Conversion
The whole outstanding principal amount of the New Junior Lien Convertible Term Loans will be convertible (at a conversion price based on a discount of 10% of Plan Equity Value referred to below) into common equity of Reorganized Jason at any time after the first anniversary of the Closing Date:
A.  upon election by holders of 66.7% or more of the New Junior Lien Convertible Term Loans (the “Supermajority New Junior Lien Lenders”) following the first anniversary but prior to the fourth anniversary of the Closing Date; and
B.   upon election by the Requisite New Junior Lien Lenders on or following the fourth anniversary of the Closing Date.

Plan Equity Value	$[●][1].

Use of Proceeds	A portion of the First Lien Credit Agreement Loans in the principal amount of $50 million will be converted dollar-for-dollar into the New Junior Lien Convertible Term Loans on the Closing Date.

Closing Date
The date on which the New Junior Lien Convertible Term Loans are issued under the New Junior Lien Convertible Term Loan Facility and the Restructuring Transaction is consummated pursuant to the Plan (the “Closing Date”).

Maturity	The date that is five years and six months after the Closing Date (the “Maturity Date”).

Collateral and Guarantees
The New Junior Lien Convertible Term Loan Facility will be secured by (i) a perfected third priority lien on all non-working capital assets of the Loan Parties which lien will be (A) junior to the liens securing the Exit ABL Credit Facility (as defined below) and (B) junior to the liens securing the New First Lien Term Loan Facility and (ii) a perfected third priority lien on all working capital assets of the Loan Parties, which lien will be (A) junior to the liens securing the Exit ABL Credit Facility and (B) junior to the liens securing the New First Lien Term Loan Facility, in each case subject to other permitted liens in accordance with the New Junior Lien Term Loan Facility Documentation, which liens shall be subject to intercreditor arrangements in form and substance reasonably satisfactory to the Requisite New Junior Lien Lenders, subject to any agreed post-closing perfection requirements and subject to thresholds, exceptions and exclusions substantially similar to the New First Lien Term Loan Facility Documentation (the “Collateral”).

Junior Lien Term Loan Facility Documentation
The New Junior Lien Convertible Credit Agreement and other loan documents governing the New Junior Lien Convertible Term Loan Facility (such loan documents, the “New Junior Lien Term Loan Facility Documentation”) shall contain terms substantially similar to the New First Lien Term Loan Facility Documentation, with modifications customary for junior facilities of these type (including a percentage cushion to be determined on all baskets and incurrence ratios) and other adjustments reasonably satisfactory to the Requisite New Junior Lien Lenders (the “Documentation Principles”).

[1]	TBD with reference to the Disclosure Statement pursuant to 11 U.S.C. § 1125.

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Conditions to Closing
The applicable closing conditions set forth in the New First Lien Term Loan Facility Documentation and other closing conditions, including, without the limitation the following:
A.   The Restructuring Transaction shall have been consummated in all material respects in accordance with the Plan (all conditions set forth therein having been satisfied or waived in accordance with its terms), and substantial consummation of the Plan in all material respects in accordance with its terms shall have occurred contemporaneously with the closing of the New Junior Lien Convertible Term Loan Facility.
B.    Upon the consummation of the Restructuring Transaction, the New Junior Lien Lenders shall own at least 90% of common equity of Reorganized Jason (subject to dilution pursuant to any warrants issued pursuant to the Warrant Agreement and any management incentive plan).
C.   Upon consummation of the Plan, all First Lien Holder Deficiency Claims (as defined in the Plan) shall be waived and discharged.
D.  The Borrower shall have entered into a third-party asset-based exit financing that (i) provides availability as of the Closing Date of at least $20 million for revolving borrowings after permitting for any amounts on account of outstanding letters of credit; and (ii) has aggregate commitments in an amount not less than $30 million (the “Exit ABL Credit Facility”) on terms acceptable to the Requisite New Junior Lien Lenders.
E.   The Borrower shall have borrowed or shall have deemed to borrow the New First Lien Term Loans (as defined in the New Secured TL Term Sheet) in the aggregate principal amount not less than $75 million on terms acceptable to the Requisite New Junior Lien Lenders.
F.   The Borrower shall have used commercially reasonable efforts to obtain ratings for the New Junior Lien Convertible Term Loan Facility from at least two out of the three following rating agencies: Moody’s, Standard & Poor’s and Fitch; provided, however, that to the extent such ratings are not obtained prior to or on the Closing Date, the Borrower shall obtain such ratings within 30 days after the Closing Date (or such longer period of time as the Requisite New Junior Lien Lenders may reasonably agree).

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G.   Delivery of all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act, in each case at least three (3) business days prior to the Closing Date.
H.   Payment by the Borrower on the Closing Date of  (i) the administrative and collateral agency fee due on such date, (ii) the fees of counsel to the New Junior Lien Lenders in connection with the transactions hereunder and (iii) all reasonable out-of-pocket expenses payable on the Closing Date pursuant to the terms hereof.
I.   Other customary closing conditions for facilities of this type and reasonably requested by the Requisite New Junior Lien Lenders.

Interest Rate
Interest shall accrue on the New Junior Lien Convertible Term Loans at a rate of, at the Borrower’s election, (i) LIBOR plus 10.0% per annum (subject to a 1.00% LIBOR floor) paid in cash or (ii) LIBOR (subject to a 1.00% LIBOR floor) plus 1.0% per annum paid in cash and paid-in-kind interest of 9.0% per annum. Any paid-in-kind interest so elected to be paid will be added to the principal amount of the New Junior Lien Convertible Term Loans outstanding under the New Junior Lien Convertible Term Loan Facility on each applicable interest payment date.  The Borrower shall also have the right to elect that the New Junior Lien Convertible Term Loans bear interest at a rate determined by reference to an “alternate base rate”, and the interest rate margin with respect to New Junior Lien Convertible Term Loans bearing interest at the alternate base rate shall be 9.00% per annum. In addition, the New Junior Lien Convertible Term Loans shall include a so-called AHYDO catch-up payment designed to ensure that the New Junior Lien Convertible Term Loans are not considered an “applicable high-yield discount obligation” within the meaning of IRC Section 163(i).

Default Interest
During the continuation of an Event of Default, all outstanding principal amounts of the New Junior Lien Convertible Term Loans and any other overdue amounts will bear interest at an additional 2% per annum above the interest rate otherwise applicable.

Scheduled Amortization	None.

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Call Protection
(i) Not callable for two years (subject to a 5% premium plus the Make- Whole Amount), (ii) callable in year three at 105% of par value, (iii) callable in year four at 102% of par value, and (iv) callable in year five and beyond at par value, in each case in whole or in part. The Make- Whole Amount shall be defined in the New Junior Lien Term Loan Facility Documentation to mean, on any date of repayment or prepayment (including following acceleration) of all or any portion of the New Junior Lien Convertible Term Loans, an amount in cash equal to all interest that would have been paid on the New Junior Lien Convertible Term Loans that are repaid or prepaid, from the date of repayment or prepayment through and including the third anniversary of the Closing Date calculated on the basis of the interest rate with respect to the New Junior Lien Convertible Term Loans that is in effect on the date of such repayment or prepayment, discounted to the date of repayment or prepayment on a quarterly basis (assuming a 365-day year and actual days elapsed) at a rate equal to the sum of the treasury rate plus 0.50%.
Call protection to apply to any voluntary prepayment or any mandatory prepayment from unpermitted debt issuances.

Mandatory Prepayments
Same as set forth in the New First Lien Term Loan Facility Documentation (except for mandatory prepayment based on the excess cash flow) and subject to repayment in full of the New First Lien Term Loan Facility, the New Junior Lien Term Loan Facility Documentation shall include a customary provision which shall permit the New Junior Lien Lenders to decline proceeds of any mandatory prepayment event.

Voluntary Prepayments
To the extent permitted by the New First Lien Term Loan Facility, voluntary prepayments of the New Junior Lien Convertible Term Loans will be permitted at any time at par, without premium or penalty, subject to (i) the call protection described above and (ii) reimbursement of the New Junior Lien Lenders’ redeployment costs in the case of a prepayment of LIBOR borrowings other than on the last day of the relevant interest period.

Application of Payments
All voluntary prepayments of the New Junior Lien Convertible Term Loans will be made ratably to the New Junior Lien Lenders. All mandatory prepayments of the New Junior Lien Convertible Term Loan Facility will be made ratably to the New Junior Lien Lenders.

Representations and Warranties	The representations and warranties shall be the same as those representations and warranties contained in the New First Lien Term Loan Facility Documentation, subject to the Documentation Principles.

Affirmative Covenants	The affirmative covenants shall be the same as those affirmative covenants contained in the New First Lien Term Loan Facility Documentation, subject to the Documentation Principles.

Reporting Requirements	The reporting requirements shall be the same as those contained in the New First Lien Term Loan Facility Documentation, subject to the Documentation Principles.

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Negative Covenants
The negative covenants shall be the same as those negative covenants contained in the New First Lien Term Loan Facility Documentation, subject to the Documentation Principles, including, without limitation, the following:
A.   Prohibition on restricted payments, with exceptions for payments to any holding company for ordinary course costs and expenses to be agreed;
B.    Prohibition on unrestricted subsidiaries designation;
C.    Prohibition on incurrence of incremental debt, senior and pari passu debt (other than certain purchase money debt to be agreed) and limitation on the amount of debt allowed to be incurred under the ABL Exit Credit Facility.

Financial Covenants
Usual and customary for facilities of this type, but in any event to include a maximum capital expenditures covenant, maximum interest coverage ratio and leverage ratio covenants, with testing of interest coverage ratio and leverage ratio covenants commencing on December 31, 2021, and with cushions above the corresponding thresholds under the New First Lien Term Loan Facility Documentation to be agreed.

Events of Default
To be substantially similar to the New First Lien Term Loan Facility Documentation and subject to the Documentation Principles. The New Junior Lien Convertible Term Loan Facility will have a cross-acceleration (but not a cross-default other than a failure to pay at maturity) to the New First Lien Term Loan Facility.

Amendments	Substantially similar to the New First Lien Term Loan Facility Documentation.

Requisite New Junior Lien Lenders / Voting
50.1% of the New Junior Lien Convertible Term Loans held by the New Junior Lien Lenders (the “Requisite New Junior Lien Lenders”). Voting substantially similar to the New First Lien Term Loan Facility Documentation.

Expenses and Indemnification
The expense reimbursement and indemnification provisions shall be the same as those expense reimbursement and indemnification provisions contained in the New First Lien Term Loan Facility Documentation.

Other Provisions	Substantially similar to the New First Lien Term Loan Facility Documentation and subject to the Documentation Principles.

Assignments and Participations
The assignment and participation provisions shall be customary for facilities of this type or otherwise reasonably requested by the Requisite New Junior Lien Lenders; provided, however, that any New Junior Lien Lender shall be permitted to assign any New Junior Lien Convertible Term Loan held by it only to the extent that (i) at the time of such assignment such New Junior Lien Lender transfers to the applicable assignee a corresponding portion of common equity of Reorganized Jason owned by such New Junior Lien Lender and (ii) such assignment of New Junior Lien Convertible Term Loans and transfer of common equity is permitted by applicable securities laws; and provided, further, that the restriction on assignments set forth in clause (i) of the preceding proviso may be removed with a consent of the Supermajority New Junior Lien Lenders.  Assignments shall be subject to the reasonable consent of the Borrower, unless an event of default exists at the time of any such assignment.

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Governing Law	State of New York.

Administrative Agent and Collateral Agent	To be agreed by the Borrower and the Requisite New Junior Lien Lenders (the “Administrative Agent”).

Counsel to the New Junior Lien Lenders	Weil, Gotshal & Manges LLP

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EXHIBIT H

WARRANT TERM SHEET

This Term Sheet is a statement of the principal terms and conditions that will be included in the Warrant Agreement.  The Company shall only enter into the Warrant Agreement (and issue the Warrants contemplated hereby) if the requisite holders of Second Lien Credit Agreement Claims voted in favor of the Plan.

1. Issuer:	Reorganized Jason (the “Issuer”).

2. Warrant Holders:	Holders of the Second Lien Credit Agreement Claims (the “Holders”) .

3. Securities:
Issuer will issue to the Holders, in proportion to their ownership of the Second Lien Credit Agreement Claims immediately prior to the Plan Effective Date,  warrants (the “Warrants”) representing the right to acquire ten percent (10%) of the common stock of Issuer (“Common Stock”), subject to dilution by the issuance of stock in accordance with the management incentive plan of Issuer (the “MIP”) and conversion of the New Junior Convertible Term Loan (the “Warrant Common Stock”).

4. Issue Date:	The Warrants will be issued on the Plan Effective Date.

5. Expiration:	The Warrants will expire, if unexercised, on the date that is five (5) years following the Plan Effective Date (the “Expiration Date”).

6. Exercise Price:
The exercise price per share of Warrant Common Stock will be based on a pro forma equity value of the Issuer reflecting a recovery on allowed First Lien Credit Agreement Claims equal to (a) one hundred percent (100%) of the total outstanding allowed First Lien Credit Agreement Claims, together with all accrued interest thereon plus (b) an amount equal to five percent (5%) per annum on such claims for the term of the Warrants (the “Exercise Price”), and is subject to adjustment from time to time as provided below under “Adjustments.”

The Warrants will be exercisable by the Holders at any time, either in full or in part, from the date of issuance until the Expiration Date upon (a) payment by the Holder of the Exercise Price or (b) an election by the Holder to exercise the Warrants on a customary net-issue or “cashless” basis (in each case, the “Exercise Date”).

7. Adjustments:
The Exercise Price and the number of Warrant Common Stock issuable upon exercise of the Warrants will be subject to customary anti-dilution adjustments for stock dividends, stock splits or combinations, below market third-party warrants, rights or options or distributions of assets and securities; provided, however, that the Warrant Agreement will not provide for anti-dilution adjustments for dilution by the issuance of stock in accordance with the MIP or conversion of the New Junior Convertible Term Loan.

The Exercise Price will be subject to customary adjustments for cash dividends or distributions paid on the Common Stock or for the fair market value of any other distributions paid to holders of the Common Stock from the Plan Effective Date through the Exercise Date.

8. Reorganization And Other Events:
In the case of a reorganization, recapitalization, merger, combination, consolidation, statutory share exchange, sale of all or substantially all assets or other similar event in which the Common Stock is changed or exchanged into the right to receive securities or other property or assets, then at the effective time of such transaction, the right to exercise the Warrants will be changed into a right to purchase the type and amount of securities or other property or assets that a Holder would have been entitled to purchase had the Holder exercised its Warrants immediately prior to such transaction (calculated based on the then current Exercise Price). If the then current Exercise Price exceeds the value of the consideration offered for purchase on a per-share basis (i.e. the warrants are out of the money at the time the transaction is consummated), the Warrants will be cancelled upon the consummation of such transaction without any consideration provided therefor.

The Warrants will not have Black-Scholes protection.

9. Representations And Warranties:	Standard Holder representations and warranties for securities of this type.

10. Stockholders’ Agreement:	Upon exercise of the Warrants, as a condition to receipt of the Warrant Common Stock, Holders will be required to enter into the Stockholders’ Agreement.

11. Voting And Board Rights:
Until exercised, Holders will not have any voting rights or board representation or observer rights. Upon exercise of the Warrants, Holders will be entitled to the same rights as other holders of Common Stock in accordance with its organizational documents and the Stockholders’ Agreement.

12. Transferability:
Subject to compliance with applicable securities laws, the Warrants will be freely transferable by any holder thereof.

The Warrant Common Stock will be transferable in accordance with the Stockholders’ Agreement.

13. Governing Law:	Delaware.

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EXHIBIT I

In connection with the consummation of the transactions contemplated by this Agreement, the Consenting Creditors may be required to seek the consent of, seek the waiver or other action by, file with, or notify one or more governmental authorities under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended or such other applicable antitrust, competition or pre-merger notification law.

EXHIBIT C

LIQUIDATION ANALYSIS1

Introduction

Under the “best interests of creditors” test set forth in section 1129(a)(7) of the Bankruptcy Code, the Bankruptcy Court may not confirm a plan of reorganization unless the plan provides each holder of an allowed claim or interest that does not otherwise vote in favor of the plan with property of a value, as of the effective date of the plan, that is not less than the amount that such holder would receive or retain if the debtor were liquidated under chapter 7 of the Bankruptcy Code.

To demonstrate that the Plan satisfies the best interests of creditors test, the Debtors, with the assistance of their restructuring advisors, AlixPartners, LLP, have prepared the hypothetical liquidation analysis (the “Liquidation Analysis”), which is based upon certain assumptions discussed in the Disclosure Statement and accompanying notes to the Liquidation Analysis.

The Liquidation Analysis sets forth an estimated range of recovery values for each Class of Claims and Interests upon disposition of assets pursuant to a hypothetical chapter 7 liquidation. As illustrated by this Liquidation Analysis, Holders of Claims or Interests in Impaired Classes and Holders of Claims in certain Unimpaired Classes that would receive a full recovery under the Plan would receive a lower recovery in a hypothetical liquidation than they would under the Plan.  Further, no Holder of a Claim or Interest would receive or retain property under the Plan of a value that is less than such Holder would receive in a chapter 7 liquidation.  Accordingly, and as set forth in greater detail below, the Debtors believe that the Plan satisfies the “best interests of creditors” test set forth in section 1129(a)(7) of the Bankruptcy Code.

Statement of Limitations

The preparation of a liquidation analysis is an uncertain process involving the use of estimates and assumptions that, although considered reasonable by the Debtors based upon their business judgment and input from their advisors, are inherently subject to significant business, economic, and competitive risks, uncertainties and contingencies, most of which are difficult to predict and many of which are beyond the control of the Debtors, their management, and their advisors. Inevitably, some assumptions in the Liquidation Analysis would not materialize in an actual chapter 7 liquidation, and unanticipated events and circumstances could materially affect the ultimate results in an actual chapter 7 liquidation.  The Liquidation Analysis was prepared for the sole purpose of generating a reasonable good faith estimate of the proceeds that would be generated if the Debtors’ assets were liquidated in accordance with chapter 7 of the Bankruptcy Code.  The Liquidation Analysis is not intended and should not be used for any other purpose.  The underlying financial information in the Liquidation Analysis and values stated herein have not been subject to any review, compilation, or audit by any independent accounting firm.  In addition, various liquidation decisions upon which certain assumptions are based are subject to change.  As a result, the actual amount of claims that would ultimately be Allowed against the Debtors’ estates could vary significantly from the estimates stated herein, depending on the nature and amount of claims asserted during the pendency of the chapter 7 case.  Similarly, the value of the Debtors’ assets in a liquidation scenario is uncertain and could vary significantly from the values set forth in the Liquidation Analysis.

1 Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Joint Prepackaged Plan of Reorganization of Jason Industries, Inc. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code (as altered, amended, modified, or supplemented from time to time, the “Plan”).

The Liquidation Analysis should not be used for any other purpose.  The Liquidation Analysis does not include estimates for: (i) the tax consequences, either foreign or domestic, that may be triggered upon the liquidation and sale of assets, (ii) recoveries resulting from any potential preference, fraudulent transfer, or other litigation or avoidance actions, (iii) certain claims that may be entitled to priority under the Bankruptcy Code, including administrative priority claims under sections 503(b) and 507(b) of the Bankruptcy Code, or (iv) additional unsecured and contract breakage claims arising from a chapter 7 liquidation.  More specific assumptions are detailed in the notes below.  ACCORDINGLY, NEITHER THE DEBTORS NOR THEIR ADVISORS MAKE ANY REPRESENTATION OR WARRANTY THAT THE ACTUAL RESULTS OF A LIQUIDATION OF THE DEBTORS WOULD OR WOULD NOT, IN WHOLE OR IN PART, APPROXIMATE THE ESTIMATES AND ASSUMPTIONS REPRESENTED HEREIN. THE ACTUAL LIQUIDATION VALUE OF THE DEBTORS IS SPECULATIVE AND RESULTS COULD VARY MATERIALLY FROM ESTIMATES PROVIDED HEREIN.

In preparing the Liquidation Analysis, the Debtors estimated Allowed Claims based upon a review the Debtors’ financial statements to account for other known liabilities, as necessary.  In addition, the Liquidation Analysis includes estimates for Claims not currently asserted in the chapter 11 cases, but which could be asserted and allowed in a chapter 7 liquidation, including unpaid chapter 11 Administrative Claims, and chapter 7 administrative claims such as wind down costs and trustee fees (together, the “Wind-Down Expenses”).  To date, the Bankruptcy Court has not estimated or otherwise fixed the total amount of Allowed Claims used for purposes of preparing this Liquidation Analysis.  Therefore, the Debtors’ estimate of Allowed Claims set forth in the Liquidation Analysis should not be relied on for any other purpose, including determining the value of any distribution to be made on account of Allowed Claims and Interests under the Plan.  NOTHING CONTAINED IN THE LIQUIDATION ANALYSIS IS INTENDED TO BE OR CONSTITUTES A CONCESSION OR ADMISSION OF THE DEBTORS.  THE ACTUAL AMOUNT OF ALLOWED CLAIMS IN THE CHAPTER 11 CASES COULD MATERIALLY DIFFER FROM THE ESTIMATED AMOUNTS SET FORTH IN THE LIQUIDATION ANALYSIS.

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Basis of Presentation

The Liquidation Analysis has been prepared assuming that the Debtors converted their current chapter 11 cases to cases under chapter 7 of the Bankruptcy Code on or about June 30, 2020 (the “Liquidation Date”).  Except as otherwise noted herein, the Liquidation Analysis is based upon the unaudited financial statements of the Debtors as of April 30, 2020 and those values, in total, are assumed to be representative of the Debtors’ assets and liabilities as of the Liquidation Date.  The Debtors’ management team believes that the April 30, 2020 book value of assets and certain liabilities are a proxy for such book values as of the Liquidation Date.  It is assumed that on the Liquidation Date, the Bankruptcy Court would appoint a chapter 7 trustee (the “Trustee”) to oversee the liquidation of the Debtors’ estates, during which time all of the assets of the Debtors would be sold and the cash proceeds, net of liquidation-related costs, would then be distributed to creditors in accordance with applicable law: (i) first, for payment of liquidation, wind-down expenses and trustee fees attributable to the Wind-Down Expenses; (ii) second, to pay the secured portions of all Allowed Secured Claims from the respective collateral; and (iii) third, to pay amounts on the Allowed Other Priority Claims.  Any remaining net cash would be distributed to creditors holding Unsecured Claims, including deficiency Claims that arise to the extent of the unsecured portion of the Allowed Secured Claims.

The Liquidation Analysis has been prepared assuming that the Debtors’ current chapter 11 cases convert to chapter 7 on the Liquidation Date.  This Liquidation Analysis assumes operations of the Debtors and Non-Debtors (the “Liquidating Entities”) will cease and the related individual assets will be sold in a sale under a three-month liquidation process (the “Liquidation Timeline”) under the direction of the Trustee, utilizing the Debtors’ resources and third-party advisors, to allow for the orderly wind down of the Debtors’ estates.  There can be no assurance that the liquidation would be completed in a limited time frame, nor is there any assurance that the recoveries assigned to the assets would in fact be realized. Under section 704 of the Bankruptcy Code, a trustee must, among other duties, collect and convert the property of the estate as expeditiously (generally in a distressed process) as is compatible with the best interests of parties-in-interest.  The Liquidation Analysis is also based on the assumptions that: (i) the Debtors have continued access to cash collateral during the course of the Liquidation Timeline to fund Wind-Down Expenses and (ii) operations, accounting, treasury, IT, and other management services needed to wind down the estates continue.  The Liquidation Analysis was prepared on a by-entity basis for all Liquidating Entities and is displayed below on a consolidated basis for the Debtors for convenience.  Asset recoveries accrue first to satisfy creditor claims at the legal entity level.  To the extent any remaining value exists, it flows to each individual entity’s parent organization or appropriate shareholder.  In addition, the Liquidation Analysis includes an analysis of the recovery of pre-petition Intercompany Claims.

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DETAILED LIQUIDATION ANALYSIS

The liquidation analysis for the Liquidation Entities was analyzed on a by-entity basis.  The following Liquidation Analysis summary of the Debtors should be reviewed in conjunction with the associated notes.

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Notes to the Liquidation Analysis

[A] Cash and Cash Equivalents:  The cash balance represents the estimated balance as of the Liquidation Date.  A 100% recovery on cash and equivalents has been estimated for the low and high cases.

[B] Receivables, Net:  In order to estimate the recoverability of receivables, the terms associated with customers were examined.  Certain of the Debtors’ customer contracts contain provisions that would be expected to reduce recovery if the customer experiences interruptions in supply from the Debtor.  A blended recovery of 49% to 69% has been estimated for the Debtors’ receivables based on the moderate likelihood of recoverability.

[C] Inventory:  Inventory consists of raw materials, work-in-progress and finished goods, many of which are specifically purchased to create goods for certain customers.  As such, a moderate likelihood of recoverability exists for these assets and a blended recovery of 49% to 64% has been estimated for the Debtors’ inventory.

[D] Prepaid Expenses:  Prepaid expenses consist of prepaid items that will likely be largely unrecoverable in the event of a chapter 7 liquidation and have been evaluated on an individual basis.  On a blended basis, a 20% to 35% recovery has been estimated on the Debtors’ prepaid expenses.

[E] Property, Plant & Equipment, Net:  Property, Plant & Equipment consists of tangible assets such as real property, machinery and tools, which have been evaluated for recovery by asset type.  On a blended basis, a recovery of 41% to 60% of the April 30, 2020 net book value has been estimated.

[F] Goodwill, Net:  Goodwill is expected to yield no recovery in a liquidation.

[G] Intangible Assets, Net:  Intangible assets consist of patents, intellectual property, trademarks and customer relationships and overall, are unlikely to have significant recoveries.  On a blended basis, a 2% to 3% recovery has been estimated on the Debtors’ intangible assets.

[H] Other Long-Term Assets:  Other long-term assets are not expected to have significant economic value in a liquidation scenario.  A blended recovery of 2% to 4% has been estimated for these assets.

[I] Equity in Non-Debtor Subsidiaries:  Equity in Non-Debtor Subsidiaries represents residual equity value after debt and other claims have been paid at Non-Debtor entities.

[J] Intercompany Receivables:  Intercompany receivables represent claims on other entities.  Intercompany receivables are expected to yield a 12% to 21% recovery.

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[K] Wind-Down Expenses:  Wind-Down Expenses represent the expenses associated with administering the chapter 7 liquidation.  A 3% trustee fee and 3% estimated cost for related legal expenses has been applied to non-cash asset recovery values.  Additionally, an estimated $15 million of combined operating expenses and certain priority liabilities (e.g., accrued salary) have been included in the estimated Wind-Down Expenses.  A full recovery is estimated for Wind-Down Expenses.

[L] First Lien Credit Agreement Claims:  Represents the estimated Claims for the First Lien Credit Agreement Lenders.  Based on the available proceeds to pay First Lien Credit Agreement Claims, a blended recovery of 16% to 22% has been estimated for the First Lien Credit Agreement Claims.

[M] Second Lien Credit Agreement Claims:  Represents the estimated claims for the Second Lien Credit Agreement Lenders.  Recovery on the Second Lien Credit Agreement Claims is estimated to be $0.

[N] General Unsecured Claims:  General Unsecured Claims represent an estimate of pre-petition unsecured claims.  Recovery on the General Unsecured Claims is estimated to be $0.

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EXHIBIT D

Valuation Analysis

REORGANIZED DEBTORS VALUATION ANALYSIS1

THE VALUATION INFORMATION CONTAINED HEREIN IS NOT A PREDICTION OR GUARANTEE OF THE ACTUAL MARKET VALUE THAT MAY BE REALIZED THROUGH THE SALE OF ANY SECURITIES TO BE ISSUED PURSUANT TO THE PLAN. THIS VALUATION IS PRESENTED SOLELY FOR THE PURPOSE OF PROVIDING ADEQUATE INFORMATION AS REQUIRED BY SECTION 1125 OF THE BANKRUPTCY CODE TO ENABLE THE HOLDERS OF CLAIMS OR INTERESTS ENTITLED TO VOTE TO ACCEPT OR REJECT THE PLAN TO MAKE AN INFORMED JUDGMENT ABOUT THE PLAN AND SHOULD NOT BE USED OR RELIED UPON FOR ANY OTHER PURPOSE, INCLUDING THE PURCHASE OR SALE OF CLAIMS AGAINST OR INTERESTS IN THE DEBTORS.

At the Debtors’ request, Moelis & Company LLC (“Moelis”) performed a valuation analysis of the Reorganized Debtors.

Based upon and subject to the review and analysis described herein, and subject to the assumptions, limitations and qualifications described herein, Moelis’ view, as of June 8, 2020, was that the estimated going concern enterprise value of the Reorganized Debtors, as of an assumed Effective Date for purposes of Moelis’ valuation analysis of June 30, 2020 (the “Assumed Effective Date”), would be in a range between $175 million and $225 million. The midpoint of our enterprise valuation range is $200 million.

Moelis’ views are necessarily based on economic, monetary, market, and other conditions as in effect on, and the information made available to Moelis as of, the date of its analysis.  As you are aware, the credit, financial and stock markets have been experiencing unusual volatility, and we express no opinion or view as to any potential effects of such volatility on the Reorganized Debtors.  It should be understood that, although subsequent developments may affect Moelis’ views, Moelis does not have any obligation to update, revise, or reaffirm its analysis or its estimate.

Moelis’ analysis is based, at the Debtors’ direction, on a number of assumptions, including, among other assumptions, that (i) the Debtors will be reorganized in accordance with the Plan which will be effective on the Assumed Effective Date, (ii) the Reorganized Debtors will achieve the results set forth in the Debtors’ management’s financial projections attached as Exhibit E to this Disclosure Statement (the “Financial Projections”) for 2020 through 2024 (the “Projection Period”) provided to Moelis by the Debtors, (iii) the Reorganized Debtors’ capitalization and available cash will be as set forth in the Plan and this Disclosure Statement, and (iv) the Reorganized Debtors will be able to obtain all future financings, on the terms and at the times, necessary to achieve the results set forth in the Financial Projections. Moelis makes no representation as to the achievability or reasonableness of such assumptions. In addition, Moelis assumed that there will be no material change in economic, monetary, market, and other conditions as in effect on, and the information made available to Moelis, as of the Assumed Effective Date.

1          Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Joint Prepackaged Plan of Reorganization of Jason Industries, Inc. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code (as altered, amended, modified, or supplemented from time to time, the “Plan”).

Moelis assumed, at the Debtors’ direction, that the Financial Projections prepared by the Debtors’ management were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Debtors’ management as to the future financial and operating performance of the Reorganized Debtors. The future results of the Reorganized Debtors are dependent upon various factors, many of which are beyond the control or knowledge of the Debtors, and consequently are inherently difficult to project. The Reorganized Debtors’ actual future results may differ materially (positively or negatively) from the Financial Projections and, as a result, the actual enterprise value of the Reorganized Debtors may be materially higher or lower than the estimated range herein. Among other things, failure to consummate the Plan in a timely manner may have a materially negative impact on the enterprise value of the Reorganized Debtors.

The estimated enterprise value set forth above represents a hypothetical enterprise value of the Reorganized Debtors as the continuing operators of the business and assets of the Debtors, after giving effect to the Plan, based on consideration of certain valuation methodologies as described below. The estimated enterprise value in this section does not purport to constitute an appraisal or necessarily reflect the actual market value that might be realized through a sale or liquidation of the Reorganized Debtors, their securities or their assets, which may be materially higher or lower than the estimated enterprise value range herein. The actual value of an operating business such as the Reorganized Debtors’ business is subject to uncertainties and contingencies that are difficult to predict and will fluctuate with changes in various factors affecting the financial condition and prospects of such a business.

In conducting its analysis, Moelis, among other things: (i) reviewed certain publicly available business and financial information relating to the Reorganized Debtors that Moelis deemed relevant; (ii) reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities, and prospects of the Reorganized Debtors, including the Financial Projections, furnished to Moelis by the Debtors; (iii) conducted discussions with members of senior management and representatives of the Debtors concerning the matters described in clauses (i) and (ii) of this paragraph, as well as their views concerning the Debtors’ business prospects before giving effect to the Plan, and the Reorganized Debtors’ business and prospects after giving effect to the Plan; (iv) reviewed publicly available financial and stock market data for certain other companies in lines of business that Moelis deemed relevant; (v) reviewed publicly available financial data for certain transactions that Moelis deemed relevant; (vi) reviewed a prior draft of the Plan; and (vii) conducted such other financial studies and analyses and took into account such other information as Moelis deemed appropriate. In connection with its review, Moelis did not assume any responsibility for independent verification of (and did not independently verify) any of the information supplied to, discussed with, or reviewed by Moelis and, with the consent of the Debtors, relied on such information being complete and accurate in all material respects. In addition, at the direction of the Debtors, Moelis did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance- sheet, tax-related or otherwise) of the Reorganized Debtors, nor was Moelis furnished with any such evaluation or appraisal. Moelis also assumed, with the Debtors’ consent, that the final form of the Plan does not differ in any respect material to its analysis from the final draft that Moelis reviewed.

The estimated enterprise value in this section does not constitute a recommendation to any Holder of a Claim or Interest as to how such Holder of a Claim or Interest should vote or otherwise act with respect to the Plan. Moelis has not been asked to and does not express any view as to what the trading value of the Reorganized Debtors’ securities would be when issued pursuant to the Plan or the prices at which they may trade in the future. The estimated enterprise value set forth herein does not constitute an opinion as to fairness from a financial point of view to any Holder of a Claim or Interest of the consideration to be received by such Holder of a Claim or Interest under the Plan or of the terms and provisions of the Plan.

[Remainder of page intentionally left blank]

Valuation Methodologies

In preparing its valuation, Moelis performed a variety of financial analyses and considered a variety of factors. The following is a brief summary of the material financial analyses performed by Moelis, which consisted of (a) a discounted cash flow analysis, (b) a selected publicly traded companies analysis, and (c) a selected precedent transactions analysis. This summary does not purport to be a complete description of the analyses performed and factors considered by Moelis. The preparation of a valuation analysis is a complex analytical process involving various judgmental determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to particular facts and circumstances, and such analyses and judgments are not readily susceptible to summary description. As such, Moelis’ valuation analysis must be considered as a whole. Reliance on only one of the methodologies used, or portions of the analysis performed, could create a misleading or incomplete conclusion as to enterprise value.

A.
Discounted Cash Flow Analysis. The discounted cash flow (“DCF”) analysis is an enterprise valuation methodology that estimates the value of an asset or business by calculating the estimated present value of expected future cash flows to be generated by that asset or business plus an estimated present value of the estimated terminal value of that asset or business. Moelis calculated estimated debt-free, after-tax free cash flows for the Reorganized Debtors through December 31, 2024 utilizing the Financial Projections. These free cash flows were then discounted using a discount rate (the “Discount Rate”) based on a range of the estimated weighted average cost of capital for the Reorganized Debtors. In determining the estimated terminal value of the Reorganized Debtors, Moelis relied upon the perpetuity growth method which estimates a range of values of the Reorganized Debtors at the end of the Projection Period based on applying a perpetuity growth rate to final year cash flows.

To determine the Discount Rate, Moelis used the estimated cost of equity and the estimated after-tax cost of debt for the Reorganized Debtors, assuming a targeted, long-term, debt-to-total capitalization ratio (based on debt-to-capitalization ratios of the selected publicly traded companies and the proposed capital structure contemplated by the Plan initially and after giving effect to the projected financial performance of the Reorganized Debtors during the Projection Period). Moelis calculated the cost of equity for the Reorganized Debtors based on (i) the capital asset pricing model, which assumes that the expected equity return is a function of the risk-free rate, equity risk premium, and the correlation of the stock performance of the selected publicly traded companies to the return on the broader market, and (ii) an adjustment related to the estimated equity market capitalization of the Reorganized Debtors, which reflects the historical equity risk premium of small, medium, and large equity market capitalization companies.  Moelis relied on management guidance in determining a go-forward blended tax rate.  Moelis calculated the cost of debt utilizing its judgment and based on the size, industry, and end-markets for the Reorganized Debtors and on corporate credit spreads in the current market environment.  In estimating a range of perpetuity growth rates for its DCF analysis, Moelis utilized U.S. GDP and took into account in-line demand for certain of the products of the Reorganized Debtors as well as decreasing demand for certain other products of the Reorganized Debtors.

B.
Selected Publicly Traded Companies Analysis. The selected publicly traded companies analysis is based on the enterprise values of selected publicly traded finishing/diversified industrial and seating companies that have operating and financial characteristics comparable in certain respects to the Reorganized Debtors. For example, such characteristics may include similar size and scale of operations, end-market exposure, product mix, operating margins, growth rates, and geographical exposure. Under this methodology, certain financial multiples that measure financial performance and value are calculated for each selected company.  Moelis then determined a reference range utilizing such multiples, based on its experience and judgement, which it applied to certain of the Reorganized Debtors’ financial metrics to imply an estimated enterprise value for the Reorganized Debtors. Moelis used, among other measures, enterprise value (defined as market value of equity, plus book value of debt and book value of preferred stock and minority interests, less cash for each selected company as a multiple of such company’s EBITDA based on such company’s publicly available historical and consensus projected EBITDA for fiscal year 2019, LTM March 31, 2020 and fiscal year 2021.  Given that the Reorganized Debtor’s projected 2020 results will be substantially depressed as a direct result of COVID-19, Moelis did not believe that a 2020E trading multiple analysis reflects a meaningful valuation of the Reorganized Debtors and did not utilize 2020E trading multiples in its selected publicly traded companies analysis.

Although the selected companies were used for comparison purposes, no selected publicly traded company is either identical or directly comparable to the business of the Reorganized Debtors. Accordingly, Moelis’ comparison of selected publicly traded companies to the business of the Reorganized Debtors and analysis of the results of such comparisons was not purely mathematical, but instead involved considerations and judgments concerning differences in operating and financial characteristics and other factors that could affect the relative values of the selected publicly traded companies and the Reorganized Debtors. The selection of appropriate companies for this analysis is a matter of judgment and subject to limitations due to sample size and the public availability of meaningful market-based information.

C.
Selected Transactions Analysis. The selected transactions analysis is based on the implied enterprise values of companies and assets involved in publicly disclosed merger and acquisition transactions for which the targets had operating and financial characteristics comparable in certain respects to the Reorganized Debtors. Under this methodology, a multiple is derived using the enterprise value of each such target, calculated as the consideration paid and the net debt assumed in the merger or acquisition transaction relative to a financial metric, in this case EBITDA for the LTM period as of March 31, 2020 and as of June 30, 2020 for which financial results have been publicly announced.  Moelis then determined a reference range utilizing such multiples, based on its experience and judgement, which it applied to certain of the Reorganized Debtors’ financial metrics to imply an estimated enterprise value range for the Reorganized Debtors. Moelis analyzed various merger and acquisition transactions that have occurred in the industrial manufacturing sector with a focus on consumable industrial products and/or seating solutions since 2014.

Other factors not directly related to a company’s business operations can affect a valuation in a transaction, including, among others factors, the following: (a) circumstances surrounding a merger transaction may introduce diffusive quantitative results into the analysis (e.g., a buyer may pay an additional premium for reasons that are not solely related to competitive bidding); (b) the market environment is not identical for transactions occurring at different periods of time; (c) circumstances pertaining to the financial position of the company may have an impact on the resulting purchase price (e.g., a company in financial distress may receive a lower price due to perceived weakness in its bargaining leverage); and (d) the ongoing tax environment at the time of the transaction.

Although the selected precedent transactions were used for comparison purposes, no company included in the selected precedent transaction analysis is either identical or directly comparable to the business of the Reorganized Debtors. Accordingly, Moelis’ comparison of selected precedent transactions to the business of the Reorganized Debtors and analysis of the results of such comparisons was not purely mathematical, but instead involved considerations and judgments concerning differences in operating and financial characteristics and other factors that could affect the relative values implied by the selected precedent transactions analysis and the Reorganized Debtors. The selection of appropriate transactions for this analysis is a matter of judgment and subject to limitations due to sample size and the public availability of meaningful market-based information.

Reorganized Debtors - Valuation Considerations

The estimated enterprise value in this section is not necessarily indicative of actual value, which may be significantly higher or lower than the ranges set forth herein. Accordingly, none of the Debtors, Moelis or any other person assumes responsibility for the accuracy of such estimated enterprise value. Depending on the actual financial results of the Debtors or changes in the economy and the financial markets, the enterprise value of the Reorganized Debtors as of the Assumed Effective Date may differ from the estimated enterprise value set forth herein as of an Assumed Effective Date of June 30, 2020.  In addition, the market prices, to the extent there is a market, of Reorganized Debtors’ securities will depend upon, among other things, prevailing interest rates, conditions in the economy and the financial markets, the investment decisions of prepetition creditors receiving such securities under the Plan (some of whom may prefer to liquidate their investment rather than hold it on a long-term basis), and other factors that generally influence the prices of securities.

Calculation of Value of Unencumbered Assets

At the Debtors’ request, Moelis also performed a calculation of the value of the unencumbered assets of the Debtors which is comprised of 35% of the equity value of the foreign entities.

Moelis’ calculation is based, at the Debtors’ direction, on a number of assumptions, including, among other assumptions, that (i) the Debtors will be reorganized in accordance with the Plan which will be effective on the Assumed Effective Date.  The calculation does not take into account the following factors: (i) additional corporate / overhead costs for such foreign entities to operate on a stand-alone basis; (ii) ability to separate such entities as a going concern; (iii) tax leakage; (iv) increase in intercompany debt to fund the negative EBITDA at any of the international entities; (v) pension liability is only calculated annually and a change in interest rates could materially change this estimate; and (vi) excludes any potential liquidity/marketability discount. Moelis makes no representation as to the achievability or reasonableness of such assumptions. In addition, Moelis assumed that there will be no material change in economic, monetary, market, and other conditions as in effect on, and the information made available to Moelis.

In preparing its calculation, Moelis based its calculation on the Selected Publicly Traded Companies Analysis (described above).  Moelis used, among other measures, enterprise value (defined as market value of equity, plus book value of debt and book value of preferred stock and minority interests, less cash for each selected company as a multiple of such company’s EBITDA based on such company’s publicly available historical and consensus projected EBITDA for fiscal year 2019 and LTM March 31, 2020.  Given that the Reorganized Debtor did not provide projections for the business on a legal entity level, Moelis did not utilize 2020E or 2021E trading multiples for its calculation.  Similarly, Moelis did not perform a discounted cash flow analysis as the Reorganized Debtor did not provide projections for the business on a legal entity level.  Additionally, Moelis did not utilize a selected transaction analysis for the calculation because the unencumbered assets could not be sold separately from the encumbered assets. This summary does not purport to be a complete description of the analyses performed and factors considered by Moelis. The preparation of the calculation is a complex analytical process involving various judgmental determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to particular facts and circumstances, and such analyses and judgments are not readily susceptible to summary description. As such, Moelis’ calculation must be considered as a whole. Reliance on only one of the methodologies used, or portions of the analysis performed, could create a misleading or incomplete conclusion as to unencumbered value.

Based upon and subject to the review and analysis described herein, and subject to the assumptions, limitations and qualifications relating to the valuation of the Reorganized Debtors as described above, Moelis’ view, as of June 8, 2020, was that the estimated going concern value of the foreign entity unencumbered assets of the Reorganized Debtors would be in a range between $7.0 million and $13.5 million. The midpoint of our range is $10.3 million. Management is currently evaluating potential unencumbered real estate, which would be in the range of $0 to $2.9 million.2  In total, unencumbered assets would be in a range between $7.0 million and $16.4 million.  The midpoint of our range is $11.7 million.

2 The Debtors are still confirming whether any of the real estate assets included in this figure are properly perfected collateral of the first lien lenders but have included these figures at this time to provide a conservative estimate.

EXHIBIT E

FINANCIAL PROJECTIONS1

In connection with the Disclosure Statement, the Debtors’ management team (“Management”) prepared financial projections (the “Financial Projections”) for Jason Industries, Inc. and its debtor affiliates (collectively, the “Company” or the “Debtors”) for fiscal years 2020 through 2024 (the “Projection Period”).  The Financial Projections were prepared by Management with the assistance of the Debtors’ advisors and are based upon a number of assumptions made by Management with respect to the future performance of the Debtors’ operations.  Although Management has prepared the Financial Projections in good faith and believes the assumptions to be reasonable, there can be no assurance that such assumptions will be realized.  As described in detail in the Disclosure Statement, a variety of risk factors could affect the Debtors’ financial results and must be considered (collectively, the “Risk Factors”).  Accordingly, the Financial Projections should be reviewed in conjunction with a review of the risk factors set forth in the Disclosure Statement and the assumptions described herein, including all relevant qualifications and footnotes.

The Debtors believe that the Plan meets the feasibility requirements set forth in section 1129(a)(11) of the Bankruptcy Code, as confirmation is not likely to be followed by liquidation or the need for further financial reorganization of the Debtors or any successor under the Plan.  In connection with the planning and development of the Plan and for the purposes of determining whether the Plan would satisfy this feasibility standard, the Debtors analyzed their ability to satisfy their financial obligations while maintaining sufficient liquidity and capital resources.

These Financial Projections were not prepared with a view toward compliance with published guidelines of the United States Securities and Exchange Commission or guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.  An independent auditor has not examined, compiled or performed any procedures with respect to the prospective financial information contained in this Exhibit E and, accordingly, it does not express an opinion or any other form of assurance on such information or its achievability.  The Debtors’ independent auditor assumes no responsibility for, and denies any association with, the prospective financial information.

1 Capitalized terms used but not defined herein have the meanings given to such terms in the Joint Prepackaged Chapter 11 Plan of Reorganization of Jason Industries, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code (as may be amended, supplemented, or otherwise modified from time to time, the “Plan”) or the Disclosure Statement for the Joint Prepackaged Chapter 11 Plan of Reorganization of Jason Industries, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code (as may be amended, supplemented, or otherwise modified from time to time, the “Disclosure Statement”), as applicable.

Principal Assumptions for the Financial Projections

The Financial Projections are based upon, and assume the successful implementation of, the Debtors’ business plan (the Long Range Plan or “LRP”).  Both the LRP and the Financial Projections reflect numerous assumptions, including various assumptions regarding the anticipated future performance of the Debtors, industry performance, general business and economic conditions, and other matters, many of which are beyond the control of the Debtors or their advisors.  In addition, the assumptions do not take into account the uncertainty and disruption of business that may accompany a restructuring pursuant to the Bankruptcy Code.

Therefore, although the Financial Projections are necessarily presented with numerical specificity, the actual results achieved during the Projection Period will likely vary from the projected results. These variations may be material.  Accordingly, no definitive representation can be or is being made with respect to the accuracy of the Financial Projections or the ability of the Debtors to achieve the projected results of operations.  See Risk Factors.

The Debtors anticipate that the New Board will review post-emergence financial projections and the New Board and Reorganized Debtors reserve the right to make public any post-emergence projections.  To the extent that the New Board revisits the post-emergence financial projections, the Debtors anticipate that main drivers of the financial projections that may change are the following: (i) year over year sales growth rates; (ii) commercial investment spend; (iii) anticipated IT investment; (iv) anticipated investments in products and services, and (v) other areas for potential investment.  Any decisions on adopting or revising post- emergence projections are subject to the New Board’s consent.  See Risk Factors.

In deciding whether to vote to accept or reject the Plan, Holders of Claims entitled to vote to accept or reject the Plan must make their own determinations as to the reasonableness of such assumptions and the reliability of the Financial Projections.  See Risk Factors.

Moreover, the Financial Projections were prepared solely in connection with the restructuring pursuant to the Plan.

Under Accounting Standards Codification “ASC” 852, “Reorganizations”, the Debtors note that the Financial Projections reflect the operational emergence from chapter 11 but not the impact of fresh start accounting that will likely be required upon the occurrence of the Effective Date.  Fresh start accounting requires all assets, liabilities, and equity instruments to be valued at “fair value.” The Financial Projections account for the reorganization and related transactions pursuant to the Plan.  The Debtors have not yet completed the work required to quantify the effect of fresh start accounting, which effect could be material. The Financial Projections include adjustments for fresh start accounting for illustrative purposes only

Safe Harbor under The Private Securities Litigation Reform Act of 1995

The Financial Projections contain statements which constitute “forward-looking statements” within the meaning of the Securities Act and the Securities Exchange Act.  Forward-looking statements in the Financial Projections include the intent, belief, or current expectations of the Debtors and Management with respect to the timing of, completion of, and scope of the current restructuring, Plan, LRP, bank financing, and debt and equity market conditions and the Debtors’ future liquidity, as well as the assumptions upon which such statements are based.

While the Debtors believe that the expectations are based upon reasonable assumptions within the bounds of their knowledge of their business and operations, parties in interest are cautioned that any such forward-looking statements are not guarantees of future performance, and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

Select Risk Factors Related to the Financial Projections

The Financial Projections are subject to inherent risks and uncertainties, most of which are difficult to predict and many of which are beyond Management’s control. Many factors could cause actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements.  A description of the risk factors associated with the Plan, the Disclosure Statement, and the Financial Projections is included in Article VII of the Disclosure Statement.

Financial Projection General Assumptions

[A] Emergence Date:  The Projections assumes an illustrative emergence date from Chapter 11 of June 30, 2020.

[B] Methodology:  Management developed these Projections in accordance with the Debtors’ forecasting process, and the Projections for the fiscal years ending December 31, 2020 through December 31, 2024 were revised and finalized in June of 2020.  The Debtors undergo a rigorous, bottom-up approach by operating segment, with extensive review by the management team to ensure organizational alignment.  During the forecasting process, the management sales teams of each operating segment review the current business performance and establish assumptions related to utilization and pricing as well as direct and indirect costs associated with providing services to its customers.  Certain assumptions of the debt restructuring process such as the consideration related to equitizing the secured debt, cancelling of debt income, and the resulting tax effect used in the projections are for illustrative purposes only.

The Debtors provide critical components and manufacturing solutions to customers across a wide range of end markets, industries, and geographies through its global network of manufacturing facilities and warehouses. The Debtors enjoy significant market share positions in two primary business segments—industrial and engineered components.  The industrial segment focuses on the production of industrial brushes, polishing buffs and compounds, abrasives, and roller technology products that are used in a broad range of industrial and infrastructure applications.  The engineered components segment designs, engineers, and manufactures seating products used in heavy industry (construction, agriculture, and material handling), turf care, and power sports applications.

Basis of Presentation (Non-GAAP)

The Financial Projections were prepared on a fully consolidated basis, including the operating results, assets and liabilities of both Debtors and non-Debtors.

Non-GAAP P&L excludes certain expenses including income tax expense, interest expense, sponsor/management fees, stock-based compensation, expenses related to restructuring, severance, and other non-recurring or one-time events.

The pro forma balance sheet includes adjustments for fresh start accounting and other emergence sources and uses for illustrative purposes only; projections are non-GAAP and not created in accordance with American Institute of Certified Public Accountants Statement of Position 90-7.

The capital structure assumed in the Financial Projections is based on the terms set forth in the Plan.

Non-GAAP P&L

[A] Revenue:  Net sales reflect the sales of products net of allowances for variable consideration, including rebates, discounts and product returns.  Net sales are recognized upon shipment of product to customers or delivery of the services. 2020 revenues assume impact from economic conditions resulting from the COVID-19 pandemic, with sales recovery beginning in the second half of the year, and return to normal conditions after the first quarter of 2021.

[B] Cost of Goods Sold:  Includes all costs of manufacturing the products such as direct and indirect materials, direct and indirect labor costs, including fringe benefits, supplies, utilities, depreciation, facility rent, insurance, retirement benefits and other manufacturing related costs.

[C] Selling and General Administrative Expenses:  Primarily include cash and amortized costs associated with sales and marketing, finance, human resources, administration, information technology, legal, engineering and technical services functions. The Financial Projections assume the post-emergence cost structure will be consistent with that of a non-public company.

[D] Adjusted EBITDA:  Adjusted EBITDA is the Company’s net income (loss) from continuing operations before interest expense, provision (benefit) for income taxes, depreciation and amortization, excluding the impact of operational restructuring charges and non-cash or non-operational losses or gains, including goodwill and long-lived asset impairment charges, gains or losses on disposal of property, plant and equipment, divestitures and extinguishment of debt, integration and other operational restructuring charges, transactional legal fees, other professional fees, purchase accounting adjustments, lease expense associated with vacated facilities and non-cash share based compensation expense.

Non-GAAP Cash Flow Statement

[A] Cash Interest Expense:  Interest expenses for the post-emergence period is based upon pro forma (i) $75 million New First Lien Term Loan with interest rate of LIBOR plus, at the Company’s election, (a) 600 basis points payable in cash or (b) 200 basis points payable in cash and remainder in PIK or “paid in kind” interest; (ii) $50 million of New Junior Lien Convertible Loan with an interest rate of  LIBOR plus, at the Company’s election, (a) 1,000 basis points payable in cash or (b) 100 basis points payable in cash and remainder in PIK or “paid in kind” interest; and (iii) the Exit Revolving Facility with an interest rate of LIBOR plus a spread expected to be in line with recent comparable transactions.

[B] Cash Taxes:  Cash tax assumptions used in the projections are for illustrative purposes only.

[C] Changes in Working Capital:  The Financial Projections assume net working capital changes are driven by ordinary course changes in accounts receivable, accounts payable, inventory, other current assets, and other current liabilities after a normalization of vendor terms in 2020 post-transaction.

[D] Debt Restructuring Expenses:  Debt restructuring items include costs associated with the capital structure changes for emergence, including professional fees and costs associated with the Restructuring Support Agreement and forbearance agreements as amended.

[E] Capital Expenditures:  Capital spending primarily reflects new growth programs, cost savings projects, facility maintenance and upgrades, replacement of production equipment, corporate IT, and other investments.

[F] Net Changes in Debt:  Includes net draws on the New Revolving Exit Facility, scheduled amortization payments and mandatory prepayments on the New First Lien Term Loans depending upon the level of excess cash.

[G] Exit Facility Availability: The Financial Projections assume an Exit Revolving Facility of $30 million, including capacity for stand-by letters of credit to be in-place upon emergence.  The terms of the facility are assumed based upon recent comparable transactions.

Non-GAAP Balance Sheet

[A] Cash and Cash Equivalents:  The Company considers all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents.

[B] Accounts Receivable:  Represents amounts owed to the Company by customers.  The Company evaluates collectability of its receivables and establishes the allowance for doubtful accounts based on a combination of specific customer circumstances and historical write-off experience.

[C] Inventories:  Inventories are comprised of material, direct labor and manufacturing overhead, and are valued at the lower of cost or net realizable value and adjusted for the value of inventory that is estimated to be excess, obsolete or otherwise unmarketable.

In 2020, inventory controls were implemented to lower stocking levels and re-order points. Inventory as a percentage of sales was negatively impacted in Q2 2020 due to significant sales decline and long-lead time Asian supply chain materials.

[D] Other Current Assets:  Consists of prepaid expenses including supplies, software, insurance, and other, as well as miscellaneous deposits, rebates, and receivables.

[E] Property, Plant and Equipment:  Property, plant and equipment are stated at cost.  Depreciation generally occurs using the straight-line method over 2 to 40 years for buildings and improvements and 2 to 10 years for machinery and equipment.  Leasehold improvements are amortized over the lesser of the term of the respective leases and the useful life of the related improvement using the straight-line method.

[F] Other Intangible Assets:  Intangible assets include patents, customer relationships, and trademarks and other intangible assets and are amortized on a straight-line basis over their estimated useful lives of 7 years, 10 to 15 years, and 1 to 18 years, respectively.

[G] Goodwill:  Goodwill reflects the cost of an acquisition in excess of the aggregate fair value assigned to identifiable net assets acquired.

The Financial Projections include an illustrative fresh start accounting adjustment at emergence, giving rise to an impairment of goodwill.

[H] Other Assets:  Other Assets include amounts paid more than 12 months in advance of receiving products or services from vendors, JV investments.

[I] Accounts Payable:  Represents amounts owed to vendors and other third-parties that have either been invoiced or not yet been invoiced but corresponding goods were received.

[J] Accrued Expenses:  Represents compensation and benefits not yet paid to employees, accrued but unpaid interest, and income and other taxes payable.

[K] Other Current and Long-term Liabilities:  Consists primarily of pension obligations, post-retirement health care obligations, deferred taxes, lease obligations and the Company’s best estimate of its expected environmental remediation obligations and litigation claims.

[L] Long Term Debt:  Assumes pro forma $75 million of New First Lien Loan and $50 million of New Junior Convertible Loan at emergence as well as $14 million in debt of the Debtors’ foreign affiliates.

[M] Shareholders' Equity:  Assumes pro forma Equity of $75 million, which assumes an enterprise value of $200 million at emergence.  Historical equity account balance is cancelled at emergence.

1. Non-GAAP Income Statement	PROJECTIONS				
(in $000's)	2020	2021	2022	2023	2024
Sales	$ 274,331	$ 326,994	$ 348,822	$ 374,568	$ 386,378
YoY Growth (%)	*-18.8%*	*19.2%*	*6.7%*	*7.4%*	*3.2%*
Cost of Goods Sold	(220,878)	(249,360)	(260,545)	(277,022)	(284,716)
Gross Profit	**53,453**	**77,634**	**88,277**	**97,546**	**101,662**
Selling, General & Administrative	(72,054)	(73,815)	(75,407)	(76,973)	(78,363)
Operating Profit	**(18,601)**	**3,819**	**12,870**	**20,573**	**23,299**
Adjusted EBITDA	**4,073**	**28,198**	**37,672**	**45,576**	**48,421**
Adjusted EBITDA Margin (%)	1.5%	8.6%	10.8%	12.2%	12.5%

2. Non-GAAP Cash Flow Statement	PROJECTIONS				
(in $000's)	2020	2021	2022	2023	2024
Adjusted EBITDA	4,073	28,198	37,672	45,576	48,421
Cash Interest Expense	(9,622)	(6,872)	(12,306)	(11,855)	(10,944)
Cash Taxes	(372)	(750)	(2,590)	(4,001)	(4,469)
Changes in Net Working Capital	2,705	(8,953)	(3,711)	(4,377)	(2,008)
Operational Restructuring / Integration	(6,291)	-	-	-	-
Debt Restructuring Expenses	(32,921)	-	-	-	-
Cash Flow from Operations	**(42,428)**	**11,623**	**19,066**	**25,342**	**31,000**
Capital Expenditures	(11,335)	(14,199)	(9,624)	(10,276)	(10,603)
M&A Activities	(3,966)	-	-	-	-
Net Cash Changes in Debt	(4,797)	2,576	(9,441)	(15,066)	(20,397)
Net Cash Flow	**(62,526)**	-	-	-	-
Cash on Hand	**22,000**	**22,000**	**22,000**	**22,000**	**22,000**
Plus: Revolving Exit Facility Availability	22,857	17,843	23,883	25,500	25,500
Liquidity	**44,857**	**39,843**	**45,883**	**47,500**	**47,500**

3. Non-GAAP Balance Sheet (in $000's)	PRE-TRANSACTION Jun-2020	Transaction Adjustments Restructuring Transaction	 Fresh Start Accounting	PRO FORMA Jun-2020
ASSETS				
Cash & Cash Equivalents	$ 16,645	$ 5,000	$ -	$ 21,645
Accounts Receivable, Net	38,751	-	-	38,751
Inventory	51,496	-	-	51,496
Other Current Assets	6,895	-	-	6,895
Total Current Assets	**113,788**	**5,000**	-	**118,788**
Property, Plant and Equipment, Net	68,038	-	-	68,038
Other Intangible Assets, Net	82,623	-	-	82,623
Goodwill	46,191	-	(20,659)	25,532
Other Assets	10,407	-	-	10,407
Total Assets	**$ 321,047**	**$ 5,000**	**$ (20,659)**	**$ 305,388**
LIABILITIES & SHAREHOLDERS' EQUITY				
Accounts Payable	$ 22,783	$ -	$ -	$ 22,783
Accrued Expenses	7,868	-	-	7,868
Current Portion of Long-term Debt	1,757	-	-	1,757
Other Current Liabilities	15,200	-	-	15,200
Total Current Liabilities	**47,608**	-	-	**47,608**
Long-term Debt	14,621	130,900	-	145,521
Other Long-term Liabilities	37,259	-	-	37,259
Liabilities Subject to Compromise	376,204	(376,204)	-	-
Total Liabilities	**475,692**	**(245,304)**	-	**230,388**
Shareholders' Equity	**(154,645)**	**250,304**	**(20,659)**	**75,000**
Total Liabilities and Shareholders' Equity	**$ 321,047**	**$ 5,000**	**$ (20,659)**	**$ 305,388**

EXHIBIT F

Corporate Organizational Chart

Jason Corporate Structure

Debtor
Non-Debtor Affiliate
Non-Affiliate
Jason Industries, Inc. (Delaware)
Jason Partners Holdings Inc. (Delaware)
Jason Holdings, Inc. I (Delaware)
Jason Incorporated (Wisconsin)
Joint Venture Partner
Jason Asia Holdings Pte. Ltd. (Singapore)
Osborn Singapore Pte. Ltd. (Singapore)
99%
Milsco de Mexico S. de R. L. de C. V. (Mexico) (a)
Jason Milwaukee Ireland Ltd (Ireland)
Osborn – Unipol Ltd. (United Kingdom)
10.18%
Milsco, LLC (Delaware)
Stagecoach Acquisition, LLC (US)
Osborn, LLC (Delaware)
Schaffner Manufacturing Co., Inc. (Pennsylvania)
99.96%
JacksonLea de Mexico S.A. de R.L. de C.V. (Mexico) (a)
50%
50%
67%
33%
Lea (Hong Kong) International Ltd (Hong Kong)
Hsin Feng Chemical (Taiwan)
Shanghai JacksonLea Polishing Materials Co. Ltd. (China)
JacksonLea (Jiangmen) Polishing Materials Co. Ltd. (China)
Jason International Holdings, Inc. (Nevada)
89.82%
Osborn International LTDA (Brazil)
Jason Industries Ireland Ltd. (Ireland)
Osborn – Unipol S.L. (Spain)
89.9%
Jason European Entities
10.1%

Notes

Unless otherwise noted by percentages, all entities of Jason Industries, Inc. are wholly owned subsidiaries.

(a) Jason Int'l Holdings owns 1% of Milsco de Mexico and 0.04% of JacksonLea de Mexico S. de R.L. de C.V.